As filed with the U.S. Securities and Exchange Commission on March 4, 2025

Registration No. 333-284559

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 1 TO

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Vistek Limited

(Exact name of registrant as specified in its charter)

Not Applicable

(Translation of registrants name into English)

Cayman Islands	1623	Not Applicable
(State or Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

39 Woodlands Close #08-11

Mega@Woodlands

Singapore 737856

+65 6331 2289

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive office)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, New York 10168

800-221-0102

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

William Rosenstadt, Esq. Mengyi “Jason” Ye, Esq. Yuning “Grace” Bai, Esq. Ortoli Rosenstadt LLP 366 Madison Avenue, 3rd Floor New York, NY 10017 Tel: 212-588-0022	W. David Mannheim Nelson Mullins Riley & Scarborough LLP 301 Hillsborough Street Suite 1400 Raleigh, NC 27603 Tel: 919-329-3804

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The term new or revised financial accounting standard refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Registration Statement contains two prospectuses, as set forth below.

●	Public Offering Prospectus. A prospectus (the “Public Offering Prospectus”) to be used for the initial public offering of 2,250,000 ordinary shares par value $0.0000004 per share of the registrant (the “Ordinary Shares”) through the underwriters named in the Underwriting section of the Public Offering Prospectus at the initial public offering price outlined therein, of which 1,575,000 Ordinary Shares are offered by the registrant and an aggregate of 675,000 Ordinary Shares are offered by Vistek Alliance (the “Selling Shareholder”), who will be selling their shares at the initial public offering price.
●	Resale Prospectus. A prospectus to be used for the potential resale by certain shareholders of the Company (the “Resale Prospectus”) of in aggregate 3,807,000 Ordinary Shares (the “Resale Shares”) that such resale shareholders of the Company may resell from time to time at the market price prevailing on the Nasdaq Capital Market (the “Nasdaq”) at the time of offer and sale, or at prices related to such prevailing market prices or in negotiated transactions or a combination of such methods of sale directly or through brokers. The Shareholders who will be selling their shares as part of the Resale Prospectus (the “Resale Shareholders”), are named in the resale prospectus, and will be selling their shares after the initial public offering. The Resale Shares contained in the Resale Prospectus will not be underwritten and sold through the underwriters.

The Resale Prospectus is substantively identical to the Public Offering Prospectus, except for the following principal points:

●	they contain different outside and inside front covers and back cover pages;
●	they contain different Offering sections in the Prospectus Summary sections on page 9 of the Public Offering Prospectus is removed and replaced with the Offering section on page A-2 of the Resale Prospectus;
●	they contain different Use of Proceeds sections on page 42 of the Public Offering Prospectus which are removed and replaced with the Use of Proceeds section on page A-2 of the Resale Prospectus;
●	the Capitalization and Dilution sections on page 43 and page 44 of the Public Offering Prospectus are deleted from the Resale Prospectus respectively;
●	a Resale Shareholders section is included in the Resale Prospectus beginning on page A-2 and page A-3 of the Resale Prospectus;
●	references in the Public Offering Prospectus to the Resale Prospectus will be deleted from the Resale Prospectus;
●	the Underwriting section on page 144 of the Public Offering Prospectus is removed and replaced with a Plan of Distribution section on page A-3, page A-4 and page A-5 of the Resale Prospectus; and
●	the Legal Matters section on page 149 of the Public Offering Prospectus is removed and replaced with the Legal Matters on page A-5 of the Resale Prospectus.

The registrant has included in this Registration Statement, after the financial statements, a set of alternate pages (the “Alternate Pages”) to reflect the foregoing differences of the Resale Prospectus as compared to the Public Offering Prospectus.

The Public Offering Prospectus will exclude the Alternate Pages and will be used for the public offering by the registrant. The Resale Prospectus will be substantively identical to the Public Offering Prospectus except for the addition or substitution of the Alternate Pages and will be used for the resale offering by Resale Shareholders.

The information in this prospectus is not complete and may be changed or supplemented. We may not sell these securities until the registration statement filed with the United States Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED March 4, 2025

Vistek Limited

1,575,000 Ordinary Shares being offered by the Company

675,000 Ordinary Shares being offered by the Selling Shareholder

This is an initial public offering of Ordinary Shares of Vistek Limited, a Cayman Islands Corporation (the “Company,” “we,” “us,” “our,” or “Vistek”). We are offering 1,575,000 Ordinary Shares, and Vistek Alliance (the “Selling Shareholder”) is offering an additional 675,000 Ordinary Shares, each on a firm commitment basis. We will not receive any proceeds from the sale of Ordinary Shares by the Selling Shareholder which are being sold at the initial offering price. We anticipate that the initial public offering price of the Ordinary Shares will be in the range between $4.00 and $6.00 per Ordinary Share.

Diamond Stream, Vibrant Epoch, Mega Optimal and the Estate of Mr. Tong (collectively the “Resale Shareholders”) collectively own 3,807,000 Ordinary Shares that are being registered for sale pursuant to the Resale Prospectus at market prices. The Resale by the Resale Shareholders is contingent on the listing of our Ordinary Shares on the Nasdaq and that the resale offering will not begin until such listing occurs. Thereafter, any sales will occur at prevailing market prices or in privately negotiated prices. Diamond Stream and Mega Optimal are not subject to a lock-up. Each of Vibrant Epoch and the Estate of Mr. Tong are separately subject to a 30 days lock-up agreement. Details of lock-up agreements are set out in the “Underwriting” section of this prospectus.

No resale of the Resale Shares by the Resale Shareholders will occur until we complete the initial public offering of our Ordinary Shares and our Ordinary Shares begin trading on the Nasdaq. The Resale Shareholders are named in the resale prospectus, and will be selling their shares after the completion of the initial public offering. The offering of Ordinary Shares pursuant to this prospectus is contingent upon listing on the Nasdaq.

Prior to this offering, there has been no public market for our Ordinary Shares. We intend to apply to list our Ordinary Shares on the Nasdaq under the symbol “VTEK”. This offering is contingent upon the listing of our Ordinary Shares on the Nasdaq. There can be no assurance that we will be successful in listing our Ordinary Shares on the Nasdaq.

Neither the United States Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Investing in our Ordinary Shares involves a high degree of risk, including the risk of losing your entire investment. See “Risk Factors” beginning on page 16 of this prospectus for more information.

We are an “Emerging Growth Company” and a “Foreign Private Issuer” under applicable U.S. federal securities laws and, as such, are eligible for reduced public company reporting requirements. Please see “Implications of Being an Emerging Growth Company” and “Implications of Being a Foreign Private Issuer” beginning on page 13 and page 14 of this prospectus, respectfully, for more information.

We are a holding company that is incorporated in the Cayman Islands as an exempted company. As a holding company with no operations, we conduct all of our operations through our wholly-owned subsidiary, Vistek Pte. Ltd., in Singapore. The Ordinary Shares offered in this offering are shares of the holding company that is incorporated in the Cayman Islands and not a direct investment in our Singapore operating company. Investors of our Ordinary Shares should be aware that they do not directly hold equity interests in Vistek Pte. Ltd., but rather are purchasing equity solely in Vistek Limited, the Cayman Islands holding company, which indirectly owns 100% equity interests in our Singaporean subsidiary, Vistek Pte. Ltd.

We are, and following the completion of this offering, will continue to be a “controlled company” under the Nasdaq Marketplace Rule 5615(c). This “controlled company” status is due to the fact that immediately after the completion of this offering, Mr. Ho Teck Hong has sole voting and dispositive power over the shares held by Growth Synergy and will, through Growth Synergy’s 85.0% shareholding of Vistek Alliance, control 15,768,000 Ordinary Shares representing approximately 72.3% which will constitute a majority of the voting power of our shareholders. We do not intend to avail ourselves of the corporate governance exemptions afforded to a “controlled company” under the Nasdaq Marketplace Rules. However, our decision not to rely on the “controlled company” exemption could change. See “Risk Factors”.

	Per Share	Total(4)
Initial public offering price(1)	$5.000	$11,250,000
Underwriting discounts and commissions(2)	$0.375	$843,750
Proceeds to the Company before expenses(3)	$4.625	$7,284,375
Proceeds to the Selling Shareholder before expenses(3)	$4.625	$3,121,875

(1)	Initial public offering price per share is assumed to be $5.00 (being the mid-point of the offer price range as set out in the cover page of this prospectus).
(2)	We have agreed to pay the underwriters a discount equal (i) 7.5% per share, which is the underwriting discount we have agreed to pay on such shares sold to investors in this offering introduced by the underwriters; and (ii) 4.5% per share, which is the underwriting discount we have agreed to pay on such shares sold to investors in this offering which have been introduced to the underwriters by us. This table does not include a non-accountable expense allowance equal to 1.0% of the gross proceeds of this offering payable to the underwriters, or the reimbursement of certain expenses of the underwriters. For a description of the other compensation to be received by the underwriters, see “Underwriting” beginning on page 144.
(3)	Excludes fees and expenses payable to the underwriters. The total amount of underwriter expenses related to this offering is set forth in the section entitled “Expenses Relating to This Offering” on page 149.

The underwriters are selling the Ordinary Shares in this offering on a firm-commitment basis. This prospectus also relates to the sale of an aggregate of 675,000 Ordinary Shares by the Selling Shareholder named in this prospectus.

If we complete this offering, net proceeds will be delivered to us and the Selling Shareholder on the closing date.

The underwriters expect to deliver the Ordinary Shares to the purchasers against payment on or about [●], 2025.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Bancroft Capital, LLC

The date of this prospectus is [●], 2025.

You should not assume that the information contained in the registration statement to which this prospectus is a part is accurate as of any date other than the date hereof, regardless of the time of delivery of this prospectus or of any sale of the Ordinary Shares being registered in the registration statement of which this prospectus forms a part.

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

This prospectus contains certain estimates and information concerning our industry, including market position, market size, and growth rates of the markets in which we participate. This information involves a number of assumptions and limitations, and you are cautioned not to give undue weight to these estimates. We believe the estimates of market opportunity data and forecasts of market growth included in this prospectus are reliable, but they may prove to be inaccurate, and even if the markets in which we compete achieve the forecasted growth, our business could fail to grow at similar rates, if at all. The data and information contained therein and such data and information may have been collected using third-party methodologies, which, include projections based on a number of assumptions, from these third-party publications and reports used to outline industry information which we believe is reliable. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the “Risk Factors” section. These and other factors could cause results to differ materially from those expressed in these publications and reports.

You should rely only on the information contained in this prospectus or in any related free-writing prospectus. We, the Selling Shareholder, and the underwriter have not authorized anyone to provide you with information different from that contained in this prospectus or in any related free-writing prospectus. We are offering to sell, and seeking offers to buy, the Ordinary Shares offered hereby, but only under circumstances and in jurisdictions where offers and sales are permitted and lawful to do so. The information contained in this prospectus is current only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the Ordinary Shares.

Neither we nor the underwriters have taken any action that would permit a public offering of the Ordinary Shares outside the United States or permit the possession or distribution of this prospectus or any related free-writing prospectus outside the United States. Persons outside the United States who come into possession of this prospectus or any related free-writing prospectus must inform themselves about and observe any restrictions relating to the offering of the Ordinary Shares and the distribution of the prospectus outside the United States.

Until [●], 2025 (the 25th day after the date of this prospectus), all dealers that buy, sell or trade Ordinary Shares, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

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ABOUT THIS PROSPECTUS

Neither we, the Selling Shareholder nor the underwriter have authorized anyone to provide you with any information or to make any representations other than as contained in this prospectus or in any related free writing prospectus. Neither we, the Selling Shareholder nor the underwriter take responsibility for, and provide no assurance about the reliability of, any information that others may give you. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities. Our business, financial condition, results of operations and prospects may have changed since that date.

For investors outside the United States: Neither we, the Selling Shareholder nor the underwriter have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction, other than the United States, where action for that purpose is required. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the Ordinary Shares and the distribution of this prospectus outside the United States.

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PRESENTATION OF FINANCIAL INFORMATION

Basis of Presentation

Unless otherwise indicated, all financial information contained in this prospectus is prepared and presented in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP” or “GAAP”).

Certain amounts, percentages and other figures included in this prospectus have been subject to rounding adjustments. Accordingly, amounts, percentages and other figures shown as totals in certain tables or charts may not be the arithmetic aggregation of those that precede them and amounts and figures expressed as percentages in the text may not total 100% or, when aggregated may not be the arithmetic aggregation of the percentages that precede them.

Our financial year ends on February 28 or February 29 of each year. References in this prospectus to a financial year, such as “financial year 2023 or financial year 2024”, relate to our financial year ended February 28 or February 29 of that calendar year.

Financial Information in United States Dollars

Our reporting currency is the United States Dollar. This prospectus also contains translations of certain foreign currency amounts into United States Dollars for the convenience of the reader. Unless otherwise stated, all translations of Singapore Dollars into United States Dollars were made at S$1.3457 to $1.00 for amounts relevant to the financial year ended February 29, 2024, and S$1.3485 to $1.00 for amounts relevant to the financial year ended February 28, 2023, and in accordance with our internal exchange rate. We make no representation that the Singapore Dollar or United States Dollar amounts referred to in this prospectus could have been or could be converted into United States Dollars or Singapore Dollars, as the case may be, at any particular rate or at all.

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MARKET AND INDUSTRY DATA

Certain market data, statistical data and other industry data and forecasts used throughout this prospectus were obtained from internal company surveys, market research, consultant surveys, reports of governmental and international agencies and industry publications and surveys including the report of Frost & Sullivan, an independent third party global research organization, commissioned by the Company. We believe that the data and information, including projections based on a number of assumptions, from these third-party publications and reports used in this prospectus is reliable. This information involves a number of assumptions and limitations, and if any one or more of the assumptions or limitations underlying such data and forecasts are later found to be incorrect, actual results may differ from the projections based on these assumptions. You are cautioned not to give undue weight to such data and forecasts. Our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that relate to our current expectations and views of future events. These forward-looking statements are contained principally in the sections entitled “Prospectus Summary,” “Risk Factors,” “Use of Proceeds,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Industry Overview,” and “Business.” These statements relate to events that involve known and unknown risks, uncertainties and other factors, including those listed under “Risk Factors,” which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

In some cases, these forward-looking statements can be identified by words or phrases such as “believe”, “plan”, “expect”, “intend”, “should”, “seek”, “estimate”, “will”, “aim” and “anticipate”, or other similar expressions, but these are not the exclusive means of identifying such statements. All statements other than statements of historical facts included in this document, including those regarding future financial position and results, business strategy, plans and objectives of management for future operations (including development plans and dividends) and statements on future industry growth are forward-looking statements. In addition, we and our representatives may from time to time make other oral or written statements which are forward-looking statements, including in our periodic reports that we will file with the SEC, other information sent to our shareholders and other written materials.

These forward-looking statements are subject to risks, uncertainties and assumptions, some of which are beyond our control. In addition, these forward-looking statements reflect our current views with respect to future events and are not a guarantee of future performance. Actual outcomes may differ materially from the information contained in the forward-looking statements as a result of a number of factors, including, without limitation, the risk factors set forth in “Risk Factors” and the following:

●	changes in the laws, regulations, policies and guidelines in Singapore;
●	the regulatory environment in Singapore;
●	competition in the utility and infrastructure installation industry in Singapore;
●	developments related to the recovery from the COVID-19 pandemic, and the ability of economies and our customers to recover from the economic effects of the pandemic;
●	breaches of laws or regulations in the operation and management of our current and future businesses and assets;
●	the overall economic environment and general market and economic conditions in Singapore;
●	our ability to execute our strategies;
●	changes in the need for capital and the availability of financing and capital to fund these needs;
●	our ability to anticipate and respond to changes in the markets in which we operate, and in customer demands, trends and preferences;
●	war, acts of international or domestic terrorism, civil disturbances, occurrences of catastrophic events, man-made disasters and acts of God such as floods, earthquakes, typhoons and other adverse weather and natural conditions that affect our business or assets;
●	the loss of key personnel and the inability to replace such personnel on a timely basis or on terms acceptable to us;
●	changes in interest rates or rates of inflation; and
●	legal, regulatory and other proceedings arising out of our operations.

The forward-looking statements made in this prospectus relate only to events or information as of the date on which the statements are made in this prospectus. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should not place undue reliance on these forward-looking statements.

You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results or performance may be materially different from what we expect.

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CONVENTIONS THAT APPLY TO THIS PROSPECTUS

Unless otherwise indicated or the context otherwise requires, all references in this prospectus to the terms the “Company”, “we”, “us”, “our” and “our Group” or their grammatical variations is a reference to Vistek Limited, the Cayman Islands entity that will issue the Ordinary Shares being offered, and, unless the context requires otherwise, its subsidiaries.

Throughout this prospectus, we use a number of key terms and provide a number of key performance indicators used by management. Unless the context otherwise requires, the following definitions apply throughout where the context so admits:

“ACRA”	:	the Accounting and Corporate Regulatory Authority of Singapore.
“Amended and Restated Memorandum and Articles of Association”	:

the amended and restated memorandum and articles of association of our Company adopted on November 8, 2023, and as supplemented, amended or otherwise modified from time to time. A copy of the Amended and Restated Memorandum and Articles of Association are filed as Exhibit [●] to our Registration Statement of which this prospectus forms a part.

“BCA”		the Singapore Building and Construction Authority.
“Board”	:	the board of directors of our Company.
“Business Day”	:	a day (other than a Saturday, Sunday or public holiday in the U.S.) on which licensed banks in the U.S. are generally open for normal business to the public.
“BVI”	:	British Virgin Islands.
“Companies Act”	:	the Companies Act (as revised) of the Cayman Islands.
“Company” or “Vistek”	:	Vistek Limited, an exempt company incorporated in the Cayman Islands on November 8, 2023, with limited liability under the Companies Act.
“COVID-19”	:	the coronavirus disease.
“Diamond Stream”	:

Diamond Stream Group Limited, a company incorporated in the BVI which holds 4.5% of our Company before this offering. Ms. Ker Sin Tan, an Independent Third Party, has sole voting and dispositive power over the shares held by Diamond Stream Group Limited.

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“Directors”	:	the directors of our Company as at the date of this prospectus, unless otherwise stated.

“Estate of Mr. Tong”	:	all the movable and immovable property of Mr. Tong passing on the death of Mr. Tong on December 15, 2024 to his estate, which is currently in probate.

“Exchange Act”	:	the United States Securities Exchange Act of 1934, as amended.
“Executive Directors”	:	the executive Directors of our Company as at the date of this prospectus, unless otherwise stated.
“Executive Officers”	:	the executive officers of our Company as at the date of this prospectus, unless otherwise stated.
“Frost & Sullivan”	:	Frost & Sullivan Limited, a business consulting firm involved in market research, analysis and growth strategy consulting and an Independent Third Party.
“FWL”	:	foreign worker levy, which is a pricing mechanism to regulate the number of foreign workers in Singapore.
“Group,” or “our Group	:	our Company and its subsidiaries or any of them.
“Growth Synergy”	:	Growth Synergy Limited, a company incorporated in the BVI and wholly-owned by Mr. Ho.
“GST”	:	the Goods and Services Tax chargeable pursuant to the Goods and Services Tax Act 1993 of Singapore.
“Independent Directors Nominees”	:	the independent non-Executive Director nominees of our Company.
“Independent Third Party”	:

a person, a person’s estate or company who or which is independent of and is not a 5.0% owner of, does not control and is not controlled by or under common control with any 5.0% owner and is not the spouse or descendant (by birth or adoption) of any 5.0% owner of our Company.

“ISO 9001”	:	the internationally recognized standard for quality management systems.
“ISO 45001”	:	the internationally recognized standard for occupational health and safety management systems.
“LTA”	:	the Land Transport Authority, a statutory board under the Ministry of Transport of the government of Singapore.

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“Mega Optimal”	:

Mega Optimal Limited, a company incorporated in the BVI which holds 4.9% of our Company before this offering. Mr. Ho Tong Ho, an Independent Third Party, has sole voting and dispositive power over the shares held by Mega Optimal Limited.

“MOM”	:	the Ministry of Manpower in Singapore.
“Mr. Ho”	:	Mr. Teck Hong Ho, our Executive Director, Chairman and Chief Executive Officer and an indirect controlling shareholder of our Company.
“Mr. Teo”	:	Mr. Jer Neng Teo, Vivian, our Executive Director, Chief Operating Officer and an indirect shareholder of our Company.
“Mr. Tong”	:

Mr. Thiam Siew Tong, deceased, an Independent Third Party and a shareholder holding 4.9% of our Company before this offering. As a result of his death on December 15, 2024, the securities beneficially owned by Mr. Thiam Siew Tong were acquired by the Estate of Mr. Tong by the operation of law upon Mr. Thiam Siew Tong’s death.

“Resale Shareholders”	:	collectively Diamond Stream, Vibrant Epoch, Mega Optimal and the Estate of Mr. Tong, each being referred to as a “Resale Shareholder”.
“S$” or “SGD” or “SG$” or “Singapore Dollars”	:	Singapore dollar(s), the lawful currency of Singapore.
“SEC” or “Securities and Exchange Commission”	:	the United States Securities and Exchange Commission.
“Securities Act”	:	the U.S. Securities Act of 1933, as amended.
“Selling Shareholder”	:	Vistek Alliance as to 675,000 Ordinary Shares.
“Shares” or “Ordinary Shares”	:	Ordinary Shares of par value of US$0.0000004 each in the share capital of our Company.
“Singapore Companies Act”	:	the Companies Act 1967 of Singapore, as amended, supplemented or modified from time to time.
“US$”, “$” or “USD” or “United States Dollars”	:	United States dollar(s), the lawful currency of the United States of America.
“Vibrant Epoch”	:

Vibrant Epoch Limited, a company incorporated in the BVI which holds 4.5% of our Company before this offering. Mr. Wee Siong Chng, an Independent Third Party, has sole voting and dispositive power over the shares held by Vibrant Epoch Limited.

“Vistek Alliance”	:

Vistek Alliance Limited, a company incorporated in the BVI. Growth Synergy and Mr. Teo have joint voting and dispositive power over Vistek Alliance Limited in proportions of 85.0% and 15.0% respectively.

“Vistek Group”	:	Vistek Group Limited, a company incorporated in the BVI and wholly-owned by our Company.
“Vistek SG”	:	Vistek Pte. Ltd. (formerly known as Leng Services Pte. Ltd.), a company incorporated in Singapore and a wholly-owned subsidiary of our Company.
“WSH”	:	the Workplace Safety and Health Council of Singapore, a statutory body under the MOM.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary may not contain all of the information that may be important to you, and we urge you to read this entire prospectus carefully, including the “Risk Factors,” “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections and our consolidated financial statements and notes to those statements, included elsewhere in this prospectus, before deciding to invest in our Ordinary Shares. This prospectus includes forward-looking statements that involve risks and uncertainties. See “Special Note Regarding Forward-Looking Statements.”

Our Mission

Our mission is to offer comprehensive cabling solutions to telecommunication and power network operators in Singapore in a timely, reliable and cost-effective manner. We strive to transform every business opportunity into a success by building effective services and processes across the project chain, aiming to be a one-stop solution for the execution of work orders under the contract awarded.

Overview

Founded in 2003, we have grown and expanded our business from cabling services to also serve power network operators. We, through our subsidiary Vistek SG, are a cabling service provider that specializes in telecommunications and power infrastructure works in Singapore. Our Executive Directors and Executive Officers collectively have over twenty years of industry experience and based on this collective experience, we believe our brand’s reputation is positively attributable to our humble beginnings when we started contracting to complete cable laying projects for telecommunication network operators in Singapore.

We endeavor to assist telecommunication and power network operators in Singapore through cable laying projects as well as providing other ancillary services, including maintenance projects, connecting underground fiber optic network to aboveground premises and installation of Wireless Fidelity (Wi-Fi) networks.

In Singapore, our operations fall under the oversight of the Commissioner of Building Control (the “CBC”). The CBC ensures compliance with regulations set by the BCA and other relevant bodies whereas, the BCA oversees areas such as safety, quality, inclusiveness, sustainability and productivity. The BCA champions the development and transformation of the built environment sector and in turn regulates the construction-related workheads under their registration requirement such as financial, track records, personnel and other additional requirement which may be needed by us and our competitors. Contractors in Singapore who wish to undertake specified works in Singapore including the business in which the Company operates must apply for the appropriate “workhead” registration, which provide for specified requirements such as existing track records in the industry, as well as financial and personnel requirements. For example, the Company and its competitors are required to meet registration requirements before registering with the BCA through their Construction Registration System (the “CRS”) and then able to bid on or undertake public sector projects of higher size and value. These regulatory entities establish specific criteria that must be met for the issuance, renewal, and maintenance of our business registrations and licenses. Our qualifications align with the BCA’s “workhead” gradings, enabling us to undertake various construction projects within Singapore’s CRS. We are registered with the BCA as a Grade GB1 licensed general builder, which enables us to undertake projects of any value. Under the CRS, in order to bid on public sector projects, we are also registered as a (i) Grade C3 contractor under the CW02 (civil engineering) workhead; (ii) Grade L5 contractor under the CR-07 (cable/pipe laying & road reinstatement) workhead; (iii) Grade L1 contractor under the ME-04 (communication & security systems) workhead; (iv) Grade L2 contractor under the ME-08 (internal telephone wiring for telecommunications) workhead; and (v) Grade L5 contractor under the ME-10 (line plant cabling/wiring for telecommunications) workhead, which allows us to bid for public sector projects up to S$0.8 million, S$16.0 million, S$0.8 million, S$1.6 million and S$0.8 million in value for each project, respectively ((i)-(v) collectively, the “Workhead Qualifications”).

Our Workhead Qualifications are maintained in order for us to continue to provide cabling solutions to telecommunications and power network operators in Singapore. Companies like ours, which provide similar services are required to attain and retain the respective Workhead Qualifications under the BCA. Thus, in line with the industry in which we operate, both the customer base and competition are fragmented because we believe there is no significant customer concentration in any of the service areas in which we operate and certain competitors may who obtain similar Workhead Qualifications may extend their services to any customer, resulting in a competitive and fragmented market in Singapore.

Competitive Strengths

(i) We have an established reputation and our directors and officers have over 20 years of industry experience of what we believe to be a proven track record in the provision of cabling installation services to telecommunication and power network operators in Singapore;

(ii) We are committed to the management of our Company’s risk, quality of services, health, safety and environmental protection;

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(iii) We believe we have an experienced and committed management team, in particular Mr. Ho, our chairman, Executive Director, Chairman and Chief Executive Officer, who has been instrumental in the growth and development of our Group;

(iv) We believe we have the ability to provide ancillary services to our customers, such as maintenance projects, connecting underground fiber optic network to aboveground premises and installation of Wi-Fi networks;

(v) As of the date of this prospectus, we are equipped with a large fleet of 118 specialized machines and of equipment (such as excavators, splicing machines and portable generators) and 22 vehicles which enable us to take on large-scale cable laying projects; and

(vi) We have a stable business relationship with our subcontractors and material suppliers.

Business strategies

To achieve our business objectives, we plan to implement the following strategies to build on our competitive strengths:

(i) expanding our scale of business and further strengthen our market position in the cabling services industry in Singapore;

(ii) continuing to upgrade our capabilities, develop competencies in the identification of tender or bidding opportunities ahead of time, and emphasize and maintain our high standard of job execution to meet customers’ safety and regulatory requirements; and

(iii) adherence to prudent financial management to ensure sustainable growth and capital sufficiency.

Our Growth Strategies

In order to achieve sustainable growth in our business, create long-term shareholders’ value and strengthen our market position in the cabling services sector of the construction industry in Singapore, we plan to implement the following growth strategies to drive our future growth:

(i)	Upgrade our registration as a grade L6 contractor under the CR-07 (cable/pipe laying & road reinstatement) workhead;
(ii)	Expand and renew our fleet of equipment and vehicles;
(iii)	Enhance and/or expand our workforce and facilities to keep up with our business expansion;
(iv)	Upgrade our information technology system; and
(v)	Expand our business through acquisitions, joint ventures and/or strategic alliances.

Summary of Risk Factors

Investing in our Ordinary Shares involves risks. The risks summarized below are qualified by reference to “Risk Factors” beginning on page 16 of this prospectus, which you should carefully consider before making a decision to purchase our Ordinary Shares. If any of these risks actually occurs, our business, financial condition or results of operations would likely be materially adversely affected. In such a case, the trading price of our Ordinary Shares would likely decline, and you may lose all or part of your investment.

These risks include but are not limited to the following:

Risks Related to Our Business and Industry

●	As of the date of this prospectus, we rely on the business of two major customers, which account for over 90.0% of our Company’s revenue, and as of the date of this prospectus, one contract will expire in April 2025 (see page 16 of this prospectus);
●	Members of our management team have limited experience in managing the requirements of U.S GAAP, and evaluating the effectiveness of our internal controls. If we fail to implement and maintain an effective system of internal controls, we may be unable to accurately or timely report our results of operations or prevent fraud, and investor confidence and the market price of our Ordinary Shares may be materially and adversely affected (see page 17 of this prospectus);
●	All of our revenue is derived from competitive tendering or bidding and the contracts are not recurring in nature but average at two to three years in length (see page 18 of this prospectus);
●	We determine the schedule of rates for a service contract based on our estimation of the time and costs involved, which may not be accurate, and any material deviation may lead to cost overruns or even losses (see page 18 of this prospectus);

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●	Our cash conversion cycle is long, and our cash flow may fluctuate due to customers’ payment practice for jobs completed under the service contracts (see page 18 of this prospectus);
●	We are obliged to provide performance bonds backed by cash or other collateral and/or guarantees to secure our obligations under the service contracts which could affect our liquidity as well as our ability to secure further bank financing (see page 19 of this prospectus);
●	We depend on our key management personnel, particularly Mr. Ho, our Executive Director, Chairman and Chief Executive Officer, and our Executive Officers, and our ability to retain them and attract additional qualified personnel is critical to our success and our growth prospects (see page 19 of this prospectus);
●	We depend in part on our subcontractors to assist us in job execution, and our failure to maintain stability in subcontracting costs and to monitor the performance of our subcontractors could harm our business (see page 20 of this prospectus);
●	We rely on a stable supply of skilled labor to complete our jobs under the service contracts with our customers (see page 21 of this prospectus);
●	Higher prices of subcontracting, material, labor and other indirect costs may affect our operating margin, results of operations and financial performance (see page 21 of this prospectus);
●	We may be subject to regulatory penalties due to the incomplete corporate secretarial records of Vistek SG (see page 22 of this prospectus);
●

Certain share certificates representing 47.0% ownership of Vistek SG are missing from Vistek SG’s records, and under the Singapore Companies Act, the previous owner of those certificates may assert a presumptive claim of ownership of Vistek SG using the missing share certificates (see page 22 of this prospectus);

●	Social, economic, political and legal developments or instability, as well as any changes in government policies, in Singapore could materially and adversely affect our business, results of operations, financial condition and business prospects (see page 22 of this prospectus);
●	Natural disasters and other catastrophic events beyond our control, including but not limited to the COVID-19 pandemic, have and could continue in the future to adversely affect our business operations and financial performance (see page 23 of this prospectus);
●	The nature of our business exposes us to product liability claims and other legal proceedings (see page 23 of this prospectus);
●	Failure to implement construction and building measures and procedures may lead to breach of laws or occurrence of personal injuries, property damage or fatal accidents (see page 24 of this prospectus);
●	We may be unable to maintain or renew our qualifications and/or certifications in a timely or compliant manner (see page 25 of this prospectus);
●	Our past growth rate, revenue and net profit margin may not be indicative of our future growth rate, revenue and net profit margin (see page 25 of this prospectus);
●	We may implement business strategies and future plans that may not be successful (see page 25 of this prospectus);
●	Our current insurance coverage may not sufficiently protect us against all the risks we are exposed to, and the insurance premium may increase (see page 26 of this prospectus);
●	We may need to raise additional capital required to grow our business, and we may be unable to raise capital on terms acceptable to us or at all (see page 26 of this prospectus);
●	We will be subject to changing laws, rules and regulations in the U.S. regarding regulatory matters, corporate governance and public disclosure that will increase both our costs and the risks associated with non-compliance (see page 27 of this prospectus);
●	We are subject to environmental, health, and safety regulations and penalties, and may be adversely affected by new and changing laws and regulations (see page 27 of this prospectus);
●	We may be harmed by negative publicity (see page 28 of this prospectus); and
●	Our business is subject to supply chain interruptions (see page 28 of this prospectus).

Risks Related to Our Securities and This Offering

●	An active trading market for our Ordinary Shares may not be established or, if established, may not continue and the trading price for our Ordinary Shares may fluctuate significantly (see page 29 of this prospectus);
●	We may not maintain the listing of our Ordinary Shares on the Nasdaq, which could limit investors’ ability to make transactions in our Ordinary Shares and subject us to additional trading restrictions (see page 29 of this prospectus);
●	Certain recent initial public offerings of companies with public floats comparable to our anticipated public float have experienced extreme volatility that was seemingly unrelated to the underlying performance of the respective company. We may experience similar volatility, which may make it difficult for prospective investors to assess the value of our Ordinary Shares (see page 30 of this prospectus);

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●	The trading price of our Ordinary Shares may be volatile, which could result in substantial losses to investors (see page 31 of this prospectus);
●	If securities or industry analysts do not publish research or reports about our business, or if they adversely change their recommendations regarding our Ordinary Shares, the market price for our Ordinary Shares and trading volume could decline (see page 31 of this prospectus);
●	The sale or availability for sale of 2,250,000 of our Ordinary Shares, including the Ordinary Shares held by our Resale Shareholders that are being registered for resale in the Resale Prospectus, could adversely affect the market price (see page 32 of this prospectus);
●	Short selling may drive down the market price of our Ordinary Shares (see page 32 of this prospectus);
●	Because our public offering price per Share is substantially higher than our net tangible book value per Share, you will experience immediate and substantial dilution (see page 32 of this prospectus);
●	You must rely on the judgment of our management as to the uses of the net proceeds from this offering, and such uses may not produce income or increase our share price (see page 33 of this prospectus);
●	If we are classified as a passive foreign investment company, United States taxpayers who own our securities may have adverse United States federal income tax consequences (see page 33 of this prospectus);
●	As a “controlled company” within the meaning of the Nasdaq listing rules, we may rely on exemptions from certain corporate governance requirements that provide protection to shareholders of other companies (see page 34 of this prospectus);
●	Mr. Ho, as our Executive Director, Chairman and Chief Executive Officer, and an indirect controlling shareholder, will continue to have significant influence over us after this offering, including control over decisions that require the approval of shareholders, which will limit your ability to influence the outcome of matters submitted to shareholders for a vote (see page 34 of this prospectus);
●	As a foreign private issuer incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the Nasdaq corporate governance listing standards, as well as being exempt from certain provisions applicable to United States domestic public companies. These practices may afford less protection to shareholders than they would enjoy if we complied fully with the Nasdaq corporate governance listing standards, and certain provisions applicable to United States domestic public companies (see page 34 of this prospectus);
●	You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under Cayman Islands law (see page 35 of this prospectus);
●	Recently introduced economic substance legislation of the Cayman Islands may impact us or our operations (see page 36 of this prospectus);
●	Certain judgments obtained against us by our shareholders may not be enforceable (see page 37 of this prospectus);
●	We are an emerging growth company within the meaning of the Securities Act and may take advantage of certain reduced reporting requirements (see page 38 of this prospectus);
●	We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses to us (see page 38 of this prospectus);
●	We will incur significantly increased costs and devote substantial management time as a result of the listing of our Ordinary Shares on the Nasdaq (see page 39 of this prospectus);
●	If we fail to meet applicable listing requirements, the Nasdaq may delist our Ordinary Shares from trading, in which case the liquidity and market price of our Shares could decline (see page 39 of this prospectus); and
●	Our compensation of Directors and Executive Officers may not be publicly available (see page 39 of this prospectus).

Corporate Information

We were incorporated in the Cayman Islands as an exempted company on November 8, 2023. Our registered office in the Cayman Islands is at International Corporation Services Ltd., P.O. Box 472, Harbour Place, 2nd Floor, 103 South Church Street, George Town, Grand Cayman KY1-1106, Cayman Islands. Our principal executive office is at 39 Woodlands Close #08-11, Singapore 737856. Our telephone number at this location is +65 6331 2289. Our principal website address is www.vistek.com.sg. The information contained on or accessible through our website does not form part of this prospectus. Our agent for service of process in the United States is [Cogency Global Inc., 122 E. 42nd Street, 18th Floor, New York, New York 10168].

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Implications of Being a “Controlled Company”

Upon completion of this offering, we will continue to be a “controlled company” as defined under the Nasdaq Marketplace Rules 5615(c). This “controlled company” status is due to the fact that Growth Synergy, which is controlled in part by Mr. Ho through his 85.0% shareholding of Vistek Alliance, will control approximately 72.3% of our total issued and outstanding Ordinary Shares, representing approximately 72.3% of the total voting power and will be able to determine all matters requiring approval by our stockholders, immediately after the consummation of this offering, assuming the sale of 1,575,000 and 675,000 Ordinary Shares by us and the Selling Shareholder respectively. As a result, we will be a “controlled company” within the meaning of the Nasdaq listing rules and therefore eligible for, certain exemptions from the corporate governance requirements of the Nasdaq listing rules, including:

●	the requirement that a majority of our Board of Directors must be independent Directors;
●	the requirement that our Director nominees must be selected or recommended to the Board for determination, by either a Nominating Committee comprised solely of independent Directors or by a majority of the independent Directors;
●	the requirement that we have a formal written charter or board resolution, as applicable, addressing the nominations process and such related matters as may be required under the federal securities laws; and
●	the requirement that compensation of the Chief Executive Officer must be determined, or recommended to the Board for determination, either by a Compensation Committee comprised of independent directors or by a majority of the independent Directors on its Board of Directors and that compensation for all other officers must be determined, or recommended to the board for determination, either by such Compensation Committee or a majority of the independent Directors on the company’s Board of Directors.

While we have no present intention to rely on the exemptions available, we may decide to rely on them in the future and if so, you would not have the same protection afforded to stockholders of companies that are subject to all of the corporate governance requirements of the Nasdaq listing rules.

Implications of Being an Emerging Growth Company

As a company with less than $1.235 billion in revenue during our last financial year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include:

●	being permitted to provide only two years of selected financial information (rather than five years) and only two years of audited financial statements (rather than three years), in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure; and
●	an exemption from compliance with the auditor attestation requirement of the Sarbanes-Oxley Act, on the effectiveness of our internal control over financial reporting.

We may take advantage of these reporting exemptions until we are no longer an emerging growth company. We will remain an emerging growth company until the earliest of (1) the last day of the financial year in which the fifth anniversary of the completion of this offering occurs, (2) the last day of the financial year in which we have total annual gross revenue of at least $1.235 billion, (3) the date on which we are deemed to be a “large accelerated filer” under the Exchange Act, which means the market value of our Ordinary Shares that are held by non-affiliates exceeds $700.0 million as of the prior fiscal year, and (4) the date on which we have issued more than $1.0 billion in non-convertible debt during the three-year period prior thereto. We may choose to take advantage of some, but not all, of the available exemptions. We have included two years of selected financial data in this prospectus in reliance on the first exemption described above. Accordingly, the information contained herein may be different from the information you receive from other public companies in which you hold shares.

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Implications of Being a Foreign Private Issuer

Upon completion of this offering, we will report under the Exchange Act as a non-U.S. company with foreign private issuer status. Even after we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

●	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;
●	the sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and
●	the rules under the Exchange Act requiring the filing with the SEC, of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events.

Both foreign private issuers and emerging growth companies are also exempt from certain more stringent executive compensation disclosure rules. Thus, even if we no longer qualify as an emerging growth company but remain a foreign private issuer, we will continue to be exempt from the more stringent compensation disclosures required of companies that are neither emerging growth companies nor foreign private issuers.

In addition, as an exempted company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the corporate governance listing requirements of the Nasdaq. These practices may afford less protection to shareholders than they would enjoy if we complied fully with corporate governance listing requirements of the Nasdaq. While we have no present intention to rely on the exemptions available, we may decide to rely on them in the future.

The Offering

Offering Price	The initial public offering price will be between $4.00 and $6.00 per Ordinary Share.

Ordinary Shares offered by us	1,575,000 Ordinary Shares.

Ordinary Shares offered by the Selling Shareholder	675,000 Ordinary Shares.

Ordinary Shares issued and outstanding prior to this offering	20,250,000 Ordinary Shares.

Ordinary Shares to be issued and outstanding immediately after this offering	21,825,000 Ordinary Shares.

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Use of proceeds

We estimate that the net proceeds to us from this offering will be approximately $6.0 million, based on an assumed initial public offering price of $5.00 per Ordinary Share (being the mid-point of the offer price range as set out in the cover page of this prospectus), which is the mid-point of the offer price range set forth on the cover of this prospectus, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.

We will not receive any proceeds from the sale of the Ordinary Shares by the Selling Shareholder.

We currently intend to use the net proceeds from this offering to (i) expand and renew our fleet of equipment and machinery; (ii) to seek collaboration opportunities through strategic alliances, joint ventures, acquisitions and/or investments; (iii) the building of a workers’ dormitory for the Company’s use; and (iv) for general working capital and corporate purposes. See “Use of Proceeds”.

Lock-up	We, each of our Directors and Executive Officers, and our 5.0% or greater shareholders, have agreed, subject to certain exceptions, for a period of 180 days after the date of this prospectus, not to, except in connection with this offering, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares or any other securities convertible into or exercisable or exchangeable for Ordinary Shares, or enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Ordinary Shares. See “Shares Eligible for Future Sale” and “Underwriting—Lock-Up Agreements.”

Risk factors	Investing in our Ordinary Shares involves a significant degree of risks. See “Risk Factors” beginning on page 16 of this prospectus for a discussion of factors you should carefully consider before deciding to invest in our Ordinary Shares.

Listing	We plan to apply to list the Ordinary Shares on the Nasdaq. This offering is contingent upon the listing of our Ordinary Shares on the Nasdaq. There can be no assurance that we will be successful in listing our Ordinary Shares on the Nasdaq. We will not close this offering unless such Ordinary Shares will be listed on the Nasdaq at the completion of this offering.

Proposed trading symbol	VTEK

Transfer agent	[VStock Transfer, LLC, 18 Lafayette Place, Woodmere, New York 11598; telephone: 212-828-8436, toll-free: 855-9VSTOCK; facsimile: 646-536-3179]

Payment and settlement	The underwriter expects to deliver the Ordinary Shares against payment therefor through the facilities of the Depository Trust Company on [●], 2025.

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RISK FACTORS

Investing in our Ordinary Shares is highly speculative and involves a significant degree of risk. You should carefully consider the following risks, as well as other information contained in this prospectus, before making an investment in our Company. The risks discussed below could materially and adversely affect our business, prospects, financial condition, results of operations, cash flows, ability to pay dividends and the trading price of our shares. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business, prospects, financial condition, results of operations, cash flows and ability to pay dividends, and you may lose all or part of your investment.

This prospectus also contains forward-looking statements having direct and/or indirect implications for our future performance. Our actual results may differ materially from those anticipated by these forward-looking statements due to certain factors, including the risks and uncertainties faced by us, as described below and elsewhere in this prospectus.

Risks Related to Our Business and Industry

As of the date of this prospectus, we rely on the business of two major customers, which account for over 90.0% of our Company’s revenue, and as of the date of this prospectus, one contract will expire in April 2025.

Three customers in total contributed all our revenue during the six months ended August 31, 2024, the financial years ended February 29, 2024, and February 28, 2023 with two of them, or major customers, accounting for over 90.0% of our Company’s revenue during these periods. Despite having signed contracts with our major customers, as of the date of this prospectus, one of the contracts will expire in April 2025. Our major customers have the right to terminate such contracts at their discretion by giving us 14 to 90 days’ notice in accordance with the terms and provisions of their contracts. There is no assurance that we will be selected for the new tender or bid, if the new tender or bid will present what we believe to be favorable contract conditions or if we will be able to successfully bid for the new contract. Our ability to sign new contracts or obtain new business from our major customers and to maintain good business relationships with them is subject to the stability of their operations and to their business strategies, both of which are beyond our control and our ability to predict. If our major customers decide to change their business strategies, such as downsizing their business or suspending or ceasing their development or expansion plans due to changes in market conditions, business strategies or performance, their demand for our services may fall or they may switch to only working with contractors that are willing to offer highly competitive schedules of rates or a longer payment period or have commercially favorable terms. Any failure to renew a contract with our major customers or significant decrease in the estimated contract value of the new contracts and/or their significant delay in or failure to make payments could lead to loss of revenue and/or affect our liquidity and thus affect our business adversely. Accordingly, if we are unable to enter into business relationships with new customers to diversify our customer portfolio, our business may be adversely affected.

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Members of our management team have limited experience in managing the requirements of U.S GAAP, and evaluating the effectiveness of our internal controls. If we fail to implement and maintain an effective system of internal controls, we may be unable to accurately or timely report our results of operations or prevent fraud, and investor confidence and the market price of our Ordinary Shares may be materially and adversely affected.

Members of our management team have limited experience in managing the requirements of U.S GAAP and evaluating the effectiveness of our internal controls. The person primarily responsible for the preparation and supervision of the preparation of our financial statements is Ms. Chin Fun Wang, who has over 20 years of finance management and has obtained a diploma in accounting in 1995 as well as obtained an affiliate certification from the Association of Chartered Accountants in 2004. Although she is supported by a team of staff with accounting background and /or experience, they have no, or limited US GAAP experience or knowledge to properly address U.S. GAAP and SEC financial reporting requirements, and this lack of experience could result in (i) our failure to maintain effective internal control over financial reporting, (ii) errors in our financial statements; (iii) failure to meet our reporting obligations; and (iv) loss of confidence by the investors in our financial information.

As such, the Company has relied on an outside firm on a contractual basis to assist in the review of its financial statements under U.S. GAAP and the SEC rules. While the individual who assists in the review of the Company’s financial statements has previously held a position as chief financial officer for a public company listed on a national exchange in the United States, and as such has three years of professional experience in preparing financial statements in accordance with U.S. GAAP, there may be issues regarding providing any required information in accordance with U.S. GAAP. These new obligations and constituents require significant attention from our senior management and could divert their attention away from the day-to-day management of our business, which could harm our business, financial condition and results of operations.

Prior to the effectiveness of this offering, we are, and have been, a private company with limited accounting personnel resources. Furthermore, prior to this offering, our management has not performed an assessment of the effectiveness of our internal control over financial reporting, and our independent registered public accounting firm has not conducted an audit of our internal control over financial reporting. Effective internal control over financial reporting is necessary for us to provide reliable financial reports and, together with adequate disclosure controls and procedures, are designed to prevent fraud.

Our internal controls relating to financial reporting have not kept pace with the expansion of our business. Our financial reporting function and system of internal controls may be less developed in certain respects than those of similar companies that operate in Singapore and may not provide our management with as much or as accurate or timely information. The Public Company Accounting Oversight Board (“PCAOB”), has defined a material weakness as “a deficiency, or a combination of deficiencies in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the annual or interim statements will not be prevented or detected on a timely basis.”

Our failure to implement and maintain effective internal controls over financial reporting could result in errors in our financial statements that could result in a restatement of our financial statements, cause us to fail to meet our reporting obligations and cause investors to lose confidence in our reported financial information, which may result in volatility in and a decline in the market price of the Ordinary Shares.

Upon the completion of this offering, we will become a public company in the United States subject to the Sarbanes-Oxley Act of 2002. Section 404 of the Sarbanes-Oxley Act of 2002, or Section 404, will require that we include a report of management on our internal control over financial reporting in our annual report on Form 20-F. In addition, if we cease to be an “emerging growth company” as such term is defined in the JOBS Act, our independent registered public accounting firm must attest to and report on the effectiveness of our internal control over financial reporting on an annual basis. Our management may conclude that our internal control over financial reporting is not effective. Moreover, even if our management concludes that our internal control over financial reporting is effective, our independent registered public accounting firm, after conducting its own independent testing, may issue a report that is qualified if it is not satisfied with our internal controls or the level at which our controls are documented, designed, operated or reviewed, or if it interprets the relevant requirements differently from us. In addition, after we become a public company, our reporting obligations may place a significant strain on our management, operational and financial resources and systems for the foreseeable future. We may be unable to timely complete our evaluation testing and any required remediation.

During the course of documenting and testing our internal control procedures, in order to satisfy the requirements of Section 404, we may identify other weaknesses and deficiencies in our internal control over financial reporting. In addition, if we fail to maintain the adequacy of our internal control over financial reporting, as these standards are modified, supplemented or amended from time to time, we may not be able to conclude on an ongoing basis that we have effective internal control over financial reporting in accordance with Section 404. Generally speaking, if we fail to achieve and maintain an effective internal control environment, we could suffer material misstatements in our financial statements and fail to meet our reporting obligations, which would likely cause investors to lose confidence in our reported financial information. This could in turn limit our access to capital markets, harm our results of operations, and lead to a decline in the trading price of our Ordinary Shares. Additionally, ineffective internal control over financial reporting could expose us to increased risk of fraud, misuse of corporate assets and legal actions under securities laws and subject us to potential delisting from the stock exchange on which we list, regulatory investigations and civil or criminal sanctions.

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All of our revenue is derived from competitive tendering or bidding and the contracts are not recurring in nature but average two to three years in length.

We derive all of our revenue from contracts awarded through a competitive tender process and the contracts are not recurring in nature but average two to three years in length. The growth of our business depends on our tendering or bidding successfully. Our current contracts are not automatically renewable, and we have to bid for a new contract when the current ones expire. Our existing customers are not under any contractual obligation to give us a first right to renew the expiring contracts, nor are they obliged to enter into any new contracts with us or engage our services for their subsequent project works. We have to go through a new tender or bidding process with them for each new contract. Even if we are awarded the contract in the end, there is no assurance that the terms and conditions of the new contract will be substantially the same as the old ones. New tenders are more challenging as we are not familiar with the working style and underlying requirements of the new customers, thus our chances of success are more uncertain. For each new tender, there is no assurance that (i) we are able to meet the prerequisite requirements for tendering or bidding; (ii) we would be invited to or made aware of the tender/bid process; (iii) the terms and conditions of the new contracts would be comparable to the existing contracts or commercially acceptable to us; and (iv) our tender/bidding would ultimately be selected by our existing or potential customer. In order to enhance our competitiveness in the tender/bidding process, we may have to agree to a schedule of rates which is lower than our proposed schedule of rates and/or offer more favorable terms to our customers. Even if we are prepared to do so, there is still no assurance that we will be awarded with the contract, thus we cannot guarantee that there will be sufficient new and sizeable contracts in our pipeline to sustain our business and maintain or improve our current results of operations and financial conditions.

We determine the schedule of rates for a contract based on our estimation of the time and costs involved, which may not be accurate, and any material deviation may lead to cost overruns or even losses.

The contracts with our customers are typically term contracts covering a designated operation zone and only the job scope is specified. Our customers generally place daily job orders with us such that the jobs start date and the quantity of work to be performed cannot be predetermined. As such, only estimated contract sums are specified in the contracts where the work performed is measured and valued against agreed rates for payment. We determine the schedule of rates for a contract based on our estimated costs (which will largely depend on the amount of time required to complete the job) for the job scope prescribed under the contract plus a mark-up margin. We have to maintain the competitiveness of our pricing while maximizing our profit margin. If we perceive keen competition on a particular contract, we may submit a more competitive schedule of rates with a lower mark-up margin, thereby reducing profitability. If the mark-up margin set by us is too low, we may be unable to cover the financial impact of any unfavorable circumstances during the term of the contract. On the other hand, if we try to allow for unfavorable circumstances and set a higher mark-up margin, our tender/bid may become uncompetitive. There is no assurance that our pricing strategy and policies are effective or responsive to market price changes and changes in customers’ demand and that we will always be able to price our tenders/bidding competitively. This may cause us to be unsuccessful in the tender/bidding, thereby resulting in a decrease in the number of contracts that may be awarded to us. In turn, this would adversely affect our business, results of operations, financial condition and business prospects. Our contracts with customers generally do not have any price adjustment mechanisms to accommodate any fluctuation in costs. As there is no assurance that the costs estimated at the beginning of a contract will not be increased during the contract period, we have to bear the risk of increasing costs accordingly. Cost overruns may result from inaccurate estimations of time and costs, increases in the costs of labor, subcontracting and materials, additional costs derived from unexpected technical difficulties encountered during the progress of the jobs and rectification of work defects, adverse weather conditions, disputes with parties involved in the jobs, changes in the regulatory requirements and government policies, inflation and unforeseen problems and circumstances, some of which are beyond our control. Changes or disagreements regarding job execution such as method of laying cables and choice of materials, among other things, may occur during the execution of a job. Any of these may also give rise to delays in completion of works which in turn may result in we having to pay liquidated damages to our customers and/or our customers penalizing us by imposing demerit points (our customers can issue stop-work orders on us if we have accumulated a certain number of demerit points) or serving warning letters on us and/or unilateral termination of contracts by our customers due to unsatisfactory performance. If we are unable to control our costs within our estimates or recover the extra costs and control the progress of our jobs, we may suffer cost overruns or even losses which may adversely affect our profit margin and results of operations.

Our cash conversion cycle is long and our cash flow may fluctuate due to customers’ payment practice for jobs completed under the contracts.

We typically pay the start-up costs, such as project insurance fees, subcontracting fees, costs of materials and surveying service fees for the jobs under the contracts while our customers only make payment after the job has been completed. Apart from the start-up costs, we are typically required to provide performance bonds backed by cash or other collateral and/or guarantees in favor of our customers for an amount equal to 5.0% of the estimated contract sum specified in the contracts. While we typically have to pay the start-up costs and the cash collateral required to secure performance bonds required under the contracts at the commencement of a contract, our customers generally do not give us advance payment and will only make payment for a job under the contract after the job has been performed, measured and valued against agreed rates specified in the contract, certified by third-party service providers and formally approved by our customers. Additionally, the average length of the contracts awarded to us are between two to three years, with an additional defect warranty period of between 6 to 12 months, while the average time between the period in which a job begins and we get paid for said job under the contracts range from 3 to 6 months. As such, we normally incur net cash outflows at the beginning of each job, and it is uncertain when our cash flows of a particular contract will turn from net cash outflows into cumulative net cash inflow as the quantity of work to be performed under the contract and the duration of each job cannot be predetermined at the time of entry into the contract. Given our cash conversion cycle is long and the timing of payment by our customers is uncertain, if we take up a large number of significant jobs with long duration requiring substantial costs at a particular point of time, we may not have sufficient and timely cash inflow from other jobs to cover the position. We rely on prompt settlement of our invoices to meet our payment obligations in relation to costs incurred in our project works. If there is a material mismatch in time between receipt of payments from our customers and payment of start-up costs and we fail to manage the fluctuation of our cash flow, our corresponding cash flow position and in turn our business, results of operations and financial conditions could be materially and adversely affected.

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We are obliged to provide performance bonds backed by cash or other collateral and/or guarantees to secure our obligations under the contracts which could affect our liquidity as well as our ability to secure further bank financing.

We are typically required to provide performance bonds issued by banks or insurance companies backed by cash or other collateral and/or guarantees in favor of our customers to secure our performance under the contracts with them. As of November 30, 2024, we had pledged deposits of approximately $1.3 million (approximately S$1.8 million) to secure performance bonds with an aggregate value of approximately $1.8 million (approximately S$2.4 million). Large amounts of cash collateral to secure performance bonds may adversely affect our liquidity position as well as our ability to secure further bank financing. If we fail to provide the performance bonds required under the contracts with our customers, our customers will have the right to terminate such contracts with us. If such contracts are terminated, our business, results of operations and financial condition may be materially and adversely affected. If we fail to perform our obligations under the contracts, the banks or insurance companies will compensate our customers up to the amount of the performance bond on demand. We will then become liable to compensate the banks or insurance companies, as applicable, or our collateral could be seized. In such circumstances, our business, results of operations and financial condition will be adversely affected.

We depend on our key management personnel, particularly Mr. Ho, our Executive Director, Chairman and Chief Executive Officer, and our Executive Officers, and our ability to retain them and attract additional qualified personnel is critical to our success and our growth prospects.

Our business operations depend on the continuing services of our senior management, particularly Mr. Ho, our Executive Director, Chairman and Chief Executive Officer, and our Executive Officers named in this prospectus. While we have provided different incentives to our management, we cannot assure you that we can continue to retain their services. If one or more of our key executives were unable or unwilling to continue in their present positions, we may be unable to replace them easily or at all, our future growth may be constrained, our business may be severely disrupted and our financial condition and results of operations may be materially and adversely affected, and we may incur additional expenses to recruit, train and retain qualified personnel. In addition, although we have entered into confidentiality and non-competition agreements with our key executives, there is no assurance that any member of our management team will not join one of our competitors or form a competing business. If any dispute arises between us and our current or former officers, we may have to incur substantial costs and expenses in order to enforce such agreements or we may be unable to enforce them at all.

We rely on the expertise of our project management staff to propose value engineering options to ensure the smooth management and execution of the jobs under the contracts with our customers in a timely and cost-effective manner in order for us to improve our profit margin. The loss of any of our key management personnel and other experienced and qualified project management staff could be detrimental to our ongoing operations as we may be unable to replace them in a timely or effective manner in the market.

We also depend on our ability to continue to hire and retain experienced and qualified personnel in order to manage our existing operations, the expansion of our customer base and our future growth. We may be unable to continue to hire or retain key management personnel and other experienced and qualified project management staff and this could adversely impact our operations and growth.

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We depend, in part, on our subcontractors to assist us in job execution, and our failure to maintain stability in subcontracting costs and to monitor the performance of our subcontractors could harm our business.

As the contracts with our customers are normally term contracts covering a designated operation zone, the quantity of work to be performed cannot be predetermined. In order to ensure that we have the capacity to fulfill all the job orders under such contracts without over committing our own resources that may lead to idle capacity from time to time, we engage subcontractors to assist us with cable laying work from time to time when our in-house teams are all fully engaged or it does not make economic sense for us to do such work ourselves. We also engage subcontractors from different trades to assist us with works which are generally labor intensive (such as earth works) or require specific skill sets (such as geotechnical reports and licensed electric works) so that we can focus on our core competencies of cable laying. Subcontracting costs may fluctuate as a result of changes in costs of labor and materials or project-specific requirements. Our contracts with customers are based on agreed rates. Accordingly, if the amounts that we are required to pay to our subcontractors exceed our estimation due to project delays resulting from weather conditions or other unforeseen circumstances, we may suffer cost overruns or even losses. Moreover, if a subcontractor fails to provide services as required under a contract for any reason, we could be required to source another subcontractor. If we are unable to do so in a timely manner, delays or higher than anticipated subcontracting costs may be triggered, which can impact our overall costs and hence our profitability. During the six months ended August 31, 2024, the financial years ended February 29, 2024 and February 28, 2023, our subcontracting costs amounted to approximately $3.3 million, approximately $8.1 million and approximately $5.1 million, respectively.

There is also no assurance that our subcontractor selection and management system will always be effective to facilitate our monitoring of the performance of our subcontractors. If our subcontractors fail to deliver or they deliver substandard works, we may be unable to engage a replacement subcontractor to complete the works or rectify the substandard works in time or at all. We may also be unable to replace materials of inferior quality procured by our subcontractors in time or at all or without extra cost to us. Any material non-performance, delayed performance or substandard performance of our subcontractors could result in deterioration of the quality of our services or unexpected delays of our scheduled commitment dates or even our ability to complete the contracts, which could in turn harm our reputation and result in us having to pay liquidated damages to our customers and/or our customers penalizing us by imposing demerit points (our customers can issue stop-work orders on us if we have accumulated a certain number of demerit points) or serving warning letters on us and/or unilateral termination of contracts by our customers due to unsatisfactory performance. Moreover, our subcontractors are subject to various laws, rules and regulations, such as laws, rules and regulations in relation to worksite safety and work permits for overseas workers. There is no assurance that there will not be any violations by our subcontractors of any such laws, rules or regulations. If such violation occurs in the sites for which we are responsible as a main contractor and results in fines, claims or lawsuits, either associated with personal injuries, death or damages to properties against us or otherwise, our reputation, business, results of operations and financial conditions may be adversely affected. The stability of the operations of our major subcontractors, which is beyond our control, may also affect us. Any material disruptions to their operations due to weather, riots, pandemic/epidemic, natural disaster, fire, breach of internal controls or other technical or mechanical problems could affect our project completion. If that occurs, our ability to achieve timely completion of our contracts may be adversely affected and this in turn will affect our reputation, business, results of operations, financial condition and business prospects.

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We rely on a stable supply of skilled labor to complete our jobs under the contracts with our customers.

Our jobs under the contracts with our customers are labor intensive. For any given job, we need to involve a large number of workers from different trades with different skills. The number of residents employed in the construction industry in Singapore has declined by approximately 6.0% from 2018 to 2022 and it is expected to further decline due to the aging workforce and the tertiary industry competing for workers in Singapore. The shortage in local labor has also driven up local labor costs, especially for skilled workers, and this, in turn, has caused our subcontractors to increase their subcontracting costs as they face the same labor shortage problems. As a result, we have been employing foreign workers in Singapore to make up for the local labor shortage and to reduce our labor costs. As of November 30, 2024, over 80.0% of our employees in Singapore were foreign workers. Any shortage in the supply of foreign labor or any unfavorable change in the relevant laws and regulations in relation to the employment of foreign labor in Singapore, such as a substantial increase in foreign worker levy, substantial decrease in quota for foreign workers, any additional restriction on the types of foreign labor that we can employ or more stringent requirements on the operation of commercial dormitories for foreign labor, may materially and adversely affect our operations and financial performance. Any increase in the foreign worker levy or the cost of dormitories will also increase our operating expenses and affect our results of operations and financial condition. Any increased difficulty in recruiting and/or retaining foreign labor or any material adverse change in the relevant laws and regulations in relation to the employment of foreign labor in Singapore could affect our ability and costs to recruit, retain or replace foreign workers and if we do not have sufficient workforce to implement our current or future jobs in a timely manner within our budget, our business, results of operations, financial condition and business prospects will be materially and adversely affected.

Higher prices of subcontracting, material, labor and other indirect costs may affect our operating margin, results of operations and financial performance.

A significant portion of our cost of sales is comprised of subcontracting costs, material costs and project-related employee benefits expenses. During the six months ended August 31, 2024, the financial years ended February 29, 2024 and February 28, 2023, our subcontracting costs, material costs and project-related employee benefit expenses amounted to approximately $5.7 million, approximately $12.0 million and approximately $8.3 million, respectively, which accounted for approximately 69.5%, approximately 71.5% and approximately 70.3% of our total revenue for the corresponding periods. Other indirect costs include management costs, administration costs, insurance costs and costs of government requirements. Indirect costs are affected by, among other things, requirements imposed on main contractors or subcontractors to implement more safety, environmental and health enhancements to keep accident rates low, to improve welfare requirements to ensure the well-being of workers, to obtain more certifications to fit customers’ tender requirements and to increase overhead costs for administration purposes. If labor costs, material costs and/or other indirect costs increase, our subcontractors may pass on the increase in their costs to us by increasing their subcontracting fees. Subcontracting, material, labor and other indirect costs mentioned above are subject to increase by other factors that are generally unpredictable and beyond the control of main contractors or subcontractors. If these costs continue to rise and we fail to pass on the increase to our customers, it could adversely impact our financial condition, operating margin, operating results and cash flows.

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We may be subject to regulatory penalties due to the incomplete corporate secretarial records of Vistek SG.

Vistek SG was incorporated in 2003. Due to administrative oversight, there was incompleteness in the corporate secretarial and statutory records. To remedy this, Vistek SG has appointed a professional corporate secretarial firm to assist with the preparation of the necessary documents, as well as maintenance and upkeep of the necessary records and filings with Accounting and Corporate Regulatory Authority (“ACRA”). Nonetheless, there were incomplete and missing records, late filings with ACRA and inaccuracies in ACRA filings and the secretarial records (including lack of complete cancelled share certificates), giving rise to non-compliance with the relevant requirements under the Companies Act 1967 of Singapore concerning the upkeep and maintenance of corporate secretarial and statutory records.

In view of the above, Vistek SG and its’ Directors and Executive Officers may be liable for statutory penalties for such non-compliance.

Certain share certificates representing 47.0% ownership of Vistek SG are missing from Vistek SG’s records, and under the Singapore Companies Act, the previous owner of those certificates may assert a presumptive claim of ownership of Vistek SG using the missing share certificates.

Due to the lapse of time and change of directors and shareholders, we were unable to obtain 3 missing cancelled share certificates which were issued in 2003, 2005 and 2016, representing 47.0% ownership of Vistek SG. Under Section 123 of the Companies Act 1967 of Singapore, a certificate under the common or official seal of a company specifying any shares held by any member of the company is prima facie evidence of the title of the member to the shares, and as such, the previous owner may assert a prima facie claim of ownership of Vistek SG using the missing share certificates. Additionally, under Section 130AE of the Companies Act 1967 of Singapore, the Company and every officer of the Company who is in default can each be guilty of an offence and liable on conviction to a fine not exceeding S$1,000 and a default penalty, if the appropriate share certificates in connection with the allotment or transfer by the Company is not delivered within the prescribed timeline under the Companies Act 1967 of Singapore.

A potential claim of ownership or enforcement action against Vistek SG may result in statutory penalties for such non-compliance with the Companies Act 1967 of Singapore, or result in costs arising from defending against the claim of ownership.

Social, economic, political and legal developments or instability, as well as any changes in government policies, in Singapore could materially and adversely affect our business, results of operations, financial condition and business prospects.

Our major assets and business operations are located in Singapore and all our revenue is derived from Singapore. Therefore, our business, results of operations, financial condition and business prospects are significantly exposed to the social, economic, political and legal developments in Singapore. Uncertainties in these areas include, but are not limited to, the risks of war, regional conflicts, terrorism, extremism, nationalism, nullification of contracts, changes in interest rates, imposition of capital controls, foreign ownership restrictions and international sanctions, changes in government policies or introduction of new rules or regulations concerning our industry (such as minimum wage and the employment of foreign labor) as well as methods of taxation. In particular, events with adverse impact on investors’ confidence and risk appetites, such as general deterioration of the economy in Singapore, mass civil disobedience movements (such as strikes and industrial actions), significant fluctuations in the stock exchange, deterioration of political relations or tightening of foreign investment may lead to an economic downturn in Singapore slowing down all sorts of economic activities in general which in turn may affect our business, results of operations, financial conditions and business prospects. As an open economy, the domestic economy of Singapore is affected by many other unpredictable factors such as global economic, social, legal and political developments and changes in local and international economic and political situations. There is no assurance that any changes in the existing government policies, economic, social and political conditions and the business environment in Singapore in the future, some of which are beyond our control (such as natural disasters, pandemics/epidemics like the outbreak of COVID-19, severe acute respiratory syndrome, the H5N1 strain of avian influenza and the H1N1 strain of swine flu, acts of God and other disasters), will not have a negative effect on our business operations. Specifically, our business and results of operations could be materially and adversely affected by changes in laws and regulations concerning the construction industry, foreign investment, foreign labor, taxation and ownership and expropriation of property, as well as environmental or health and safety matters, in Singapore.

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The future growth and level of profitability of the cabling services industry in Singapore depend primarily upon the continuation of construction and building activities as well as the development of the telecommunication and power industries, the nature, extent and timing of which will be determined by the interplay of a variety of factors, in particular, the investments of property developers or owners, technological development as well as the general conditions and prospects of the local economies. Economic growth, urbanization, population growth, growth in construction output and/or technological development may increase the demand for cabling solutions and services in Singapore. There are also many other factors affecting the cabling services industry in Singapore, including (i) general political, economic, financial and social developments in Singapore; (ii) fluctuations in interest rates; (iii) availability of skilled labor; (iv) local government policies; and (v) cyclical trends of the regional and global economies. If the cabling services industry in Singapore declines for any reason, our business, results of operations, financial condition and future prospects could be adversely affected.

Natural disasters and other catastrophic events beyond our control, including but not limited to the COVID-19 pandemic, have and could continue in the future to adversely affect our business operations and financial performance.

The occurrence of the global COVID-19 pandemic has negatively affected our business beginning in 2020 due to a shortage in manpower. The occurrence of one or more other natural disasters, such as fires, hurricanes, tornados, tsunamis, floods and earthquakes; geo-political events, such as civil unrest in a country in which our suppliers are located or terrorist or military activities disrupting transportation, communication or utility systems; or other highly disruptive events, such as nuclear accidents, pandemics, unusual weather conditions or cyberattacks, could adversely affect our operations and financial performance. The occurrence of these events or another global pandemic could result in, among other things, operational disruptions, physical damage to or destruction or disruption of one or more of our properties or properties used by third parties in connection with the supply of products or services to us, the lack of an adequate workforce in parts or all of our operations and communications and transportation disruptions, which in turn could also cause consumer confidence and spending to decrease or result in increased volatility in Singapore, the United States and global financial markets and economy. Such occurrences could in the future have a material adverse effect on us and could also have indirect consequences such as increases in the costs of insurance if they result in significant loss of property or other insurable damage.

The nature of our business exposes us to product liability claims and other legal proceedings.

Our customers generally require a defect liability period (typically a period of one to two years) after the issuance of the completion certificate for each job we completed under our contracts with them, during which we are responsible for making good all defects, damage or other faults arising from the design, choice of materials and performance of the works, which are our responsibilities under the relevant contracts. There is no assurance that we and/or our subcontractors will be able to satisfy the aforementioned defect fixing requests. Even if we rectify such defects, or if we defend or settle such claims, our reputation, business, results of operations, financial condition and business prospects may be adversely affected.

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We could be involved in disputes, claims or lawsuits with our customers, subcontractors, material suppliers, workers (including our subcontractors’ workers) and other parties concerned with the jobs undertaken under the contracts with our customers as well as government authorities from time to time (collectively the “Claims”), the nature of which may include (i) delay in completion of works; (ii) contractual disputes as to the value of work completed; (iii) defects of works or materials; (iv) damage to property, equipment and other underground utilities; (v) personal injuries or death resulting from accidents or contracting disease; and (vi) labor compensation. Regardless of the merits of the Claims, we have to divert management resources and incur costs to handle them, which may affect our corporate image and reputation in the industry, especially if there were negative press coverage on the Claims. While we currently maintain insurance coverage with respect to such Claims, we cannot make assurances that we will be able to obtain such insurance on acceptable terms in the future, if at all, or that any such insurance will provide adequate coverage against potential claims. We may also face prosecutions relating to labor safety offenses arising from our or our subcontractors’ failure to comply with relevant work safety, health or environmental legislation from time to time. We cannot assure you that our safety measures and procedures are always sufficient and effective in ensuring our compliance with safety requirements or that they are strictly adhered to. We do not have full control over the manner in which our subcontractors deliver their services or implement their safety measures. Prosecutions relating to labor safety may cause us to incur significant costs or losses and if we are convicted of serious offenses or of a series of offenses within any prescribed period (where applicable), we may be unable to renew and/or maintain our qualifications and/or certifications. We may also have to pay liquidated damages to our customers and/or our customers may penalize us by imposing demerit points (our customers can issue stop-work orders on us if we have accumulated a certain number of demerit points) or serving warning letters on us and/or our customers may unilaterally terminate the contracts with us. All these may materially and adversely affect our reputation, business, results of operations, financial condition and business prospects.

Failure to implement construction and building measures and procedures may lead to breach of laws or occurrence of personal injuries, property damage or fatal accidents.

If we or our subcontractors fail to follow and adopt all applicable construction and building measures and procedures, or to comply with any laws, rules or regulations particularly in relation to health, safety and environmental matters, regardless of whether the violation is substantial or minor in nature, we may expose ourselves as primary obligor to prosecutions by the relevant authorities and we may also be subject to claims for losses and damages if such violation causes personal injuries or death or damage to property, or to fines or other remedial or punitive measures (such as stop-work orders or debarment from employing foreign workers). We may also have to pay liquidated damages to our customers and our customers may penalize us by imposing demerit points (our customers can issue stop-work orders on us if we have accumulated a certain number of demerit points) or serving warning letters on us. Our customers may also terminate their contracts with us due to unsatisfactory performance. If such events occur, our reputation, business, results of operations and financial condition will be adversely affected. If there are any changes to such laws, rules or regulations which are applicable to us or our subcontractors, we may have to incur additional costs in complying with them, which in turn may adversely affect our profitability.

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We may be unable to maintain or renew our qualifications and/or certifications in a timely or compliant manner.

In Singapore, our operations fall under the oversight of the Commissioner of Building Control (the “CBC”). The CBC ensures compliance with regulations set by the BCA and other relevant bodies. These regulatory entities establish specific criteria that must be met for the issuance, renewal, and maintenance of our business registrations and licenses. Our qualifications align with the BCA’s “workhead” gradings, enabling us to undertake various construction projects within Singapore’s Construction Registration System (the “CRS”). We are registered with the BCA as a Grade GB1 licensed general builder, which enables us to undertake projects of any value. Under the CRS, in order to bid on public sector projects, we are also registered as a (i) Grade C3 contractor under the CW02 (civil engineering) workhead; (ii) Grade L5 contractor under the CR-07 (cable/pipe laying & road reinstatement) workhead; (iii) Grade L1 contractor under the ME-04 (communication & security systems) workhead; (iv) Grade L2 contractor under the ME-08 (internal telephone wiring for telecommunications) workhead; and (v) Grade L5 contractor under the ME-10 (line plant cabling/wiring for telecommunications) workhead, which allows us to bid for public sector projects up to S$0.8 million, S$16.0 million, S$0.8 million, S$1.6 million and S$0.8 million in value for each project, respectively ((i)-(v) collectively, the “Workhead Qualifications”). As a Grade GB1 licensed general builder, we are able to undertake projects of any value and as a Grade L5 contractor under the CR-07 (cable/pipe laying & road reinstatement) workhead, we are able to bid for cable/pipe laying & road reinstatement public sector projects of up to S$16.0 million. Such qualifications and/or certifications are generally valid for a fixed period, and we are required to comply with the applicable criteria set by the relevant governmental authorities (such as the BCA, the LTA, etc.) in order to renew and maintain such qualifications and/or certifications. The standards of compliance required in relation thereto may change from time to time without substantial advance notice. We cannot assure you that our qualifications and/or certifications can be maintained or renewed in a timely manner or at all. If we fail to maintain or renew such qualifications and/or certifications, our reputation in the industry and our eligibility to bid for the works of our customers will be adversely affected. If there are any changes in the existing government policies in relation to regulation concerning the construction industry affecting our qualifications and/or certifications, it may cause an interruption to our operations, which in turn may have a material adverse effect on our business, results of operations and financial condition.

Our past growth rate, revenue and net profit margin may not be indicative of our future growth rate, revenue and net profit margin.

Our revenue remained stable at approximately $8.2 million for the six months ended August 31, 2024 and 2023. Our revenue was approximately $16.8 million and approximately $11.8 million, respectively, representing a year-on-year growth rate of approximately 41.4% between the financial year ended February 29, 2024 and February 28, 2023. There is an inherent risk in using such historical financial information to project or estimate our financial performance in the future, as it only reflects our past performance under particular conditions, especially the unprecedented COVID-19 pandemic. We may be unable to sustain our historical growth rate, revenue and net profit margin for various reasons, such as deterioration in the market conditions in Singapore, intensification of competition among main contractors, labor shortage, inflation and other unforeseen factors which may delay the completion of the jobs under the contracts with our customers, reduce the number of contracts awarded to us and/or reduce the profit margins of our jobs. There is no assurance that we will be able to achieve the performance we previously did. Investors should not solely rely on our historical financial information as an indication of our future financial or operating performance.

We may implement business strategies and future plans that may not be successful.

The successful implementation of our business strategies and future plans depends on a number of factors including general market conditions, government policies, the availability of funds, competition and our ability to retain and recruit competent employees. There is no assurance that our business strategies and future plans can be implemented effectively and successfully as some of these factors are beyond our control. If any implementation of these strategies and plans fails or is delayed, we may be adversely affected by investment expenses that have not led to the anticipated results, by the distraction of management from our core business or by damage to our brand or reputation. Additionally, if we fail to secure adequate funds in a timely manner, we may also be unable to pursue opportunities to expand our business.

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Our current insurance coverage may not sufficiently protect us against all the risks we are exposed to and the insurance premium may increase.

There can be no assurance that our current insurance will cover all our risks or adequately protect us against all liabilities arising from claims and litigation against us. We will have to bear any losses, damages or liabilities in the course of our operations arising from events for which we do not have adequate insurance coverage. Further, the insurance premium payable by us depends on various factors, including the scope and estimated contract sum set out in the contracts with our customers and our insurance claim track record. There is no assurance that the insurance premium payable by us will not increase or that our insurance coverage will not be reduced in the future. If we were held liable for uninsured losses, the amounts of claims for insured losses exceed the limits of our insurance coverage or the insurance premium payable by us increases significantly, our business, results of operations and financial condition may be materially and adversely affected.

We may need to raise additional capital required to grow our business, and we may be unable to raise capital on terms acceptable to us or at all.

Expanding and operating our business will require significant cash outlays and capital expenditure and commitments. Although our current cash and cash equivalents, anticipated cash flows from operating activities and the proceeds from this offering will be sufficient to meet our anticipated working capital requirements and capital expenditures in the ordinary course of business for at least 12 months following this offering, there is a risk that we may need additional cash resources in the future to fund our growth plans or if we experience adverse changes in business conditions or other developments. We may also need additional cash resources in the future if we find and wish to pursue opportunities for new investments, acquisitions, capital expenditures or similar actions. If we determine that our cash requirements exceed the amount of cash and cash equivalents we have on hand at the time, we will need to seek additional capital, potentially through equity or debt financing, to fund our growth. Our ability to access the credit and capital markets in the future as a source of liquidity, and the borrowing costs associated with such financing, are dependent upon market conditions. We cannot provide any assurance that our assumptions used to estimate our liquidity requirements will remain accurate due to unseen factors such as the recurrence of the COVID-19 global pandemic, risks of war and regional conflicts. In the event of a sustained market deterioration, and continued declines in revenues, we may need additional liquidity, which would require us to evaluate available alternatives and take appropriate actions. We cannot provide any assurance that we will be able to obtain additional sources of financing or liquidity in amounts or on terms acceptable to us, or at all. In addition, we have agreed for a period of 180 days after completion of this offering, not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of, directly or indirectly any shares or any securities convertible into or exchangeable for our shares either owned as of the date of the underwriting agreement or thereafter acquired without the prior written consent of the underwriter. The existence of this provision may delay or prevent us from raising additional capital for the 12-month period following this offering. In addition, any equity securities we issue, including any preferred shares, may be on terms that are dilutive or potentially dilutive to our shareholders, and the prices at which new investors would be willing to purchase our securities may be lower than the offering price per share of our Ordinary Shares in this offering. The holders of any equity securities we issue, including any preferred shares, may also have rights, preferences or privileges which are senior to those of existing holders of our shares. If new sources of financing are required, but are insufficient or unavailable, we will be required to modify our growth and operating plans based on available funding, if any, which would harm our ability to grow our business.

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During the course of documenting and testing our internal control procedures, in order to satisfy the requirements of Section 404, we may identify other weaknesses and deficiencies in our internal control over financial reporting. In addition, if we fail to maintain the adequacy of our internal control over financial reporting, as these standards are modified, supplemented or amended from time to time, we may not be able to conclude on an ongoing basis that we have effective internal control over financial reporting in accordance with Section 404. Generally speaking, if we fail to achieve and maintain an effective internal control environment, we could suffer material misstatements in our financial statements and fail to meet our reporting obligations, which would likely cause investors to lose confidence in our reported financial information. This could in turn limit our access to capital markets, harm our results of operations, and lead to a decline in the trading price of our Ordinary Shares. Additionally, ineffective internal control over financial reporting could expose us to increased risk of fraud, misuse of corporate assets and legal actions under securities laws and subject us to potential delisting from the stock exchange on which we list, regulatory investigations and civil or criminal sanctions.

We will be subject to changing laws, rules and regulations in the U.S. regarding regulatory matters, corporate governance and public disclosure that will increase both our costs and the risks associated with non-compliance.

Following this offering, we will be subject to rules and regulations by various governing bodies and self-regulatory organizations, including, for example, the SEC and the Nasdaq, which are charged with the protection of investors and the oversight of companies whose securities are publicly traded, and to new and evolving regulatory measures under applicable law. Our efforts to comply with new and changing laws and regulations have resulted in and are likely to continue to result in increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities.

Moreover, as these laws, regulations and standards are subject to varying interpretations, their application in practice may evolve over time as new guidance becomes available. This evolution may result in continuing uncertainty regarding compliance matters and additional costs necessitated by ongoing revisions to our disclosure and governance practices. If we fail to address and comply with these regulations and any subsequent changes, we may be subject to penalties and our business may be harmed.

We are subject to environmental, health, and safety regulations and penalties, and may be adversely affected by new and changing laws and regulations.

We are subject to laws, regulations, and policies relating to the protection of the environment and to workplace health and safety. We are required to adopt measures to control the discharge of polluting matters, wastewater discharge and hazardous substances, and noise at our servicing and maintenance workshop and storage facilities in accordance with such applicable laws and regulations and to implement such measures that ensure the safety and health of our employees. Changes to current laws, regulations, or policies or the imposition of new laws, regulations, and policies in the safety equipment industry could impose new restrictions or prohibitions on our current practices. We may incur significant costs and expenses and need to budget additional resources to comply with any such requirements, which may have a material and adverse effect on our business, financial condition, results of operations, and prospects.

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We may be harmed by negative publicity.

We operate in highly competitive industries and there are other companies in the market that offer similar services to what we offer. We derive most of our customers through word of mouth and we rely on the positive feedback of our customers. Thus, customer satisfaction with our cable laying services is critical to the success of our business. If we fail to meet our customers’ expectations, there may be negative feedback regarding our products and/or services, which may have an adverse impact on our business and reputation. In the event we are unable to maintain a high level of customer satisfaction, or any customer dissatisfaction is inadequately addressed, our business, financial condition, results of operations and prospects may also be adversely affected.

Our reputation may also be adversely affected by negative publicity in reports, publications such as major newspapers and forums, or any other negative publicity or rumors. There is no assurance that our Group will not experience negative publicity in the future or that such negative publicity will not have a material and adverse effect on our reputation or prospects. This may result in our inability to attract new customers or retain existing customers and may in turn adversely affect our business and results of operations.

Our business is subject to supply chain interruptions.

We collaborate with third-party logistics providers for the import, export, and transportation of our cables and other necessary products for our business operations. Our supply chain logistics heavily depend on the capabilities of these third-party providers to deliver our goods. Various factors can potentially disrupt our operations, including:

●	Interruptions in our delivery services.
●	Failure of third-party providers to meet our standards or fulfill their commitments.
●	Rising transportation expenses, shipping limitations, or other cost-affecting factors, which may require us to seek more costly alternatives that may not be readily available.
●	Impacts from a resurgence in COVID-19 or a similar viral pandemic, such as facility closures, government regulations, outbreaks, and transportation capacity disruptions.

Up to the six months ended August 31, 2024, the financial years ended February 29, 2024 and February 28, 2023, our financial performance and capital reserves have not been significantly affected by supply chain disruptions. This is partly due to the fact that we have secured prices for most of our sales orders during these periods. However, any additional expenses resulting from delays, cancellations, insurance, or disruptions in the supply chain network of our third-party providers—whether due to geopolitical tensions, COVID-19 or similar viral outbreaks, or other factors—could impact our revenue and profitability.

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Our business model is not heavily dependent on third-party software or services, especially those directly integrated into our products or operations. This reduces our reliance on external technology and mitigates the potential impact of cybersecurity breaches or disruptions originating from these third-party sources.

While we perceive a lower risk of cybersecurity incidents significantly affecting our operations, we remain committed to prioritizing the implementation of cybersecurity measures to uphold a secure and dependable business environment. For instance, we intend to:

●	(i) Conduct more thorough assessments of potential suppliers’ cybersecurity practices.
●	(ii) Integrate cybersecurity clauses into our business contracts.
●	(iii) Specify security requirements and data protection protocols in our vendor contracts to ensure consistent cybersecurity standards throughout our supply chain.
●	(iv) Educate our employees on cybersecurity threats by providing training to recognize and report phishing attempts, social engineering tactics, and other cyber threats.

Risks Related to Our Securities and This Offering

An active trading market for our Ordinary Shares may not be established or, if established, may not continue and the trading price for our Ordinary Shares may fluctuate significantly.

We cannot assure you that a liquid public market for our Ordinary Shares will be established. If an active public market for our Ordinary Shares does not occur following the completion of this offering, the market price and liquidity of our Ordinary Shares may be materially and adversely affected. The public offering price for our Ordinary Shares in this offering was determined by negotiation between us and the underwriter based upon several factors, and we can provide no assurance that the trading price of our Ordinary Shares after this offering will not decline below the public offering price. As a result, investors in our Ordinary Shares may experience a significant decrease in the value of their shares.

We may not maintain the listing of our Ordinary Shares on the Nasdaq, which could limit investors’ ability to make transactions in our Ordinary Shares and subject us to additional trading restrictions.

We intend to list our Ordinary Shares on the Nasdaq concurrently with this offering.  Once listed, in order for the continual listing of our Ordinary Shares on the Nasdaq, we must maintain certain financial and share price levels and we may be unable to meet these requirements in the future. We cannot assure you that our Ordinary Shares will continue to be listed on the Nasdaq in the future.

If the Nasdaq delists our Ordinary Shares and we are unable to list our Ordinary Shares on another national securities exchange, we expect our Shares could be quoted on an over-the-counter market in the United States. If this were to occur, we could face significant material adverse consequences, including:

●	a limited availability of market quotations for our Ordinary Shares;
●	reduced liquidity for our Ordinary Shares;
●	a determination that our Ordinary Shares are a “penny stock,” which will require brokers trading in our Ordinary Shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our Ordinary Shares;

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●	a limited amount of news and analyst coverage; and
●	a decreased ability to issue additional securities or obtain additional financing in the future.

As long as our Ordinary Shares are listed on the Nasdaq, U.S. federal law prevents or pre-empts the states from regulating their sale. However, the law does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar their sale. Further, if we were no longer listed on the Nasdaq, we would be subject to regulations in each state in which we offer our shares.

Any of these factors may result in significant and sudden changes in the volume and price at which our shares will trade.

In the event of market volatility, shareholders of public companies have often brought securities class action suits against those companies following periods of instability in the market price of their securities. If we were involved in a class action suit, it could divert a significant amount of our management’s attention and other resources from our business and operations and require us to incur significant expenses to defend the suit, which could harm our results of operations. Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay significant damages, which could have a material adverse effect on our financial condition and results of operations.

Certain recent initial public offerings of companies with public floats comparable to our anticipated public float have experienced extreme volatility that was seemingly unrelated to the underlying performance of the respective company. We may experience similar volatility, which may make it difficult for prospective investors to assess the value of our Ordinary Shares.

In addition to the risks addressed above, our Ordinary Shares may be subject to extreme volatility that is seemingly unrelated to the underlying performance of our business. Recently, companies with comparable public floats and initial public offering sizes have experienced instances of extreme share price run-ups followed by rapid price declines, and such share price volatility was seemingly unrelated to the respective company’s underlying performance. Although the specific cause of such volatility is unclear, our anticipated public float may amplify the impact the actions taken by a few shareholders have on the price of our shares, which may cause our share price to deviate, potentially significantly, from a price that better reflects the underlying performance of our business. Should our Ordinary Shares experience run-ups and declines that are seemingly unrelated to our actual or expected operating performance and financial condition or prospects, prospective investors may have difficulty assessing the rapidly changing value of our Ordinary Shares. In addition, investors of our Ordinary Shares may experience losses, which may be material, if the price of our Ordinary Shares declines after this offering or if such investors purchase our Ordinary Shares prior to any price decline.

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The trading price of our Ordinary Share may be volatile, which could result in substantial losses to investors.

The trading price of our Ordinary Shares may be subject to rapid and substantial volatility, which could make it difficult for prospective investors to assess the rapidly changing value of our Ordinary Shares and result in substantial losses to investors.

There have been instances of extreme share price run-ups followed by rapid price declines and strong share price volatility with recent initial public offerings, especially among those with relatively smaller public floats. As a relatively small-capitalization company with relatively small public float, we may experience greater share price volatility, extreme price run-ups, lower trading volume and less liquidity than large-capitalization companies. In particular, our Ordinary Shares may be subject to rapid and substantial price volatility, low volumes of trades and large spreads in bid and ask prices. Such volatility, including any share-run up, may be unrelated to our actual or expected operating performance and financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Ordinary Shares.

The trading price of our Ordinary Shares may be volatile and could fluctuate widely due to factors beyond our control and for reasons that are unrelated to our actual or expected performance. In addition, if the trading volumes of our Ordinary Shares are low, persons buying or selling in relatively small quantities may easily influence prices of our Ordinary Shares. This low volume of trades could also cause the price of our Ordinary Shares to fluctuate greatly. Holders of our Ordinary Shares may also not be able to readily liquidate their investment or may be forced to sell at depressed prices due to low volume trading. Broad market fluctuations and general economic and political conditions may also adversely affect the market price of our Ordinary Shares.

In addition to market and industry factors, the price and trading volume for our shares may be highly volatile for factors specific to our own operations, including the following:

●	fluctuations in our revenues, earnings and cash flow;
●	changes in financial estimates by securities analysts;
●	additions or departures of key personnel;
●	release of lock-up or other transfer restrictions on our issued and outstanding equity securities or sales of additional equity securities; and
●	potential litigation or regulatory investigations.

If securities or industry analysts do not publish research or reports about our business, or if they adversely change their recommendations regarding our Ordinary Shares, the market price for our Ordinary Shares and trading volume could decline.

The trading market for our Ordinary Shares will be influenced by research or reports that industry or securities analysts publish about our business. If one or more analysts downgrade our Ordinary Shares, the market price for our Ordinary Shares would likely decline. If one or more of these analysts cease to cover us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause the market price or trading volume for our Ordinary Shares to decline.

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The sale or availability for sale of 2,250,000 of our Ordinary Shares, including the Ordinary Shares held by our Resale Shareholders that are being registered for resale in the Resale Prospectus, could adversely affect the market price.

Sales of 2,250,000 Ordinary Shares in the public market after the completion of this offering and from the sale of shares held by our Resale Shareholders through the Resale Prospectus, or the perception that these sales could occur could adversely affect the market price of our shares and could materially impair our ability to raise capital through equity offerings in the future. Any further sale of our Ordinary Shares from the sale of in aggregate of 3,807,000 Ordinary Shares held by our Resale Shareholders will be sold at market prices. Prior to the sale of our shares in this offering, we have 20,250,000 Ordinary Shares outstanding. The Ordinary Shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act, and, subject only to the terms of a Lock-Up Agreement for Vibrant Epoch and the Estate of Mr. Tong, shares held by the Resale Shareholders that are not being sold in this offering, totally 1,903,500 Ordinary Shares, may also be sold in the public market subject to the restrictions in Rule 144 and Rule 701 under the Securities Act. Furthermore, shares held by the Resale Shareholders (other than Vibrant Epoch) are not subject to lock-up agreements and may be sold pursuant to the Resale Prospectus. Ordinary Shares sold by the Resale Shareholders are being sold at market prices after the offering and purchasers in the initial public offering and the resale offering could be paying prices that are higher or lower than a purchaser in the other offering. There will be 21,825,000 Ordinary Shares outstanding immediately after this offering. In connection with this offering, our Directors and Executive Officers named in the section “Management”, and certain shareholders of the Company, have agreed not to sell any shares until 180 days after the date of this prospectus without the prior written consent of the representative of the underwriters, subject to certain exceptions, unless the underwriters release these securities from these restrictions. The Resale Shareholders may accept a lower sales price than the price investors pay in this offering, which could substantially lower the market price of our Ordinary Shares. We cannot predict what effect, if any, market sales of securities held by the Resale Shareholders or any other shareholder or the availability of these securities for future sale will have on the market price of our shares. See “Underwriting” and “Shares Eligible for Future Sale” for a more detailed description of the restrictions on selling our securities after this offering.

Short selling may drive down the market price of our Ordinary Shares.

Short selling is the practice of selling shares that the seller does not own but rather has borrowed from a third party with the intention of buying identical shares back at a later date to return to the lender. The short seller hopes to profit from a decline in the value of the shares between the sale of the borrowed shares and the purchase of the replacement shares, as the short seller expects to pay less in that purchase than it received in the sale. As it is in the short seller’s interest for the price of the shares to decline, many short sellers publish, or arrange for the publication of, negative opinions and allegations regarding the relevant issuer and its business prospects in order to create negative market momentum and generate profits for themselves after selling the shares short. These short attacks have, in the past, led to selling of shares in the market. If we were to become the subject of any unfavorable publicity, whether such allegations are proven to be true or untrue, we could have to expend a significant amount of resources to investigate such allegations and/or defend ourselves. While we would strongly defend against any such short seller attacks, we may be constrained in the manner in which we can proceed against the relevant short seller by principles of freedom of speech, applicable state law or issues of commercial confidentiality.

Because our public offering price per Ordinary Share is substantially higher than our net tangible book value per Ordinary Share, you will experience immediate and substantial dilution.

If you purchase Ordinary Shares in this offering, you will pay substantially more than our net tangible book value per Ordinary Share. As a result, you will experience immediate and substantial dilution of $4.65 per Ordinary Share, representing the difference between our as adjusted net tangible book value per Ordinary Share of $0.35 as of November 30, 2024, after giving effect to the net proceeds to us from this offering, assuming no change to the number of Ordinary Shares offered by us as set forth on the cover page of this prospectus and an assumed public offering price of $5.00 per Ordinary Share (being the mid-point of the initial public offering price range as set out in the cover page of this prospectus). See “Dilution” for a more complete description of how the value of your investment in our Ordinary Shares will be diluted upon the completion of this offering.

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You must rely on the judgment of our management as to the uses of the net proceeds from this offering, and such uses may not produce income or increase our share price.

We intend to use the net proceeds of this offering due to us as set out in “Use of Proceeds.” However, our management will have considerable discretion in the application of the net proceeds received by us in this offering. You will not have the opportunity, as part of your investment decision, to assess whether proceeds are being used appropriately. The net proceeds may be used for corporate purposes that do not improve our efforts to achieve or maintain profitability or increase our share price. The net proceeds due to us from this offering may be placed in investments that do not produce income or that lose value.

If we are classified as a passive foreign investment company, United States taxpayers who own our securities may have adverse United States federal income tax consequences.

We are a non-U.S. corporation and, as such, we would be classified as a passive foreign investment company, which is known as a PFIC, for any taxable year if, for such year, either

●	At least 75.0% of our gross income for the year is passive income; or
●	The average percentage of our assets (determined at the end of each quarter) during the taxable year that produce passive income or that are held for the production of passive income is at least 50.0%.

Passive income generally includes dividends, interest, rents, royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets.

If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. taxpayer who holds our securities, the U.S. taxpayer may be subject to increased U.S. federal income tax liability and may be subject to additional reporting requirements.

While we do not expect to become a PFIC, because the value of our assets for purposes of the asset test may be determined by reference to the market price of our Ordinary Shares, fluctuations in the market price of our Ordinary Shares may cause us to become a PFIC for the current or subsequent taxable years. The determination of whether we will be or become a PFIC will also depend, in part, on the composition of our income and assets. If we determine not to deploy significant amounts of cash for active purposes, our risk of being a PFIC may substantially increase. Because there are uncertainties in the application of the relevant rules and PFIC status is a factual determination made annually after the close of each taxable year, there can be no assurance that we will not be a PFIC for the current taxable year or any future taxable year.

For a more detailed discussion of the application of the PFIC rules to us and the consequences to U.S. taxpayers if we were determined to be a PFIC, see “Material Tax Considerations — Passive Foreign Investment Company Considerations.”

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As a “controlled company” within the meaning of the Nasdaq listing rules, we may rely on exemptions from certain corporate governance requirements that provide protection to shareholders of other companies.

We are and, upon the completion of this offering, will continue to be a “controlled company” as defined under the Nasdaq listing rules, because one of our shareholders holds more than 50.0% of our voting power. As a result, for so long as we remain a controlled company as defined under that rule, we are permitted to elect to rely, and may rely, on certain exemptions from corporate governance rules of the Nasdaq listing rules, including (i) the requirement that a majority of our Board must be independent directors; (ii) the requirement that our director nominees must be selected or recommended solely by independent directors and (iii) the requirement that we have a corporate governance and nominating committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities. As a result, you may not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements.

Mr. Ho, our Executive Director, Chairman and Chief Executive Officer, and an indirect controlling shareholder, will continue to have significant influence over us after this offering, including control over decisions that require the approval of shareholders, which will limit your ability to influence the outcome of matters submitted to shareholders for a vote.

We are currently controlled, and after this offering is completed will continue to be controlled, indirectly by Mr. Ho, our Executive Director, Chairman and Chief Executive Officer. Upon completion of this offering, Mr. Ho who owns 100.0% shareholding of Growth Synergy will, through its 85.0% shareholding of Vistek Alliance, control 72.3% of the voting power of our Ordinary Shares. As long as Mr. Ho directly or indirectly owns or controls at least a majority of our outstanding voting power, he will have the ability to exercise substantial control over all corporate actions requiring shareholder approval, irrespective of how our other shareholders may vote, including the election and removal of Directors and the size of our Board, any amendment of our charter documents, or the approval of any merger or other significant corporate transaction, including a sale of substantially all of our assets. Even if Mr. Ho’s indirect ownership falls below 50.0%, he will continue to be able to strongly influence or effectively control our decisions. Mr. Ho, will indirectly control 72.3% of the voting power of our Ordinary Shares following the completion of this offering. Additionally, Mr. Ho’s indirect interests, or the interests of our Directors and Executive Officers as a whole, may not align with the interests of our other shareholders.

As a foreign private issuer incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the Nasdaq corporate governance listing standards, as well as being exempt from certain provisions applicable to United States domestic public companies. These practices may afford less protection to shareholders than they would enjoy if we complied fully with the Nasdaq corporate governance listing standards, and certain provisions applicable to United States domestic public companies.

As a foreign private issuer that has applied to list our Ordinary Shares on the Nasdaq, we rely on a provision on the Nasdaq corporate governance listing standards that allows us to follow Cayman Islands law with regard to certain aspects of corporate governance. This allows us to follow certain corporate governance practices that differ in significant respects from the corporate governance requirements applicable to U.S. companies listed on the Nasdaq.

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Although we are permitted to follow certain corporate governance rules that conform to Cayman Islands requirements in lieu of many of the Nasdaq corporate governance rules, we intend to comply with the Nasdaq corporate governance rules applicable to private issuers.

Because we are a foreign private issuer under the Exchange Act, we are also exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including:

●	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;
●	the sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and
●	the rules under the Exchange Act requiring the filing with the SEC, of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events.

We will be required to file an annual report on Form 20-F within four months of the end of each financial year. In addition, we intend to publish our financial results on a semi-annual basis through press releases distributed pursuant to the rules and regulations of the Nasdaq. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information that would be made available to you if you were investing in a U.S. domestic issuer.

You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under Cayman Islands law.

We are an exempted company incorporated under the laws of the Cayman Islands with limited liability. Our corporate affairs are governed by our Amended and Restated Memorandum and Articles of Association, the Companies Act and the common law of the Cayman Islands. We will also be subject to the U.S. securities laws. The rights of shareholders to take action against our Directors and us, actions by minority shareholders and the fiduciary duties of our Directors to us under Cayman Islands law are governed by our Amended and Restated Memorandum and Articles of Association, the Companies Act and the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands (as compared to the U.S. law) as well as from English common law. The decisions of the English courts are of highly persuasive authority, but are not binding on Cayman Islands courts (except for those decisions handed down from the Judicial Committee of the Privy Council to the extent that these have been appealed from the Cayman Islands courts). The rights of our shareholders and the fiduciary duties of our Directors under Cayman Islands law are broadly similar to those in other common law jurisdictions, but there may be differences in the statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a different body of securities laws than the United States, and provide significantly less protection to investors. In addition, if shareholders want to proceed against the Company outside of the Cayman Islands, they will need to demonstrate that they have the standing to initiate a shareholder derivative action in a federal court of the United States. There is no guarantee that the courts of the Cayman Islands would automatically recognize or enforce against us judgments of courts of Singapore or the United States predicated upon the civil liability provisions of the Singapore securities laws or the federal securities laws of the United States or any state. In addition, the courts of the Cayman Islands will not recognize and enforce a judgment predicated upon the civil liability provisions of the federal securities laws of the United States or any state, so far as the liabilities imposed by those provisions are taxes, fines or penal in nature, or otherwise contrary to public policy, including punitive damages.

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Shareholders of Cayman Islands exempted companies like us have no general rights under Cayman Islands law to inspect corporate records or to obtain copies of the register of members of these companies. Our directors have discretion under our articles of association to determine whether or not, and under what conditions, our corporate records may be inspected by our shareholders, but are not obliged to make them available to our shareholders. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest.

Certain corporate governance practices in the Cayman Islands, which is our home country, differ significantly from requirements for companies incorporated in other jurisdictions such as U.S. states. Currently, we plan to rely on home country practice with respect to any corporate governance matter. Accordingly, our shareholders may be afforded less protection than they otherwise would under rules and regulations applicable to U.S. domestic issuers.

As a result of all of the above, shareholders may have more difficulty in protecting their interests in the face of actions taken by our management, members of our Board or controlling shareholders than they would as shareholders of a company incorporated in a U.S. state. For a discussion of significant differences between the provisions of the Companies Act and the laws applicable to companies incorporated in a U.S. state and their shareholders, see “Certain Cayman Islands Company Considerations — Differences in Corporate Law.”

Recently introduced economic substance legislation of the Cayman Islands may impact us or our operations.

The Cayman Islands, together with several other non-European Union jurisdictions, have recently introduced legislation aimed at addressing concerns raised by the Council of the European Union as to offshore structures engaged in certain activities which attract profits without real economic activity. Effective January 1, 2019, the International Tax Co-operation (Economic Substance) Act (as revised) (the “Substance Law”) and issued Regulations and Guidance Notes came into force in the Cayman Islands introducing certain economic substance requirements for “relevant entities” which are engaged in certain “relevant activities,” which in the case of exempted companies incorporated before January 1, 2019, will apply in respect of financial years commencing July 1, 2019, onwards. A “relevant entity” includes an exempted company incorporated in the Cayman Islands; however, it does not include an entity that is tax resident outside the Cayman Islands. Accordingly, for so long as we are a tax resident outside the Cayman Islands, we are not required to satisfy the economic substance test under the Substance Law. Although it is presently anticipated that the Substance Law will have little material impact on us or our operations, as the legislation is new and remains subject to further clarification and interpretation it is not currently possible to ascertain the precise impact of these legislative changes on us.

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Certain judgments obtained against us by our shareholders may not be enforceable.

We are a Cayman Islands exempted company with limited liability and substantially all of our assets are located outside of the United States. In addition, all of our current Directors and Executive Officers are nationals and residents of countries other than the United States and substantially all of the assets of these persons are located outside the United States. Service of court documents on a Cayman Islands company can be effected by serving the documents at the company’s registered office and it may be is possible to enforce foreign judgments in the Cayman Islands against a Cayman Islands company, subject to some exceptions. However, if investors wish to serve documents on and/or enforce foreign judgments against our Directors and Executive Officers, they will need to ensure that they comply with the rules of the jurisdiction where our Directors and Executive Officers are located. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these persons or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands may render you unable to enforce a judgment against our assets or the assets of our Directors and Executive Officers. For more information regarding the relevant laws of the Cayman Islands, see “Enforcement of Civil Liabilities.” As a result of all of the above, our shareholders may have more difficulties in protecting their interests through actions against us or our Directors, Executive Officers or major shareholders than would shareholders of a corporation incorporated in a jurisdiction in the United States, depending on where our Directors and Executive Officers are located.

We are an emerging growth company within the meaning of the Securities Act and may take advantage of certain reduced reporting requirements.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various requirements applicable to other public companies that are not emerging growth companies including, most significantly, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act for so long as we are an emerging growth company. As a result, if we elect not to comply with such auditor attestation requirements, our investors may not have access to certain information they may deem important.

The JOBS Act also provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the extended transition period. As a result of this election, our future financial statements may not be comparable to other public companies that comply with the public company effective dates for these new or revised accounting standards.

37

We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses to us.

As discussed above, we are a foreign private issuer, and therefore, we are not required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act. The determination of foreign private issuer status is made annually on the last Business Day of an issuer’s most recently completed second financial quarter, and, accordingly, the next determination will be made with respect to us on August 29, 2025. In the future, we would lose our foreign private issuer status if (i) more than 50.0% of our outstanding voting securities are owned by U.S. residents; and (ii) a majority of our Directors or Executive Officers are U.S. citizens or residents, or we fail to meet additional requirements necessary to avoid the loss of foreign private issuer status. If we lose our foreign private issuer status, we will be required to file with the SEC periodic reports and registration statements on U.S. domestic issuer forms, which are more detailed and extensive than the forms available to a foreign private issuer. We will also have to comply with U.S. federal proxy requirements, and our Directors, Executive Officers and 10.0% shareholders will become subject to the short-swing profit disclosure and recovery provisions of Section 16 of the Exchange Act. In addition, we will lose our ability to rely upon exemptions from certain corporate governance requirements under the listing rules of the Nasdaq. As a U.S. listed public company that is not a foreign private issuer, we will incur significant additional legal, accounting and other expenses that we will not incur as a foreign private issuer.

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We will incur significantly increased costs and devote substantial management time as a result of the listing of our Ordinary Shares on the Nasdaq.

We will incur additional legal, accounting and other expenses as a public reporting company, particularly after we cease to qualify as an emerging growth company. For example, we will be required to comply with the additional requirements of the rules and regulations of the SEC and the Nasdaq listing rules, including applicable corporate governance practices. We expect that compliance with these requirements will increase our legal and financial compliance costs and will make some activities more time-consuming and costly. In addition, we expect that our management and other personnel will need to divert attention from operational and other business matters to devote substantial time to these public company requirements. We cannot predict or estimate the number of additional costs we may incur as a result of becoming a public company or the timing of such costs.

In addition, changing laws, regulations and standards relating to corporate governance and public disclosure are creating uncertainty for public companies, increasing legal and financial compliance costs and making some activities more time-consuming. These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidelines are provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We intend to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management’s time and attention from revenue-generating activities to compliance activities. If our efforts to comply with new laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to their application and practice, regulatory authorities may also initiate legal proceedings against us and our business may be adversely affected.

If we fail to meet applicable listing requirements, the Nasdaq may delist our Ordinary Shares from trading, in which case the liquidity and market price of our Ordinary Shares could decline.

Assuming our Ordinary Shares are listed on the Nasdaq, we cannot assure you that we will be able to meet the continued listing standards of the Nasdaq in the future. If we fail to comply with the applicable listing standards and the Nasdaq delists our Ordinary Shares, we and our Shareholders could face significant material adverse consequences, including:

●	a limited availability of market quotations for our Ordinary Shares;
●	reduced liquidity for our Ordinary Shares;
●	a determination that our Ordinary Shares are a “penny stock,” which would require brokers trading in our Ordinary Shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our Ordinary Shares;
●	a limited amount of news about us and analyst coverage of us; and
●	a decreased ability for us to issue additional equity securities or obtain additional equity or debt financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or pre-empts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Because we expect that our Ordinary Shares will be listed on the Nasdaq, such securities will be covered securities. Although the states are pre-empted from regulating the sale of our securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. Further, if we were no longer listed on the Nasdaq, our securities would not be covered securities and we would be subject to regulations in each state in which we offer our securities.

Our compensation of Directors and Executive Officers may not be publicly available.

Under Cayman Islands law, the Company is not required to disclose compensation paid to our senior management on an individual basis and the Company has not otherwise publicly disclosed this information elsewhere. The Directors and Executive Officers of the Company receive fixed and variable compensation. They also receive benefits in line with market practice. The fixed component of their compensation is set on market terms and adjusted annually. The variable component consists of cash bonuses and awards of shares (or the cash equivalent). Cash bonuses are paid to Directors and Executive Officers based on previously agreed targets for the business. Shares (or the cash equivalent) are awarded under the 2025 Equity Incentive Plan (as defined below).

As a result of all of the above, our public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of our Board or controlling shareholders than they would as public shareholders of a company incorporated in the United States.

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ENFORCEABILITY OF CIVIL LIABILITIES

Our Company is an exempted company incorporated with limited liability under the laws of the Cayman Islands. We are incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands has a less developed body of securities laws as compared to the United States and provides less protection for investors. In addition, Cayman Islands companies may not have standing to sue before the U.S. federal courts.

All of our current operations are conducted outside of the United States and all of our current assets are located outside of the United States, with the majority of our operations and current assets being located in Singapore. All of the Directors and Executive Officers of our Company and the auditors of our Company reside outside the United States and substantially all of their assets are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon us or any such persons, or to enforce in the United States any judgment obtained in the U.S. courts against us or any of such persons, including judgments based upon the civil liability provisions of the U.S. securities laws or any U.S. state or territory.

We have appointed [Cogency Global Inc., 122 E. 42nd Street, 18th Floor, New York, New York 10168] as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

Cayman Islands

Travers Thorp Alberga, our counsel as to Cayman Islands law, has advised us that there is uncertainty as to whether the courts of the Cayman Islands would (i) recognize or enforce judgments of the U.S. courts obtained against us or our Directors or Executive Officers that are predicated upon the civil liability provisions of the U.S. securities laws or any U.S. state; or (ii) entertain original actions brought in the Cayman Islands against us or our Directors or Executive Officers that are predicated upon the U.S. securities laws or the securities laws of any U.S. state.

We have been advised by Travers Thorp Alberga that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), the courts of the Cayman Islands would recognize as a valid judgment, a final and conclusive judgment in personam obtained in the federal or state courts of the United States against the Company under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) or, in certain circumstances, an in personam judgment for non-monetary relief, and would give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment; (b) such courts did not contravene the rules of natural justice of the Cayman Islands; (c) such judgment was not obtained by fraud; (d) the enforcement of the judgment would not be contrary to the public policy of the Cayman Islands; (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the Cayman Islands; and (f) there is due compliance with the correct procedures under the laws of the Cayman Islands. However, the Cayman Islands courts are unlikely to enforce a judgment obtained from United States courts under civil liability provisions of the U.S. federal securities law if such judgment is determined by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. Because such a determination has not yet been made by a court of the Cayman Islands, it is uncertain whether such civil liability judgments from U.S. courts would be enforceable in the Cayman Islands. A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

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Singapore

There is uncertainty as to whether the courts of Singapore would (i) recognize or enforce judgments of United States courts obtained against us or our Directors or Executive Officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or (ii) entertain original actions brought in Singapore against us or our Directors or Executive Officers predicated upon the securities laws of the United States.

In making a determination as to enforceability of a judgment of the courts of the United States, and subject to the Singapore courts having jurisdiction over the judgment debtor, the Singapore courts would have regard to whether the judgment was final and conclusive and on the merits of the case, given by a court of law of competent jurisdiction, and was expressed to be for a fixed sum of money. In general, an in personam foreign judgment that is final and conclusive (that is, in general, a judgment that makes a final determination of rights between the parties and cannot be re-opened or altered by the court that delivered it, or be overridden by another body not being an appellate or supervisory body, although it may be subject to an appeal), given by a competent court of law having jurisdiction over the parties subject to such judgment, and for a fixed and ascertainable sum of money, may be enforceable as a debt in the Singapore courts under common law unless procured by fraud, or the proceedings in which such judgments were obtained were not conducted in accordance with principles of natural justice, or the enforcement thereof would be contrary to fundamental public policy, or if the judgment would conflict with earlier judgment(s) from Singapore or earlier foreign judgment(s) recognized in Singapore, or if the judgment would amount to the direct or indirect enforcement of foreign penal, revenue or other public laws (save where any such component of the judgment can be duly severed from the rest of the judgment sought to be enforced). Civil liability provisions of the federal and state securities law of the United States permit the award of punitive damages against us, our Directors and Executive Officers. Singapore courts would not recognize or enforce judgments against us, our Directors and Executive Officers to the extent that doing so would amount to the direct or indirect enforcement of foreign penal, revenue or other public laws. It is uncertain as to whether a judgment of the courts of the United States under civil liability provisions of the federal securities law of the United States would be regarded by the Singapore courts as being pursuant to foreign penal, revenue or other public laws. Such a determination has yet to be made by a Singapore court in a reported decision.

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USE OF PROCEEDS

We expect to receive approximately $6.0 million of net proceeds from this offering after deducting underwriting discounts and commissions of approximately $0.5 million and estimated offering expenses of approximately $1.3 million payable by us. We will not receive any proceeds from the sale of the Ordinary Shares by the Selling Shareholder.

We currently intend to use net proceeds from this offering in the following ways:

Description of Use	%
Expand and renew existing fleet of equipment and machinery	30
Working Capital	58
Debt Repayment (1)	12

(1) The debt repayment is for the related party loan from the shareholder amount was $1.0 million from the transfer of dividend payables amounts due to Mr. Ho, and we intend to repay the related party loan from the shareholder in full using proceeds from this offering, in accordance with the terms of the loan agreement. The loan has a maturity of the earlier of a listing of our shares, or June 30, 2025 and is interest free. The related party loan amount from the shareholder was to fund the Company’s initial public offering expenses. This will be the only related party loan from the shareholder which will be repaid using the proceeds from this offering. For more information related to this debt repayment, see “Related Party Loans—Related Party Transactions”

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CAPITALIZATION

The following table sets forth our capitalization as of November 30, 2024:

●	on an actual basis; and
●	on a pro forma as adjusted basis to reflect (i) the above; (ii) the issuance and sale of 1,575,000 Ordinary Shares in this offering at an assumed initial public offering price of $5.00 per Ordinary Share (being the mid-point of the offer price range set out in the cover page of this prospectus), after deducting underwriting discounts and estimated offering expenses payable by us.

The pro forma as adjusted information below is illustrative only, and our capitalization following the completion of this offering is subject to adjustment based on the actual net proceeds to us from the offering. You should read this table in conjunction with “Use of Proceeds,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes included elsewhere in this prospectus.

Shareholders’ Equity	Actual	As adjusted
	$’000	$’000
Ordinary Shares, par value $0.0000004 per share, 1,250,000,000,000 Ordinary Shares authorized, 20,250,000 Ordinary Shares outstanding on an actual basis, 21,825,000 Ordinary Shares issued and outstanding on an as adjusted basis	*	*
Additional paid-in capital	757	757
New additional paid-up capital	-	7,875
Accumulated other comprehensive loss	(58)	(58)
Retained earnings	903	(951)

Total Shareholders’ Equity	1,602	7,623

Indebtedness
Bank loans	695	695
Shareholder loan	1,000	1,000
Related parties’ amounts	2,305	2,305

Total Indebtedness	4,000	4,000

Total Capitalization	5,602	11,623

* Denotes amount less than $1,000.

Indebtedness

A table describing our indebtedness as of November 30, 2024 is as follows:

Type of Debts	Securities	Terms of repayments	Annual interest rate	Actual	As adjusted
				$’000	$’000
Bank loans	Term loan	5 years	2.0% -2.5%	695	695

Shareholder loan	-	-	-	1,000	1,000
Related parties’ amounts	-	-	-	2,305	2,305

Total Indebtedness				4,000	4,000

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DILUTION

Investors purchasing our Ordinary Shares in this offering will experience immediate and substantial dilution in the pro forma as adjusted net tangible book value of their Ordinary Shares. Dilution in pro forma as adjusted net tangible book value represents the difference between the initial public offering price of our Ordinary Shares and the pro forma as adjusted net tangible book value per share of our Ordinary Shares immediately after the offering.

Historical net tangible book value per Ordinary Share represents our total tangible assets (total assets excluding goodwill and other intangible assets, net) less total liabilities, divided by the number of outstanding Ordinary Shares. After giving effect to the sale of Ordinary Shares in this offering by the Company at an assumed initial public offering price of $5.00 per Ordinary Share (being the mid-point of the offer price range as set out on the cover of this prospectus), after deducting $1.9 million in underwriting discounts and commissions and estimated offering expenses payable by the Company of approximately $6.0 million, the pro forma as adjusted net tangible book value as of November 30, 2024 would have been approximately $7.6 million, or $0.35 per Ordinary Share. This represents an immediate increase in pro forma as adjusted net tangible book value of $0.27 per Ordinary Share to our existing shareholders and an immediate dilution of $4.65 per Ordinary Share to new investors purchasing Ordinary Shares in this offering.

The following table illustrates this dilution on a per Ordinary Share basis to new investors.

$
Assumed initial public offering price per Ordinary Share	5.00
Historical net tangible book value per Ordinary Share as of November 30, 2024	0.08
Increase in as adjusted net tangible book value per Ordinary Share attributable to the investors in this offering	0.27
Pro forma net tangible book value per Ordinary Share after giving effect to this offering	0.35
Dilution per Ordinary Share to new investors participating in this offering	4.65

A $1 increase (decrease) in the assumed initial public offering price of $5.00 per Ordinary Share, which is the midpoint of the price range set forth on the cover page of this prospectus, would increase (decrease) the as adjusted net tangible book value per share by $0.07, and increase (decrease) dilution to new investors by $0.07 per share, in each case assuming that the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting underwriting discounts and estimated offering expenses payable by us.

The following table summarizes, on a pro forma as adjusted basis as of November 30, 2024, the differences between existing shareholders and the new investors with respect to the number of Ordinary Shares purchased from us, the total consideration paid and the average price per Ordinary Share before deducting the estimated commissions to the underwriter and the estimated offering expenses payable by us.

	Ordinary Shares Purchased		Total Consideration		Average Price Per Ordinary
	Number	Percent	Gross Amount	Percent	Share
	’000%		$’000%		$

Existing shareholders	20,250,000	92.8	757,000	9.7	0.04
New investors participating in this offering	1,575,000	7.2	7,875,000	90.3	5.00

Total	21,825,000	100.0	8,632,000	100.0	0.40

The pro forma as adjusted information as discussed above is illustrative only. Our net tangible book value following the completion of this offering is subject to adjustment based on the actual initial public offering price of our Ordinary Shares and other terms of this offering determined at the pricing.

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DIVIDENDS AND DIVIDEND POLICY

Dividends of approximately $1.1 million (approximately S$1.5 million) were declared by the companies comprising our Group for the financial year ended February 29, 2024. Dividends of approximately $2.5 million (approximately S$3.3 million) were declared by the companies comprising our Group for the financial year ended February 28, 2023. The dividends of approximately $2.5 million has been declared from the financial year ended February 28, 2023 and $1.1 million of that dividend has been partially paid as of February 29, 2024. The dividends of approximately $1.1 million has been declared from the financial year ended February 29, 2024, remained unpaid. The remaining dividend remains payable depending on the financial results and growth of the Group, and any proceeds derived from the net proceeds of this offering will not be used to pay the unpaid dividend. Such dividend payments should not be considered as a guarantee or indication that those companies comprising our Group will declare and pay dividends in such manner in the future or at all.

When considering the distribution of a dividend in the future, our Board shall take into account, among other things, the following factors when deciding whether to propose a dividend and in determining the dividend amount: (a) operating and financial results; (b) cash flow situation; (c) business conditions and strategies; (d) future operations and earnings; (e) taxation considerations; (f) interim dividend paid, if any; (g) capital requirement and expenditure plans; (h) interests of shareholders; (i) statutory and regulatory restrictions; (j) any restrictions on payment of dividends; and (k) any other factors that our Board may consider relevant. The payment of dividends, in certain circumstances is also subject to the approval of our Shareholders, the Companies Act and our Amended and Restated Memorandum and Articles of Association as well as any other applicable laws. Currently, we do not have any predetermined dividend distribution ratio and we may not declare any dividends for the foreseeable future.

Under Cayman Islands law, a Cayman Islands company may pay a dividend out of either profit, or share premium account, provided that in no circumstances may a dividend be paid if this would result in the company being unable to pay its debts as they fall due in the ordinary course of business. If our Board decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the Board may deem relevant. In addition, we are a holding company and depend on the receipt of dividends and other distributions from our subsidiaries to pay dividends on our Ordinary Shares.

There are no foreign exchange controls or foreign exchange regulations under current applicable laws of the various places of incorporation of our significant subsidiary that would affect the payment or remittance of dividends.

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SUMMARY CONSOLIDATED FINANCIAL AND OTHER DATA

The following selected consolidated financial data as of August 31, 2024, February 29, 2024 and February 28, 2023, for the six months ended August 31, 2024 and 2023, and the financial years ended February 29, 2024 and February 28, 2023 have been derived from our audited consolidated financial statements included elsewhere in this prospectus. The selected financial data set forth below should be read in conjunction with, and are qualified by reference to “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and notes thereto included elsewhere in this prospectus. Our consolidated financial statements are prepared and presented in accordance with U.S. GAAP. Our historical results do not necessarily indicate results expected for any future period.

You should read the following summary financial data together with our financial statements and the related notes appearing at the end of this prospectus, “Selected Consolidated Financial Data,” “Capitalization” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” We have derived the financial data for the six months ended August 31, 2024 and 2023 from our unaudited condensed financial statements included in this prospectus, and the financial years ended February 29, 2024 and February 28, 2023 from our audited financial statements included in this prospectus.

Results of Operations Data

	Six Months Ended		Financial Years Ended
	August 31, 2024	August 31, 2023	February 29, 2024	February 28, 2023
	$’000	$’000	$’000	$’000

Revenues	8,194	8,239	16,752	11,845
Net income	885	483	1,129	874

Basic and diluted net income per Ordinary Share	0.04	0.02	0.06	0.04
Weighted average number of Ordinary Shares outstanding (‘000)	20,250	20,250	20,250	20,250

Balance Sheet Data:

	As of August 31, 2024	As of February 29, 2024	As of February 28, 2023
	$’000	$’000	$’000

Capital and cash equivalents	520	1,015	511
Working capital	1,216	376	(30)
Total assets	11,221	9,813	9,240
Total liabilities	9,515	9,065	8,486
Total shareholder’s equity	1,706	748	754

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and related notes included elsewhere in this prospectus. This discussion and analysis and other parts of this prospectus contain forward-looking statements based upon current beliefs, plans and expectations that involve risks, uncertainties and assumptions. Our actual results and the timing of selected events could differ materially from those anticipated in these forward-looking statements as a result of several factors, including those set forth under “Risk Factors” and elsewhere in this prospectus. You should carefully read the “Risk Factors” section of this prospectus to gain an understanding of the important factors that could cause actual results to differ materially from our forward-looking statements.

Overview

Founded in 2017, we have grown and expanded our business from cabling services to also serve power network operators. We, through our subsidiary Vistek SG, are a cabling service provider that specializes in telecommunications and power infrastructure works in Singapore. Our Executive Directors and Executive Officers collectively have over twenty years of industry experience and based on this collective experience, we believe our brand’s reputation is positively attributable to our humble beginnings when we started contracting to complete cable laying projects for telecommunication network operators in Singapore.

We endeavor to assist telecommunication and power network operators in Singapore through cable laying projects as well as providing other ancillary services, including maintenance projects, connecting underground fiber optic network to aboveground premises and installation of Wireless Fidelity (Wi-Fi) networks.

In Singapore, our operations fall under the oversight of the Commissioner of Building Control (the “CBC”). The CBC ensures compliance with regulations set by the BCA and other relevant bodies whereas, the BCA oversees areas such as safety, quality, inclusiveness, sustainability and productivity. The BCA champions the development and transformation of the built environment sector and in turn regulates the construction-related workheads under their registration requirement such as financial, track records, personnel and other additional requirement which may be needed by us and our competitors. Contractors in Singapore who wish to undertake specified works in Singapore including the business in which the Company operates must apply for the appropriate “workhead” registration, which provide for specified requirements such as existing track records in the industry, as well as financial and personnel requirements. For example, the Company and its competitors are required to meet registration requirements before registering with the BCA through their Construction Registration System (the “CRS”) and then able to bid on or undertake public sector projects of higher size and value. These regulatory entities establish specific criteria that must be met for the issuance, renewal, and maintenance of our business registrations and licenses. Our qualifications align with the BCA’s “workhead” gradings, enabling us to undertake various construction projects within Singapore’s CRS. We are registered with the BCA as a Grade GB1 licensed general builder, which enables us to undertake projects of any value. Under the CRS, in order to bid on public sector projects, we are also registered as a (i) Grade C3 contractor under the CW02 (civil engineering) workhead; (ii) Grade L5 contractor under the CR-07 (cable/pipe laying & road reinstatement) workhead; (iii) Grade L1 contractor under the ME-04 (communication & security systems) workhead; (iv) Grade L2 contractor under the ME-08 (internal telephone wiring for telecommunications) workhead; and (v) Grade L5 contractor under the ME-10 (line plant cabling/wiring for telecommunications) workhead, which enable us to undertake projects of any value and to bid for public sector projects up to S$0.8 million, S$16.0 million, S$0.8 million, S$1.6 million and S$0.8 million in value for each project, respectively ((i)-(v) collectively, the “Workhead Qualifications”).

Our Workhead Qualifications are maintained in order for us to continue to provide cabling solutions to telecommunications and power network operators in Singapore. Companies like ours, which provide similar services are required to attain and retain the respective Workhead Qualifications under the BCA. Thus, in line with the industry in which we operate, both the customer base and competition are fragmented because we believe there is no significant customer concentration in any of the service areas in which we operate and certain competitors may who obtain similar Workhead Qualifications may extend their services to any customer, resulting in a competitive and fragmented market in Singapore.

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For the six months ended August 31, 2024 and 2023, our net revenue remained the same at approximately $8.2 million, of which revenue from power cables accounted for approximately $3.4 million for the six months ended August 31, 2024 and approximately $4.5 million the six months ended August 31, 2023, respectively. Revenue from telecommunications accounted for approximately $4.8 million for the six months ended August 31, 2024 and approximately $3.4 million for the six months ended August 31, 2023, respectively. Revenue from services and others accounted for approximately $0.3 million for the six months ended August 31, 2023, and approximately $0.0 million for the six months ended August 31, 2024 respectively.

Our net income amounted to approximately $0.9 million and approximately $0.5 million for the six months ended August 31, 2024 and 2023, respectively.

For the financial years ended February 29, 2024 and February 28, 2023, our net revenue amounted to approximately $16.8 million and approximately $11.8 million, respectively, of which revenue from power cables accounted for approximately $9.0 million for the financial year ended February 29, 2024 and approximately $6.3 million for the financial year ended February 28, 2023, respectively. Revenue from telecommunications accounted for approximately $7.5 million for the financial year ended February 29, 2024 and approximately $5.5 million for the financial year ended February 28, 2023, respectively. Revenue from services and others accounted for approximately $0.3 million for the financial year ended February 29, 2024 and approximately $0.02 million for the financial year ended February 28, 2023, respectively.

Our net income amounted to approximately $1.1 million and approximately $0.9 million for the financial years ended February 29, 2024 and February 28, 2023, respectively.

KEY FACTORS AFFECTING THE RESULTS OF OUR GROUP’S OPERATIONS

Our financial condition and results of operation have been and will continue to be affected by a number of factors, many of which may be beyond our control, including those factors set out in the section headed ‘‘Risk Factors’’ in this prospectus and those set out below.

●

Demand from our major customer groups - Our aggregate sales generated from our top three customers were approximately 99.2%, 97.4% and 99.8% of our revenue for the six months ended August 31, 2024, for the financial years ended February 29, 2024 and February 28, 2023, respectively. In particular, sales to our largest customer amounted to approximately $4.5 million, representing approximately 55.4% of our revenue for the six months ended August 31, 2024 and approximately $9.0 million, representing approximately 53.8% of our revenue for the financial year ended February 29, 2024. Our sales are significantly affected by the demands of our largest customer due to vigorous price competition in cost of labor to complete the project contract within the project’s timeline.

●

Fluctuations in the cost of our revenues - Material costs, subcontracting costs, project related employee benefits expenses and miscellaneous project expenses are the largest part of our cost of revenue, representing approximately 69.5%, 71.5% and 70.3% of our revenue for the six months ended August 31, 2024, the financial years ended February 29, 2024 and February 28, 2023, respectively. Specifically, the costs at which we can complete our project contracts are determined mainly by the demand and supply in labor markets and the manpower regulations in this industry. Fluctuations in the price, availability, quality, cost of labor and professional services will impact the completion of the project contracts, and ultimately in the overall contracts margins. We are unable to pass all or any of these higher costs on to our customers, as such, such fluctuations could have a material adverse effect on our profitability.

The growth of our business depends on our tendering or bidding successfully. We are awarded the opportunity to contract with customers through a competitive tender process which are not recurring in nature but generally last between two to three years. Our current contracts are not automatically renewable and we often bid for a new contract when the current ones expire. Further, our major customers are not under any contractual obligation to give us a first right to renew the expiring contracts nor are they obliged to enter into any new contracts with us or engage our services for their subsequent project works. To that end, we have to go through a new tender or bidding process with them for each new contract.

In order to enhance our competitiveness in the tender/bidding process, we may have to agree to a schedule of rates which are lower than our proposed schedule of rates and/or offer more favorable terms to our major customers. In particular, sales to our largest customer amounted to approximately $4.5 million, representing approximately 55.4% of our revenue for the six months ended August 31, 2024 and approximately $9.0 million, representing approximately 53.8% of our revenue for the financial year ended February 29, 2024.

Sales to our second largest customer amounted to approximately $3.4 million, representing approximately amounted to approximately 41.6% of our revenue for the six months ended August 31, 2024 and approximately $6.5 million, representing approximately amounted to approximately 38.8% of our revenue for the financial year ended February 29, 2024. Our sales are significantly affected by the demands of our largest customers due to vigorous price competition in the costs of labor to complete the project contract within the project’s timeline.

48

●	Financial impact of COVID-19 - The COVID-19 pandemic caused general business disruptions in Singapore and the rest of the world. We expect that the onset of another pandemic would impede our ability to conduct our business due to supply chain issues, stay at home mandates, decreased economic activity that slows or halts development contracts that we work on, and labor shortages.
●	Competitive market - The subsurface works industry in Singapore is highly regulated, with strict safety and environmental standards, and companies are expected to have a strong track record of delivering high-quality projects. The industry players generally compete with each other on market position, industry reputation, track record and relationship with project owners and main contractors, as well as financial standing. Some of our competitors may have more manpower and resources, more qualifications entitling them to provide a wider scope of integrated building envelope solution services, longer operating histories, more financial strength, stronger relationships with clients and owners and more established brand names and market recognition than we have. When we price our tenders /bidding or quotations or fix contract prices with our clients and owners, we may face keen competition and significant downward pricing pressure, thereby reducing our profit margins, which will have an adverse effect on our profitability and results of operations.
●	Labor shortages - Our business is highly dependent on foreign workers as the local construction labor force is of limited supply and more costly. As of November 30, 2024, over 80.0% of our workforce was made up of foreign employees (including site workers and other employees). Any shortage in the supply of foreign workers, increase in FWL for foreign workers, or restriction on the number of foreign workers that we can employ will adversely affect our operations and financial performance. The supply of foreign labor in Singapore is highly regulated under the policies and restrictions imposed by the MOM.
●	Inflation risk - Inflationary factors, such as increases in material costs, subcontracting costs, project related employee benefits expenses and miscellaneous project expenses, could impair our operating results. A high rate of inflation in the future may have an adverse effect on our ability to maintain current levels of gross margin and operating expenses as a percentage of sales revenue if the revenues do not increase with such increased costs.
●	Cash conversion cycle – The start-up costs, such as project insurance fees, subcontracting fees, costs of materials and surveying service fees for the jobs under the contracts while our customers only make payment after the job has been completed. Apart from the start-up costs, the performance bonds backed by cash or other collateral and/or guarantees in favor of our customers for an amount equal to 5.0% of the estimated contract sum specified in the contracts. Additionally, the average length of the contracts awarded to us are between two to three years, with an additional defect warranty period of between 6 to 12 months, while the average time between the period in which a job begins and we get paid for said job under the contracts range from 3 to 6 months. As such, we normally incur net cash outflows at the beginning of each job and it is uncertain when our cash flows of a particular contract will turn from net cash outflows into cumulative net cash inflow as the quantity of work to be performed under the contract and the duration of each job cannot be predetermined at the time of entry into the contract.

Results of Operations

The following table sets forth a summary of our consolidated results of operations for the periods indicated, both in absolute amount and as a percentage of its total revenue.

49

Comparison of operating results for the six months ended August 31, 2024 and 2023

Revenue

As set forth in the following table, during the six months ended August 31, 2024 and 2023, our revenue was derived from subsurface utility works in Singapore, including power cables, telecommunications, and services and others:

	Six Months Ended August 31,
	2024		2023
	$’000%		$’000%

Power cables	3,409	41.6	4,483	54.4
Telecommunications	4,791	58.5	3,365	40.8
Services and others*	(6)	(0.1)	391	4.8

Total	8,194	100.0	8,239	100.0

* Other services comprised of miscellaneous revenue from service fee, labor cost charged, rental of machinery and equipment, transportation costs incurred among other things.

Our total revenue remained the same at approximately $8.2 million for the six months ended August 31, 2024 and 2023.

Our net income amounted to approximately $0.9 million and approximately $0.5 million for the six months ended August 31, 2024 and 2023, respectively.

For the six months ended August 31, 2024 and 2023, approximately 41.6% and 53.2% of our total revenue, respectively, was generated from contracts derived from public sectors and approximately 58.5% and 42.4% of our total revenue, respectively, was generated from contracts derived from the private sectors. For the same financial years, our revenue generated from non-contracts accounted for approximately negative 0.1% and 4.4% of our total revenue, respectively. The increase in revenue from public sector contracts is attributable to an increase in milestone payments from existing contracts, and the corresponding decrease from private sector contracts is attributable to the same. The increase in non-contract revenue is attributable to the increase in general ancillary services.

Cost of revenues (exclusive of depreciation and amortization expenses)

During the six months ended August 31, 2024 and 2023, our Group’s cost of revenues decreased by approximately $0.6 million or 10.1% to approximately $5.7 million for the six months ended August 31, 2024 from approximately $6.3 million for the six months ended August 31, 2023. Such decrease was mainly attributable to the decrease in sub-contracting costs of approximately $0.9 million.

Selling and distribution expenses

Our selling and distribution expenses mainly included promotion and marketing expenses and local transportation expenses. The following table sets forth the breakdown of our selling and distribution expenses for the six months ended August 31, 2024 and 2023:

	Six Months Ended August 31,
	2024		2023
	$’000%		$’000%

Entertainment	1	12.5	4	40.0
Transport charges	5	62.5	3	30.0
Travelling costs	2	25.0	3	30.0
Advertisement	*	*	-	-

Total	8	100.0	10	100.0

* Reflects expenses that are immaterial in amount.

Our selling and distribution expenses remained relatively insignificant at approximately $0.008 million and approximately $0.01 million for the six months ended August 31, 2024 and 2023, respectively, representing approximately 0.1% and approximately 0.1% of our total revenue for the corresponding financial periods.

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General and Administrative expenses

The following table sets forth the breakdown of our general and administrative expenses for the six months ended August 31, 2024 and 2023:

	Six Months Ended August 31,
	2024		2023
	$’000%		$’000%

Depreciation	104	6.8	87	6.8
Staff salaries and related costs	1,044	67.8	673	52.4
Upkeep of motor vehicles	*	*	172	13.4
Miscellaneous expenses	392	25.4	352	27.4

Total	1,540	100.0	1,284	100.0

* Reflects expenses that are immaterial in amount.

General and administrative expenses remained at approximately $1.5 million and approximately $1.3 million for the six months ended August 31, 2024 and 2023, representing approximately 18.8% and 15.6% of our total revenue, respectively for the corresponding financial periods.

Staff costs mainly represented the salaries, employee benefits and retirement benefit costs to our employees and directors’ remuneration. The staff costs of our Group remained at approximately $1.0 million and approximately $0.7 million for the six months ended August 31, 2024 and 2023, respectively.

Depreciation expense is charged on our property, plant and equipment which includes (i) leasehold buildings; (ii) right-of-use assets; (iii) motor vehicles; and (iv) office equipment, and furniture and fittings.

Miscellaneous expenses were mainly comprised of insurance expenses, office supplies, legal and professional fees, repair and maintenance, and other miscellaneous expenses.

Other Income (expenses), Net

The following table sets forth the breakdown of our other income (expense) for the six months ended August 31, 2024 and 2023:

	Six Months Ended August 31,
	2024	2023
	$’000	$’000

Interest income	*	*
Interest costs	(46)	(33)
(Loss) gain on foreign exchange	(1)	*
Loss on disposal of property and equipment	-	(30)
Government grants	37	16
Other incomes	110	-

Total	100	(47)

* Reflects expenses that are immaterial in amount.

Interest expenses were at the same approximately $0.03 million for the six months ended August 31, 2024 and 2023, respectively, resulting from interest charged on our bank loans and financing facilities. For more details of our bank borrowings, please see the paragraph headed “Bank Indebtedness” in this section.

Losses on disposals of property and equipment amounted to approximately $0.03 million for the six months ended August 31, 2023, as a result of wear and tear, disposal and thus subsequent replacement on equipment which reached the end of its shelf life.

Income Tax Expenses

During the six months ended August 31, 2024 and 2023, our income tax expense comprised of our current tax expense and deferred tax for the six months.

For the six months ended August 31, 2024, our income tax increased to approximately $0.2 million and our effective tax rate, calculated as income tax divided by profit before income tax, was approximately 15.5% due to the increase on non-deductible expenses. Such income tax increase was generally in line with the increase in our profit for the six months.

For the six months ended August 31, 2023, our income tax increased to approximately $0.1 million and our effective tax rate, calculated as income tax divided by profit before income tax, was approximately 13.3% due to the increase on non-deductible expenses. Such income tax increase was generally in line with the increase in our profit for the six months.

Net Income

As a result of the foregoing, our net income amounted to approximately $0.9 million and approximately $0.5 million for the six months ended August 31, 2024 and 2023, respectively.

Liquidity and Capital Resources

Our liquidity and working capital requirements have primarily related to our operating expenses. Historically, we have met our working capital and other liquidity requirements primarily through a combination of cash generated from our operations and loans from banking facilities. Going forward, we expect to fund our working capital and other liquidity requirements from various sources, including but not limited to cash generated from our operations, loans from banking facilities, the net proceeds from this offering and other equity and debt financings as and when appropriate.

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Cash flows

The following table summarizes our cash flows for the six months ended August 31, 2024 and 2023:

	Six Months Ended August 31,
	2024	2023
	$’000	$’000

Cash and cash equivalents at beginning of the period	1,015	511

Net cash (used in) provided by operating activities	(479)	522
Net cash used in investing activities	(208)	(119)
Net cash provided by (used in) financing activities	92	(407)
Effect on exchange rate change on cash, cash equivalents and restricted cash	100	(6)

Net change in cash and cash equivalents	(495)	(10)

Cash and cash equivalents as at end of the period	520	501

Cash flows from operating activities

For the six months ended August 31, 2024, our net cash used in operating activities was approximately $0.5 million, which primarily consisted of our net income of approximately $1.0 million, adding back (i) the non-cash depreciation of property and equipment of approximately $0.1 million, (ii) the increase in accounts payable and accrued liabilities of approximately $0.04 million, and was partially offset by (a) the decrease in contract assets and accounts receivables of approximately $1.4 million, (b) the decrease in amount due to related parties of approximately $0.2 million and (c) the decrease in tax payables of approximately $0.1 million.

  For the six months ended August 31, 2023, our net cash provided by operating activities was approximately $0.5 million, which primarily consisted of our net income of approximately $0.6 million, adding back (i) the non-cash depreciation of property and equipment of approximately $0.1 million, (ii) the increase in accounts payable and accrued liabilities of approximately $0.6 million, and was partially offset by (a) the decrease in contract assets and accounts receivables of approximately $0.8 million.

Cash flows from investing activities

For the six months ended August 31, 2024, our net cash used in investing activities was approximately $0.2 million, primarily consisting of the purchase of property and equipment.

For the six months ended August 31, 2023, our net cash used in investing activities was approximately $0.1 million, primarily consisting of the purchase of property and equipment.

Cash flows from financing activities

Our cash flows used in financing activities primarily consists of interest paid, proceeds from loans, repayment of loans, payment for interest portion of lease liabilities and payment for capital portion of lease liabilities.

For the six months ended August 31, 2024, our net cash provided by financing activities was approximately $0.1 million, which mainly consisted of bank loan proceeds, the payment for interest portion of lease liabilities and payment for capital portion of lease liabilities.

For the six months ended August 31, 2023, our net cash used in financing activities was approximately $0.4 million, which mainly consisted of bank loan repayment, the payment for interest portion of lease liabilities and payment for capital portion of lease liabilities and dividend payment.

Comparison of operating results for the financial years ended February 29, 2024 and February 28, 2023

Revenue

As set forth in the following table, during the financial years ended February 29, 2024 and February 28, 2023, our revenue was derived from subsurface utility works in Singapore, including power cables, telecommunications, and services:

	Financial Years ended
	February 29, 2024		February 28, 2023
	$’000%		$’000%

Power cables	9,012	53.8	6,335	53.5
Telecommunications	7,461	44.5	5,487	46.3
Services and others*	279	1.7	23	0.2

Total	16,752	100.0	11,845	100.0

* Other services comprised of miscellaneous revenue from service fee, labor cost charged, rental of machinery and equipment, among other things.

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Our total revenue increased by approximately $5.0 million or 41.4% to approximately $16.8 million for the year ended February 29, 2024 from approximately $11.8 million for the financial year ended February 28, 2023. Such increase was mainly attributable to the increase in revenue generated from our existing contracts, as well as new contracts for additional work orders which we have obtained, for the provision of power cables and telecommunications of approximately $9.0 million and approximately $7.5 million as a result of revenue generated from on-going existing contracts.

For the financial years ended February 29, 2024 and February 28, 2023, our net income was derived at approximately $1.1 million and approximately $0.9 million, respectively.

For the financial years ended February 29, 2024 and February 28, 2023, approximately 54.8% and 53.5% of our total revenue, respectively, was generated from contracts derived from public sectors and approximately 44.2% and 46.3% of our total revenue, respectively, was generated from contracts derived from the private sectors. For the same financial years, our revenue generated from non-contracts accounted for approximately 1.0% and 0.2% of our total revenue, respectively. The decrease in revenue from private sector contracts is attributable to the decrease in milestone payments from existing contracts, and the corresponding increase from public sector contracts is attributable to the same. The decrease in non-contract revenue is attributable to the decrease in general ancillary services.

Cost of revenues (exclusive of depreciation and amortization expenses)

During the financial years ended February 29, 2024 and February 28, 2023, our Group’s cost of revenues increased by approximately $3.7 million or 43.9% to approximately $12.0 million for the financial year ended February 29, 2024 from approximately $8.3 million for the financial year ended February 28, 2023. Such increase was mainly attributable to the increase in revenue generated from the installation of power cables and telecommunications of approximately $4.7 million.

Selling and Distribution expenses

Our selling and distribution expenses mainly included promotion and marketing expenses and local transportation expenses. The following table sets forth the breakdown of our selling and distribution expenses for the financial years ended February 29, 2024 and February 28, 2023:

	Financial Years ended
	February 29, 2024		February 28, 2023
	$’000%		$’000%

Entertainment	10	43.5	6	37.5
Transport charges	6	26.1	6	37.5
Travelling costs	7	30.4	4	25.0

Total	23	100.0	16	100.0

Our selling and distribution expenses remained relatively stable the same at approximately $0.02 million for the financial years ended February 29, 2024 and February 28, 2023, respectively, representing the same at approximately 0.1% of our total revenue for the corresponding financial years.

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General and Administrative expenses

The following table sets forth the breakdown of our general and administrative expenses for the financial years ended February 29, 2024 and February 28, 2023:

	Financial Years ended
	February 29, 2024		February 28, 2023
	$’000%		$’000%

Depreciation	469	14.1	261	10.2
Staff salaries and related costs	1,831	54.9	1,391	54.8
Upkeep of motor vehicles	330	9.9	330	13.0
Miscellaneous expenses	704	21.1	557	22.0

Total	3,334	100.0	2,539	100.0

General and administrative expenses increased to approximately $3.3 million for the financial year ended February 29, 2024 from approximately $2.5 million for the financial year ended February 28, 2023, representing approximately 19.9% and 21.4% of our total revenue, respectively for the corresponding financial years.

Staff costs mainly represented the salaries, employee benefits and retirement benefit costs to our employees and directors’ remuneration. The staff costs of our Group increased by approximately $0.4 million for each of the financial years ended February 29, 2024 and February 28, 2023.

Depreciation expense is charged on our property, plant and equipment which includes (i) leasehold buildings; (ii) right-of-use assets; (iii) motor vehicles; and (iv) office equipment, and furniture and fittings.

Miscellaneous expenses were mainly comprised of insurance expenses, office supplies, legal and professional fees, repair and maintenance and other miscellaneous expenses.

Other Income, Net

The following table sets forth the breakdown of our other income (expense) for the financial years ended February 29, 2024 and February 28, 2023:

	Financial Years ended
	February 29, 2024	February 28, 2023
	$’000	$’000

Interest income	4	4
Interest costs	(88)	(122)
Gain on foreign exchange	1	1
Government grant	58	135
Loss on disposal of property and equipment	(42)	-
Other income	40	114

Total	(27)	132

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Interest expenses remained the same at approximately $0.1 million for each of the financial years ended February 29, 2024 and February 28, 2023, respectively, resulting from interest charged on our bank loans and financing facilities. For more details of our bank borrowings, please see the paragraph headed “Bank Indebtedness” in this section.

Income Tax Expenses

During the financial years ended February 29, 2024 and February 28, 2023, our income tax expense comprised of our current tax expense and deferred tax for the financial year.

For the financial year ended February 29, 2024, our income tax was approximately $0.3 million and our effective tax rate, calculated as income tax divided by profit before income tax, was approximately 18.3% due to the increase on non-deductible expenses. Such income tax increase was generally in line with the increase in our profit for the financial year.

For the financial year ended February 28, 2023, our income tax was approximately $0.2 million and our effective tax rate, calculated as income tax divided by profit before income tax, was approximately 20.0%. The relatively lower effective tax rate for the financial year ended February 29, 2024, as compared to our tax rate for the financial year ended February 28, 2023, was mainly attributable to non-deductible expenses incurred for depreciation with lesser capital allowances for tax incentives.

Net Income

As a result of the foregoing, our net income amounted to approximately $1.1 million and approximately $0.9 million for the financial years ended February 29, 2024 and February 28, 2023, respectively.

Liquidity and Capital Resources

Our liquidity and working capital requirements have primarily related to our operating expenses. Historically, we have met our working capital and other liquidity requirements primarily through a combination of cash generated from our operations and loans from banking facilities. Going forward, we expect to fund our working capital and other liquidity requirements from various sources, including but not limited to cash generated from our operations, loans from banking facilities, the net proceeds from this offering and other equity and debt financings as and when appropriate.

Cash flows

The following table summarizes our cash flows for the financial years ended February 28, 2023 and 2022:

	Financial Years ended
	February 29, 2024	February 28, 2023
	$’000	$’000

Cash and cash equivalents at beginning of the financial year	511	804

Net cash provided by operating activities	2,201	93
Net cash used in investing activities	(94)	(84)
Net cash used in financing activities	(1,597)	(328)
Effect on exchange rate change on cash, cash equivalents and restricted cash	(6)	26

Net change in cash and cash equivalents	504	(293)

Cash and cash equivalents as at end of the financial year	1,015	511

Cash flows from operating activities

For the financial year ended February 29, 2024, our net cash provided by operating activities was approximately $2.2 million, which primarily consisted of our net income of approximately $1.4 million, adding back (i) the non-cash depreciation of property and equipment of approximately $0.5 million, (ii) the loss on disposal of property and equipment of approximately $0.04 million, (iii) the increase in accounts payables, accrued liabilities and provision of approximately $0.05 million, (iv) the increase of contract assets of approximately $1.2 million, (v) the increase of related parties amount of approximately $0.2 million and was partially offset by (a) the decrease of accounts receivables of approximately $1.0 million, and (b) the tax payment of approximately $0.1 million.

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For the financial year ended February 28, 2023, our net cash provided by operating activities was approximately $0.1 million, which primarily consisted of our net income of approximately $1.1 million, adding back (i) the non-cash depreciation of property and equipment of approximately $0.3 million, (ii) the increase in accounts payables, accrued liabilities and provision of approximately $0.4 million, and was partially offset by (a) the decrease of contract assets and accounts receivables of approximately $1.6 million and (b) the tax payment of approximately $0.1 million.

Cash flows from investing activities

For the financial year ended February 29, 2024, our net cash used in investing activities was approximately $0.1 million, primarily consisting of the purchase of property and equipment.

For the financial year ended February 28, 2023, our net cash used in investing activities was approximately $0.1 million, primarily consisting of the purchase of property and equipment.

Cash flows from financing activities

Our cash flows used in financing activities primarily consists of interest paid, proceeds from loans, repayment of loans, payment for interest portion of lease liabilities and payment for capital portion of lease liabilities, and dividend payment to the shareholders.

For the financial year ended February 29, 2024, our net cash used in financing activities was approximately $1.6 million, which mainly consisted of bank loan repayment, the payment for interest portion of lease liabilities and payment for capital portion of lease liabilities of approximately $1.4 million, and payment of dividend to related parties of approximately $0.2 million.

For the financial year ended February 28, 2023, our net cash used in financing activities was approximately $0.3 million, which mainly consisted of bank loan repayment of approximately $0.1 million, the payment for interest portion of lease liabilities and payment for capital portion of lease liabilities of approximately $0.1 million, and payment of dividend to the shareholders of approximately $0.1 million.

Accounts receivable

Our net accounts receivable remained marginally the same at approximately $1.6 million as of August 31, 2024 and approximately $1.7 million as of February 29, 2024.

We did not charge any interest on or hold any collateral as security over these accounts receivable balances. We generally offer credit periods of 30 to 90 days to our customers. We have not had, and do not expect to have, issues collecting payment from these longer ageing invoices.

The following table sets forth the ageing analysis of our accounts receivable, net, based on the invoiced date as of the dates mentioned below:

	As of August 31, 2024	As of February 29, 2024
	$’000	$’000

Within 30 days	1,147	1,700
Between 31 and 60 days	480	4
Over 60 days	12	3

	1,639	1,707

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We have a policy for determining the allowance for impairment based on the evaluation of collectability and aging analysis of accounts receivable and on management’s judgement, including the change in credit quality, the past collection history of each customer and the current market condition.

The loss allowance for accounts receivable related to a general provision for accounts receivable applying the simplified approach to providing for expected credit loss(es) (the “ECL(s)”). Credit risk grades are defined using qualitative and quantitative factors that are indicative of the risk of default. The ECL rate is calculated based on historical loss rates of the industry in which our customers operate and ageing of the accounts receivable.

During the six months ended August 31, 2024 and 2023, other than the loss allowance provision discussed above, no impairment loss was provided for amounts that were past due.

Accounts payable

The general credit terms from our major suppliers are payment within 30 days. Our accounts payable increased from approximately $0.7 million as of February 29, 2024 to approximately $1.0 million as of August 31, 2024. We generally pay our accounts payable within 30 days of receipt of invoice.

We did not have any material default in payment of accounts payable during the six months ended August 31, 2024 and 2023.

Material Cash Requirements

Our cash requirements consist primarily of day-to-day operating expenses, capital expenditures and contractual obligations with respect to facility leases and other operating leases. We lease all our office facilities. We expect to make future payments on existing leases from cash generated from operations. We have limited credit available from our major vendors and are required to prepay the majority of our subcontractors, which further constrains our cash liquidity.

We had the following contractual obligations and lease commitments as of August 31, 2024:

Contractual Obligations	Total	Less than 1 year	More than 1 Year
	$’000	$’000	$’000

Operating lease commitment	571	290	281
Bank loan repayment	1,381	868	513

Total obligations	1,952	1,158	794

We believe that we have sufficient working capital for our requirements for at least the next 12 months from the date of this prospectus, absent unforeseen circumstances, taking into account the financial resources presently available to us, including cash and cash equivalents on hand, cash flows from our operations and the estimated net proceeds from this offering.

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Bank Indebtedness

Bank Borrowings	Terms of repayments	Annual interest rate	As of August 31, 2024	As of February 29, 2024
			$’000	$’000

Invoices factoring	With 12 months	-	521	-
Term loans	5 years	2.0 - 2.5%	860	1,183

Total			1,381	1,183

As of August 31, 2024 and February 29, 2024, bank borrowings were obtained from several financial institutions in Singapore, which bear annual interest at fixed rates ranging from 2.0% to 2.5% and are repayable in 5 years.

The Company’s bank borrowings currently are guaranteed by personal guarantees from Mr. Ho and Mr. Teo. We will seek a waiver for the requirement of personal guarantees for future borrowings following the completion of this offering.

Shareholder Loan from the controlling shareholder

On November 1, 2023, Vistek SG entered into an interest-free loan with Mr. Ho, our Executive Director, our Chairman and Chief Executive Officer and in our controlling shareholder of our Company in order to fund the expenses and costs of this offering. The shareholder loan amount from our controlling shareholder was $1.0 million from the transfer of dividend payables amounts due to Mr. Ho, and we intend to repay the shareholder loan in full using proceeds from this offering, in accordance with the terms of the loan agreement. The shareholder loan is set to mature on the earlier of either the listing of our shares or June 30, 2025, and it carries no interest. The largest aggregate principal amount outstanding since November 1, 2023, was $1.0 million. As of the financial year ended August 31, 2024, no principal repayment had been made. However, $0.4 million of the shareholder loan has been utilized to cover IPO expenses, leaving a remaining principal balance of $0.6 million

Related Parties Amounts – Dividend Payable

For the financial year ended February 29, 2024, Vistek SG declared a dividend of approximately $1.1 million (approximately S$1.5 million) under which (i) approximately $0.9 million (approximately S$1.3 million) was payable under that dividend to Mr. Ho (ii) approximately $0.2 million (approximately S$0.2 million) was payable under that dividend to Mr. Teo. The dividend payable amounts due are unsecured, interest-free and repayable on demand.

For the financial year ended February 28, 2023, Vistek SG declared a dividend of approximately $2.5 million (approximately S$3.3 million) under which (i) approximately $2.1 million (approximately S$2.8 million) was payable under that dividend to Mr. Ho (ii) approximately $0.4 million (approximately S$0.5 million) was payable under that dividend to Mr. Teo. The dividend payable amounts due are unsecured, interest-free and repayable on demand.

As of August 31, 2024, the dividend payable amounts for the financial year ended February 29, 2024 and February 28, 2023 are approximately $1.1 million (approximately S$1.5 million) and approximately $1.3 million (approximately S$1.7 million), respectively.

Related Parties Amounts – Shareholders

As of August 31, 2024, the amounts due to related parties (shareholders) of approximately $0.1 million for the six months ended August 31, 2024.

As of February 29, 2024, the amounts due to related parties (shareholders) of approximately $0.1 million for the financial year ended February 29, 2024.

Capital Commitments

As of August 31, 2024 and February 29, 2024, we did not have any capital commitments.

Off-Balance Sheet Transactions

As of August 31, 2024 and February 29, 2024, we have not entered into any material off-balance sheet transactions or arrangements.

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We have not entered into any financial guarantees or other commitments to guarantee the payment obligations of any third parties. In addition, we have not entered into any derivative contracts that are indexed to our own shares and classified as shareholders’ equity, or that are not reflected in our consolidated financial statements. Furthermore, we do not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity. Moreover, we do not have any variable interest in an unconsolidated entity that provides financing, liquidity, market risk or credit support to us or engages in leasing, hedging or research and development services with us.

Critical Accounting Policies and Estimates

Our financial statements and accompanying notes have been prepared in accordance with U.S. GAAP. The preparation of these financial statements and accompanying notes requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis of making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. We have identified certain accounting policies that are significant to the preparation of our financial statements. These accounting policies are important for an understanding of our financial condition and results of operation. Critical accounting policies are those that are most important to the portrayal of our financial conditions and results of operations and require management’s difficult, subjective, or complex judgment, often as a result of the need to make estimates about the effect of matters that are inherently uncertain and may change in subsequent periods. Certain accounting estimates are particularly sensitive because of their significance to financial statements and because of the possibility that future events affecting the estimate may differ significantly from management’s current judgments. While our significant accounting policies are more fully described in Note 2 to the consolidated financial statements included elsewhere in this prospectus, we believe the following critical accounting policies involve the most significant estimates and judgments used in the preparation of our financial statements.

We are an “emerging growth company” as defined under the federal securities laws and, as such, will be subject to reduced public company reporting requirements. Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act, for complying with new or revised accounting standards. We have elected to take advantage of the extended transition period for complying with new or revised accounting standards and acknowledge such election is irrevocable pursuant to Section 107 of the JOBS Act. As a result of our election, our financial statements may not be comparable to those of companies that comply with public company effective dates.

●	Use of Estimates and Assumptions

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the consolidated financial statements and the reported amounts of revenues and expenses during the periods presented. Significant accounting estimates in the period include the allowance for doubtful accounts on accounts and other receivables, assumptions used in assessing right of use assets, and impairment of long-lived assets, and deferred tax valuation allowance.

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The inputs into the management’s judgments and estimates consider the economic implications of COVID-19 on the Company’s critical and significant accounting estimates. Actual results could differ from these estimates.

●	Basis of Consolidation

The consolidated financial statements include the financial statements of the Company and its subsidiaries. All significant inter-company balances and transactions within the Company have been eliminated upon consolidation.

●	Foreign Currency Translation and Transaction

Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates at the date of the balance sheet dates. The resulting exchange differences are recorded in the statement of operations.

Our reporting currency is the US$ and the accompanying consolidated financial statements have been expressed in US$. In addition, the Company and subsidiaries are operating in Singapore, maintain their books and record in their local currency is S$, which is a functional currency as being the primary currency of the economic environment in which their operations are conducted. In general, for consolidation purposes, assets and liabilities of its subsidiaries whose functional currency is not US$ are translated into US$, in accordance with ASC Topic 830-30, Translation of Financial Statement, using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the year. The gains and losses resulting from translation of financial statements of foreign subsidiaries are recorded as a separate component of accumulated other comprehensive income within the statements of changes in shareholders’ equity.

Translation gains and losses that arise from exchange rate fluctuations from transactions denominated in a currency other than the functional currency are translated, as the case may be, at the rate on the date of the transaction and included in the results of operations as incurred.

●	Cash and Cash Equivalents

Cash and cash equivalents consist primarily of cash in readily available checking and saving accounts. Cash and cash equivalents consist of highly liquid investments that are readily convertible to cash and that mature within three months or less from the date of purchase. The carrying amounts approximate fair value due to the short maturities of these instruments. We maintain most of our bank accounts in Singapore. There are no material accounts of the Company or any subsidiary in other jurisdictions.

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●	Restricted Cash

Restricted cash held by foreign subsidiaries relate to fixed deposits within or more than twelve months that also serve as security deposits and guarantees under the banking facilities.

●	Accounts Receivable, net

Accounts receivables, net includes amounts billed under the contract terms. Depending on the established process between each individual client and the Company, payment terms are set forth in either the purchase orders, the Letter of Award (the “LOA”), or the contract; the typical payment terms require settlement between 30 to 90 days after the work has been certified. The Company maintains an allowance for doubtful accounts to provide for the estimated number of receivables that will not be collected. The Company considers several factors in its estimate of the allowance, including knowledge of a client’s financial condition, its historical collection experience, the age of the accounts receivable balances, current economic conditions, and other factors relevant to assessing the collectability of such receivables. In applying the foregoing accounting policy for receivables, management regularly assesses gross outstanding receivables and the related allowance for bad debt by first considering certain qualitative factors, such as seeing how much is owed by the client, whether the balance is overdue or delinquent. In the event that the balance is overdue, management will conduct a root cause analysis to determine why it is overdue. Potential causes may dispute regarding the amount due because of agreed upon deliverables or product quality (amounts that are carried in contracts receivable should not be subject to dispute over quality or amount because all such amounts accounted for as contract receivable are only accrued if they are reasonably expected to be collected). Further, in the management’s assessment, if the client is still an ongoing client, which means that he is either regularly making payment in entirety or material partial payments against his balance, or the Company is still performing working on a project and that clients has historically made payment(s); management typically considers these type of clients and their related receivables as collectable and in good standing.

●	Contract assets

Contracts with performance obligations recognized over time that have revenue recognized to date in excess of cumulative billings are reported on consolidated balance sheets as “Contract assets.” Contract retentions, included in contract assets, represent amounts withheld by clients, in accordance with underlying contract terms, until certain conditions are met or the project is completed. Provisions for estimated losses of contract assets on uncompleted contracts are made in the period in which such losses are determined.

●	Expected credit loss

ASU No. 2016-13, Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments requires entities to use a current lifetime expected credit loss methodology to measure impairments of certain financial assets. Using this methodology will result in earlier recognition of losses than under the current incurred loss approach, which requires waiting to recognize a loss until it is probable of having been incurred. There are other provisions within the standard that affect how impairments of other financial assets may be recorded and presented, and that expand disclosures. The Company adopted the new standard effective January 1, 2019, the first day of the Company’s fiscal year and applied to contracts receivables, contract assets, retention receivable and other financial instruments.

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●	Property and Equipment, net

Property and equipment are stated at cost less accumulated depreciation and accumulated impairment losses, if any. Depreciation is calculated on the straight-line basis over the following expected useful lives from the date on which they become fully operational and after taking into account their estimated residual values:

Expected useful life

Computer	3 – 5 years
Motor vehicles	5 – 10 years
Tools, plant and equipment	5 years
Office equipment	5 years
Furniture and fixtures	5 years
Leasehold property	Over remaining lease period 23 years

Expenditure for repairs and maintenance is expensed as incurred. When assets have retired or sold, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the results of operations.

●	Contract liabilities

Contract liabilities on uncompleted contracts represent the amounts of cash collected from clients, billings to clients on contracts in advance of work performed and revenue recognized and provisions for losses. The majority of these amounts are expected to be earned within twelve months and are classified as current liabilities.

●	Impairment of Long-Lived Assets

In accordance with the provisions of ASC Topic 360, Impairment or Disposal of Long-Lived Assets, all long-lived assets such as property, plant and equipment owned and held by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not recoverable. Recoverability of assets to be held and used is evaluated by a comparison of the carrying amount of an asset to its estimated future undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amounts of the assets exceed the fair value of the assets.

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●	Revenue Recognition

The Company adopted the revenue standard ASC 606, Revenue from Contracts with Customers, starting January 1, 2020 using the modified retrospective method for contracts that were not completed as of the date of adoption. The adoption of this ASC 606 did not have a material impact on the Company’s consolidated financial statements. As discussed in Note 1, the Company provides civil engineering services to clients in numerous public utility contracts, including but not limited to electrical and telecommunication cable laying projects, water pipeline works and sewer rehabilitation works. The Company enters into agreements with clients that create enforceable rights and obligations and for which it is probable that the Company will collect the consideration to which it will be entitled as goods and services transfer to the clients. It is customary practice for the Company to have written agreements with its clients and revenue on oral or implied arrangements is generally not recognized.

The core principle of the revenue standard is that a company should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods or services. The following five steps are applied to achieve that core principle:

1.	Identify the contract(s) with a client;
2.	Identify the performance obligations in the contract;
3.	Determine the transaction price;
4.	Allocate the transaction price to the performance obligations in the contract; and
5.	Recognize revenue when (or as) the entity satisfies a performance obligation.

Revenue from contracts

The Company enters into agreements with customers that create enforceable rights and obligations and for which it is probable that the Company will collect the consideration to which it will be entitled as services transfer to the customer. It is customary practice for the Company to have the agreements with its customers in writing. The Company recognizes revenue based on the consideration specified in the applicable agreement.

Contracts with performance obligations recognized over time that have revenue recognized to date in excess of cumulative billings are reported on the Company’s consolidated balance sheets as “Contract assets”. Contract retentions, included in contract assets, represent amounts withheld by clients, in accordance with underlying contract terms, until certain conditions are met or the project is completed.

The contracts which the Company enters into with the clients are fixed price and provide for milestone billings based upon the attainment of specific project objectives to ensure the Company meets its contractual requirements. Additionally, contracts may include retentions or holdbacks paid at the end of a project to ensure that Company meets the contract requirements. The Company does not assess whether a contract contains a significant financing component if the Company expects, at contract inception, that the period between payment by the customers and the transfer of promised services to the customers will be less than one year.

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Since the Company has concluded that the promises to be delivered on the contract would be one single performance obligation, no allocation of the transaction price is required and expected. As a civil engineering service provider, the Company recognizes revenue based on the Company’s effort or inputs to the satisfaction of a performance obligation over time as work progresses because of the continuous transfer of control to the customer and the Company’s right to bill the customer as costs are incurred.

The Company’s contract with the customer has payment terms specified based upon certain conditions completed. The Company will submit progress claim to the customer when the stage of the project is completed, and after the Company received the certificate from customer, the Company will issue a tax invoice to the customer. The final tax invoice is generally issued after the project completion and agreed by customer and the Company. As the Company’s customers are required to pay the Company at different billing stages over the contract period, as such, the Company believes the progress payments limit the Company’s exposure to credit risk and that the Company would be able to collect substantially all of the consideration gradually at different stages. The timing of the satisfaction of the Company’s performance obligations is based upon the cost-to-cost measure of progress method, which is generally different than the timing of unconditional right of payment, and is based upon certain conditions completed as specified in the contract. The timing between the satisfaction of the Company’s performance obligations and the unconditional right of payment would contribute to contract assets and contract liabilities.

The Company uses the ratio of the total actual work days incurred to total estimated work completion days since costs incurred (an input method) represent a reasonable measure of progress towards the satisfaction of a performance obligation in order to estimate the portion of revenue earned. This method faithfully depicts the transfer of value to the customer when the Company is satisfying a performance obligation that entails a number of interrelated tasks or activities for a combined output that requires the Company to coordinate the work of employees and subcontractors. Contract costs typically include direct labor, subcontract and consultant costs, materials and indirect costs related to contract performance. Changes in estimated costs to complete these obligations result in adjustments to revenue on a cumulative catch-up basis, which causes the effect of revised estimates to be recognized in the current period. Changes in estimates can routinely occur over the contract term for a variety of reasons including, changes in scope, unanticipated costs, delays or favorable or unfavorable progress than original expectations. When the outcome of the contract cannot be reasonably measured, revenue is recognized only to the extent of contract costs incurred that are expected to be recovered.

When the current estimates of the total amount of consideration expected to be received in exchange for transferring promised goods or services to the customer, and contract cost indicate a loss, a provision for the entire loss on the contract is made as soon as the loss become evident. An adjustment is also made to reflect the effects of the customer’s credit risk. The loss on a contract is reported as an additional contract cost (an operating expense), and not as a reduction of revenue or a non-operating expense.

The Company’s contracts may contain variable consideration in the form of unpriced or pending change orders or claims that either increase or decrease the contract price. Variable consideration is generally estimated using the expected value method but may from time to time be estimated using the most likely amount method depending on the circumstance. Estimated amounts are included in the transaction price to the extent it is probable that a significant reversal of cumulative revenue recognized will not occur or when the uncertainty associated with the variable consideration is resolved. Estimates of variable consideration are based upon historical experience and known trends.

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The Company generally provides limited warranties for work that it has performed under its contracts; these warranty periods are known as the defect liabilities period (the “DLP”). The DLP typically extends for a duration ranging from 12 to 18 months from the substantial completion of the project for the client. Historically, warranty claims have not resulted in significant costs. Contracts will include a provision whereby the client will typically withhold approximately 5.0% of the total contract value until the end of the DLP at which point the client will release the retention amounts to the Company.

Contract assets

Contract assets are recognized when progress towards completion of revenue earning activities on contracts exceeds amounts billed under the contract.

Revenue from services and others

Revenue is recognized to depict the transfer of promised services to its customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those services. The Company considers the terms of the contract and all relevant facts and circumstances when applying this guidance. The Company’s revenue recognition policies are in compliance with ASC 606, as follows:

Revenue from rendering of service and others is recognized when the entity satisfied the performance obligation at a point in time generally as the services are provided.

Revenue from maintenance projects and services and others is comprised of revenue from service fee, labor cost charged, rental of machinery and equipment, transportation costs incurred and maintenance projects charged, among other things. Such revenue is recognized when the entity has satisfied the performance obligation at a point in time as the services are typically provided for a duration of less than one month. The Company typically receives purchase orders or emails from its customers which will establish the terms and conditions of service, including the transaction price, works or services to be performed, terms of performance, and terms of payment. The terms and conditions serve as the basis of the performance obligations that the Company must fulfill in order to recognize revenue. The key performance obligation is the completion of the contracted services to the customer according to the terms and conditions. The maintenance work and services and others consist of a single performance obligation that the Company satisfies at a point in time. The Company recognizes the revenue when the following events have occurred: (a) the Company has performed the contracted services; (b) the Company has a present right to payment; (c) the customer has legal rights to the services upon completion of works done, and (d) the customer bears significant risks and rewards of ownership of the services. The completion of this revenue process is evidenced by the customer acceptance on our document for the maintenance projects and services and others.

●	Cost of revenue

Cost of revenue consists of direct payroll costs, sub-contract costs, material costs and other indirect costs. Direct payroll costs represent the portion of salaries and wages incurred in connection with the production of deliverables under client assignments and contracts. Direct payroll costs include allocated fringe costs (i.e. health benefits, employer payroll taxes, and retirement plan contributions), paid leave and incentive compensation. Sub-contract comprises job outside to third parties. Material costs are raw materials used for the contracts. Other indirect costs will be professional and miscellaneous costs associated with the contracts, excluding significant machinery or other long term depreciable assets, and our cost of revenue presented are excluded of depreciation and amortization.

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Contract costs

Contract costs consist of direct payroll costs, sub-consultant costs, material costs and other indirect costs which might include professional and miscellaneous costs associated to the contracts and allocated overheads. Direct payroll costs represent the portion of salaries and wages incurred in connection with the production of deliverables under client assignments and contracts. Direct payroll costs include allocated fringe costs (i.e. health benefits, employer payroll taxes, and retirement plan contributions), paid leave and incentive compensation. Sub-contract and direct expenses include both sub-con-contract and other outside costs associated with performance under our contracts. Performance under our contracts does not involve significant machinery or other long term depreciable assets. We present direct costs exclusive of depreciation and amortization and as such we do not present gross profit on our combined financial statements.

●	Sales and Marketing

Sales and marketing expenses include related expenses associated with sales and marketing personnel, and the costs of advertising, promotions, seminars, and other programs.

●	Government Grant

A government grant or subsidy is not recognized until there is reasonable assurance that: (a) the enterprise will comply with the conditions attached to the grant; and (b) the grant will be received. When we receive government grant or subsidies but the conditions attached to the grants have not been fulfilled, such government subsidies are deferred and recorded under other payables and accrued expenses, and other long-term liability. The classification of short-term or long-term liabilities is depended on the management’s expectation of when the conditions attached to the grant can be fulfilled.

●	Comprehensive Income (Loss)

ASC Topic 220, Comprehensive Income, establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income as defined includes all changes in equity during a period from non-owner sources. Accumulated other comprehensive income, as presented in the accompanying statement of shareholder’s equity, consists of changes in unrealized gains and losses on foreign currency translation. This comprehensive income is not included in the computation of income tax expense or benefit.

●	Income Taxes

Income taxes are determined in accordance with the provisions of ASC Topic 740, Income Taxes (“ASC 740”). Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted income tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Any effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

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ASC 740 prescribes a comprehensive model for how companies should recognize, measure, present, and disclose in their financial statements uncertain tax positions taken or expected to be taken on a tax return. Under ASC 740, tax positions must initially be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. Such tax positions must initially and subsequently be measured as the largest amount of tax benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the tax authority assuming full knowledge of the position and relevant facts.

For the six months ended August 31, 2024 and 2023, the Company did not have any interest and penalties associated with tax positions. As of August 31, 2024 and February 29, 2024, the Company did not have any significant unrecognized uncertain tax positions. The Company is subject to tax in local and foreign jurisdiction. As a result of its business activities, we file tax returns that are subject to examination by the relevant tax authorities.

●	Leases

Effective from January 1, 2020, we adopted the guidance of ASC 842, Leases, which requires an entity to recognize a right-of-use asset and a lease liability for virtually all leases. On February 25, 2016, the FASB issued Accounting Standards Update No. 2016-02, Leases (Topic 842), to increase transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing transactions. ASC 842 requires that lessees recognize right of use assets and lease liabilities calculated based on the present value of lease payments for all lease agreements with terms that are greater than twelve months. It requires for leases longer than one year, a lessee to recognize in the statement of financial condition a right-of-use asset, representing the right to use the underlying asset for the lease term, and a lease liability, representing the liability to make lease payments. ASC 842 distinguishes leases as either a finance lease or an operating lease that affects how the leases are measured and presented in the statement of operations and statement of cash flows. ASC 842 supersedes nearly all existing lease accounting guidance under U.S. GAAP issued by the FASB including ASC Topic 840, Leases.

The accounting update also requires that for finance leases, a lessee recognize interest expense on the lease liability, separately from the amortization of the right-of-use asset in the statements of earnings, while for operating leases, such amounts should be recognized as a combined expense. In addition, this accounting update requires expanded disclosures about the nature and terms of lease agreements.

●	Retirement Plan Costs

Contributions to retirement plans (which are defined contribution plans) are charged to general and administrative expenses in the accompanying statements of operation as the related employee service are provided. The Company is required to make contribution to their employees under a government-mandated multi-employer defined contribution pension scheme for its eligible full-times employees in Singapore. The Company is required to contribute a specified percentage of the participants’ relevant income based on their ages and wages level.

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●	Segment Reporting

FASB ASC 280, Segment Reporting establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organizational structure as well as information about geographical areas, business segments and major customers in financial statements for details on the Company’s business segments. For the six months ended August 31, 2024 and 2023, we had one reporting business segment.

●	Related Parties

The Company follows the ASC 850-10, Related Party for the identification of related parties and disclosure of related party transactions.

Pursuant to section 850-10-20 the related parties include: (a) affiliates of the Company; (b) entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of section 825-10-15, to be accounted for by the equity method by the investing entity; (c) trusts for the benefit of employees, such as pension and Income-sharing trusts that are managed by or under the trusteeship of management; (d) principal owners of the Company; (e) management of the Company; (f) other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and (g) other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated or combined financial statements is not required in those statements. The disclosures shall include: (a) the nature of the relationship(s) involved; (b) a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; (c) the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and (d) amount due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

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●	Commitments and Contingencies

The Company follows the ASC 450-20, Commitments to report accounting for contingencies. Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. We assess such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or un-asserted claims that may result in such proceedings, we evaluate the perceived merits of any legal proceedings or un-asserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates that a potentially material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed. Management does not believe, based upon information available at this time that these matters will have a material adverse effect on our financial position, results of operations or cash flows. However, there is no assurance that such matters will not materially and adversely affect the Company’s business, financial position, and results of operations or cash flows.

●	Concentration of Credit Risk

Financial instruments that potentially subject the Company to credit risk consist of cash and cash equivalents, restricted cash, and accounts receivable. Cash and cash equivalents are maintained with high credit quality institutions, the composition and maturities of which are regularly monitored by management. The Singapore Deposit Protection Board pays compensation up to a limit of S$100,000 (approximately $74,444) if the bank with which an individual/a company hold its eligible deposit fails. As of August 31, 2024, bank and cash balances of approximately $0.5 million and restricted cash of approximately $1.2 million were maintained at financial institutions in Singapore, of which approximately $1.6 million was subject to credit risk. While management believes that these financial institutions are of high credit quality, it also continually monitors their credit worthiness.

For accounts receivable, we determine, on a continuing basis, the allowance for doubtful accounts are based on the estimated realizable value. The Company identifies credit risk on a customer by customer basis. The information is monitored regularly by management. Concentration of credit risk arises when a group of customers having similar characteristics such that their ability to meet their obligations is expected to be affected similarly by changes in economic conditions.

●	Liquidity Risk

Liquidity risk is the risk that the Company will not be able to meet its financial obligations as they become due. Our policy is to ensure that it has sufficient cash to meet its liabilities when they become due, under both normal and stressed conditions, without incurring unacceptable losses or risking damage to the Company’s reputation. A key risk in managing liquidity is the degree of uncertainty in the cash flow projections. If future cash flows are fairly uncertain, the liquidity risk increases.

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●	Fair Value Measurement

The Company follows the guidance of the ASC Topic 820-10, Fair Value Measurement and Disclosure (“ASC 820-10”), with respect to financial assets and liabilities that are measured at fair value. ASC 820-10 establishes a three-tier fair value hierarchy that prioritizes the inputs used in measuring fair value as follows:

●	Level 1: Inputs are based upon unadjusted quoted prices for identical instruments traded in active markets;
●	Level 2: Inputs are based upon quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, and model-based valuation techniques (e.g. Black-Scholes Option-Pricing model) for which all significant inputs are observable in the market or can be corroborated by observable market data for substantially the full term of the assets or liabilities. Where applicable, these models project future cash flows and discount the future amounts to a present value using market-based observable inputs; and
●	Level 3: Inputs are generally unobservable and typically reflect management’s estimates of assumptions that market participants would use in pricing the asset or liability. The fair values are therefore determined using model-based techniques, including option pricing models and discounted cash flow models.

The carrying value of the Company’s financial instruments: cash and cash equivalents, restricted cash, accounts receivable, loans receivable, amount due to a related party, accounts payable, escrow liabilities, income tax payable, other payables and accrued liabilities approximate their fair values because of the short-term nature of these financial instruments.

Management believes, based on the current market prices or interest rates for similar debt instruments, the fair value of note payable approximate the carrying amount. We account for loans receivable at cost, subject to impairment testing. We obtain a third-party valuation based upon loan level data including note rate, type and term of the underlying loans.

The Company’s non-marketable equity securities are investments in privately held companies, which are without readily determinable market values and are classified as Level 3, due to the absence of quoted market prices, the inherent lack of liquidity and the fact that inputs used to measure fair value are unobservable and require management’s judgment.

Fair value estimates are made at a specific point in time based on relevant market information about the financial instrument. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

Recent Issued Accounting Pronouncements

The Company is an “emerging growth company” (the “EGC”) as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). Under the JOBS Act, the EGC can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act until such time as those standards apply to private companies.

On October 28, 2021, the FASB issued ASU 2021-08, which amends ASC 805 to require acquiring entities to apply Topic 606 to recognize and measure contract assets and contract liabilities in a business combination. Under current GAAP, an acquirer generally recognizes such items at fair value on the acquisition date. According to the FASB, this Update is intended to improve the accounting for acquired revenue contracts with customers in a business combination by addressing diversity in practice and inconsistency related to the following: (1) recognition of an acquired contract liability, and (2) payment terms and their effect on subsequent revenue recognized by the acquirer. The ASU’s amendments are effective in fiscal years beginning after December 15, 2022, including interim periods within those fiscal years for public business entities, and are effective in fiscal years beginning after December 15, 2023, including interim periods within those fiscal years for all other entities. The Company does not expect that the adoption of this guidance will have a material impact on the financial position, results of operations and cash flows.

In June 2022, the FASB issued ASU 2022-03, “Fair Value Measurement (Topic 820): Fair Value Measurement of Equity Securities Subject to Contractual Sale Restrictions”, which clarifies that a contractual restriction on the sale of an equity security is not considered part of the unit of account of the equity security and, therefore, is not considered in measuring fair value. The amendments also clarify that an entity cannot, as a separate unit of account, recognize and measure a contractual sale restriction. This guidance also requires certain disclosures for equity securities subject to contractual sale restrictions. The new guidance is required to be applied prospectively with any adjustments from the adoption of the amendments recognized in earnings and disclosed on the date of adoption. This guidance is effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years. Early adoption is permitted. The Company does not expect that the adoption of this guidance will have a material impact on the financial position, results of operations and cash flows.

In December 2023, the FASB issued ASU 2023-09, Improvements to Income Tax Disclosures (Topic 740). The ASU requires specific disaggregated information about a reporting entity’s effective tax rate reconciliation as well as additional information on income taxes paid. The ASU is effective on a prospective basis for annual periods beginning after December 15, 2024. Early adoption is also permitted for annual financial statements that have not yet been issued or made available for issuance. This ASU will result in the required additional disclosures being included in the consolidated financial statements, once adopted. The Company is in the process of evaluating the impact of the new guidance and does not expect it to have a significant impact on its consolidated financial statements.

Other accounting standards that have been issued by the FASB that do not require adoption until a future date are not expected to have a material impact on the consolidated financial statements upon adoption. The Company does not discuss recent standards that are not anticipated to have an impact on or are unrelated to its consolidated financial condition, results of operations, cash flows or disclosures.

Except as mentioned above, we do not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on our consolidated balance sheets, statements of income and comprehensive income and statements of cash flows.

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Impact of Inflation

According to the Monetary Authority of Singapore (the “MAS”), the year-over-year percentage changes in the consumer price index for 2023 and 2022 were 4.2% and 4.1%, respectively as reported by the MAS at www.mas.gov.sg/news/monetary-policy-statements/2024/mas-monetary-policy-statement-29jan24. The MAS core inflation as of March 2024 was 3.1% and barring unforeseen circumstances, we expected to not continue to increase. Inflation in Singapore has not materially affected our profitability and operating results. However, we can provide no assurance that we will be unaffected by higher inflation rates in Singapore or globally in the future.

Seasonality

We have not observed any significant seasonal trends. Our directors believe that there is no apparent seasonality factor affecting the industry in which our Group is operating.

Quantitative and Qualitative Disclosures about Market Risk

Interest Rate Risk

We are exposed to interest rate risk while we have short-term bank loans outstanding. Although interest rates for our short-term loans are typically fixed for the terms of the loans, the terms are typically twelve months and interest rates are subject to change upon renewal.

Credit Risk

Credit risk is controlled by the application of credit approvals, limits and monitoring procedures. We manage credit risk through in-house research and analysis of the relevant economy and the underlying obligors and transaction structures. We identify credit risk collectively based on industry, geography and customer type. In measuring the credit risk of our sales to our customers, we mainly reflect the “probability of default” by the customer on its contractual obligations and consider the current financial position of the customer and the current and likely future exposures to the customer.

Liquidity Risk

We are also exposed to liquidity risk, which is risk that we will be unable to provide sufficient capital resources and liquidity to meet our commitments and business needs. Liquidity risk is controlled by the application of financial position analysis and monitoring procedures. When necessary, we will turn to financial institutions and related parties to obtain short-term funding to cover any liquidity shortage.

Foreign Currency Exchange Risk

Our reporting currency is the U.S. dollar and the accompanying consolidated financial statements have been expressed in U.S. dollars. However, the Company and its subsidiaries are operating in Singapore, maintain their books and record in their local currency, Singapore dollars, and almost all of our consolidated revenues and consolidated costs and expenses are denominated in Singapore dollars. In general, for consolidation purposes, assets and liabilities denominated in Singapore dollars are translated into U.S. dollars using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the financial year. The gains and losses resulting from translation of financial statements are recorded as a separate component of accumulated other comprehensive income within the statements of changes in shareholders’ equity. We do not currently hedge for currency fluctuations with our foreign subsidiaries.

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HISTORY AND CORPORATE STRUCTURE

Corporate Structure

Our Company was incorporated in the Cayman Islands on November 8, 2023 under the Companies Act as an exempted company with limited liability. On incorporation, our authorized share capital was $500,000 divided into 500,000,000 Ordinary Shares, par value of $0.001 each. Following the incorporation, subscription for shares by Mr. Ho and Mr. Teo and the transfer of shares by Mr. Ho and Mr. Teo to Vistek Alliance, our entire issued and outstanding share capital was held by Vistek Alliance.

On January 21, 2003, Vistek SG (formerly known as Leng Services Pte. Ltd.) was incorporated in Singapore as a private company limited by shares. Vistek SG is principally engaged in the business of the provision of cabling services specializing in telecommunication and power infrastructure works in Singapore. In 2017, Mr. Teo, Mr. Ho and three Independent Third Parties acquired 100% stake in Vistek SG from the previous owner. In October 2023, Mr. Ho acquired 29.0% of the issued share capital of Vistek SG from the three Independent Third Parties resulting in Vistek SG being held as to 15.0% by Mr. Teo and 85.0% by Mr. Ho.

On August 8, 2024, Mr. Ho and Mr. Teo each subscribed for and the Company issued each 83 and 13 shares, respectively at par value. Following such issuance, the Company was held as to 84 shares by Mr. Ho and 14 shares by Mr. Teo.

On August 22, 2024, Mr. Ho and Mr. Teo transferred their 84 and 14 respective shares in the Company to their nominee, Vistek Alliance, in consideration of the allotment and issue of 84 and 14 shares in Vistek Alliance to Mr. Ho’s nominee, Growth Synergy Limited and Mr. Teo respectively, credited as fully paid.

On August 26, 2024, Vistek Alliance, Diamond Stream and Vibrant Epoch subscribed for an aggregate of 90.0% (9,000 shares), 4.5% (450 shares) and 4.5% (450 shares) of the issued and outstanding share capital of our Company. Vistek Alliance is ultimately owned by Mr. Ho, our Chairman and Chief Executive Officer as to 85.0% and Mr. Teo, our Chief Operating Officer as to 15.0%. Vistek Alliance subscribed for shares at par because their beneficial owners transferred Vistek SG to our Company as part of the group restructuring. Diamond Stream acquired the 450 shares for cash at par as a result of Ms. Tan Ker Sin (its beneficial owner), having introduced business associates to Vistek SG over the years. Vibrant Epoch acquired the 450 shares for cash at par as a result of Mr. Chng Wee Siong (its beneficial owner), who is a long-term business associate of Vistek SG and had introduced other business associates to Vistek SG. Vistek Alliance acquired the 9,000 shares for cash at par value because of one of its indirect beneficial owner, Mr. Ho., being a long term business associate of Vistek SG over the years.

On September 19, 2024, Mega Optimal entered into an agreement with Mr. Ho and Mr. Teo wherein Mega Optimal was entitled to acquire in aggregate 49,000 shares in Vistek SG from Mr. Ho and Mr. Teo. On September 19, 2024, Mr. Tong entered into an agreement with Mr. Ho wherein Mr. Tong was entitled to acquire in aggregate 49,000 shares in Vistek SG from Mr. Ho and Mr. Teo. It was a term of those agreements that Mega Optimal and the Mr. Tong could in lieu of holding shares in Vistek SG, elect to take Ordinary Shares in the Company in the same percentage as they would have held in Vistek SG. On September 19, 2024, the Mr. Tong and Mega Optimal elected to acquire in aggregate 4.9% (490 shares) and 4.9% (490 shares) respectively of our issued share capital from Vistek Alliance for $0.5 million each in lieu of holding shares in Vistek SG.

On September 27, 2024, Mr. Ho, Mr. Teo and the Company entered into a share swap agreement, pursuant to which Mr. Ho, and Mr. Teo transferred their respective shares in Vistek SG to Vistek Group, in consideration of the Company allotting and issuing 2 shares to Mr. Ho and Mr. Teo’s nominee, Vistek Alliance, credited as fully paid.

As part of an internal group reorganization effective September 27, 2024, Mr. Ho and Mr. Teo transferred their entire shareholding interest in Vistek Group to our Company, and as part of the same group reorganization on the same day, Mr. Ho and Mr. Teo transferred their entire shareholding interest in Vistek SG to our wholly-owned subsidiary, Vistek Group, resulting in Vistek Group and Vistek SG becoming our indirect wholly-owned subsidiaries.

After the completion of a forward share split on December 9, 2024, on the basis of 2,500 shares for every one share, our authorized share capital was changed to $500,000 divided into 1,250,000,000,000 shares with a par value of $0.0000004 each (the “Forward Split”). Following the completion of the Forward Split and surrender (“Surrender”) of 3,857,000 shares by Vistek Alliance, 213,750 shares by Diamond Stream, 213,750 shares by Vibrant Epoch, 232,750 shares by Mega Optimal and 232,750 shares by Mr. Tong. Prior to the offering, our Company was held by Vistek Alliance, Diamond Stream, Vibrant Epoch, Mega Optimal and the Estate of Mr. Tong as to 81.2% (16,443,000 shares), 4.5% (911,250 shares), 4.5% (911,250 shares), 4.9% (992,250 shares) and 4.9% (992,250 shares), respectively.

Organization Chart

Mr. Ho
100%
Growth Synergy (BVI)
85%
Mr. Teo
15%
Vistek Alliance (BVI)
Diamond Stream (BVI)
Vibrant Epoch (BVI)
Mega Optimal (BVI)
Mr. Tong
IPO Investors
Pre-Offering: 81.20%
Post-Offering: 72.25%
Pre-Offering: 4.50%
Post-Offering: 4.18%
Pre-Offering: 4.50%
Post-Offering: 4.18%
Pre-Offering: 4.90%
Post-Offering: 4.55%
Pre-Offering: 4.90%
Post-Offering: 4.55%
Pre-Offering: 0.00%
Post-Offering: 10.31%
Vistek Limited (Cayman Islands)
100%
Vistek Group (BVI)
100%
Vistek SG (Singapore)

The above chart sets forth our corporate structure as at the date of this prospectus after an internal group reorganization has been completed with percentages held pre and post offering.

(1)	Growth Synergy and Mr. Jer Neng Teo have joint voting and dipositive power over the shares held by Vistek Alliance as to 85.0% and 15.0%, respectively. Mr. Ho has sole voting and dipositive power over the Ordinary Shares held by Growth Synergy.
(2)	Ms. Ker Sin Tan, has sole voting and dipositive power over the shares held by Diamond Stream, which in turn holds 4.5% of the Ordinary Shares of the Company.
(3)	Mr. Ho Tong Ho, has sole voting and dipositive power over the shares held by Mega Optimal, which in turn holds 4.9% of the Ordinary Shares of the Company.
(4)	Mr. Wee Siong Chng, an Independent Third Party has sole voting and dipositive power over the shares held by Vibrant Epoch, which in turn holds 4.5% of the Ordinary Shares of the Company.
(5)	The Estate of Mr. Thiam Siew Tong is an Independent Third Party, who owns 4.9% of the Ordinary Shares of the Company.

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INDUSTRY OVERVIEW

All the information and data presented in this section have been derived from Frost & Sullivan Limited (“Frost & Sullivan”)’s industry report commissioned by us entitled “Fibre Optic Network Cabling Infrastructure Solutions and Power Cabling & Civil Pipeline Installation Market in Singapore” (the “Frost & Sullivan Report”) unless otherwise noted. Frost & Sullivan has advised us that the statistical and graphical information contained herein is drawn from its database and other sources. The following discussion contains projections for future growth, which may not occur at the rates that are projected or at all.

Overview of Singapore fiber optic network cabling infrastructure solutions market

Definition and Classification

Fiber optic network cabling infrastructure solutions refer to a set of services and technologies designed to establish, maintain, and support the deployment of fiber optic networks. These solutions encompass various aspects of planning, installation, testing, maintenance, and support to ensure the efficient and reliable transmission of data through fiber optic cables.

In-building “Fiber Optic Installation” refers to (i) managing building owners on behalf of service providers in the planning and execution of the customer’s request for new & maintenance services, (ii) deploying skilled installers to execute the work in good order and timely manner, (iii) performing fiber testing, troubleshooting, rectifying and certifying all cabling installations including splicing and termination to ensure fiber optic acceptable performance, (iv) provision of documentation records and reporting to the principal service provider for job completed.

Outdoor “Fiber Optic Installation” encompasses several key activities. These include conducting a survey of the planned cable route to ensure timely execution, considering local site constraints and the environment. Experienced cable installers are then deployed to carry out the work efficiently and on schedule. Additionally, comprehensive fiber testing, troubleshooting, rectification, and certification are performed to ensure the desired performance of all cabling installations. Finally, a handover package is provided, along with detailed reporting, to the principal service provider for every completed job.

“Network Operation Maintenance and Support” encompasses (i) conducting scheduled and routine maintenance checks to ensure the network remains in optimal condition, (ii) mobilizing manpower and resources promptly in emergency situations such as network disruptions or service outages, (iii) providing engineering support to assist with various aspects of a fiber network, including operation, enhancement, and performance.

Value Chain

Source: The Frost & Sullivan Report

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The fiber-optic cable value chain involves several key stages and players, from the manufacturing of the cable itself to its installation and maintenance. The upstream market players include raw material suppliers, cable manufacturers, component suppliers, and network equipment manufacturers. The fiber-optic cable value chain starts with raw material suppliers, including glass fiber manufacturers and suppliers of polymer materials for cable jackets. Cable manufacturers then use these materials to produce fiber-optic cables through processes like drawing fibers, coating them, and assembling them into various types of cables. Additionally, there are component suppliers who specialize in manufacturing connectors, adapters, splicers, transceivers, and other components needed for fiber-optic networks. Networking equipment manufacturers produce switches, routers, and optical transmission equipment for these networks, often offering network management software and other solutions.

Fiber optic network cabling infrastructure solutions providers and network operators are at the midstream of the fiber-optic cable value chain. Fiber optic network cabling infrastructure solutions providers designs, install, and integrate fiber-optic networks for customers. This involves planning the network layout, installing cables and equipment, and configuring and testing the network to ensure optimal performance. Network operators are responsible for deploying and managing fiber-optic networks. They may be telecommunication companies, internet service providers (ISPs), or other organizations that provide network services. Network operators lease or own the fiber-optic infrastructure and offer connectivity to end-users.

End-users are at the downstream of the value chain and they are the final consumers of fiber-optic services. This includes businesses, government organizations, educational institutions, and residential customers who benefit from high-speed internet access and other services enabled by fiber-optic networks.

Market Size

The market size of fiber optic network cabling infrastructure solutions in Singapore increased from SGD$334.9 million in 2018 to SGD$454.3 million in 2022, at a compound annual growth rate “CAGR” of 7.9% , driven by surging demand for high-speed internet and supportive government polices.

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As organizations in Singapore are undergoing digital transformations while consumers expect fast and reliable internet connectivity, the fiber optic installations and maintenance are foundational element of this transformation. The market size of fiber optic network cabling infrastructure solutions in Singapore is expected to rise at a CAGR of 6.3% from 2023 to 2027.

Source: The Frost & Sullivan Report

Market Drivers Analysis

Surging Demand for High-Speed Internet: The increasing prevalence of digital services, cloud computing, and data-intensive applications necessitates faster and more reliable internet connections. Fiber optic technology provides a substantial boost in bandwidth capacity compared to traditional copper-based networks. This heightened bandwidth enables quicker download and upload speeds, seamless streaming of high-definition content, and enhanced performance for online applications. Consequently, the demand for fiber optic installation rises to meet the bandwidth requirements of businesses and consumers. Moreover, fiber optic networks possess the scalability to accommodate growing bandwidth demands. As technology advances and data consumption continues to grow, the need for higher speeds and expanded capacity will persist. Fiber optics offers the ability to meet these future requirements, making them a preferred choice for long-term network infrastructure investments. Consequently, there is an increased demand for fiber optic installation to ensure network connectivity remains future-proof. The growing demand for high-speed internet in Singapore drives the need for fiber optic network cabling infrastructure solutions. Fiber optics provides higher bandwidth capacity, scalability, reliability, and future-proofing capabilities, fulfilling the expectations of businesses and consumers alike.

Smart City Initiatives: Smart city initiatives have been a key driver for fiber optic network cabling infrastructure solutions in Singapore. The government of Singapore has been implementing various initiatives to transform the city into a smart city, leveraging technology to improve urban living, enhance sustainability, and increase efficiency. Smart City initiatives aim to create a highly connected and digitally enabled urban environment. This requires extensive network connectivity to support various applications such as smart transportation, smart energy management, intelligent surveillance, and smart buildings. Fiber optic installations provide the necessary high-speed and reliable connectivity to enable these initiatives, driving the demand for fiber optic infrastructure. Smart City solutions also rely on the collection, analysis, and utilization of vast amounts of data. Fiber optic networks facilitate the transfer of large volumes of data from sensors, devices, and systems in real-time. The high bandwidth and low latency of fiber optics support efficient data transmission, enabling the implementation of data-driven applications and analytics that contribute to the success of Smart City initiatives. Smart City initiatives in Singapore drive the demand for fiber optic network cabling infrastructure solutions by emphasizing connectivity and data-driven applications.

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Digital Transformation: Digital transformation involves the integration of advanced technologies like cloud computing, big data analytics, artificial intelligence, and the Internet of Things (IoT). These technologies generate and consume vast amounts of data, necessitating high-speed and dependable internet connectivity. Fiber optic networks, with their ample bandwidth and low latency, are essential for facilitating the transfer of large data volumes. Cloud computing plays a pivotal role in digital transformation by enabling businesses to store, process, and access data and applications remotely. The expansion of cloud services and data centers increases the requirement for swift connections between users and cloud service providers. Fiber optic installations provide the necessary capacity and speed for efficient and reliable connectivity to cloud platforms and data centers, further fueling the demand for fiber optics. Furthermore, digital transformation has expedited the adoption of remote work and virtual collaboration tools. Activities such as video conferencing, online collaboration platforms, and remote access to corporate resources rely on robust and fast internet connections. Fiber optic networks deliver the essential bandwidth, low latency, and stability to meet these remote work and collaboration needs, contributing to the increased demand for fiber optic installation.

Rising Customers Expectation: The demand for fast and reliable internet connectivity is increasing among customers, including businesses and individuals. They have elevated expectations for seamless streaming of high-definition content, swift download and upload speeds, and uninterrupted access to online services. Fiber optic networks, with their ample bandwidth and low latency, meet these expectations and deliver superior internet performance. Consequently, customers are actively seeking fiber optic installation to fulfill their need for high-speed and reliable connectivity. As the usage of digital services, cloud computing, and data-intensive applications continues to proliferate, customers are consuming larger volumes of data. Activities like video streaming, online gaming, and data-heavy business processes contribute to this data surge. Fiber optic networks provide the necessary bandwidth capacity, enabling customers to handle their increasing data requirements efficiently. Thus, as data usage rises, the demand for fiber optic installations grows to support the customers’ expanding data needs. Customer expectations for high-speed, reliable, and future-proof internet connectivity support the growth of fiber optic network cabling infrastructure solutions in Singapore.

Overview of Singapore power cabling & civil pipeline installation market

Definition and Classification

“Power cabling and civil pipeline installation” refers to the process of installing and establishing the necessary infrastructure for power transmission and distribution, as well as the installation of civil pipelines for various utility services. It involves the deployment of cables and pipelines to connect power sources, such as electrical substations, to consumer buildings or facilities.

“Telecom Pipeline, Manhole Construction, and Maintenance” involves the installation of telecommunication pipelines and the construction of manholes to house telecom infrastructure. Skilled workers excavate trenches, lay the telecom pipelines, and construct manholes along the route. Maintenance activities include regular inspections, cleaning, and repairs to ensure the smooth functioning of the telecom network.

“Road Trenching” is carried out to create trenches for the installation of underground utilities, including power cables and telecom pipelines. Skilled workers excavate the trenches in compliance with engineering standards, ensuring the safety of existing services. After the installation of the utilities, the trenches are backfilled and reinstated to restore the road surface.

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“Manhole Construction” involves building underground chambers or access points for various utility services, including power cables and telecom infrastructure. Skilled workers construct manholes using materials such as concrete or precast components. Manholes provide convenient access for maintenance, repairs, and cable jointing activities.

“Scheduled Maintenance” involves periodic inspections and upkeep of the power cabling and civil pipeline infrastructure. Skilled workers perform routine checks, testing, and preventive maintenance activities to ensure the reliability and longevity of the systems. This includes tasks such as cable testing, joint inspections, cleaning, and equipment servicing.

“Construction of Cable Joint Pit” refers to a cable joint pit that is constructed to facilitate cable laying and cable jointing for power infrastructure. Skilled workers excavate the pit, construct a solid base, build walls, and install cable entry and exit points. The Cable Joint Pit provides a designated space for cable jointing activities and ensures the proper connection and protection of power cables.

“Installation of Power Cable” involves the installation by skilled workers of power cables within the constructed pipelines, connecting consumer buildings to the power grid. This involves cable pulling, termination, testing, and commissioning activities to establish a safe and efficient electrical connection.

“Maintenance and Cable Fault Support” involves the provision by skilled technicians of maintenance services and support in case of cable faults or electrical supply disruptions. This includes periodic maintenance, troubleshooting, fault analysis, and on-call services to identify and rectify cable faults, ensuring uninterrupted power supply to consumers.

Value Chain

Source: The Frost & Sullivan Report

The value chain of power cabling and civil pipeline encompasses various stages and activities involved in the planning, design, installation, and maintenance of power cabling and civil pipeline infrastructure.

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Planning and Design: During this stage, the requirements for power cabling and civil pipelines are evaluated based on factors like power demand, terrain, infrastructure layout, and regulatory guidelines. Design engineers develop comprehensive plans that encompass route mapping, cable sizing, pipeline specifications, and structural designs for manholes or access points.

Material Procurement: Acquiring high-quality materials and equipment is crucial for establishing a dependable and long-lasting power cabling and civil pipeline infrastructure. This encompasses cables, conduits, pipes, fittings, jointing materials, manhole components, and specialized tools. Efficient procurement ensures the timely availability of necessary materials at the appropriate cost.

Site Preparation: Prior to commencing installation, adequate site preparation is essential. This involves activities such as land surveying, obtaining permits and approvals, vegetation clearance, and preparing the construction site. Thorough site preparation guarantees a safe and efficient installation process.

Construction and Installation: Skilled workers execute the construction and installation activities, which may encompass trenching, cable pulling, jointing, pipeline laying, and manhole construction. This stage mandates precise execution, adherence to safety practices, and compliance with engineering standards to ensure the integrity and longevity of the infrastructure.

Testing and Commissioning: Following the completion of installation, rigorous testing and commissioning procedures are conducted to verify the functionality and performance of the power cabling and civil pipeline infrastructure. These procedures involve insulation resistance testing, cable continuity checks, pressure testing for pipelines, and system integration tests. Commissioning ensures that the infrastructure meets the required specifications and is ready for operation.

Maintenance and Repairs: Regular maintenance plays a crucial role in ensuring the long-term reliability and safety of power cabling and civil pipelines. This encompasses scheduled inspections, cleaning, preventive maintenance, and repairs or replacements of damaged components. Maintenance activities facilitate the identification and rectification of issues before they escalate into major failures, ensuring uninterrupted power supply and utility services.

Market Size

The market size of power cabling & civil pipeline installation in Singapore increased from SG$952.0 million in 2018 to SG$1,183.0 million in 2022, at a CAGR of 5.6%. The growth is attributed to the ongoing development and expansion of infrastructure projects and upgrading of power and utility services amid the supportive government policies.

Together with increasing demand for connectivity and communication services, the growing population and urbanization in Singapore contribute to the demand for power cabling and civil pipeline. The market size of power cabling & civil pipeline installation in Singapore is expected to reach SG$1,592.1 million in 2027, at a CAGR of 6.2%.

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Source: The Frost & Sullivan Report

Market Drivers Analysis

Increasing Demand for Connectivity and Communication Services: Singapore is known for its robust digital infrastructure and is a hub for technology-driven industries. As the demand for high-speed internet, data connectivity, and telecommunications services continues to grow, there is a need for the installation of power cabling and telecommunication pipelines to support these services. Power cabling and telecommunication pipeline installation play a crucial role in delivering high-speed internet access, voice communication, and other digital services to residents, businesses, and offices. This involves installing power cables, telecommunication pipelines, and related infrastructure to create a dependable and efficient network for connectivity. Additionally, there is a growing demand for data centers and cloud computing services as businesses and organizations heavily rely on data storage, processing, and analysis. To ensure the optimal functioning of data centers, a reliable power supply and high-speed connectivity are essential. Power cabling and telecommunication pipeline installation provide the necessary infrastructure, including power distribution systems and fiber optic connectivity, to support the operations of data centers.

Continued Property Development: The number of residential, commercial, and industrial projects correlates to the demand for power cabling and telecommunication pipeline installation. The increasing construction of residential, commercial, and industrial projects creates a demand for connectivity within these spaces. Power cabling and telecommunication pipeline installation play a crucial role in providing high-speed internet access, voice communication, and other digital services to support the operations of these projects. This involves installing power cables, fiber optic cables, networking equipment, and other infrastructure to establish a reliable and efficient connectivity network. As the number of residential, commercial, and industrial projects expands, the demand for data also grows exponentially. Businesses require robust data connectivity to support their operations, while residents seek reliable internet access for various needs. This surge in data demand necessitates the installation of power cabling and telecommunication pipelines to meet the increasing bandwidth requirements and ensure smooth data transmission.

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The Rollout of 5G Networks: The implementation of 5G networks is also taking place in Singapore. The installation of power cabling and telecommunication pipelines plays a vital role in supporting the necessary infrastructure for 5G deployment. Compared to previous wireless technologies, 5G networks require a denser distribution of small cells. These small cells must be connected to the core network using fiber optic cables to enable high-speed data transmission. Consequently, there is a growing demand for the installation of fiber optic cables and associated infrastructure to facilitate the deployment of these small cells across Singapore. The deployment of 5G networks relies on reliable power supply infrastructure to sustain the functioning of cell towers, small cells, and other network components. Installing power cabling is essential to provide the required electrical power to these network elements and ensure uninterrupted operations. In addition, expanding 5G networks often necessitates upgrading existing infrastructure, including power cabling and telecommunication pipelines. Such upgrades are necessary to ensure compatibility with the increased bandwidth and connectivity demands of 5G technology. By modernizing the infrastructure, Singapore can effectively support the advanced capabilities and requirements of 5G networks.

Sustainability and Energy Efficiency: Singapore has stringent green building regulations and sustainability standards in place, which often include provisions for energy-efficient infrastructure, including power cabling and telecommunication pipelines. To meet green building certifications such as the Green Mark Scheme, there is a heightened demand for energy-efficient power cabling and telecommunication solutions in buildings and infrastructure. The integration of renewable energy sources into its energy mix is increasingly promoted in Singapore. This includes solar panels, wind turbines, and other clean energy technologies. Power cabling and telecommunication pipeline installation is necessary to connect these renewable energy sources to the electrical grid and ensure efficient transmission of electricity from renewable energy generation sites to consumers. Energy monitoring and management systems are also becoming increasingly prevalent in buildings and infrastructure to optimize energy usage and reduce wastage. These systems rely on power cabling and telecommunication pipelines to gather data from energy meters, sensors, and control devices. The demand for such installation arises from the need to establish reliable connections for efficient data transmission and management of energy consumption.

Competition overview of Singapore fiber optic network cabling infrastructure solutions

The fiber optic network cabling infrastructure solutions market in Singapore is competitive and relatively fragmented. As of October 2023, there are 107 Internal Telephone Wiring for Telecommunications registered contractors in the Building and Construction Authority while the number of Line Plant Cabling / Wiring for Telecommunications registered contractors in the Building and Construction Authority is 73. Large scaled players within the industry are usually L5-graded contractors with proven track records and sufficient capital who are on the tender/bidding list of major telecommunication companies and government.

The major market participants in Singapore are as follows:

●	JAMES CONTRACTOR PTE. LTD.
●	NTEGRATOR PTE LTD
●	LANTRO (S) PTE. LTD.
●	LUCKY JOINT CONSTRUCTION PTE. LTD.

Entry Barriers

Initial Capital Requirements: A sufficient capital flow is one of the obstacles to market entry. Fiber optic cabling initiatives necessitate significant financial investments, encompassing materials, equipment, and personnel. Substantial capital can facilitate the project’s high-quality execution and ensure its seamless operation. Furthermore, in the early stages, businesses need to engage in marketing and brand development in order to increase brand recognition in a fiercely competitive market to acquire clients. Moreover, due to the lengthy repayment period associated with fiber optic cabling projects, new entrants must be equipped with adequate capital to sustain business operations and ensure the successful completion of projects.

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Proven Track Records: A proven track record is one of the key competitive factors in the fiber optic network cabling infrastructure solutions sector. For organizations to undertake cabling projects, it is imperative that they possess a reputable history of delivering high-quality work in a timely manner while adhering to budgetary constraints. Inexperienced newcomers who lack a solid reputation established through previous collaborations with industry stakeholders and successful delivery of optical network cabling projects could undermine the overall competitiveness of a business in the market.

Project Experience and Industry Expertise: An effective criterion for evaluating contractors specializing in cabling infrastructure is when they possess a blend of substantial experience and profound industry knowledge and expertise. A company increases its chances of procuring projects by establishing confidence among clients and other industry stakeholders through the maintenance of a positive reputation and widespread recognition. Subsequently, service providers are empowered to undertake more challenging project specifications due to their comprehensive industry knowledge and expertise, thereby expanding their business scale. Alternatively, inadequate industry recognition and experience could potentially impede the entry of new entrants into the cabling infrastructure sector.

Factors of Competition

Market insights and marketing strategies: In the fiber optic network cabling infrastructure solutions industry, strategies for marketing and market intelligence are crucial to success. Market insights assist organizations in comprehending market trends and demands, foreseeing industry developments, and focusing their strategies. In contrast, marketing strategy assists businesses in communicating the value of their products and services, developing competitive differentiation strategies, accurately targeting consumers, and analyzing competitors. These elements may motivate businesses to differentiate themselves, entice clients, and enhance their market standing and brand reputation.

Project management capability: Competence in project management capacity for effective project management is one of the critical success factors. It is very common that large-scale providers of fiber optic network cabling services are frequently required to execute multiple initiatives concurrently. Service providers are required to possess proficient project management abilities in order to efficiently coordinate and oversee every stage of a project, encompassing planning, design, procurement, implementation, and testing, in accordance with the projects’ varying scales and intricacies. This is crucial for guaranteeing timely completion, adherence to specifications, and financial viability, while concurrently mitigating risks and costs through on-time follow-up on system upgrades and maintenance.

Collaboration with Industry Stakeholders: The formation of solid alliances with contractors, suppliers, and other partners is considered to be one of the success factors. These alliances may grant fiber optic network cabling service providers access to markets, resources, and assistance that will enable them to expand their businesses and seize additional opportunities. Establishing a strong alliance with a major supplier of optical fiber products can guarantee a diversified product portfolio and a consistent product supply. Developing a solid rapport with downstream clients may result in an increase in project opportunities and referrals. In general, consistent and long-lasting collaboration fosters the steady growth of the organization and the ongoing consolidation of its market presence.

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Competition overview of Singapore power cabling & civil pipeline installation

The Power Cabling & Civil Pipeline Installation market in Singapore is competitive and fragmented. As of October 2023, there are 455 Cable / Pipe Laying & Road Reinstatement registered contractors in the Building and Construction Authority. These leading market participants have a strong track record and experience in executing projects of various scales. They often have well-established networks and relationships with clients, suppliers, and industry stakeholders.

The major market participants are as follows:

●	HSC PIPELINE ENGINEERING PTE LTD
●	WEE GUAN CONSTRUCTION PTE LTD
●	LUCKY JOINT CONSTRUCTION PTE. LTD.

Entry Barriers

Licensing and Regulatory Requirements: Power cabling and civil pipeline installation activities are subject to licensing and regulatory requirements imposed by government authorities in Singapore. These requirements may include obtaining permits, certifications, and compliance with safety standards. New entrants would need to navigate the regulatory landscape and fulfill the necessary criteria to operate legally in the industry.

Technical Expertise and Experience: Power cabling and civil pipeline installation requires a significant level of technical expertise and experience. Companies that have a successful history and skilled personnel enjoy an edge in winning contracts and earning client confidence. In contrast, new entrants may encounter difficulties in establishing their reputation and showcasing their capabilities when competing against established industry players.

Established Relationships and Networks: Existing companies often have well-established relationships and networks with clients, suppliers, and industry stakeholders. These relationships are built over time and contribute to securing contracts and accessing project opportunities. New entrants may face difficulties in establishing connections and building trust within the industry.

Factors of Competition

Cost Competitiveness: Competitive pricing plays a crucial role in securing contracts. Companies that can provide pricing that is competitive while still ensuring high-quality standards have a competitive edge. Achieving cost competitiveness is supported by efficient project management, implementing cost control measures, and employing effective procurement strategies.

Innovation and Adaptability: Having a competitive edge in the industry is possible for companies that embrace technological advancements and innovative solutions. By adopting new techniques, equipment, and materials, they can achieve installations that are more efficient and cost-effective. Furthermore, being adaptable and responsive to evolving client requirements and industry trends is crucial for maintaining competitiveness.

Reputation and Client Satisfaction: A strong reputation built on positive client experiences and customer satisfaction is a significant competitive factor. Companies that consistently deliver excellent service, maintain open communication, and provide reliable support are more likely to secure contracts and gain a competitive advantage.

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BUSINESS

Our Mission

Our mission is to offer comprehensive cabling solutions to telecommunication and power network operators in Singapore in a timely, reliable and cost-effective manner. We strive to transform every business opportunity into a success by building effective services and processes across the project chain, aiming to be a one-stop solution for the execution of work orders under the contract awarded.

Overview

Founded in 2017, we have grown and expanded our business from cabling services to also serve power network operators. We, through our subsidiary Vistek SG, are a cabling service provider that specializes in telecommunications and power infrastructure works in Singapore. Our Executive Directors and Executive Officers collectively have over twenty years of industry experience and based on this collective experience, we believe our brand’s reputation is positively attributable to our humble beginnings when we started contracting to complete cable laying projects for telecommunication network operators in Singapore.

We endeavor to assist telecommunication and power network operators in Singapore through cable laying projects as well as providing other ancillary services, including maintenance projects, connecting underground fiber optic network to aboveground premises and installation of Wireless Fidelity (Wi-Fi) networks.

In Singapore, our operations fall under the oversight of the Commissioner of Building Control (the “CBC”). The CBC ensures compliance with regulations set by the BCA and other relevant bodies whereas, the BCA oversees areas such as safety, quality, inclusiveness, sustainability and productivity. The BCA champions the development and transformation of the built environment sector and in turn regulates the construction-related workheads under their registration requirement such as financial, track records, personnel and other additional requirement which may be needed by us and our competitors. Contractors in Singapore who wish to undertake specified works in Singapore including the business in which the Company operates must apply for the appropriate “workhead” registration, which provide for specified requirements such as existing track records in the industry, as well as financial and personnel requirements. For example, the Company and its competitors are required to meet registration requirements before registering with the BCA through their Construction Registration System (the “CRS”) and then able to bid on or undertake public sector projects of higher size and value. These regulatory entities establish specific criteria that must be met for the issuance, renewal, and maintenance of our business registrations and licenses. Our qualifications align with the BCA’s “workhead” gradings, enabling us to undertake various construction projects within Singapore’s CRS. We are registered with the BCA as a Grade GB1 licensed general builder, which enables us to undertake projects of any value. Under the CRS, in order to bid on public sector projects, we are also registered as a (i) Grade C3 contractor under the CW02 (civil engineering) workhead; (ii) Grade L5 contractor under the CR-07 (cable/pipe laying & road reinstatement) workhead; (iii) Grade L1 contractor under the ME-04 (communication & security systems) workhead; (iv) Grade L2 contractor under the ME-08 (internal telephone wiring for telecommunications) workhead; and (v) Grade L5 contractor under the ME-10 (line plant cabling/wiring for telecommunications) workhead, which enable us to undertake projects of any value and to bid for public sector projects up to S$0.8 million, S$16.0 million, S$0.8 million, S$1.6 million and S$0.8 million in value for each project, respectively ((i)-(v) collectively, the “Workhead Qualifications”).

Our Workhead Qualifications are maintained in order for us to continue to provide cabling solutions to telecommunications and power network operators in Singapore. Companies like ours, which provide similar services are required to attain and retain the respective Workhead Qualifications under the BCA. Thus, in line with the industry in which we operate, both the customer base and competition are fragmented because we believe there is no significant customer concentration in any of the service areas in which we operate and certain competitors may who obtain similar Workhead Qualifications may extend their services to any customer, resulting in a competitive and fragmented market in Singapore.

Our customers include (i) the owner and operator of the passive fiber network infrastructure of Singapore’s nationwide broadband network; (ii) the owner and operator of the electricity and gas transmission and distribution network in Singapore; and (iii) what we believe to be one of the major telecommunication network operators in Singapore. Our customers typically divide their own networks in Singapore into five to eight operation zones and the required works into different work packages (such as distribution, customer and distribution network related works). Our customers generally enter into a term contract with us to engage us as their exclusive service provider for a specific work in designated operation zones during the term of the contract. The contract term is typically between two to three years, and our customers may have the option to extend the term for an additional one to two years.

As of November 30, 2024, we were equipped with a fleet of 118 specialized machines and equipment (such as excavators, splicing machines and portable generators) and 22 vehicles, with staff strength of 152. We are committed to risk management, health and safety standards, quality assurance and environmental impact control. We have been accredited with ISO 9001 (quality management), ISO 45001 (occupational health and safety) and bizSAFE Level Star certifications.

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Our Services

Cable laying projects

Telecommunications or electric power can be transmitted through underground cables. In areas where space for cables is limited and crunched, especially in urban countries like Singapore, laying underground cables is preferred over erecting overhead cables because (i) underground cables are not visible to the naked eye and hence, cause zero obstruction to properties and retain the location’s aesthetic beauty as well as save space for installing poles; (ii) underground cables have a much greater life expectancy and can provide uninterrupted power or service compared to overhead cables due to less exposure to outdoor elements, such as falling tree branches, strong winds, rain and lightning, and hence we believe underground cables can ensure high-level of performance and reduce the maintenance requirements; and (iii) underground cables are safer than overhead cables because overhead cables may collapse on buildings and cars and put someone near such falling overhead cables at the risk of electric shock or injury.

We specialize in underground cable laying projects for telecommunication and power network operators in Singapore and we endeavor to design, install, build and maintain underground cable systems for our customers to ensure the highest performance in terms of quality and resistance.

There are two methods of underground cable laying:

(i)	Direct laying – This method requires digging a 1.5 meter deep and 0.6 meter wide trench which is then covered with a layer of sand. The cable is laid in the trench and covered with a 75 millimeter thick layer of sand. To protect against mechanical injury, the trench is then covered with warning slabs and other materials. This method is used for installation of power cables only.
(ii)	Draw in system – Ducts or conduits made of polyvinyl chloride (“uPVC”) with manholes or joint pits are placed at suitable locations along the cable route. The manholes or joint pits are used for pulling the cable in position and cable jointing. This method is used for installation of both telecommunication and power cables.

Each method generally dictates how deep to bury the cable being laid by us. The method to be used in each case will depend on the geology and landform near the planned route and what is allowed or recommended by the relevant authorities.

We can provide the following services to our customers for underground cable laying:

(i)	Planning the route and the works – We can help our customers find a route that meets their needs, avoids utility lines and minimizes damage to valuable property. For instance, trees, shrubs and other plants may suffer injury or die if their roots are damaged in excavation, and driveways, sidewalks and structures can collapse if they are undermined. By considering the urban development planning, the density of existing buildings, the length of cable lines, the number of conduits, the impact of their surrounding environment and any obstacles that may be in the route, we can help our customers design the shortest and most direct cable route that has the lowest impact on the environment and causes minimal damage. During the planning process, we will conduct route surveys to check the site conditions, including road space, footpath, side table, obstruction due to exiting landscape, planting strips, pavement condition (interlocking, tiling, rigid pavement and special asphalt concrete type such as steel slag, etc.), traffic junction, traffic condition and location of existing underground structure box culvert, drain, canal and tunnel facilities, so as to determine the construction time and method of underground cable laying (including location of cable turning point, manhole or joint pits) as well as to draw out the traffic control plan as required by the LTA in Singapore based on the proposed final cable route map.

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(ii)	Trenching (digging work) – We have various types of excavation equipment and a fleet of 22 vehicles to assist our customers with trenching works, including the related earthworks, civil engineering works, disposal of excavated materials and road reinstatement works. We can assist our customers to obtain a range of approvals from the relevant authorities or building owners which are required before we start the digging process. We can help our customers determine the trench’s depth requirements and the appropriate choice of excavation equipment and construction materials based on the method of underground cable laying that has been chosen. Depending on the type of soil that we will be digging in, such as sandy soils, loose stony soils, and wet, mucky material which will make excavating a straight, deep ditch difficult and dangerous, we can also help our customers take additional protective measures, such as shoring, de-watering and benching the excavation, in order to complete the job successfully.
(iii)	Actual laying of underground cables – The effectiveness and efficiency of an underground cable system depends on proper cable laying, quality of cable joints and cable protection and we can assist our customers to take care of all matters with respect to the laying of underground cables, including (a) recommending cables that are durable and can deliver optimal performance; (b) inspecting the cables and using the appropriate equipment to unwind cables from the drums on a flat location to avoid the qualities and characteristics of the cables from degrading (such as partial cut or high loss in fiber optic cable) due to excessive pulling tensions or short bending radii; (c) checking whether the specification, type, number of cores, sheath structure and length of the cable meet the design requirements; (d) checking whether the cable protection cover plate, cable joint enclosure support and protection, sand and bricks for cable protection are sufficient and qualified; and (e) taking proper precautions on crossings of carriageway and underground pipelines as well as drain culverts, etc.
(iv)	Testing the laid underground cables – After laying the underground cables, we can assist our customers to perform various tests on the laid underground cables to ensure that they are good to use, including making sure that there is proper connectivity and no high loss.
(v)	Restoration of roads and surrounding infrastructure – We believe it is inevitable that roads and surrounding infrastructure have to be restored after the trenching works and we can assist our customers to take care of all such restoration works. We endeavor to help our customers save costs by minimizing damage to valuable property through careful planning. For instance, small plants, even turf grasses, can be removed and stored for replanting during the restoration with proper care.

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(vi)	Facilitating maintenance of cables – We can help our customers keep records of all alterations, changes, omissions and additions to their networks, and can prepare and submit to them documentations together with all necessary as-built drawings in respect of the works we completed for them to enable them to operate, maintain, dismantle, reassemble and adjust the works in the future. In anticipation of potential future developments such as building works or other infrastructure works, we can advise our customers to make provisions at locations which are convenient for construction, maintenance and traffic for additional manhole, joint pits, conduits and reserved cable slacks for future diversion into the adjacent facilities (such as building substation or telecom equipment room) and this is achieved through meticulously keeping track of the marked length of each coil of cables in advance and calculating the required cable length and the specified reserved amount according to the cable route map prepared during the planning stage.

The following pictures illustrate some of the work processes involved in our cable laying services:

Ancillary services

We specialize in underground cable laying projects but we are also capable of providing the following ancillary services to our customers which we believe are typically outside the scope of work for a civil engineering service provider:

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Testing of telecommunication and power networks, troubleshooting and maintenance

We understand the importance of reliable and well-maintained telecommunication and power networks for our customers’ business operations. We can assist our customers with routine maintenance checks on their networks. We can also provide 24-hour technical support to our customers in cases of network problems or outages to help them identify the faulty section(s) in their existing underground cable systems and replace the cable(s) in such section expeditiously so as to minimize network downtime.

Connecting underground fiber optic network to aboveground premises

After laying the underground fiber optic cables for our telecommunication customers, we can assist them to connect such cables to aboveground premises (such as residential or commercial buildings) and do the internal wiring within the aboveground premises. We can also help our customers test and certify all cabling installations to ensure optimal performance and signal integrity.

Installation of Wi-Fi networks

Apart from installation of fixed-line networks, we can also assist our telecommunication customers to install Wi-Fi networks in aboveground premises (such as commercial buildings or dormitories).

The following pictures illustrate some of the work processes involved in our ancillary services:

Our Operations

Identification of business opportunities

We target what we believe to be major telecommunication and power network operators in Singapore and we generally obtain information on their open tenders/bids from their corporate websites. Because we believe we have already worked with all the major telecommunication and power network operators in Singapore, we also get invitation for tenders/bids from them directly and we generally do not have to go through the pre-qualification process with them. Under the leadership of our Chief Executive Officer, our sales department is responsible for fostering, building and maintaining relationships with these existing and potential customers.

All our awarded contracts during the financial years ended February 29, 2024 and February 28, 2023 were obtained through invitations for tenders/bids.

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Tender/Bidding

Our sales department takes the lead in the tender/bid process and an internal tender/bid process is initiated when the sales department identifies an opportunity for open tender/bid or receives an invitation to tender/bid from a potential customer. A contract manager will normally be designated as the person in charge of the internal workflow process for such tender/bid at this stage.

Tender/Bid assessment

To initiate the internal tender/bidding workflow process, the designated contract manager will review the tender/bidding documents (which typically consist of conditions of tender/bidding, specifications, estimated contract sum and drawings and a set of submission criteria including time, date and place of submission) provided by our potential customer. He/she will then complete a tender/bidding brief form which will indicate, among other things, his/her proposed schedule of rates after assessing the feasibility of the tender/bidding based on the following points:

●	review the customer’s requirements, specifications and schedule of the scope of works set out in the tender/bidding documents;
●	determine the scope of works required;
●	review contractual risks and obligations;
●	assess the customer’s credit profile to ascertain its ability to pay based on the proposed payment terms;
●	review all other risks, including financial, operational, cash flows, political and regulatory; and
●	assess whether we can cumulate positive cash flows after we have commenced the works set out in the tender/bidding documents for a designated period and achieve at least the minimum gross profit margin we desire.

This form, together with the tender/bidding documents, will be handed to our Chief Executive Officer who, in turn, will evaluate our existing commitments, available resources and competency and then assess, review and decide whether to proceed and allocate resources (if any) for tender/bidding preparation. If our Chief Executive Officer decides to proceed with tender/bidding preparation, he will inform the designated contract manager to update information regarding the tender/bidding in the ongoing tender/bidding record list. If the information we collected in relation to the tender/bid does not present what we believe to be favorable contract conditions, our Chief Executive Officer will ask the designated contract manager not to proceed with tender/bidding preparation.

Tender/bidding preparation and submission

During tender/bidding preparation, the designated contract manager will ascertain the schedule of rates for the tender/bidding by estimating internal costing and budgetary evaluation on costs such as labor and materials and, where applicable, work with the subcontractors and material suppliers to obtain pricing for base price submission to our Chief Executive Officer. In order to deliver a more precise and cost-effective tender/bidding proposal, the designated contract manager may conduct a site visit to the operation zone set out in the tender/bidding documents to further assess the complexity of the job requirements. The designated contract manager will continue to obtain market intelligence on competitors and forward the relevant information to our Chief Executive Officer for pricing refinement.

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Once the base price is determined, that price is submitted to our Chief Executive Officer for review to ensure that the proposed schedule of rates is competitive and realistic. Once our Executive Directors agree on and sign off on the final schedule of rates, the designated contract manager will submit the tender/bid to the potential customer based on the final schedule of rates and follow up with all necessary requirements to increase the possibility of a successful tender/bid (including attending tender interviews, giving presentations and explaining our bid, responding to queries on tender/bidding documents, discussion on the schedule of rates and/or contract terms and if required, revising our proposed schedule of rates) and provide management updates.

The period from our receipt of tender/bidding documents to submission of a tender/bid proposal to a potential customer is generally about two to four weeks.

Tender/Bid pricing

We utilize a cost estimate plus mark-up pricing model for pricing our tenders/bids. As the contracts with our customers are normally term contracts covering a designated operation zone, the quantity of work to be performed cannot be predetermined. As such, it is typical that estimated contract sums are specified in the contracts where the work performed will be measured and valued against agreed rates for payment. Therefore, when deciding on our proposed schedule of rates, we will make reference to price trends of materials, trends in the labor market, previous tender/bidding records and the schedules of rates for previous awarded tenders/bids on top of getting quotations from subcontractors and material suppliers. After we have determined the estimated costs (which will include the costs of equipment, subcontractors, materials, labor, preliminary drawings, professional engineering, safety and environmental measures, testing and insurance cost), we add on our desired profit margin before we propose the schedule of rates.

Award of contract

The period for an invitation to tender/bid to become an awardee of a contract is approximately four months. We typically first sign a letter of award and then enter into a formal contract with our customer.

Implementation of contract

Formation of project team and handing over

After we have been formally awarded with the contract, the contract manager in charge of the tender/bid enlist a designated project team comprising of representatives from the project and safety divisions of our operations department. The handover to the designated project team is done over a kick-off meeting, which representatives from the finance department and the procurement division of our operations department will also attend. In the kick-off meeting, the contract manager in charge of the tender/bid will brief the designated project team on the scope of work required, contract period, budget and cost structure, estimated profit and any other special requirements under the contract. Finally, our finance department will set down the approval required for different types of expenses required under the contract, the procedures and processes for budget control and the procedures and processes to track real-time project costs.

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Taking out performance bonds and insurance

Under the contracts with our customers, we are typically required to provide performance bonds issued by a bank or insurance company backed by cash or other collaterals and/or guarantees in favor of our customers to secure our performance under such contracts, which is common in our industry. The amount of the performance bond required for each contract is typically 5.0% of the estimated contract sum specified in the contract. Our performance bonds normally expire or are released within six months after the completion of the relevant contracts.

We are typically appointed as the main contractor under the contracts with our customers, and hence we are typically required to take out contractor’s all risks, work injury compensation and public liability insurance to comply with the applicable laws and regulations and the requirements under the contracts.

Selection of subcontractors and material suppliers

The procurement division of our operations department maintain and regularly review and update a list of qualified subcontractors and material suppliers that meet what we believe to be our stringent requirements, including the ability to meet our quality and safety specifications and our time schedule for supply of services and materials. As of the date of this prospectus, there were five qualified subcontractors and five qualified material suppliers on the list. We select subcontractors and material suppliers for our jobs from this list unless there are other subcontractors and material suppliers recommended by our customers.

Because the contracts with our customers are normally term contracts covering a designated operation zone, the quantity of work to be performed cannot be predetermined. In order to ensure that we have the capacity to fulfill all the job orders under such contracts without over committing our own resources that may lead to idle capacity from time to time, we enter into back-to-back term contracts with some subcontractors to assist us with cable laying projects when our in-house teams are all fully engaged or it does not make economic sense for us to do such works ourselves.

Daily job orders and duration

Our customers generally place daily job orders with us as and when the job arises. These job orders range from simple repair jobs to big scale cable laying projects and the duration of these job range from one day to three months.

Our designated project manager will generally meet our customer’s representatives to discuss the job to estimate the time required to complete the job and the estimated price for the job based on the schedule of rates agreed in the relevant contract. We generally submit the work plans to our customer for approval before commencement of work and keep our customers informed of the work progress. If we fail to complete the job within the agreed time frame or if there is any substandard work, we may have to pay liquidated damages to our customer and/or our customer may penalize us by imposing demerit points or serving warning letters on us based on the provisions in the relevant contract.

Procurement process

The procurement division of our operations department is in charge of procurement for job execution, and they are also responsible for budget and supplier management to ensure that each job will meet contract specifications and schedule within the limit of the agreed budget.

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Job execution process

Each project team is typically led by a project manager and supported by an assistant project manager, a project coordinator, a site supervisor, a procurement officer, a safety officer and a project executive/administrator and their main responsibilities are as follows:

●	project manager – mainly responsible for ensuring that each job under the contract is completed on time based on the needs of our customer and within budget, including the budgeting, organization, implementation and scheduling of each job as well as dealing with the internal and external stakeholders of each job;
●	assistant project manager – mainly responsible for assisting the project manager in his duties;
●	project coordinator – mainly responsible for managing the resources, subcontractors, schedule and personnel of each job to ensure the accuracy, quality and safety of each job and preparation of monthly quality assurance reports for project manager to report back to management;
●	site supervisor – mainly responsible for (i) supervising and monitoring the site workforce and work progress on site; (ii) supervising workmanship and quality on site and coordinates with our safety officer to implement our integrated quality, health, safety and environmental management system which was developed with reference to ISO9001 (quality management) and ISO45001 (occupational health and safety); and (iii) site work inspections and the preparation of non-conformance report, internal auditing and internal corrective action;
●	procurement officer – mainly responsible for procurement of materials, dealing with subcontractors and material suppliers and ensuring that their quotations are in compliance with all requirements, inspection of materials and bulk material testing;
●	safety officer – mainly responsible for developing and supervising the implementation of site safety and environmental measures according to statutory requirements and our internal risk management and control policies, carrying out site safety and environmental inspection, carrying out investigations on any accidents, promotes site safety and environmental awareness and evaluating our statutory compliance on site; and
●	project executive/administrator – mainly responsible for the preparation/review of payment claims, completion certificates and other documentation relating to our subcontractors and material suppliers.

The project team conducts regular meetings with subcontractors to ensure that site work progresses according to schedule. Daily site inspections (including visual inspections and measurements) are conducted to ensure that works are carried out according to proper procedures. We care about site safety and hence we have our own in-house safety officer to closely monitor work sites during the job execution process and organize monthly safety committee meeting for our Chief Operating Officer and the relevant project team, safety officer and project manager of our subcontractor to discuss work safety matters. On a weekly basis, (i) job review meeting will be held between our Chief Executive Officer, our Chief Operating Officer and relevant project manager who is responsible for supervising the job; (ii) safety meeting would be held between the relevant safety officer and project manager to discuss work safety matters; (iii) toolbox meeting would be held between the relevant project team and the project team of our subcontractor to discuss work safety matters; and (iv) financial management meeting would be held between our Chief Executive Officer and our Chief Financial Officer to review our financial reports, forecasted results as well as the updated three-month cash flow forecasts for our commitments under each contract.

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We have adopted ISO 9001 (quality management) systems to ensure that the works undertaken by our subcontractors are delivered on schedule and conform to the standards of our customers.

Job completion and post completion

Job completion

Several procedures will follow after the completion of a job, including inspection and rectification works by the project team and an official handover to the customer. Upon job completion, our project team will inspect the completed works to identify defects and instruct rectification works to be carried out as appropriate. After the rectification works are duly completed, we will arrange an official project handover to the customer by submitting a payment application to our customer summarizing the works done (with bills of quantities, as built drawings, duct space diagrams and supporting photos as appropriate) in accordance with the provisions of the contract. Our customer then assesses our payment application and may conduct an inspection to check whether the work is satisfactorily completed before they issue a completion certificate to us certifying the amount of works done.

Payment and certification

We generally do not receive any deposit or advance payment from our customers and they generally pay us after the completion of a job at the rates agreed in the contract. At the completion of a job, our project executive/administrator prepares our payment application based on an internal assessment of the quantity of works completed and the agreed rates specified in the contract. If our customer is satisfied with our payment application, they will issue a completion certificate to us certifying the amount of work done. In general, the completion certificate is issued within 21 to 30 days from the date of our payment application. We then present our invoice to our customer after our receipt of the completion certificate to request payment. Our customer will, upon receiving our invoice, make payment to us based on the certified amount. In general, such payment is made within 30 to 35 days from the date of the presentation of our invoice to our customer.

Defect liability period

Our customers normally specify a defect liability period in the contract, during which we are responsible to rectify defects at our cost identified within a one-to-two-year period after the issue of the completion certificate. Generally, we require a back-to-back defect liability period from our subcontractors for risk management purposes so that our subcontractors are generally responsible for rectifying the defects in their works or materials procured at their costs.

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Competitive Landscape of the Cabling Services Sector in Singapore and our Competitive Strengths

We believe our competitive strengths lie with (i) what we believe to be our established reputation and our Executive Directors and Officers have 20 years of industry experience in what we believe to be a proven track record in the provision of cabling services to telecommunication and power network operators in Singapore; (ii) our commitment to the management of risk, quality, health, safety and environmental protection; (iii) what we believe to be an experienced and committed management team, and in particular Mr. Ho, our Executive Director, Chairman and Chief Executive Officer, who has been instrumental in the growth and development of our Group; (iv) our ability to provide ancillary services to our customers, such as maintenance projects, connecting underground fiber optic network to aboveground premises and installation of Wi-Fi networks; (v) our large fleet of 118 specialized machines and equipment (such as excavators, splicing machines and portable generators) and 22 vehicles which enable us to take on large-scale cable laying projects; and (vi) our professional business relationships with our subcontractors and material suppliers.

Business Strategies

Having already established a solid reputation in the provision of high quality cabling services and worked with all the major telecommunication and power network operators in Singapore, we plan to build on our competitive strengths to (i) expand our scale of business and further strengthen our market position in the cabling services industry in Singapore; (ii) continue to upgrade our capabilities, develop competencies in the identification of tender/bidding opportunities ahead of time, and emphasize and maintain high standard of job execution to meet customers, safety standards and local and governmental regulatory requirements; and (iii) adhere to prudent financial management to ensure sustainable growth and capital sufficiency.

Our Growth Strategies

In order to achieve sustainable growth in our business, create long-term shareholders’ value and strengthen our market position in the cabling services sector of the construction industry in Singapore, we plan to implement the following growth strategies to drive our future growth:

Upgrade our registration as a grade L6 contractor under the CR-07 (cable/pipe laying & road reinstatement) workhead

Our qualifications align with the BCA’s “workhead” gradings, enabling us to undertake various construction projects within Singapore’s CRS. We are currently registered as a Grade L5 contractor under the CR-07 (cable/pipe laying & road reinstatement) workhead which enables us to undertake public sector projects up to S$16.0 million in value for each project. In order to expand our scale of business and to take up larger scale cable laying service contracts, we plan to upgrade our registration as a Grade L6 contractor under the CR-07 (cable/pipe laying & road reinstatement) workhead which will enable us to undertake public sector projects of unlimited contract value. To upgrade our registration, we have to satisfy the financial, personnel and management & development requirements for a Grade L6 contractor under the CR-07 (cable/pipe laying & road reinstatement) workhead. The only outstanding requirement which we have to fulfill now is to top up our capital to S$1.5 million and to hire one more professional with a recognized degree in civil/structural, mechanical or electrical engineering, architecture, building or equivalent qualifications approved by the BCA, with at least five years of relevant experience as well as a specialist diploma in construction productivity conducted by the BCA Academy and we expect that we should be able to satisfy all these requirements by estimated end 2024.

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Expand and renew our fleet of equipment and vehicles

We are equipped with a large fleet of 118 specialized machines and equipment (such as excavators, splicing machines and portable generators) and 22 vehicles which enable us to take on large-scale cable laying projects, but some of them are aged and are due for replacement. In order to expand our scale of business and to take up larger scale cable laying contracts, we plan to expand our capacity by purchasing more dump trucks, lorries, lorry cranes and excavators as well as other supporting equipment.

Enhance and/or expand our workforce and facilities to keep up with our business expansion

We intend to expand and enhance our workforce, both in terms of staff strength and staff skills, to support our planned expansion. We intend to increase the number of workers, including office staff, site staff and vehicle operators, and enhance our staff skills by providing opportunities for them to attend courses. We will also review our remuneration packages to ensure they are sufficiently attractive to acquire and retain a talented workforce.

Over 80.0% of our workforce as of February 29, 2024 were foreign workers. We need more dormitories to house a larger foreign workforce. The rental/license fee for commercial dormitories has surged since the outbreak of COVID-19 because of the MOM’s new requirements of maximum occupancy and mandatory amenities on commercial dormitories. The surge in rental/license fee is also attributed to the reopening of the economy in Singapore post COVID-19 and the influx of foreign workers. As such, as part of our growth strategy, we plan to use some of the proceeds of the offering to build and operate a dormitory to house all our foreign workers so that we can keep the accommodation costs of the foreign workers under control. We also plan to acquire property to build a new operating center for our Group, which will consolidate our head office, indoor warehouse, outdoor warehouse as well as the planned dormitory into one location to streamline our operations.

Upgrade our information technology system

As our business grows, we plan to upgrade our computer system by installing an enterprise resource planning (“ERP”) system which is a business process management software that manages and integrates our Group’s financials, supply chain, operations, reporting, construction and human resources activities in real-time so that our Directors and members of senior management can closely monitor our revenue, job progress and cash flows to facilitate our allocation of manpower and resources in an efficient manner, improve our inventory management and operational efficiency as well as to cater for our future expansion.

Expand our business through acquisitions, joint ventures and/or strategic alliances

Apart from expanding our business through organic growth, we may also expand our business through acquisitions, joint ventures and/or strategic alliances as this will be the most effective and time-efficient way for us to increase our market penetration and expand our customer base. Moreover, we can also achieve cost savings through economies of scale by having a larger operation because the same level of overhead such as human resources, administration and marketing can be utilized by more business units and these in turn will improve our profitability.

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While implementing the above strategies and business plans, we plan to adhere to prudent financial management to ensure sustainable growth and capital sufficiency. As of the date of this prospectus, we have not yet identified the opportunity nor determined what structure the collaboration will take and we have not engaged in any talks or negotiations with any third party regarding such strategic alliances, joint ventures, acquisitions or investments.

Business Development

We strive to maintain good business relationships with our customers. Our Chief Executive Officer, with the support of the sales department, is responsible for fostering, building and maintaining our relationships with customers and keeping abreast of market developments and potential business opportunities. As of November 30, 2024, our sales department consisted of two employees.

Contracts and Pricing Model

All our awarded contracts during the six months ended August 31, 2024, the financial years ended February 29, 2024 and February 28, 2023 were obtained through an open tender/bidding process. Depending on the relevant contract terms: (i) we generally receive payments from customers within 30 to 35 days after we present our invoices (which are issued after our receipt of the relevant completion certificates) to them; and (ii) we are typically required to provide performance bonds at 5.0% of the estimated contract sums under such contracts issued by a bank or insurance company backed by cash or other collateral and/or guarantees in favor of our customers to secure our performance under such contracts. We adopt a cost estimate plus mark-up pricing model for pricing our tenders/bids. As the contracts with our customers are normally term contracts covering a designated operation zone, the quantity of work to be performed cannot be predetermined. As such, it is typical that estimated contract sums are specified in the contracts where the work performed will be measured and valued against agreed rates for payment. Additionally, our awarded contracts are subject to cancellation provisions without default upon 14 days’ notice, as well as cancellation for customary reasons such as insolvency, default, and breach of laws or relevant regulations.

We typically pay the start-up costs, such as project insurance fees, subcontracting fees, costs of materials and surveying service fees for the jobs under the contracts while our customers only make payment after the job has been completed. Apart from the start-up costs, we are typically required to provide performance bonds backed by cash or other collateral and/or guarantees in favor of our customers for an amount equal to 5.0% of the estimated contract sum specified in the contracts. While we typically pay the start-up costs and the cash collateral required to secure performance bonds required at the commencement of a contract, generally a customer does not make advance payments to us and will only make payments after performance has been completed by us. Payment due to us is then measured and valued against agreed rates specified in the contract, certified by third-party service providers, and formally approved by a customer, pursuant to specific milestone billings under our contracts with our customers. The milestone billings under our customer contracts are only received after our completion of specified milestones which do not constitute advance payments. Additionally, the average length of our awarded contracts are between two to three years. Our contracts also contain a standard defect warranty period of between 6 to 12 months. Further, the average time between the period in which a job begins and payment for said job ranges from 3 to 6 months. This could result in a cash flow mismatch. We generally manage the cash flow mismatch by closely monitoring our capital and cash positions, closely managing our billings and using available banking facilities. Weekly job review meetings will be held between our Chief Executive Officer, our Chief Operating Officer and our project managers to ensure all the job orders are progressing according to work plans. Weekly financial management meeting would also be held between our Chief Executive Officer and our Chief Financial Officer to review our financial reports, forecasted results as well as the updated three-month cash flow forecasts for our commitments under each contract.

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Quality Control

We have a quality control policy and we are committed to complying with and continually improving our quality management system to ensure that we provide quality cabling services that consistently meet our customers’ expectations, legal requirements and safety standards. Our Group has ISO 9001, ISO 45001 and bizSAFE Level Star certifications.

We maintain an approved vendor list and a vendor is first admitted to our list based on their market reputation, quality, responsiveness, track record, and existence of quality, environmental, health and safety management systems. The approved vendor list is reviewed annually and each approved vendor will be reviewed based on its performance, such as its quality, timeliness, responsiveness and environmental, health and safety record. The procurement division of our operations department is responsible for inspecting all incoming materials and sample material testing. The criteria include ensuring the right quantity, type, grade or size of materials (as the case may be) and evidence of defects such as dampness, dent, grease, rust or coating defects. For instance, regarding cables, they will check the specification, model, voltage, cross-sectional area, number of cores, sheath structure and length of the cable meet the design requirements and that the cables are not damp and where necessary, they may conduct insulation resistance and direct current withstand voltage test and make sectional inspection records.

During the execution of a job, site supervisors would be assigned to supervise the works being carried out by our workers and our subcontractors and the project coordinator will go site to inspect such works regularly. In-process inspection includes ensuring that job specifications are met, such as ensuring that there is no stretching, sharp bending and twisting of the cables during installation as exceeding the maximum allowable tension force of the cables or failure to maintain a minimum bending radius for the cables may cause the conductors inside the cables to be deformed, the uniformity of the symmetrical transmission medium to be violated and mechanical damage to fibers in fiber optic cables, as well as ensuring that every cable has room to move freely during movement of the cable carrier which will help maximize the service life of the cable, reduce risk of abrasion and other common cable failures. Our site supervisors will also inspect the work completed at each stage to ensure that the relevant requirements are met.

At job completion, our project staff will conduct a final check before arranging for handover to our customer to ensure that all control levels are in accordance with the project specifications, and safety and regulatory requirements are also complied with. For instance, they will make sure that the cables are tight and there are no loose connection of open cables. We have successfully delivered our works under our contracts with customers relating to the quality of our cabling services and there have been no significant delay in the completion of jobs under such contracts during the six months ended August 31, 2024, the financial years ended February 29, 2024 and February 28, 2023 and up to the date of this prospectus.

Workplace Health and Safety Policy

Due to the nature of the construction industry, incidents at work sites may have detrimental effects on the health and safety of our employees. We are committed to ensuring the health and safety of our employees and we have an occupational health and safety management system in place in accordance with ISO 45001. As the main contractor, we also have established workplace health and safety procedures which all our subcontractors are required to comply with on-site. Our site supervisors are responsible for working with our in-house safety officers to ensure that workplace safety procedures are complied with by our employees and subcontractors.

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We have established a health and safety policy with the following objectives and corresponding measures:

(i)	Achievement of an accident-free workplace – During cable installation, the installer must have safety plans in mind that cover emergency activities and evacuations in case of unwanted situations like fire and short-circuit. Our workers must also adopt safe work practices and use the correct tools and equipment in conformance with the relevant regulations and/or codes of practice. There are also safety procedures to be complied with during job execution. For instance, before working on the installation of cables, our workers must ensure not to overload any power outlet and ensure that any escape route is not blocked. Our workers must also wear protective gear such as safety hard hats, safety glasses, long sleeve clothes, appropriate gloves and steel toed shoes to protect them from sparks, debris and other harmful situations.
(ii)	Ensuring that health and safety of both our workers and customers are an integral part of the managerial and supervisory position – Project managers oversee meetings to address any potential workplace health and safety issues. We have an established safety committee headed by our Chief Operating Officer and the safety committee which convenes monthly meetings. Weekly safety meetings are held between the relevant safety officer and project manager to discuss work health and safety matters while toolbox meeting would be held between the relevant project team and the project team of our subcontractor to discuss work health and safety matters.
(iii)	Involvement of our staff in the decision-making processes through regular communication, consultation and training – We communicate to all relevant staff regarding rules and regulations that have a workplace health and safety impact. Our management will review our safety rules and regulations at least once annually before changes are made.
(iv)	Provision of a continuous program of education and learning to ensure that our staff work in the safest possible manner – All new staff are required to attend a safety induction course as well as the mandatory Construction Safety Orientation Course (the “CSOC”) conducted by training centers approved by the MOM. Continuous training is also provided to all existing workers and staff to improve their safety knowledge and skills.
(v)	Continual improvement of occupational health and safety management system at our work sites – This is communicated and addressed via our risk assessment plan and the active role of our project managers and site supervisors, including communication with our subcontractors where applicable.
(vi)	Identification and control of all potential hazards in the workplace through hazard identification and risk analysis – We have a risk management procedure to conduct risk assessment to reduce risks at source. This involves identifying the risks involved, prioritizing the measures to control the potential hazards, implementing these control measures, keeping record of the steps taken and periodic reviews of the risk assessment plan. For instance, we require our workers to wear EN388 cut resistant gloves to protect their hands when working on laying of fiber cables as unknown debris formed on the fiber cables could cut their hands.

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(vii)	Ensuring that all potential accidents or incidents are controlled and prevented – Should there be an accident or incident, it will be reported in accordance with our reporting procedure, followed by an investigation. There will be an investigation panel and the investigation steps comprise the following: (a) obtaining initial information for accident investigation; (b) special considerations for fatal cases; (c) facts gathering; (d) facts analysis; and (e) preparation of the accident investigation record for corrective actions to be taken. After the investigation steps, there will be an analysis report to formulate preventive actions.
(viii)	Provision of an effective injury management and rehabilitation plan for our staff – This is addressed in our occupational health program that includes our respiratory protection program, eye protection program, heat stress management program and work-related injury and ergonomics program.

Our subcontractors must also ensure that their workers strictly adhere to our safety policies. They must employ workers who have safety orientation certificates which are only issued after the attendance of safety courses. All foreign workers in the construction sector must attend the CSOC, a full-day course conducted by various training centers accredited by training centers approved by the MOM and obtain a valid CSOC Pass. The CSOC is to (i) ensure that construction workers are familiar with common safety requirements and health hazards in the industry; (ii) educate them on the required measures to prevent accidents and diseases; and (iii) ensure that they are aware of their rights and responsibilities under employment law. Safety equipment such as safety hard hats, safety glasses and safety boots shall be provided by the subcontractor, and workers who fail to comply shall be removed from the work site. When selecting our subcontractors, we will take their safety standards into consideration. This includes evaluating our subcontractors on their safety management system, their machinery and equipment, their safety track record and safety training records. Subcontractors are also required to be involved in our monthly safety committee meetings and weekly mass toolbox meetings to provide them with updated industry rules and regulations, where applicable.

We are committed to risk management and health and safety standards. We did not encounter any (i) material work-related incidents; or (ii) severe or fatal accidents, during the six months ended August 31, 2024, the financial years ended February 29, 2024 and February 28, 2023, respectively.

Customers

Our customers are telecommunication and power network operators in Singapore. They typically divide their own network in Singapore into five to eight operation zones and the required works into different work packages (such as distribution, customer and distribution network related works) and enter into a term contract with us to engage our exclusive cable laying and/or maintenance services in a work package of one of these designated operation zones if we are successful in the bid for such contract. The term of these contracts is typically between two to three years, and our customers may have the option to extend the term of these contracts for one to two years. The quantity of work to be performed under these contracts cannot be predetermined and hence it is typical that estimated contract sums are specified in the contracts where the work performed will be measured and valued against agreed rates for payment.

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During the six months ended August 31, 2024, the financial years ended February 29, 2024 and February 28, 2023, three customers accounted for all our revenue under four contracts. We have an established business relationship with these three customers that stems over five years on average.

Vendors

All of our vendors are located in Singapore. Our major vendors include subcontractors and material suppliers. We engage subcontractors to assist us with cable laying projects when our in-house teams are all fully engaged or it does not make economic sense for us to do such works ourselves. We also engage subcontractors from different trades to assist us with works which are generally labor intensive (such as earth works) or require specific skill sets (such as geotechnical reports and licensed electric works) so that we can focus on our core competencies of cable laying. Although our customers typically supply the cables and the cable accessories to us, we also purchase certain materials, such as uPVC pipes, asphaltic compound, concrete and sand, to facilitate our project works. During the six months ended August 31, 2024, the financial years ended February 29, 2024 and February 28, 2023, we did not enter into any long-term contracts with our vendors, save for 5 subcontractors which we enter into back-to-back term contracts with them to assist us with cable laying projects under the contracts with our customers because this can help ensure that we have the capacity to fulfill all the job orders under the contracts with our customers without over committing our own resources that may lead to idle capacity from time to time.

We have over five years of cooperation with our five largest vendors (subcontractors and material suppliers) and have established healthy and stable relationships with them, which form a solid source of supply for our operations. During the six months ended August 31, 2024, the financial years ended February 29, 2024 and February 28, 2023, purchases attributable to our five largest vendors accounted for approximately 51.0%, 56.6% and 49.6% of our total purchases, respectively, and purchases attributable to our largest vendor accounted for approximately 19.6%, 25.4% and 17.7% of our total purchases, respectively.

Real Property

The following is a description of our real properties:

Owned properties

We own a leasehold estate at 39 Woodlands Close #08-11 Mega@Woodlands, Singapore 737856 with gross floor area of approximately 1,765 square feet for 30 years with effect from September 29, 2014. This property is used as our primary office and we have no mortgage associated with this property.

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Leased/licensed properties

We have leased/licensed 13 premises in Singapore with details as follows:

Location	Usage	Lease/license period	Monthly rent/license fee (including service charges/utilities)	Approximate gross floor area/capacity

39 Woodlands Close #04-52 Mega@Woodlands Singapore 737856	Indoor warehouse	June 1, 2024 to May 31, 2026	S$4,300	2,013 square feet

8 Jalan Papan Singapore 619418	Outdoor warehouse	January 1, 2023 to December 31, 2025	S$15,120	13,500 square feet

34 Mandai Estate #04-22 Westlife Mandai Dormitory Singapore 729940	Dormitory for foreign workers	April 1, 2024 to March 31, 2025	S$7,840	Up to 16 occupants

36 Mandai Estate #08-33 Westlife Mandai Dormitory Singapore 729941	Dormitory for foreign workers	December 1, 2024 to November 30, 2025	S$8,160	Up to 16 occupants

18A Kranji Way #02-02 Westlife Kranji Way Singapore 739443	Dormitory for foreign workers	November 1, 2024 to October 31, 2025	S$2,595	Up to 5 occupants

18A Kranji Way #06-11 Westlife Kranji Way Singapore 739443	Dormitory for foreign workers	December 1, 2024 to November 30, 2025	S$2,695	Up to 5 occupants

18A Kranji Way #12-06 & 16 Westlife Kranji Way Singapore 739443	Dormitory for foreign workers	November 1, 2024 to October 31, 2025	S$5,190	Up to 10 occupants

11A Jalan Tukang 13 #01-02 Westlife Jalan Tukang Singapore 619267	Dormitory for foreign workers	June 1, 2024 to May 31, 2025	S$2,820	Up to 6 occupants

504 Old Choa Chu Kang Road Sungei Tengah Lodge #11-46 Singapore 698926	Dormitory for foreign workers	July 1, 2024 to June 30, 2025	S$6,360	Up to 12 occupants

510 Old Choa Chu Kang Road Sungei Tengah Lodge #12-103 Singapore 698904	Dormitory for foreign workers	July 20, 2024 to July 19, 2025	S$6,360	Up to 12 occupants

510 Old Choa Chu Kang Road Sungei Tengah Lodge #09-100 Singapore 698904	Dormitory for foreign workers	September 16, 2024 to September 15, 2025	S$6,360	Up to 12 occupants

51 North Coast Lodge #03-109 & #04-105 Singapore 756992	Dormitory for foreign workers	September 1, 2024 to August 31, 2025	S$12,000	Up to 24 Occupants

18A Kranji Way #03-01 & 12 Westlife Kranji Way Singapore 739443	Dormitory for foreign workers	November 1, 2024 to October 31, 2025	S$5,300	Up to 10 Occupants

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We did not experience any material difficulty in finding dormitories for our foreign workers as of the date of this prospectus. However, the rental/license fees for commercial dormitories have surged since the outbreak of COVID-19 because of the MOM’s new requirements of maximum occupancy and mandatory amenities on commercial dormitories. The surge in rental/license fees is also attributed to the reopening of the economy in Singapore post COVID-19 and the influx of foreign workers.

Intellectual Property

Our Group provides our cabling services under the brand name “Vistek”. We do not have any registered trademark but we have registered the domain name under www.vistek.com.sg.

We were not involved in any proceedings with regard to, and we have not received notice of any claims or infringement of, any intellectual property rights that may be threatened or pending, in which we may be involved either as a claimant or respondent.

Employees

As of January 31, 2025, we had a total of 185 employees, of which over 80.0% were foreign workers, mainly from India, Myanmar and Bangladesh. The number of our employees classified by function as of January 31, 2025 is as follows:

Management		2
Operations:
Projects	166
Procurement	1
Safety	3	170
	Total:
Sales		2
Finance & Administration		11
	Total:	185

Our employees are not represented by a labor organization or covered by collective bargaining agreements. We consider our labor practices and employee relations to be good, and to date, we have not experienced any significant labor disputes.

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Insurance

In light of the risks relating to our business operations and in compliance with the applicable laws and regulations, we take out and maintain contractor’s all risk insurance policies for the works under the contracts with our customers (covering, among others, materials or items supplied by our customers, construction plant and equipment and third-party liability) in accordance with customary industry practice. We also carry project employer’s liability insurance covering ourselves as a main contractor and our subcontractors, workers’ injury compensation insurance, public liability insurance as well as medical insurance for our foreign workers. Our head office, which is a self-owned property, is covered by fire insurance. We consider our insurance coverage to be sufficient for our business operations. We will continue to review and assess our risk portfolio and make any necessary and appropriate adjustments to our insurance practices to align with our needs and with industry practice in Singapore.

Litigation and Other Legal Proceedings

As of the date hereof, we are not party to any claim, litigation or arbitration of material importance and there was no claim, litigation or arbitration of material importance known to our Directors to be pending or threatened against us which could have a material adverse effect on our business, results of operations or financial conditions.

There were notices of resolution in relation to allotment of shares which were not filed within the prescribed time, and penalties for late lodgment of such notices have been duly paid by Vistek SG.

In addition, due to administrative oversight, certain records for cancelled share certificates were deemed incomplete under the Singapore Companies Act. Due to the lapse of time and change of directors and shareholders, we were unable to obtain 3 missing cancelled share certificates which were issued in 2003, 2005 and 2016, representing 47.0% ownership of Vistek SG. Instead, we have confirmed with our Singapore counsel that the Vistek SG share certificates held by current directors and shareholders were properly issued and cancelled at the time in question. As at the date of this prospectus, no enforcement actions have been taken against Vistek SG or its’ directors in relation to the unsigned cancelled share certificates. Under Section 123 of the Companies Act 1967, a certificate under the common or official seal of a company specifying any shares held by any member of the company is prima facie evidence of the title of the member to the shares, and as such, the previous owner may assert a prima facie claim of ownership of Vistek SG using the missing share certificates. Under Section 130AE of the Companies Act 1967, the Company and every officer of the Company who is in default can each be guilty of an offence and liable on conviction to a fine not exceeding S$1,000 and a default penalty, if the appropriate share certificates in connection with the allotment or transfer by the Company is not delivered within the prescribed timeline under the Act.

Impact of COVID-19

Since COVID-19 was declared a pandemic by the World Health Organization on March 11, 2020, the Singapore government enacted the COVID-19 (Temporary Measures) Act 2020 (No. 14 of 2020) and the COVID-19 (Temporary Measures) (Control Order) Regulations 2020 to implement various level of lockdown measures to promptly address the changing COVID-19 situation in Singapore. When COVID-19 was at its peak in Singapore, stringent preventive measures, which included closing most physical workplace premises and suspending all business, social and other activities that could not be conducted through telecommuting from home, were introduced. Only those providing essential services and in selected economic sectors which were critical for the local and the global supply chains in Singapore (the “Essential Services”) were able to operate with the minimum staff needed on their premises and strict safe distancing measures to ensure the continued running of those services. The vast majority of the COVID-19 restrictions were only lifted in February 2023. As a cabling service provider serving only public utility companies, our services were classified as Essential Services and our operations were largely unaffected during the COVID-19 pandemic. Although the construction industry in Singapore suffered tremendously during the COVID-19 pandemic, our businesses continued to grow during this period.

The only major negative impact of COVID-19 on our business was the shortage in manpower. As of February 29, 2024, over 80% of our workers were foreign workers, mainly from India, Myanmar and Bangladesh and all of our foreign workers have been housed in commercial dormitories. In late March and April 2020, COVID-19 clusters were detected at multiple migrant worker dormitories. A lot of our foreign workers were infected with COVID-19 or otherwise required by the MOM to quarantine in their dormitories for over four months. There were also border control measures in Singapore which were only gradually released in late December 2020 which made the hiring of foreign workers difficult. As such, even though our services were considered as Essential Services, our operations were significantly affected during 2020 due to a shortage in manpower, which in turn has adversely affected our financial performance in that financial year, but the situation has significantly improved since the last fiscal quarter of 2020.

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REGULATORY ENVIRONMENT

Because Vistek SG, our operating subsidiary, is a company incorporated in Singapore, we are subject to relevant laws and regulations of Singapore and may be affected by new laws, regulations and policies which are introduced by the Singapore government from time to time. We have identified the main laws and regulations (apart from those pertaining to general business requirements) that we anticipate may materially affect our operations, the relevant regulatory bodies and the licenses, permits and approvals typically required for the conduct of our business in Singapore.

The following description is a summary of material laws and regulations applicable to our operations in Singapore. The laws and regulations set out below are not exhaustive and are only intended to provide general information to investors and are neither designed nor intended to be a substitute for professional advice. Prospective investors should consult their own advisers regarding the implication of the relevant laws and regulations on us.

Business Qualifications and Licenses

Building Control Act 1989 (“Building Control Act”)

The construction industry in Singapore is regulated by the BCA, whose primary role is to develop and regulate Singapore’s building and construction industry. The Building Control Act and the Building Control (Licensing of Builders) Regulations 2008 set out the requirements for licensing of builders. Builders who undertake building works where plans are required to be approved by the BCA and those who undertake works in specialist areas which have a high impact on public safety and require specific expertise, skill or resources for their proper execution have to be licensed by the BCA. The aim of licensing of builders is to ensure that builders carry out their duties competently and professionally by requiring them to meet the standards stipulated by the Building Control Act.

Builders may be licensed under two registers, the General Builder Register and the Specialist Register, each of which will be renewable on a three-yearly basis. There are two categories under the General Builder Register, General Builder Class 1, which allows the builder to undertake general building works of unlimited value, and General Builder Class 2, which allows the builder to undertake general building works of contract value S$6 million or less.

Vistek SG is licensed under General Builder Class 1 until August 16, 2026. The minimum requirements to be registered as General Builder Class 1 include:

●	A minimum paid-up capital of S$300,000;
●	The appointment of an approved person who either (a) holds a qualification of a bachelor’s degree or post-graduate degree in any field and has at least three years (in aggregate) of practical experience in the execution of construction projects (whether in Singapore or elsewhere) after obtaining such qualifications; (b) holds a qualification of a diploma in a construction-related field and has at least five years (in aggregate) of practical experience in the execution of construction projects (whether in Singapore or elsewhere) after obtaining such qualifications; or (c) completed the course ‘‘Essential Knowledge in Construction Regulations & Management for Licensed Builders’’ conducted by the BCA and has at least ten years (in aggregate) of practical experience in the execution of construction projects in Singapore; and
●	The appointment of a technical controller who holds a bachelor’s degree or post-graduate degree in a construction-related field and has at least five years (in aggregate) of practical experience in the execution of construction projects (whether in Singapore or elsewhere) after obtaining such qualifications.

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Contractors registry

The Contractors Registry is administered by the BCA and is established to register contractors that provide construction and construction related services to the public sector. Contractors are required to register in a “workhead” category which best describes their specialization.

Registration of a contractor with the BCA is dependent on the contractor fulfilling certain requirements relating to, inter alia, the value of previously completed projects, personnel resources, financial ability and track record. The grading given by the BCA is subject to renewal every three years and companies that have not actively tendered/bid for contracts during this period may lose their registration.

Our registrations are set out as follows:

Workheads	Description	Grade	Expiry Date

CW02	Civil Engineering	C3	July 1, 2027
CR07	Cable/Pipe Laying & Road Reinstatement	L5	July 1, 2027
ME04	Communication & Security Systems	L1	July 1, 2027
ME08	Internal Telephone Wiring for Telecommunications	L2	July 1, 2027
ME10	Line Plant Cabling / Wiring for Telecommunications	L5	July 1, 2027

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As of the date of this prospectus, our applications to the BCA to maintain our registration under the foregoing workheads have received approval from the relevant authority, and are set to expire in July 2027.

Building and Construction Industry Security of Payments

Under the Building and Construction Industry Security of Payment Act 2004 of Singapore (the “BCISPA”), any person who has carried out construction work or supplied any goods or services under a contract relating to, amongst others, (i) the construction, alteration, repair, restoration, maintenance, extension, demolition or dismantling of buildings or structures (whether permanent or not) that form, or are to form part of the land, (ii) the installation in any building, structure or works of fittings that form or are to form part of the land, including systems of heating, lighting, air-conditioning, ventilation, power supply, drainage, sanitation, water supply or fire protection and security or communications systems, is entitled to progress payment. Such definition of “construction works” under the BCISPA applies to the works provided by our Company in relation to power and telecommunications projects.

The BCISPA contains provisions relating to, amongst others, the amount of the progress payment to which a person is entitled under a contract, the valuation of the construction work carried out under a contract and the date on which a progress payment becomes due and payable. In addition, the BCISPA, amongst others, endorses the following rights:

(a)	the right of a claimant (being the person who is or claims to be entitled to a progress payment) who, in relation to a construction contract, fails to receive payment by the due date of an amount that is proposed to be paid by the respondent (being the person who is or may be liable to make a progress payment under a contract to a claimant) and accepted by the claimant, to make an adjudication application in relation to the payment claim. The BCISPA has established an adjudication process by which a person may claim payments due under a contract and enforce payment of the adjudicated amount;
(b)	the right of the claimant to suspend the carrying out of construction work or supply or goods and services, and to exercise a lien over goods supplied by the claimant to the respondent that are unfixed and which have not been paid for, or to enforce the adjudication determination as if it were a judgment debt, if amongst others, such claimant is not paid after the adjudicator has determined that the respondent shall pay an adjudicated amount to the claimant; and
(c)	where the respondent fails to pay the whole or any part of the adjudicated amount to a claimant, the right of a principal of the respondent (being the person who is liable to make payment to the respondent for or in relation to the whole or part of the construction work that is the subject of the contract between the respondent and the claimant) to make direct payment of the outstanding amount of the adjudicated amount to the claimant, together with the right for such principal to recover such payment from the respondent.

Lastly, the BCISPA provides that a “pay when paid” provision, which means, inter alia, a provision of the contract that makes the liability of one party (the first party) to pay money owing to another party contingent or conditional on payment to the first party by a further party of the whole or any part of that money shall be unenforceable.

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Approvals for commencement of works

Telecommunications Act 1999 (“TA”)

Under TA, no person shall commence or carry out, or cause or permit the commencement or carrying out of, any earthworks which are within the vicinity of any telecommunication cable belonging to or under the management or control of a telecommunication system licensee unless the person:

●	has given to the telecommunication system licensee not less than seven days’(or such other period as the Info-communications Media Development Authority may allow) notice in writing of the date on which it is proposed to commence the earthworks;
●	has obtained from the telecommunication system licensee the necessary information on the location of such telecommunication cable and has consulted the licensee on the steps to be taken to prevent the telecommunication cable from damage while the earthworks are being carried out; and
●	has caused telecommunication cable detection work to be performed or carried out by a licensed telecommunication cable detection worker in order to confirm the location of the telecommunication cable, save that where there is reasonable cause to believe that it is necessary to do so in the interest of public or private safety, the person shall (in lieu of complying with the above), give to the telecommunication system licensee notice in writing stating the nature and extent of those earthworks not more than 7 days after the earthworks have been commenced or carried out.

Workplace and Health Safety Measures

Workplace Safety and Health Act 2006 (“WSHA”)

Under WSHA, every employer has the duty to take, so far as is reasonably practicable, such measures as are necessary to ensure the safety and health of his employees at work. These measures include providing and maintaining for the employees a work environment which is safe, without risk to health and adequate as regards facilities and arrangements for their welfare at work, ensuring that adequate safety measures are taken in respect of any machinery, equipment, plant, article or process used by the employees, ensuring that the employees are not exposed to hazards arising out of the arrangement, disposal, manipulation, organization, processing, storage, transport, working or use of things in their workplace or near their workplace and under the control of the employer, developing and implementing procedures for dealing with emergencies that may arise while those persons are at work and ensuring that the person at work has adequate instruction, information, training and supervision as is necessary for that person to perform his work.

Workplace Safety and Health (General Provisions) Regulations (“WSHR”)

WSHR laid down duties such as taking effective measures to protect persons at work from the harmful effects of any exposure to any biohazardous material which may constitute a risk to their health and ensuring that the employee has the necessary expertise for the work that he is engaged for and implemented adequate safety and health measures.

Pursuant to the WSHR, the following equipment, among others, are required to be tested and examined by an examiner (the “Authorized Examiner”), who is authorized by the Commissioner of Workplace Safety and Health (the “CWSH”), before they can be used in a factory and thereafter, at specified intervals:

●	hoist or lift;
●	lifting gears; and/or
●	lifting appliances and lifting machines.

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Upon examination, the Authorized Examiner will issue and sign a certificate of test and examination, specifying the safe working load of the equipment. Such certificate of test and examination shall be kept available for inspection. Under the WSHR, it is the duty of the owner of the equipment/occupier of a workplace to keep a register containing the requisite particulars with respect to the lifting gears, lifting appliances and lifting machines. In addition to the above, under the WSHA, inspectors appointed by the CWSH may, among others, enter, a workplace, to make such examination and inquiry as may be necessary to ascertain whether the provisions of the WSHA are complied with, to take samples of any material or substance found in a workplace or being discharged from any workplace for the purpose of analysis or test, to assess the levels of noise, illumination, heat or harmful or hazardous substances in any workplace and the exposure levels of persons at work therein and to take into custody any article in a workplace which is required for the purpose of an investigation or inquiry under the WSHA. Under the WSHA, the CWSH may serve a stop-work order in respect of a workplace if he is satisfied that (i) the workplace is in such condition, or is so located, or any part of the machinery, equipment, plant or article in the workplace is so used, that any process or work carried on in the workplace cannot be carried on with due regard to the safety, health and welfare of persons at work; (ii) any person has contravened any duty imposed by the WSHA; or (iii) any person has done any act, or has refrained from doing any act which, in the opinion of the CWSH, poses or is likely to pose a risk to the safety, health and welfare of persons at work. The stop-work order shall direct the person served with the order to immediately cease to carry on any work indefinitely or until such measures as are required by the CWSH have been taken to remedy any danger so as to enable the work in the workplace to be carried on with due regard to the safety, health and welfare of the persons at work.

In addition to the above, under the WSHA, inspectors appointed by the CWSH may, amongst others, enter, inspect and examine any workplace and any machinery, equipment, plant, installation or article at any workplace, to make such examination and inquiry as may be necessary to ascertain whether the provisions of the WSHA are complied with, to take samples of any material or substance found in a workplace or being discharged from any workplace for the purpose of analysis or test, to assess the levels of noise, illumination, heat or harmful or hazardous substances in any workplace and the exposure levels of persons at work therein and to take into custody any article in the workplace which is required for the purpose of an investigation or inquiry under the WSHA.

The MOM has also introduced a demerit points system for the construction sector. The purpose of the debarment scheme is to improve the safety situation in the construction industry. Under this scheme, contractors who are found to have violated safety requirements at work sites will be given demerit points. A company which accumulates more than 25 demerit points would immediately trigger debarment, meaning the company would be debarred from employing Non-Traditional Source (the “NTS”) foreign workers, who include those from Bangladesh, India, Myanmar, Philippines, Sri Lanka and Thailand. Applications from the company for work passes for foreign employees will be rejected by the MOM. The accumulation of more demerit points will result in longer period of debarment based on the following table.

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Phase	Demerit Points accumulated within 18-month period	Allowed to hire new workers	Allowed to renew existing workers	Duration of debarment
1	25 to 49	No	Yes	3 months
2	50 to 74	No	Yes	6 months
3	75 to 99	No	Yes	1 year
4	100 to 124	No	Yes	2 years
5	125 and above	No	No	2 years

Workplace Safety and Health (Risk Management) Regulations (“Risk Management Regulations”)

Pursuant to the Risk Management Regulations, employers and principal must in every workplace conduct a risk assessment in relation to the safety and health risks posed to any person who may be affected by his undertaking in the workplace, and take all reasonably practicable steps to eliminate any foreseeable risk to any person who may be affected by his undertaking in the workplace. Where it is not reasonably practicable to eliminate such risk, the employer or principal is required to implement reasonably practicable measures to minimize the risk, such as substitution, engineering control, administrative control and provision and use of suitable personal protective equipment, and safe work procedures to control the risk. The employer and principal shall also take all reasonably practicable steps to ensure that any person in the workplace who may be exposed to a risk to his safety and health is informed of the nature of the risk involved, and any measure of safe work procedures implemented.

Workplace Safety and Health (Work at Heights) Regulations 2013 (“Work at Heights Regulations”)

Pursuant to the Work at Heights Regulations, the responsible person of any person who carries out or is to carry out any work at height must do the following:

●	ensure that no work at height it carried out where it is reasonably practicable to carry out the work safely otherwise than at height;
●	ensure that such person must have first received adequate safety and health training to familiarize himself with the hazards associated with work at height and the precautions to be observed; and
●	ensure that such person shall work at a height in a workplace under the immediate supervision of a competent person for that work.

The occupiers of every workplace specified in the Work at Heights Regulations must also establish and implement a fall prevention plan in accordance with the requirements of the approved code of practice relating to safe and sound practices for fall prevention.

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Worker Transportation

The LTA announced on March 9, 2022 that the Traffic Police will require all lorries with an MLW exceeding 3,500 kg to be equipped with speed limiters. MOM will also require employers to ensure their drivers, in particular those with dual roles of ferrying workers and working on-site, have sufficient rest before driving, as well as all lorries which are ferrying workers to have a designated person as the “vehicle person-in-charge”, who will be empowered to stop the driver if he is deemed unfit to drive.

Environmental laws and regulations

The Environmental Public Health Act 1987 of Singapore (“EPHA”) requires, among others, a person, during the construction, alteration, repair or maintenance of any building or at any time, to take reasonable precautions to prevent danger to the life, health or well-being of persons using any public places from flying dust or falling fragments or from any other material, thing or substance.

The EPHA also regulates, amongst others, the disposal and treatment of industrial waste and public nuisances. Under the EPHA, the Director-General of Public Health may, on receipt of any information respecting the existence of a nuisance liable to be dealt with summarily under the EPHA and if satisfied of the existence of a nuisance, serve a nuisance order on the person by whose act, default or sufferance the nuisance arises or continues, or if the person cannot be found, on the owner or occupier of the premises on which the nuisance arises. Some of the nuisances which are liable to be dealt with summarily under the EPHA include any factory or workplace which is not kept in a clean state, any place where there exists or is likely to exist any condition giving rise, or capable of giving rise to the breeding of flies or mosquitoes, any place where there occurs, or from which there emanates noise or vibration as to amount to a nuisance and any machinery, plant or any method or process used in any premises which causes a nuisance or is dangerous to public health and safety.

The Environment Protection and Management Act 1999 (the “EPMA”) requires, among others, a person, during the erection, alteration, construction or demolition of any building or structure to take reasonable precautions to prevent danger to the life, health or well-being of persons using any public places from flying dust or falling fragments or from any other material, thing or substance.

The EPMA seeks to control the levels of pollution in Singapore by regulating the activities of various industries and regulates, among others, air pollution, water pollution, land pollution and noise control. Under the Environmental Pollution Control (Control of Noise at Construction Sites) Regulations, the owner or occupier of any construction site shall ensure that the level of noise emitted from his construction site shall not exceed the maximum permissible noise levels prescribed in such Regulations.

Employment Act

The Employment Act 1968 of Singapore (“EA”) is administered by the MOM and sets out the basic terms and conditions of employment and the rights and responsibilities of employers as well as employees. With effect from 1 April 2019, the EA extends to all employees, including persons employed in managerial or executive positions, with certain exceptions.

In particular, Part IV of the EA sets out enhanced protection requirements such as rest days, hours of work and other conditions of service for workmen who receive salaries not exceeding S$4,500 a month and employees (other than workmen) who receive salaries not exceeding S$2,600 a month (“relevant employees”). Prior to 1 April 2019, Part IV of the EA only covered workmen earning up to S$4,500 a month and non-workmen earning up to S$2,500 a month. Section 38(8) of the EA provides that a relevant employee is not allowed to work for more than 12 hours in any one (1) day except in specified circumstances, such as where the work is essential to the life of the community, defence or security. In addition, Section 38(5) of the EA limits the extent of overtime work that a relevant employee can perform to 72 hours a month.

Employers must seek the prior approval of the Commissioner for Labour (“Commissioner”) for an exemption if they require a relevant employee or class of relevant employees to work for more than 12 hours a day or work overtime for more than 72 hours a month. The Commissioner may, after considering the operational needs of the employer and the health and safety of the relevant employee or class of relevant employees, by order in writing exempt such relevant employees from the overtime limits subject to such conditions as the Commissioner thinks fit. Where such exemptions have been granted, the employer shall display the order or a copy thereof conspicuously in the place where such employees are employed.

From 1 April 2016, the Employment (Amendment) Act 2015 requires employers to implement enhanced administrative requirements for employees covered under the EA. There are key changes in relation to pay slips, employment terms and employment records, as well as the new framework adopted for less severe breaches of the EA. Employers are also required to provide itemised pay slips to all employees, provide employees with written key employment terms and keep detailed employment records for each employee.

Employment of Foreign Workers

The employment of foreign workers in Singapore is governed by the Employment of Foreign Manpower Act 1990 (the “EFMA”) and regulated by the MOM.

Under Section 5(1) of the EFMA, no person shall employ a foreign worker unless he has obtained in respect of the foreign worker a valid work permit from the MOM, which allows the foreign worker to work for him. Any person who fails to comply with or contravenes the section shall be guilty of an offence and shall (a) be liable on conviction to a fine of between S$5,000 and S$30,000, or imprisonment for a term not exceeding 12 months or both; and (b) on subsequent convictions, in the case of an individual be punished with imprisonment for a term of between 1 month and 12 months and also be liable to a fine between S$5,000 and S$30,000 and in any other case, be punished with a fine between S$20,000 and S$60,000.

Basic skilled construction work permit workers from the NTS and PRC would be allowed to work up to a maximum of 14 years, while higher skilled workers from the NTS and PRC would be allowed to work up to 26 years. All workers can only work up to 60 years of age.

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The availability of the foreign workers to the construction industry is regulated by the MOM through the following policy instruments:

●	approved source countries or regions;
●	age of foreign workers;
●	dependency ceilings based on the ratio of local to foreign workers;
●	the imposition of security bonds and levies; and
●	quotas based on the MYEs in respect of workers from the NTS and PRC.

Approved source countries

The approved source countries for construction workers are Malaysia, the PRC, NTS countries and North Asian Sources (the “NAS”). The NTS countries include countries such as India, Thailand, Bangladesh, Myanmar, the Philippines and Sri Lanka. The NAS countries include Hong Kong, Macau, South Korea and Taiwan.

Age of foreign workers

The minimum age of all non-domestic migrant workers is 18 years old. When applying for a work permit, Malaysian workers must be below 58 years old while non-Malaysian workers must be below 50 years told.

Security bonds and foreign worker levies

Companies are required to pay a monthly levy for each foreign worker they employ. The foreign workers’ levy rate varies depending on the sector which the foreign worker is employed. Employers must buy a security bond of S$5,000 in the form of a banker’s or insurer’s guarantee for each non-Malaysian foreign worker employed, which may be purchased at a bank or insurance company. The security bond may be forfeited in any of the following events:

●	the employer or the foreign worker violates any of the conditions of the work permit or security bond
●	the employer fails to pay the foreign worker’s salary on time
●	the employer fails to send the foreign worker home when the work permit is expired, revoked or cancelled
●	the foreign worker goes missing

Central Provident Fund Act 1953, or CPF Act

The Central Provident Fund system is a mandatory social security savings scheme funded by contributions from employers and employees. Pursuant to the CPF Act, an employer is required to make CPF contributions for all employees who are Singapore citizens or permanent residents engaged in a contract of service within Singapore. CPF contributions do not apply to foreigners holding Employment Passes, S Passes or Work Permits. For eligible employees, CPF contributions are required for both ordinary wages and additional wages (subject to a yearly additional wage ceiling) at the applicable prescribed rates which is dependent on factors such as, amongst others, monthly wages and the age of the employee. An employer must pay both the employer’s and employee’s share of the monthly CPF contribution. Recovery of the employee’s share of CPF contributions can be achieved by deducting it from their wages when the contributions are paid for that month. Failure to adhere to the CPF Act on CPF contributions may result in the Central Provident Fund Board, or CPF Board, demanding outstanding contributions and late payment interest from the employers. The CPF Board may also impose a composition amount. If employers fail to settle outstanding Central Provident Fund contributions, late payment interest, and the composition amount (if any) by a given deadline, the CPF Board will commence prosecution actions against the employers. Employers shall be liable on conviction to a court fine or to imprisonment or to both.

Work Injury Compensation Act

The Work Injury Compensation Act 2019 (the “WICA”), which is regulated by the MOM, applies to workmen in all industries in respect of injury suffered by them in the course of their employment and sets out, among others, the amount of compensation they are entitled to and the method(s) of calculating such compensation. The WICA provides that if in any employment, personal injury by accident arising out of and in the course of the employment is caused to a workman, the employer shall be liable to pay compensation in accordance with the provisions of the WICA.

The WICA provides, among others, that, where any person (referred to as the principal) in the course of its business or for the purpose of his trade or business contracts with any other person (referred to as the contractor) for the execution by the contractor of the whole or any part of any work undertaken by the principal, the principal shall be liable to pay to any workman employed in the execution of the work any compensation which he would have been liable to pay if that workman had been immediately employed by the principal.

Employers are required to insure and maintain insurance under one of more approved policies with one or more designated insurers against all liabilities that the employer may incur under the WICA in respect of every employee. Failure to do so is an offence punishable by a maximum fine of S$10,000 and/or imprisonment of up to 12 months or if the person is a repeat offender, to a fine not exceeding S$20,000 and/or to imprisonment for a term not exceeding 12 months.

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Administration of Carriage of Goods by Motor Vehicles

The regulation of road traffic and movement of vehicles in Singapore, including the administration of the carriage of goods by motor vehicles, is governed by the Road Traffic Act 1961 and relevant subsidiary legislation, including, among others, the Road Traffic (Motor Vehicles, Registration & Licensing) Rules.

Pursuant to Rule 46 of the Road Traffic (Motor Vehicles, Registration & Licensing) Rules, no person shall cause or permit a motor vehicle or trailer constructed or adapted for use for the carriage of goods to carry a load in excess of the maximum laden weight as determined by the Registrar of Vehicles (the “Registrar”). Pursuant to Rules 43 and 44, the owner of a motor vehicle which is constructed or adapted for use for the carriage of goods or a trailer shall inform the Registrar of the maximum laden weight of the vehicle or trailer in accordance with the manufacturer’s specification, or shall otherwise provide the Registrar with such information as the Registrar may require in order to enable him to ascertain the maximum laden weight, and the Registrar shall upon receiving such information, determine the maximum laden weight of the motor vehicle or trailer. Owners of the motor vehicles and trailers are required to paint or otherwise clearly mark upon a conspicuous place on the vehicle or trailer, among others, the maximum laden weight of the vehicle or trailer and the weight of the vehicle or trailer unladen. Contravention of Rule 46 of the Road Traffic (Motor Vehicles, Registration & Licensing) Rules constitutes an offence under Section 131(1) of the Road Traffic Act 1961, punishable under Section 131(2) of the Road Traffic Act 1961. Under Section 131(2), the offender may be liable, in the case of a first offence, to a fine not exceeding S$1,000 or imprisonment for a term not exceeding three months, and in the case of a second or subsequent offence, to a fine not exceeding S$2,000 or imprisonment for a term not exceeding six months. Section 131B(1) of the Road Traffic Act prescribes that where an offence committed by a body corporate is proved to have been committed with the consent or connivance of an officer or to be attributable to any act or default on his part, the officer, meaning any director, member of the committee of management, Chief Executive Officer, manager, secretary or other similar officer, including any person purporting to act in any such capacity, shall be guilty of an offence and shall be liable to be proceeded against and punished accordingly.

Personal Data Protection Act

The Personal Data Protection Act (“PDPA”) 2012 regulates the collection, use, and disclosure of personal data by organizations in Singapore. Under the PDPA, organizations are required to obtain an individual’s consent before collecting, using, or disclosing their personal data, except in situations where consent is not required by law. Data can only be used for purposes that are considered appropriate and that have been clearly communicated to the individual.

Organizations must also provide individuals with access to their personal data upon request, and correct any errors. It is the organization’s responsibility to ensure that the personal data they hold is accurate and complete, especially when it is used to make decisions that affect individuals or is shared with other organizations. Reasonable security measures must be in place to protect the data from unauthorized access, use, or disclosure. Additionally, personal data should not be retained longer than necessary for business or legal purposes, and any transfers of personal data outside Singapore must comply with PDPA guidelines

The PDPA was amended in 2021, introducing several important changes. Organizations are now required to notify the Personal Data Protection Commission (“PDPC”) of data breaches that are likely to result in significant harm or affect 500 or more individuals. Affected individuals must also be notified if the breach could cause them significant harm. The amendments also expanded the concept of deemed consent, allowing organizations to assume consent in cases where it is necessary for contractual obligations or where individuals have been informed. Additionally, exceptions for legitimate business interests and improvements have been introduced.

Lastly, organizations found in breach of the PDPA may face financial penalties, with fines of up to S$1 million. For larger organizations with annual turnovers exceeding S$10 million, penalties can reach up to 10% of their annual turnover.

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MANAGEMENT

The following table sets forth the names, ages and titles of our Executive Directors and Executive Officers and our Independent Director Nominees:

Name	Age	Title

Executive Directors and Executive Officers:

Mr. Teck Hong Ho	60	Executive Director, Chairman and Chief Executive Officer

Mr. Jer Neng Teo, Vivian	41	Executive Director and Chief Operating Officer

Ms. Chin Fun Wang	48	Chief Financial Officer

Independent Director Nominees:

Ms. Siew Khim Ng, Shireen	50	Independent Director Nominee

Mr. Kian San Lum, Alvin	34	Independent Director Nominee

Mr. Kok Chuah Tan, Patrick	50	Independent Director Nominee

No arrangement or understanding exists between any such Executive Director, Executive Officer or Independent Director Nominee and any other persons pursuant to which any Executive Director, Executive Officer or Independent Director Nominee was or will be elected as such. Our Directors (including our Executive Directors and Independent Directors) are elected annually and serve until their successors take office or until their death, resignation or removal. The Executive Officers serve at the pleasure of our Board.

Executive Directors and Executive Officers:

Mr. Teck Hong Ho, Executive Director, Chairman and Chief Executive Officer

Mr. Teck Hong Ho (“Mr. Ho”) has served and will continue to serve as our Executive Director, Chairman and Chief Executive Officer immediately upon the SEC’s declaration of effectiveness of this registration statement on Form F-1. Mr. Ho has served as the managing director of Vistek SG since April 2017 and is responsible for the overall business operations, growth and development of our Group.

Mr. Ho has over 30 years of experience in running construction companies that specialize in cabling services. Prior to joining our Group in April 2017, Mr. Ho has been serving as the director of Eastern Green Power Pte. Ltd. since July 2005, Geenet Pte. Ltd. since May 2014 and EGP Smart Energy Pte Ltd since March 2021. In February 1991, he started his first venture as the co-founder and director of Wee Guan Construction Pte. Ltd. The company’s principal business involves the provision of construction-related services, for instance cable laying and road reinstatement works. As the co-founder and director of the company, he was responsible for project operations and business development. Mr. Ho served as the director of Wee Guan Construction Pte. Ltd until June 2016.

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Mr. Ho graduated with a Master’s Degree in Science (International Construction Management) from Nanyang Technological University (Singapore) in 1996 and a Bachelor’s Degree in Civil Engineering from National University of Singapore in 1987.

We believe Mr. Ho’s vast experience in the construction industry qualifies him to be a member of our Board of Directors.

Mr. Jer Neng Teo, Vivian, Executive Director and Chief Operating Officer

Mr. Jer Neng Teo, Vivian (“Mr. Teo”) has served and will continue to serve as our Executive Director and Chief Operating Officer immediately upon the SEC’s declaration of effectiveness of this registration statement on Form F-1. Mr. Teo has served as a director in Vistek SG since October 2016. Mr. Teo is responsible for (i) overseeing all respects of all our projects; (ii) building client relationships; (iii) ensuring compliance and safety; (iv) optimizing our Group’s financial performance; and (v) contributing to our Group’s strong business growth.

Mr. Teo has over 18 years of experience in project management, particularly in the manufacturing and construction industry.

Between June 2016 and March 2021, Mr. Teo served as the director of Visioncomms Pte. Ltd. He oversaw the finances of the company and ensured that the company achieved its financial goals by nurturing client relationships and developing different strategies to ensure efficient business operations and growth. As Mr. Teo joined our Group in June 2016, as such he was serving as the director at Visioncomms Pte. Ltd., in parallel with his directorship with our Group from June 2016 to March 2021. Between May 2014 and June 2016, he was the project director at Geecomms Pte. Ltd. whereby he was in charge of managing end-to-end business relationships to meet key financial and operational performance indicators. As the project director, he supported the managing director in different projects. He has shown sustained efforts in the business development of the company by actively contributing to project resource planning, control, costing and financial management. From January 2009 to April 2014, he was the project manager at Wee Guan Engineering Pte. Ltd., where he was responsible for managing end-to-end client relationships, and guiding his team to achieve financial and operational goals. He was also responsible in leading project teams and in collaborating with external stakeholders for precise project specifications and approvals.

From January 2008 to January 2009, he was the assistant project manager at MDB Technologies Pte Ltd., where he assisted in project planning, scheduling, budget control and task coordination in streamlining project executions.

From November 2005 to March 2007, he was the assistant engineer at GES – Venture Singapore Pte. Ltd. As a design team member, he collaborated closely with team members and was responsible for testing and verifying hardware prototypes during the initial OEM/ ODM stage, to ensure the prototypes comply with customer specifications.

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Mr. Teo graduated with a Bachelor’s Degree in Electrical and Electronic Engineering from Northumbria University in 2005.

We believe Mr. Teo’s experience in the construction industry qualifies him to be a member of our Board of Directors.

Ms. Chin Fun Wang, Chief Financial Officer

Ms. Chin Fun Wang (“Ms. Wang”) has served and will continue to serve as our Chief Financial Officer immediately upon the SEC’s declaration of effectiveness of this registration statement on Form F-1. As our Chief Financial Officer, Ms. Wang is responsible for the following matters relating to our Group (i) financial reporting of the Company, including managing accounting operations, statutory financial audit reporting and coordinating corporate tax and indirect tax submissions; (ii) preparation of budget and financial forecasts; (iii) development and implementation of financial policies and procedure in business processes; and (iv) strengthen internal control.

Ms. Wang has over 20 years of experience in account management. Prior to joining our Group, from January 2015 to September 2023, Ms. Wang was the finance manager at CKH Food Trading Pte. Ltd., where she was responsible for financial reporting and analysis, budgeting, variance analysis and cash flow management. Between January 2008 to June 2014, she was the accounts manager at EJ Consultancy Services Pte. Ltd. As the accounts manager, she was responsible for filings with the Accounting and Corporate Regulatory Authority, compiling financial reports and in tax computation. From January 2006 to December 2007, Ms. Wang served as accounts and administrative executive at Blissful Food City Pte. Ltd, and her responsibilities involve managing accounting operations, statutory financial audit reporting and human resources matters. From May 2001 to December 2005, she was the accounts and administrative executive at Act Bean Sprout Pte. Ltd., where she was responsible for managing accounting operations, statutory financial audit reporting.

Ms. Wang graduated with a diploma in accounting from London Chamber of Commerce Industry in 1995. She also obtained an affiliate certification from the Association of Chartered Certified Accountant in 2004.

Independent Director Nominees:

Mr. Kian San Lum, Alvin, Independent Director Nominee, Chair of Audit Committee

Mr. Kian San Lum, Alvin (“Mr. Lum”) will begin serving as an independent director immediately upon the SEC’s declaration of effectiveness of this registration statement on Form F-1, of which this prospectus forms a part. Mr. Lum will serve as chairman of the audit committee and as a member of the compensation and nomination committees.

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Mr. Lum has a background in accounting and finance. From January 2017 to May 2018, Mr. Lum served as the accountant at ISEC HEALTHCARE LTD. As the accountant, Mr. Lum’s responsibilities include examining and analyzing accounting records, financial statements, and other financial reports; developing and maintaining budgets, and preparing the corresponding periodic reports; and preparing quarterly announcement results. From February 2015 to January 2017, he served as a senior auditor at Ernst & Young LLP. His work responsibilities were similar to those at KPMG, but he had taken on greater responsibilities, particularly in leading the audit staff to ensure they are aware of clients’ business and relevant issues impacting the clients’ operations and audits. From October 2012 to December 2014, he served as the senior auditor at KPMG, where he planned and conducted operational and financial audits of companies to confirm the companies’ financial statements are presented in alignment with U.S. GAAP/ MFRS. He also was responsible for generating comprehensive reports on audit findings, which includes the identification of financial information material misstatements and control deficiencies, and in providing suitable recommendations on such reports to strengthen and uphold the effectiveness of companies’ internal controls.

Mr. Lum currently holds two executive directorships. He began serving as the executive director at CFO CA PTE LTD in 2019, and at Your Corporate Solutions Pte Ltd in 2022. As the executive director of the two companies, his job scope and responsibilities are similar, which includes collaborating with the board of directors in creating and implementing plans to attain the companies’ business objectives.

Mr. Lum graduated with a Bachelor’s Degree in Accounting from the University of Malaya in 2012. Since 2018, he is a Certified Member of Malaysian Institute of Accountants.

Ms. Siew Khim Ng, Shireen, Independent Director Nominee, Chair of Nomination Committee

Ms. Siew Khim Ng, Shireen (“Ms. Ng”) will begin serving as an independent director immediately upon the effectiveness of our registration statement on Form F-1, of which this prospectus forms a part. Ms. Ng will serve as chairlady of the nomination committee and as a member of the audit and compensation committees.

Ms. Ng currently holds two executive directorships. She has served as the executive director at Phytonet Pte Ltd since October 2018 and at Nouvellune Sdn. Bhd. since June 2019. As the executive director of both companies, Ms. Ng’s principal activities include the management and distribution of health supplements, pharmaceutical and medical products.

Ms. Ng obtained her Bachelor of Jurisprudence from the University of Malaya in 2000.

Mr. Kok Chuah Tan, Patrick, Independent Director Nominee, Chair of Compensation Committee

Mr. Kok Chuah Tan (“Mr. Tan”) will begin serving as an independent director immediately upon the effectiveness of our registration statement on Form F-1, of which this prospectus forms a part. Mr. Tan will serve as chairman of the compensation committee and as a member of the audit and nomination committees.

Mr. Tan currently holds two executive directorships. He has been serving as the executive director at Raffles Developments Pte. Ltd. since August 2006 and at Key Global Pte. Ltd. since June 2020. At Raffles Developments Pte. Ltd., Mr. Tan is responsible for managing the sales team and overseeing the provision of industrial and business space solutions for clients in the real estate industry. At Key Global Pte. Ltd., he is responsible for setting up and managing ecowalls production plants in the construction industry.

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Mr. Tan obtained his diploma in Electronics, Communications and Computer Engineering from Singapore Polytechnic in 1994, and his professional qualification, Common Examinations for housing agents from the Singapore Institute of Surveyors and Valuers in 1998.

2025 Equity Incentive Plan

On [●], 2025, subject to the completion of this offering, our shareholders and Board adopted the 2025 Vistek Limited Equity Incentive Plan (the “2025 Plan”), to motivate attract and retain the best available personnel, provide additional incentives to staff and Directors and promote the success of our business. Under the 2025 Plan, the maximum aggregate number of Ordinary Shares which may be issued pursuant to all awards under such plan is 2,182,500, which constitutes 10.0% of the total issued and outstanding Ordinary Shares of our Company on a fully-diluted basis as of the date of adoption. Pursuant to Rule 416(a) under the Securities Act, this Registration Statement also covers an indeterminate number of additional shares which may be offered and issued to prevent dilution from share splits, share dividends or similar transactions as provided in the 2025 Plan. Any Ordinary Shares covered by an award granted under the 2025 Plan (or portion of an award) that terminates, expires, lapses or repurchased for any reason will be deemed not to have been issued for purposes of determining the maximum aggregate number of Ordinary Shares that may be issued under the 2025 Plan. As of the date of this prospectus, we have not granted any awards under the 2025 Plan.

The following paragraphs summarize the principal terms of the 2025 Plan.

Types of awards. The 2025 Plan permits the awards of options, restricted shares, restricted share units or any other type of awards approved by our Board or the compensation committee.

Plan administration. Our Board or the compensation committee administers the 2025 Plan. Our Board or the compensation committee determines, among other things, the participants to receive awards, the type and number of awards to be granted to each participant, and the terms and conditions of each award grant.

Award agreement. Awards granted under the 2025 Plan are evidenced by an award agreement that sets forth terms, conditions and limitations for each award, which may include the term of the award, the provisions applicable in the event of the grantee’s employment or service terminates, and our authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind the award.

Eligibility. We may grant awards to amongst others, our staff, Directors and service providers.

Vesting schedule. In general, the plan administrator determines the vesting schedule, which is specified in the relevant award agreement.

Exercise of awards. The exercise price per share subject to an option is determined by the plan administrator and set forth in the award agreement, which may be a fixed price or a variable price related to the fair market value of the Ordinary Shares. The vested portion of option will expire if not exercised prior to the time as the plan administrator determines at the time of its grant.

Transfer restrictions. Awards may not be transferred in any manner by the eligible participant other than in accordance with the limited exceptions, such as transfers to our company or a subsidiary of ours, transfers to the immediate family members of the participant by gift, the designation of a beneficiary to receive benefits if the participant dies, permitted transfers or exercises on behalf of the participant by the participant’s duly authorized legal representative if the participant has suffered a disability, or, subject to the prior approval of the plan administrator or our Executive Officer or Director authorized by the plan administrator, transfers to one or more natural persons who are the participant’s family members or entities owned and controlled by the participant and/or the participant’s family members, including but not limited to trusts or other entities whose beneficiaries or beneficial owners are the participant and/or the participant’s family members, or to such other persons or entities as may be expressly approved by the plan administrator, pursuant to such conditions and procedures as the plan administrator may establish.

Termination and amendment. Unless terminated earlier, the 2025 Plan has a term of 10 years. Our Board may terminate, amend or modify the plan, subject to the limitations of applicable laws. However, no such action may adversely affect in any material way any award previously granted without prior written consent of the participant.

Committees of the Board of Directors

Prior to the effectiveness of the registration statement of which this prospectus is a part, we intend to establish an audit committee, a compensation committee and a nomination committee, each of which will operate pursuant to a charter adopted by our Board that will be effective upon the effectiveness of the registration statement of which this prospectus is a part. The Board may also establish other committees from time to time to assist our Company and the Board. Upon the effectiveness of the registration statement of which this prospectus is a part, the composition and functioning of all of our committees will comply with all applicable requirements of the Sarbanes-Oxley Act of 2002, the Nasdaq and the SEC rules and regulations, if applicable. Upon our listing on the Nasdaq, each committee’s charter will be available on our website at www.vistek.com.sg. The reference to our website address does not constitute incorporation by reference of the information contained at or available through our website, and you should not consider it to be part of this prospectus.

Audit committee

Mr. Lum, Ms. Ng and Mr. Tan, all of whom are independent Directors, will serve on the audit committee, which will be chaired by Mr. Lum. Our Board has determined that each are “independent” for audit committee purposes as that term is defined by the rules of the SEC and the Nasdaq, and that each has sufficient knowledge in financial and auditing matters to serve on the audit committee. Our Board has designated Mr. Lum as an “audit committee financial expert,” as defined under the applicable rules of the SEC. The audit committee’s responsibilities include:

●	appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;
●	pre-approving auditing and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;
●	reviewing the overall audit plan with our independent registered public accounting firm and members of management responsible for preparing our financial statements;
●	reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;
●	coordinating the oversight and reviewing the adequacy of our internal control over financial reporting;

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●	establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns; recommending, based upon the audit committee’s review and discussions with management and our independent registered public accounting firm, whether our audited financial statements shall be included in our Annual Report on Form 20-F;
●	monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters;
●	preparing the audit committee report required by SEC rules to be included in our annual proxy statement;
●	reviewing all related person transactions for potential conflict of interest situations and approving all such transactions; and
●	reviewing earnings releases.

Compensation committee

Mr. Tan, Mr. Lum and Ms. Ng, all of whom are independent Directors, will serve on the compensation committee, which will be chaired by Mr. Tan. Our Board has determined that each such member satisfies the “independence” requirements of Rule 5605(a)(2) of the Nasdaq listing rules. The compensation committee’s responsibilities include:

●	evaluating the performance of our Chairman and Chief Executive Officer in light of our company’s corporate goals and objectives and, based on such evaluation: (i) recommending to the Board the cash compensation of our Chairman and Chief Executive Officer, and (ii) reviewing and approving grants and awards to our Chairman and Chief Executive Officer under equity-based plans;
●	reviewing and recommending to the Board the cash compensation of our Executive Officers;
●	reviewing and establishing our overall management compensation, philosophy and policy;
●	overseeing and administering our compensation and similar plans;
●	reviewing and approving the retention or termination of any consulting firm or outside advisor to assist in the evaluation of compensation matters and evaluating and assessing potential and current compensation advisors in accordance with the independence standards identified in the applicable the Nasdaq listing rules;
●	retaining and approving the compensation of any compensation advisors;
●	reviewing and approving our policies and procedures for the grant of equity-based awards;
●	reviewing and recommending to the Board the compensation of our Directors; and
●	preparing the compensation committee report required by SEC rules, if and when required.

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Nomination committee

Ms. Ng, Mr. Lum and Mr. Tan, all of whom are independent Directors, and will serve on the nomination committee, which will be chaired by Ms. Ng. Our Board has determined that each member of the nomination committee is “independent” of Rule 5605(a)(2) of the Nasdaq listing rules. The nomination committee’s responsibilities include:

●	developing and recommending to the Board’s criteria for board and committee membership;
●	establishing procedures for identifying and evaluating Director candidates, including nominees recommended by shareholders; and
●	reviewing the composition of the Board to ensure that it is composed of members containing the appropriate skills and expertise to advise us.

While we do not have a formal policy regarding board diversity, our nomination committee and Board will consider a broad range of factors relating to the qualifications and background of nominees, which may include diversity (not limited to race, gender or national origin). Our nomination committee’s and Board’s priority in selecting board members is identification of persons who will further the interests of our shareholders through their established record of professional accomplishment, the ability to contribute positively to the collaborative culture among board members, knowledge of our business, understanding of the competitive landscape and professional and personal experience and expertise relevant to our growth strategy.

Corporate governance

Prior to the effectiveness of the registration statement of which this prospectus is a part, we intend to adopt a formal policy regarding board diversity and our nomination committee and Board will consider a broad range of factors relating to the qualifications and background of nominees, which may include diversity (not limited to race, gender or national origin). Our nomination committee’s and Board’s priority in selecting board members is identification of persons who will further the interests of our shareholders through their established record of professional accomplishment, the ability to contribute positively to the collaborative culture among board members, knowledge of our business, understanding of the competitive landscape and professional and personal experience and expertise relevant to our growth strategy.

Foreign Private Issuer Status

The Nasdaq listing rules and the rules of other national securities exchanges include certain accommodations in the corporate governance requirements that allow foreign private issuers, such as us, to follow “home country” corporate governance practices in lieu of the otherwise applicable corporate governance standards of the Nasdaq. The application of such exceptions requires that we disclose the Nasdaq corporate governance standard that we do not follow and describe the Cayman Islands corporate governance practices we do follow in lieu of the relevant Nasdaq corporate governance standard. For example, we are exempt from the Nasdaq regulations that require a listed U.S. company to:

●	the majority independent director requirement under Section 5605(b)(1) of the Nasdaq listing rules;
●	the requirement under Section 5605(d) of the Nasdaq listing rules that a compensation committee comprised solely of independent directors governed by a compensation committee charter oversee executive compensation;

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●	the requirement under Section 5605(e) of the Nasdaq listing rules that director nominees be selected or recommended for selection by either a majority of the independent directors or a nominations committee comprised solely of independent directors;
●	the Shareholder Approval Requirements under Section 5635 of the Nasdaq listing rules; and
●	the requirement under Section 5605(b)(2) of the Nasdaq listing rules that the independent directors have regularly scheduled meetings with only the independent directors present.

Although we are permitted to follow certain corporate governance rules that conform to Cayman Islands requirements in lieu of many of the Nasdaq corporate governance rules, we intend to comply with the Nasdaq corporate governance rules applicable to private issuers.

Code of Conduct and Code of Ethics

Prior to the effectiveness of the registration statement of which this prospectus is a part, we intend to adopt a written code of business conduct and ethics that applies to our Directors, Executive Officers and employees, including our Chairman and Chief Executive Officer, Chief Financial Officer, principal accounting officer or controller or persons performing similar functions. Following the effectiveness of the registration statement of which this prospectus is a part, a current copy of this code will be posted on the Corporate Governance section of our website, which is located at www.vistek.com.sg. The information on our website is deemed not to be incorporated in this prospectus or to be a part of this prospectus. We intend to disclose any amendments to the code of ethics, and any waivers of the code of ethics or the code of conduct for our Directors, Executive Officers and senior finance executives, on our website to the extent required by applicable U.S. federal securities laws and the corporate governance rules of the Nasdaq.

Compensation of Directors and Executive Officers

For the six months ended August 31, 2024, we paid an aggregate of approximately $0.2 million (approximately S$0.3 million) in cash to each of our Executive Directors and Executive Officers. For the financial year ended February 29, 2024, we paid an aggregate of approximately $0.4 million (approximately S$0.5 million) in cash to each of our Executive Directors and Executive Officers. For the financial year ended February 28, 2023, we paid an aggregate of approximately $0.3 million (approximately S$0.4 million) in cash to each of our Executive Directors and Executive Officers.

Bonuses are not payable pursuant to a bonus plan, but rather are made on a discretionary basis in consideration of contributions and profitability of the Company for the year under which such bonus was paid. The Company does not have a profit sharing or equity incentive plan presently, but intends to implement a new equity incentive plan in 2025.

Employment Agreements

Employment Agreement between Mr. Ho and Vistek SG

We have entered into an Employment Agreement with Mr. Ho that will become effective upon the effectiveness of the registration statement of which this prospectus forms a part, pursuant to which he will be employed as Chairman and Chief Executive Officer. Under the terms of the agreement, Mr. Ho’s employment will continue indefinitely, subject to termination by either party to the agreement upon 6 months’ written notice or the equivalent salary in lieu of such notice. The agreement also provides that Mr. Ho shall not, during the term of the agreement and for 12 months after cessation of employment, carry on business in competition with the Group.

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Employment Agreement between Mr. Teo and Vistek SG

We have entered into an Employment Agreement with Mr. Teo that will become effective upon the effectiveness of the registration statement of which this prospectus forms a part, pursuant to which he will be employed as Chief Operating Officer. Under the terms of the agreement, Mr. Teo’s employment will continue indefinitely, subject to termination by either party to the agreement upon 6 months’ written notice or the equivalent salary in lieu of such notice. The agreement also provides that Mr. Teo shall not, during the term of the agreement and for 12 months after cessation of employment, carry on business in competition with the Group.

Employment Agreement between Ms. Wang and Vistek SG

We have entered into an Employment Agreement with Ms. Wang that will become effective upon the effectiveness of the registration statement of which this prospectus forms a part, pursuant to which she will be employed as Chief Financial Officer. Under the terms of the agreement, Ms. Wang’s employment will continue indefinitely, subject to termination by either party to the agreement upon 6 months’ written notice or the equivalent salary in lieu of such notice. The agreement also provides that Ms. Wang shall not, during the term of the agreement and for 6 months after cessation of employment, carry on business in competition with the Group.

Directors’ Agreements

Each of our Directors and Independent Directors have entered into Directors Agreements, and Independent Directors Agreements with the Company effective February 21, 2025. The terms and conditions of such Directors’ Agreements will be similar in all material aspects. Each Directors Agreement is for an initial term of three years, while each Independent Directors Agreement is for an initial term of one year, and will continue until the Director’s successor is duly elected and qualified. Each Director will be up for re-election each year at the annual shareholders’ meeting and, upon re-election, the terms and provisions of his or her Director’s Agreement will remain in full force and effect. Any Director’s Agreement may be terminated for any or no reason by the Director or at a meeting called expressly for that purpose by a vote of the shareholders holding more than 50% of the Company’s issued and outstanding Ordinary Shares entitled to vote.

Under the Directors’ Agreements, the initial annual director fees that are payable to our Independent Director Nominees will be S$25,000 to Mr. Lum, S$22,000 to Ms. Ng and S$22,000 to Mr. Tan respectively. Such director fees are payable in cash on a monthly basis.

In addition, our Directors will be entitled to participate the 2025 Plan, as amended from time to time. The number of options granted, and the terms of those options will be determined from time to time by a vote of the Board; provided that each Director shall abstain from voting on any such resolution or resolutions relating to the grant of options to that Director.

Other than as disclosed above, none of our Directors has entered into a service agreement with our Company or any of our subsidiary that provides for benefits upon termination of employment.

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PRINCIPAL AND SELLING SHAREHOLDERS

The following table sets forth information regarding beneficial ownership of our share capital by:

●	each person, or group of affiliated persons, known by us to beneficially own more than 5.0% of our Ordinary Shares;
●	each of our named Executive Officers;
●	each of our Directors and Director nominees; and
●	all of our current Executive Officers, Directors and Director nominees as a group.

Applicable percentage ownership is based on 20,250,000 Ordinary Shares of our Company issued and outstanding as at the date of this prospectus and, with respect to percent ownership after this offering.

The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the SEC and is not necessarily indicative of ownership for any other purpose. Under these rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within 60 days through the conversion or exercise of any convertible security, warrant, option or other right. More than 1 person may be deemed to be a beneficial owner of the same securities. The percentage of beneficial ownership by any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within 60 days, by the sum of the number of shares outstanding as of such date, plus the number of shares as to which such person has the right to acquire voting or investment power within 60 days. Consequently, the denominator used for calculating such percentage may be different for each beneficial owner. Except as otherwise indicated below and under applicable community property laws, we believe that the beneficial owners of our shares listed below have sole voting and investment power with respect to the shares shown.

Unless otherwise noted below, the address of each person listed on the table is 39 Woodlands Close #08-11 Mega@Woodlands, Singapore 737856, Singapore.

	Shares Beneficially Owned Before this offering			Shares Beneficially Owned After this offering
Name of Beneficial Owners	Number	Percentage	%	Number	Percentage	%

Named Executive Directors and Executive Officers:

Mr. Teck Hong Ho(1),(2)	16,443,000	81.20		15,768,000	72.25

Mr. Jer Neng Teo, Vivian(2)	16,443,000	81.20		15,768,000	72.25

Ms. Chin Fun Wang	-	-		-	-

Independent Director Nominees:

Mr. Kian San Lum	-	-		-	-

Ms. Siew Khim Ng	-	-		-	-

Mr. Kok Chuah Tan	-	-		-	-

5.0% or Greater Shareholders:

Growth Synergy(1)	16,443,000	81.20		15,768,000	72.25

Vistek Alliance(2)	16,443,000	81.20		15,768,000	72.25

(1)	Mr. Ho has sole voting and dispositive power over the shares of Growth Synergy.
(2)	Growth Synergy and Mr. Teo have joint voting and dispositive power over Vistek Alliance Limited, a company incorporated in the BVI, with the registered address of Jayla Place, 2nd Floor, Road Town, Tortola, British Virgin Islands VG1110, in proportions of 85.0% and 15.0% respectively. Growth Synergy is wholly-owned by Mr. Ho and thus, Mr. Ho is deemed to control the voting rights of Vistek Alliance Limited.

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Selling Shareholder

This prospectus covers the offering of in aggregate 675,000 Ordinary Shares by the Selling Shareholder. This prospectus and any prospectus supplement will only permit the Selling Shareholder to sell the number of Ordinary Shares identified in the column “Number of Ordinary Shares to be Sold.” The Ordinary Shares owned by the Selling Shareholder is “restricted” securities under applicable United States federal and state securities laws and are being registered pursuant to this prospectus to enable the Selling Shareholder the opportunity to sell those Ordinary Shares.

The following table sets forth the name of the Selling Shareholder, the number and percentage of Ordinary Shares beneficially owned by the Selling Shareholder, the number of Ordinary Shares sold in this offering and the number and percentage of Ordinary Shares the Selling Shareholder will own after the offering. The information appearing in the table below is based on information provided by or on behalf of the named Selling Shareholder. We will not receive any proceeds from the sale of the Ordinary Shares by the Selling Shareholder.

Name of Selling Shareholder	Ordinary Shares Beneficially Owned Prior to the offering	Percentage Ownership Prior to the offering(1)	Number of Ordinary Shares Sold	Number of Ordinary Shares Owned After the offering	Percentage Ownership After the offering(1)
Vistek Alliance(2)	16,443,000	81.2%	675,000	15,768,000	72.25%

(1)	Based on 20,250,000 Ordinary Shares issued and outstanding immediately prior to the offering and 21,825,000 Ordinary Shares to be issued and outstanding immediately after the offering.
(2)	Growth Synergy and Mr. Teo have joint voting and dispositive power over Vistek Alliance Limited, a company incorporated in the BVI, with the registered address of Jayla Place, 2nd Floor, Road Town, Tortola, British Virgin Islands VG1110, in proportions of to 85.0% and 15.0% respectively, which in turn holds 81.2% of the Ordinary Shares of the Company.

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RELATED PARTY TRANSACTIONS

Except as disclosed herein, no Director, Executive Officer, shareholder holding at least 5.0% of our Ordinary Shares, or any family member thereof, had any material interest, direct or indirect, in any transaction, or proposed transaction during the past three full fiscal years, the six months ended August 31, 2024, and up to the date of this prospectus, in which the amount involved in the transaction exceeds the lesser of $120,000 or one percent of the average of our total assets at the year-end for the last two completed fiscal years.

Immediately prior to the effectiveness of the registration statement of which this prospectus is a part, we intend to adopt an audit committee charter, which will require the committee to review all related-party transactions on an ongoing basis and all such transactions will be approved by the committee.

Set forth below are related party transactions of our Company for the financial years ended February 29, 2024, February 28, 2023 and 2022, and for the six months ended August 31, 2024, and from August 31, 2024 to the date of this prospectus.

Shareholder Loan from the controlling shareholder

On November 1, 2023, Vistek SG entered into an interest-free shareholder loan agreement with Mr. Ho, our Executive Director, our Chairman and Chief Executive Officer and in our controlling shareholder of our Company in order to fund the expenses and costs of this offering. The shareholder loan amount from our controlling shareholder was $1.0 million from the transfer of dividend payables amounts due to Mr. Ho, and we intend to repay the shareholder loan in full using proceeds from this offering, in accordance with the terms of the loan agreement. The shareholder loan is set to mature on the earlier of either the listing of our shares or June 30, 2025, and it carries no interest. The largest aggregate principal amount outstanding since November 1, 2023, was $1.0 million. As of the date of this prospectus, no principal repayment had been made. However, $0.4 million of the shareholder loan has been utilized to cover IPO expenses, leaving a remaining principal balance of $0.6 million.

Related Parties Amounts – Dividend Payable

For the six months ended August 31, 2024, Vistek SG declared a dividend of approximately $0.0 million (approximately S$0.0 million).

For the financial year ended February 29, 2024, Vistek SG declared a dividend of approximately $1.1 million (approximately S$1.5 million) under which (i) approximately $0.9 million (approximately S$1.3 million) was payable under that dividend to Mr. Ho (ii) approximately $0.2 million (approximately S$0.2 million) was payable under that dividend to Mr. Teo. The dividend payable amounts due are unsecured, interest-free and repayable on demand.

For the financial year ended February 28, 2023, Vistek SG declared a dividend of approximately $2.5 million (approximately S$3.3 million) under which (i) approximately $2.1 million (approximately S$2.8 million) was payable under that dividend to Mr. Ho (ii) approximately $0.4 million (approximately S$0.5 million) was payable under that dividend to Mr. Teo. The dividend payable amounts due are unsecured, interest-free and repayable on demand.

As of February 29, 2024 to the date of this prospectus, the dividend payable amounts for the financial year ended February 29, 2024 and February 28, 2023 are approximately $1.1 million (approximately S$1.5 million) and approximately $1.3 million (approximately S$1.7 million), respectively.

Related Parties Amounts – Shareholders

As of February 29, 2024, the amounts due to related parties (shareholders) of approximately $0.1 million for the financial year ended February 29, 2024.

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During the six months ended August 31, 2024, 2023 and 2022, the Company had transactions, either at cost or current market prices, and on the normal commercial terms, with or among related parties.

Nature of transactions	From 1 September 2024 to 31 January 2025	Six Months Ended August 31,
		2024	2023	2022
	$’000	$’000	$’000	$’000

Sales
- Geenet Pte Ltd(1)	23	23	14	1
- Eastern Green Power Pte Ltd(2)	21	9	3	-
- EGP Smart Energy Pte Ltd(3)	3	*	-	-

Expenses
- Vistek Sdn Bhd(4)	-	-	47	34

Note:

Vistek SG	Prior to our reorganization, Mr. Ho owned 850,000 shares representing 85.0%, and Mr. Teo owned 150,000 shares representing 15.0% in Vistek SG.
Mr. Ho	Our Executive Director, our Chairman and Chief Executive Officer and indirect controlling shareholder of our Company.
Mr. Teo	Our Executive Director, our Chief Operating Officer and shareholder of our Company.
Geenet Pte Ltd(1)	Mr. Ho is the director and shareholder holding 20.0% stake in the company.
Eastern Green Power Pte Ltd(2)	Mr. Ho is the director and shareholder holding 10.2% stake in the company.
EGP Smart Energy Pte Ltd(3)	Mr. Ho is the director and shareholder holding 10.2% stake in the company.
Vistek Sdn Bhd(4)	Mr. Ho and Mr. Teo, with each holding 65.5% and 15.0% respectively. Mr. Ho and Mr. Teo had disposed the company to third independent parties and ceased as the directors on November 29, 2023.

* Denotes amount less than $1,000.

During the financial years ended February 29, 2024, and February 28, 2023 and 2022, the Company had transactions, either at cost or current market prices, and on the normal commercial terms, with or among related parties.

Nature of transactions	Financial Years Ended
	February 29, 2024	February 28, 2023	February 28, 2022
	$’000	$’000	$’000

Sales
- Geenet Pte Ltd(1)	38	1	46
- Eastern Green Power Pte Ltd(2)	91	5	5
- EGP Venture Pte Ltd(4)	-	1	-
- EGP Smart Energy Pte Ltd(5)	13	-	-

Expenses
- Eastern Green Power Pte Ltd(2)	-	-	13
- Geenet Pte Ltd(1)	4	-	-
- EGP Venture Pte Ltd(4)	-	4	1
- Vistek Sdn Bhd(3)	-	79	72

Shareholder’s loan
Mr. Ho(6)	1,000	-	-

Note:

Vistek SG	Prior to our reorganization, Mr. Ho owned 850,000 shares representing 85.0%, and Mr. Teo owned 150,000 shares representing 15.0% in Vistek SG.
Mr. Ho	Our Executive Director, our Chairman and Chief Executive Officer and indirect controlling shareholder of our Company.
Mr. Teo	Our Executive Director, our Chief Operating Officer and shareholder of our Company.
Geenet Pte Ltd(1)	Mr. Ho is the director and shareholder holding 20.0% stake in the company.
Eastern Green Power Pte Ltd(2)	Mr. Ho is the director and shareholder holding 10.2% stake in the company.
Vistek Sdn Bhd(3)	Mr. Ho and Mr. Teo, with each holding 65.5% and 15.0% respectively. Mr. Ho and Mr. Teo had disposed the company to third independent parties and ceased as the directors on November 29, 2023.
EGP Venture Pte Ltd(4)	Mr. Ho held 10.2% stake in the company and disposed to third independent party on November 20, 2023.
EGP Smart Energy Pte Ltd(5)	Mr. Ho is the director and shareholder holding 10.2% stake in the company.
Shareholder’s loan – Mr. Ho(6)	On November 1, 2023, Vistek SG entered into an interest-free shareholder loan agreement with Mr. Ho, our Executive Director, our Chairman and Chief Executive Officer in the principal amount of $1.0 million, from the transfer of dividend payables amounts due to Mr. Ho.

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DESCRIPTION OF SHARE CAPITAL

We are a Cayman Islands exempted company and our affairs are governed by our memorandum and articles of association, as amended from time to time, and the Companies Act of the Cayman Islands, which we refer to as the Companies Act below, and the common law of Cayman Islands.

On December 9, 2024 on the basis of 2,500 ordinary shares for every one share, our authorized share capital was changed to $500,000 divided into 1,250,000,0000,000 ordinary shares with a par value of $0.0000004 each (the “Forward Split”). As of the date of this prospectus, our authorized share capital is $500,000 divided into 1,250,000,000,000 shares, par value of $0.0000004 each and 20,250,000 Ordinary Shares are issued and outstanding.

Immediately after the completion of this offering, we will have 21,825,000 Ordinary Shares issued and outstanding. All of our shares issued and outstanding prior to the completion of the offering are and will be fully paid, and all of our shares to be issued in the offering will be issued as fully paid.

Our Amended and Restated Memorandum and Articles of Association

The following are summaries of material provisions of the Amended and Restated memorandum and articles of association and of the Companies Act, insofar as they relate to the material terms of our Ordinary Shares.

Objects of Our Company. Under our amended and restated memorandum and articles of association, the objects of our company are unrestricted, and we are capable of exercising all the functions of a natural person of full capacity irrespective of any question of corporate benefit, as provided by section 27(2) of the Companies Act.

Ordinary Shares. Our Ordinary Shares are issued in registered form and are issued when registered in our register of members. We may not issue shares to bearer. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their shares.

Dividends. The holders of our Ordinary Shares are entitled to such dividends as may be declared by our Board. Our amended and restated memorandum and articles of association provide that dividends may be declared and paid out of the funds of our company lawfully available therefor. Under the laws of the Cayman Islands, our company may pay a dividend out of either profit or share premium account; provided that in no circumstances may a dividend be paid out of our share premium if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business.

Voting Rights. Subject to any rights or restrictions for the time being attached to any class or classes of shares, on a show of hands every shareholder of record present in person or by proxy at a general meeting shall have one vote and on a poll every shareholder of record present in person or by proxy shall have one vote for each share registered in his name in the register of Members.

An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the Ordinary Shares cast at a meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes cast attaching to the issued and outstanding Ordinary Shares at a meeting. A special resolution will be required for important matters such as a change of name, making changes to our amended and restated memorandum and articles of association, a reduction of our share capital and the winding up of our company. Our shareholders may, among other things, divide or combine their shares by ordinary resolution.

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General Meetings of Shareholders. As a Cayman Islands exempted company, we are not obliged by the Companies Act to call shareholders’ annual general meetings. Our amended and restated memorandum and articles of association provide that we shall, if required by the Companies Act, in each year hold a general meeting as its annual general meeting, and shall specify the meeting as such in the notices calling it, and the annual general meeting shall be held at such time and place as may be determined by our directors. All general meetings (including an annual general meeting, any adjourned general meeting or postponed meeting) may be held as a physical meeting at such times and in any part of the world and at one or more locations, as a hybrid meeting or as an electronic meeting, as may be determined by our Board in its absolute discretion.

Shareholders’ general meetings may be convened by the chairperson of our Board or by a majority of our Board. Advance notice of not less than [ten clear days] is required for the convening of our annual general shareholders’ meeting (if any) and any other general meeting of our shareholders. A quorum required for any general meeting of shareholders consists of, at the time when the meeting proceeds to business, two shareholders holding shares which carry in aggregate (or representing by proxy) not less than one-third of all votes attaching to issued and outstanding shares in our company entitled to vote at such general meeting.

The Companies Act does not provide shareholders with any right to requisition a general meeting or to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our amended and restated memorandum and articles of association provide that upon the requisition of any one or more of our shareholders holding shares which carry in aggregate not less than one-third of all votes attaching to the issued and outstanding shares of our company entitled to vote at general meetings, our Board will convene an extraordinary general meeting and put the resolutions so requisitioned to a vote at such meeting. However, our amended and restated memorandum and articles of association do not provide our shareholders with any right to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders.

Transfer of Ordinary Shares. Subject to the restrictions in our Memorandum and Articles of Association and applicable securities laws, any of our shareholders may transfer all or any of his or her Ordinary Shares by an instrument of transfer in the usual or common form or any other form approved by our Board. Our Board may, in its absolute discretion, decline to register any transfer of any Ordinary Share whether or not it is fully paid up without assigning any reason for doing so. If our directors refuse to register a transfer they shall, within three months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal. The registration of transfers may, on 14 days’ notice being given by advertisement in such one or more newspapers or by electronic means, be suspended and the register closed at such times and for such periods as our Board may from time to time determine, provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 days in any year as our Board may determine.

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Liquidation. On the winding up of our company, if the assets available for distribution amongst our shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst our shareholders in proportion to the par value of the shares held by them at the commencement of the winding up, subject to a deduction from those shares in respect of which there are monies due, of all monies payable to our company for unpaid calls or otherwise. If our assets available for distribution are insufficient to repay all of the paid-up capital, such the assets will be distributed so that, as nearly as may be, the losses are borne by our shareholders in proportion to the par value of the shares held by them.

Calls on Shares and Forfeiture of Shares. Our Board may from time to time make calls upon shareholders for any amounts unpaid on their shares in a notice served to such shareholders at least 14 days prior to the specified time and place of payment. The shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption, Repurchase and Surrender of Shares. We may issue shares on terms that such shares are subject to redemption, at our option or at the option of the holders of these shares, on such terms and in such manner as may be determined by our Board. Our company may also repurchase any of our shares on such terms and in such manner as have been approved by our Board. Under the Companies Act, the redemption or repurchase of any share may be paid out of our company’s profits, share premium account or out of the proceeds of a new issue of shares made for the purpose of such redemption or repurchase, or out of capital if our company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares outstanding or (c) if the company has commenced liquidation. In addition, our company may accept the surrender of any fully paid share for no consideration.

Variations of Rights of Shares. Whenever the capital of our company is divided into different classes the rights attached to any such class may, subject to any rights or restrictions for the time being attached to any class, only be varied with the sanction of a resolution passed by a majority of two-thirds of the votes cast at a separate meeting of the holders of the shares of that class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation, allotment or issue of further shares ranking pari passu with such existing class of shares.

Issuance of Additional Shares. Our Memorandum and Articles of Association authorizes our Board to issue additional Ordinary Shares from authorized but unissued shares to the extent available, from time to time as our Board shall determine. Issuance of these shares may dilute the voting power of holders of Ordinary Shares.

Inspection of Books and Records. Holders of our Ordinary Shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records. However, our amended and restated memorandum and articles of association have provisions that provide our shareholders the right to inspect our register of shareholders without charge, and to receive our annual audited financial statements. See “Where You Can Find Additional Information.”

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Anti-Takeover Provisions. Some provisions of our Memorandum and Articles of Association may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable. Our authorized, but unissued Ordinary Shares are available for future issuance without shareholders’ approval and could be utilized for a variety of corporate purposes, including future offerings to raise addition capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved Ordinary Shares could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our amended and restated memorandum and articles of association for a proper purpose and for what they believe in good faith to be in the best interests of our company.

Exempted Company. We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:

●	does not have to file an annual return of its shareholders with the Registrar of Companies;
●	is not required to open its register of members for inspection;
●	does not have to hold an annual general meeting;
●	may issue shares with no par value;
●	may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);
●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;
●	may register as an exempted limited duration company; and
●	may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on that shareholder’s shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

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CERTAIN CAYMAN ISLANDS COMPANY CONSIDERATION

Differences in Corporate Law

The Companies Act is derived, to a large extent, from the older Companies Acts of England but does not follow recent English statutory enactments and accordingly there are significant differences between the Companies Act and the current Companies Act of England. In addition, the Companies Act differs from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements. The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (b) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The plan must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose, a company is a “parent” of a subsidiary if it holds issued shares that together represent at least 90% of the votes at a general meeting of the subsidiary.

The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Save in certain limited circumstances, a shareholder of a Cayman constituent company who dissents from the merger or consolidation is entitled to payment of the fair value of his shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) upon dissenting to the merger or consolidation, provided the dissenting shareholder complies strictly with the procedures set out in the Companies Act. The exercise of dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

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Separate from the statutory provisions relating to mergers and consolidations, the Companies Act also contains statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement, provided that the arrangement is approved (i) in the case of a shareholder scheme, by seventy-five per cent in value of the members or class of members, as the case may be, with whom the arrangement is to be made and (ii) in the case of a creditor scheme only, by a majority in number of each class of creditors with whom the arrangement is to be made and who must in addition represent seventy-five per cent in value of each such class of creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

●	the statutory provisions as to the required majority vote have been met;
●	the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;
●	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and
●	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

The Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of a dissentient minority shareholder upon a tender offer. When a tender offer is made and accepted by holders of 90% of the shares affected within four months, the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction by way of scheme of arrangement is thus approved and sanctioned, or if a tender offer is made and accepted, in accordance with the foregoing statutory procedures, a dissenting shareholder would have no rights comparable to appraisal rights, save that objectors to a takeover offer may apply to the Grand Court of the Cayman Islands for various orders that the Grand Court of the Cayman Islands has a broad discretion to make, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

The Companies Act also contains statutory provisions which provide that a company may present a petition to the Grand Court of the Cayman Islands for the appointment of a restructuring officer on the grounds that the company (a) is or is likely to become unable to pay its debts within the meaning of section 93 of the Companies Act; and (b) intends to present a compromise or arrangement to its creditors (or classes thereof) either, pursuant to the Companies Act, the law of a foreign country or by way of a consensual restructuring. The petition may be presented by a company acting by its directors, without a resolution of its members or an express power in its articles of association. On hearing such a petition, the Cayman Islands court may, among other things, make an order appointing a restructuring officer or make any other order as the court thinks fit.

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Shareholders’ Suits. In principle, we will normally be the proper plaintiff and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands courts can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge actions where:

●	a company acts or proposes to act illegally or ultra vires;
●	the act complained of, although not ultra vires, could only be effected duly if authorized by more than the number of votes which have actually been obtained; and
●	those who control the company are perpetrating a “fraud on the minority.”

A shareholder may have a direct right of action against us where the individual rights of that shareholder have been infringed or are about to be infringed.

Indemnification of Directors and Executive Officers and Limitation of Liability. Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of Directors and Executive Officers, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our amended and restated memorandum and articles of association provide that that we shall indemnify our Directors and Executive Officers, and their personal representatives, against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such persons, other than by reason of such person’s dishonesty, willful default or fraud, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

In addition, we have entered into indemnification agreements with our Directors and Executive Officers that provide such persons with additional indemnification beyond that provided in our amended and restated memorandum and articles of association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our Directors, Executive Officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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Directors’ Fiduciary Duties. Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a Director, Executive Officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company — a duty to act in good faith in the best interests of the company, a duty not to make a personal profit based on his position as director (unless the company permits him to do so), a duty not to put himself in a position where the interests of the company conflict with his personal interest or his duty to a third party and a duty to exercise powers for the purpose for which such powers were intended. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his duties a greater degree of skill than may reasonably be expected from a person of his knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Shareholder Action by Written Consent. Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Cayman Islands law permits us to eliminate the right of shareholders to act by written consent and our amended and restated articles of association provide that any action required or permitted to be taken at any general meetings may be taken upon the vote of shareholders at a general meeting duly noticed and convened in accordance with our amended and restated articles of association and may not be taken by written consent of the shareholders without a meeting.

Shareholder Proposals. Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by our Board or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Companies Act does not provide shareholders with any right to requisition a general meeting or to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association.

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Cumulative Voting. Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on our Board since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands but our amended and restated articles of association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors. Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our amended and restated articles of association, subject to certain restrictions as contained therein, directors may be removed with or without cause, by an ordinary resolution of our shareholders. An appointment of a director may be on terms that the director shall automatically retire from office (unless he has sooner vacated office) at the next or a subsequent annual general meeting or upon any specified event or after any specified period in a written agreement between the company and the director, if any; but no such term shall be implied in the absence of express provision. Under our amended and restated articles of association, a director’s office shall be vacated if the director (i) becomes bankrupt or has a receiving order made against him or suspends payment or compounds with his creditors; (ii) is found to be or becomes of unsound mind or dies; (iii) resigns his office by notice in writing to the company; (iv) without special leave of absence from our Board, is absent from three consecutive meetings of our Board and our Board resolves that his office be vacated; (v) is prohibited by law from being a director or; (vi) is removed from office pursuant to the laws of the Cayman Islands or any other provisions of our memorandum and articles of association.

Transactions with Interested Shareholders. The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15.0% or more of the target’s outstanding voting share within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, our Board approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and not with the effect of constituting a fraud on the minority shareholders.

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Dissolution; Winding up. Under the Delaware General Corporation Law, unless our Board approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by our Board may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by our Board.

Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Variation of Rights of Shares. Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under our amended and restated articles of association, if our share capital is divided into more than one class of shares, the rights attached to any such class may only be varied with the sanction of a resolution passed by a majority of two-thirds of the votes cast at a separate meeting of the holders of the shares of that class.

Amendment of Governing Documents. Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise.

Rights of Non-resident or Foreign Shareholders. There are no limitations imposed by our memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

Cayman Islands Data Protection

We have certain duties under the Data Protection Act (as revised) of the Cayman Islands, or the DPA, based on internationally accepted principles of data privacy.

Privacy Notice

This privacy notice puts our shareholders on notice that through your investment into us you will provide us with certain personal information which constitutes personal data within the meaning of the DPA, or personal data.

Investor Data

We will collect, use, disclose, retain and secure personal data to the extent reasonably required only and within the parameters that could be reasonably expected during the normal course of business. We will only process, disclose, transfer or retain personal data to the extent legitimately required to conduct our activities of on an ongoing basis or to comply with legal and regulatory obligations to which we are subject. We will only transfer personal data in accordance with the requirements of the DPA, and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction or damage to the personal data.

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In our use of this personal data, we will be characterized as a “data controller” for the purposes of the DPA, while our affiliates and service providers who may receive this personal data from us in the conduct of our activities may either act as our “data processors” for the purposes of the DPA or may process personal information for their own lawful purposes in connection with services provided to us.

We may also obtain personal data from other public sources. Personal data includes, without limitation, the following information relating to a shareholder and/or any individuals connected with a shareholder as an investor: name, residential address, email address, contact details, corporate contact information, signature, nationality, place of birth, date of birth, tax identification, credit history, correspondence records, passport number, bank account details, source of funds details and details relating to the shareholder’s investment activity.

Who this Affects

If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with personal data on individuals connected to you for any reason in relation your investment in us, this will be relevant for those individuals and you should transit the content of this Privacy Notice to such individuals or otherwise advise them of its content.

How We May Use a Shareholder’s Personal Data

We may, as the data controller, collect, store and use personal data for lawful purposes, including, in particular: (i) where this is necessary for the performance of our rights and obligations under any agreements; (ii) where this is necessary for compliance with a legal and regulatory obligation to which we are or may be subject (such as compliance with anti-money laundering and FATCA/CRS requirements); and/or (iii) where this is necessary for the purposes of our legitimate interests and such interests are not overridden by your interests, fundamental rights or freedoms.

Should we wish to use personal data for other specific purposes (including, if applicable, any purpose that requires your consent), we will contact you.

Why We May Transfer Your Personal Data

In certain circumstances we may be legally obliged to share personal data and other information with respect to your shareholding with the relevant regulatory authorities such as the Cayman Islands Monetary Authority or the Tax Information Authority. They, in turn, may exchange this information with foreign authorities, including tax authorities.

We anticipate disclosing personal data to persons who provide services to us and their respective affiliates (which may include certain entities located outside the US, the Cayman Islands or the European Economic Area), who will process your personal data on our behalf.

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The Data Protection Measures We Take

Any transfer of personal data by us or our duly authorized affiliates and/or delegates outside of the Cayman Islands shall be in accordance with the requirements of the DPA.

We and our duly authorized affiliates and/or delegates shall apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of personal data, and against accidental loss or destruction of, or damage to, personal data.

We shall notify you of any personal data breach that is reasonably likely to result in a risk to your interests, fundamental rights or freedoms or those data subjects to whom the relevant personal data relates.

Contacting the Company

For further information on the collection, use, disclosure, transfer or processing of your personal data or the exercise of any of the rights listed above, please contact us through our website at www.vistek.com.sg or through phone number +65 6331 2289.

Anti-Money Laundering Matters

In order to comply with legislation or regulations aimed at the prevention of money laundering, the Company may be required to adopt and maintain anti-money laundering procedures, and may require subscribers to provide evidence to verify their identity. Where permitted, and subject to certain conditions, the Company may also delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

The Company reserves the right to request such information as is necessary to verify the identity of a subscriber. In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

The Company also reserves the right to refuse to make any redemption payment to a shareholder if our directors or officers suspect or are advised that the payment of redemption proceeds to such shareholder might result in a breach of applicable anti-money laundering or other laws or regulations by any person in any relevant jurisdiction, or if such refusal is considered necessary or appropriate to ensure our compliance with any such laws or regulations in any applicable jurisdiction.

If any person resident in the Cayman Islands knows or suspects or has reason for knowing or suspecting that another person is engaged in criminal conduct or is involved with terrorism or terrorist property and the information for that knowledge or suspicion came to their attention in the course of their business in the regulated sector, or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) a nominated officer (appointed in accordance with the Proceeds of Crime Act (Revised) of the Cayman Islands) or the Financial Reporting Authority of the Cayman Islands, pursuant to the Proceeds of Crime Act (Revised), if the disclosure relates to criminal conduct or money laundering or (ii) to a police constable or a nominated officer (pursuant to the Terrorism Act (Revised) of the Cayman Islands) or the Financial Reporting Authority, pursuant to the Terrorism Act (Revised), if the disclosure relates to involvement with terrorism or terrorist financing and terrorist property. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

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History of Securities Issuances

The following is a summary of our securities issuances in the past three years.

On November 8, 2023, the Company was incorporated in the Cayman Islands and on November 20, 2023, the Company issued 2 shares comprised of 1 share to Mr. Ho and 1 share to Mr. Teo before the Forward Split, the Surrender and the Offering.

On August 8, 2024, Mr. Ho and Mr. Teo each subscribed for and the Company issued each 83 and 13 shares, respectively at par value. Following such issue, the Company was held as to 84 shares by Mr. Ho and 14 shares by Mr. Teo.

On August 22, 2024, Mr. Ho and Mr. Teo transferred their 84 and 14 respective shares in the Company to their nominee, Vistek Alliance, in consideration of the allotment and issue of 84 and 14 shares in Vistek Alliance to Mr. Ho’s nominee, Growth Synergy Limited and Mr. Teo respectively, credited as fully paid.

On August 26, 2024, Vistek Alliance, Diamond Stream and Vibrant Epoch subscribed for and the Company issued 9,000, 450 and 450 shares to them respectively for cash at par value resulting in the share capital of the Company being held as to approximately 91.0%, 4.5% and 4.5% by Vistek Alliance, Diamond Stream and Vibrant Epoch respectively.

On September 19, 2024, Vistek Alliance transferred 490 shares in the Company to Mega Optimal for $0.5 million representing 4.9% of the issued share capital of the Company.

On September 19, 2024, Vistek Alliance transferred 490 shares in the Company to Mr. Tong for $0.5 million representing 4.9% of the issued share capital of the Company.

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On September 27, 2024, Mr. Ho, Mr. Teo and the Company entered into a share swap agreement, pursuant to which Mr. Ho, and Mr. Teo transferred their respective shares in Vistek SG to Vistek Group, in consideration of the Company allotting and issuing 2 shares to Mr. Ho and Mr. Teo’s nominee, Vistek Alliance, credited as fully paid.

On December 9, 2024, following the Forward Split and Surrender, our total issued shares are held as to 81.2% (16,443,000 shares), 4.5% (911,250 shares), 4.5% (911,250 shares), 4.9% (992,250 shares) and 4.9% (992,250 shares) by Vistek Alliance, Diamond Stream, Vibrant Epoch, Mega Optimal and Mr. Tong respectively.

Prior to the group reorganization, Vistek SG was held as to 85.0% and 15.0% by Mr. Ho and Mr. Teo, respectively. Upon completion of the reorganization, Vistek Group and Vistek SG became our wholly-owned subsidiaries.

Vistek Alliance, a company incorporated in the BVI and owned by Mr. Ho and Mr. Teo. Mr. Ho is our Executive Director, our Chairman and Chief Executive Officer and controlling shareholder of our Company. Mr. Teo is our Executive Director, our Chief Operating Officer and shareholder of our Company. Mega Optimal, a company incorporated in the BVI and wholly-owned by Mr. Ho Tong Ho, is an independent third party. The Estate of Mr. Tong is an independent third party. Diamond Stream, a company incorporated in the BVI and wholly-owned by Ms. Ker Sin Tan, an independent third party. Vibrant Epoch, a company incorporated in the BVI and wholly-owned by Mr. Wee Siong Chng, an independent third party.

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SHARES ELIGIBLE FOR FUTURE SALE

Upon completion of this offering, we will have 21,825,000 Ordinary Shares issued.

All of the Ordinary Shares sold in this offering by the Company and by the Selling Shareholder will be freely transferable in the United States, without restriction or further registration under the Securities Act, by persons other than our “affiliates.” Rule 144 of the Securities Act defines an “affiliate” of a company as a person that, directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, our Company. All of our Ordinary Shares outstanding immediately prior to the completion of this offering are “restricted securities” as that term is defined in Rule 144 because they were issued in a transaction or series of transactions not involving a public offering. Restricted securities may be sold only if they are the subject of an effective registration statement under the Securities Act or if they are sold pursuant to an exemption from the registration requirement of the Securities Act such as those provided for in Rules 144 promulgated under the Securities Act, which rule is summarized below. Restricted shares may also be sold outside of the United States to non-U.S. persons in accordance with Rule 904 of Regulation S under the Securities Act. This prospectus may not be used in connection with any resale of our Ordinary Shares acquired in this offering by our affiliates.

Sales of substantial amounts of our Ordinary Shares in the public market could adversely affect prevailing market prices of our Ordinary Shares. Prior to this offering, there has been no public market for our Ordinary Shares, and while we intend to apply for the listing of our Ordinary Shares on the Nasdaq, we cannot assure you that a regular trading market will develop in our Ordinary Shares.

Lock-Up Agreements

We, our Directors and Executive Officers and our 5.0% or greater shareholders, have agreed with the underwriter, for a period of 180 days after the date of this prospectus, subject to certain exceptions not to (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares; (ii) file or caused to be filed any registration statement with the SEC relating to the offering of any Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares; (iii) complete any offering of debt securities of the Company, other than entering into a line of credit with a traditional bank or (iv) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Ordinary Shares or any such other securities , whether any such transaction described in clause (i), (ii), (iii) or (iv) above is to be settled by delivery of Ordinary Shares or such other securities, in cash or otherwise.

We cannot predict what effect, if any, future sales of our Ordinary Shares, or the availability of Ordinary Shares for future sale, will have on the trading price of our Ordinary Shares from time to time. Sales of substantial amounts of our Ordinary Shares in the public market, or the perception that these sales could occur, could adversely affect the trading price of our Ordinary Shares.

The Ordinary Shares registered for resale by Diamond Stream and Mega Optimal pursuant to the Resale Prospectus are not subject to any lock up agreement. However, those Ordinary Shares held by Vibrant Epoch and the Estate of Mr. Tong, and registered for resale pursuant to the Resale Prospectus are each subject to a 30 day lock up. See the section “Underwriting”.

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Rule 144

In general, under Rule 144 as currently in effect, once we have been subject to the public company reporting requirements of Section 13 or Section 15(d) of the Exchange Act for at least 90 days, persons who are not our affiliates and have beneficially owned our Ordinary Shares for more than six months but not more than one year may sell such Ordinary Shares without registration under the Securities Act subject to the availability of current public information about us. Persons who are not our affiliates and have beneficially owned our Ordinary Shares for more than one year may freely sell our Ordinary Shares without registration under the Securities Act. Persons who are our affiliates (including persons beneficially owning 10% or more of our outstanding shares), and have beneficially owned our Ordinary Shares for at least six months, may sell within any three-month period a number of restricted securities that does not exceed the greater of the following:

●	1.0% of the then outstanding Ordinary Shares; or
●	the average weekly trading volume of our Ordinary Shares during the four calendar weeks preceding the date on which notice of the sale on Form 144 is filed with the SEC by such person.

Such sales are also subject to manner-of-sale provisions, notice requirements and the availability of current public information about us. In addition, in each case, these shares would remain subject to any applicable lock-up arrangements and would only become eligible for sale when the lock-up period expires.

Resale Prospectus

As described in the Explanatory Note to the registration statement of which this prospectus forms a part, the registration statement also contains the Resale Prospectus to be used in connection with the potential resale by the Resale Shareholders of our Ordinary Shares held by them. These Ordinary Shares have been registered to permit public resale of such shares, and the Resale Shareholders may offer the shares for resale from time to time pursuant to the Resale Prospectus. The Resale Shareholders may also sell, transfer or otherwise dispose of all or a portion of their shares in transactions exempt from the registration requirements of the Securities Act or pursuant to another effective registration statement covering those shares. Resale by the Resale Shareholders pursuant to the Resale Prospectus is contingent on upon (i) the completion of our initial public offering of Ordinary Shares, and (ii) the listing of our Ordinary Shares on the Nasdaq and that the resale offering will not begin until such listing occurs. Thereafter, any sales will occur at prevailing market prices or in privately negotiated prices. None of the Ordinary Shares registered for resale pursuant to the Resale Prospectus is underwritten by the Underwriter and will not form a part of the offering.

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MATERIAL TAX CONSIDERATIONS

The following summary of Cayman Islands and U.S. federal income tax consequences of an investment in our Ordinary Shares is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in the Ordinary Shares, such as the tax consequences under U.S. state and local tax laws or under the tax laws of jurisdictions other than the Cayman Islands and the United States. You are encouraged to consult your own tax advisors concerning the overall tax consequences arising in your own particular situation under U.S. federal, state, local or foreign law of the ownership of our Ordinary Shares. To the extent that this discussion relates to matters of Cayman Islands tax law, it is the opinion of Travers Thorp Alberga, our counsel as to Cayman Islands law.

Cayman Islands Tax Considerations

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or, after execution, brought within the jurisdiction of the Cayman Islands. The Cayman Islands is not party to any double tax treaties that are applicable to any payments made to or by our Company. There are no exchange control regulations or currency restrictions in the Cayman Islands.

Payments of dividends and capital in respect of our Ordinary Shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of our Ordinary Shares, nor will gains derived from the disposal of our Ordinary Shares be subject to Cayman Islands income or corporation tax.

United States Federal Income Tax Considerations

The following discussion is a summary of U.S. federal income tax considerations generally applicable to the ownership and disposition of our Ordinary Shares by U.S. Holders (as defined below) that acquire our Ordinary Shares in this offering and hold our Ordinary Shares as “capital assets” (generally, property held for investment) under the United States Internal Revenue Code of 1986, as amended (the “Code”). This discussion is based upon existing United States federal income tax law which is subject to differing interpretations or change, possibly with retroactive effect. There can be no assurance that the Internal Revenue Service, or the IRS, or a court will not take a contrary position. This discussion does not address all aspects of United States federal income taxation that may be relevant to particular investors in light of their specific circumstances, including investors subject to special tax rules (for example, certain financial institutions (including banks), cooperatives, pension plans, insurance companies, broker-dealers, traders in securities that have elected the mark-to-market method of accounting for their securities, partnerships and their partners, regulated investment companies, real estate investment trusts, and tax-exempt organizations (including private foundations)), investors who are not U.S. Holders, investors who own (directly, indirectly, or constructively) 10% or more of our shares (by vote or value), investors that will hold their Ordinary Shares as part of a straddle, hedge, conversion, constructive sale, or other integrated transaction for United States federal income tax purposes, or U.S. Holders that have a functional currency other than the U.S. dollar, all of whom may be subject to tax rules that differ significantly from those summarized below. In addition, this discussion does not discuss any non-United States tax, state or local tax, or non-income tax (such as the U.S. federal gift or estate tax) considerations, or any consequences under the alternative minimum tax or Medicare tax on net investment income. Each U.S. Holder is urged to consult its tax advisor regarding the United States federal, state, local, and non-United States income and other tax considerations of an investment in our Ordinary Shares.

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General

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our Ordinary Shares that is, for United States federal income tax purposes, (i) an individual who is a citizen or resident of the United States, (ii) a corporation (or other entity treated as a corporation for United States federal income tax purposes) created in, or organized under the laws of, the United States or any state thereof or the District of Columbia, (iii) an estate the income of which is includible in gross income for United States federal income tax purposes regardless of its source, or (iv) a trust (A) the administration of which is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust or (B) that has otherwise validly elected to be treated as a United States person under the Code.

If a partnership (or other entity or arrangement treated as a partnership for United States federal income tax purposes) is a beneficial owner of our Ordinary Shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner as a U.S. Holder, as described above, and the activities of the partnership. Partnerships holding our Ordinary Shares and partners in such partnerships are urged to consult their tax advisors as to the particular United States federal income tax consequences of an investment in our Ordinary Shares.

Dividends

The entire amount of any cash distribution paid with respect to our Ordinary Shares (including the amount of any non-U.S. taxes withheld therefrom, if any) generally will constitute dividends to the extent such distributions are paid out of our current or accumulated earnings and profits, as determined under United States federal income tax principles, and generally will be taxed as ordinary income in the year received by such U.S. Holder. To the extent amounts paid as distributions on the Ordinary Shares exceed our current or accumulated earnings and profits, such distributions will not be dividends, but instead will be treated first as a tax-free return of capital to the extent of the U.S. Holder’s adjusted tax basis, determined for federal income tax purposes, in the Ordinary Shares with respect to which the distribution is made, and thereafter as capital gain. However, we do not intend to compute (or to provide U.S. Holders with the information necessary to compute) our earnings and profits under United States federal income tax principles. Accordingly, a U.S. Holder will be unable to establish that a distribution is not out of earnings and profits and should expect to treat the full amount of each distribution as a “dividend” for United States federal income tax purposes.

Any dividends that we pay will generally be treated as income from foreign sources for United States foreign tax credit purposes and will generally constitute passive category income. Depending on the U.S. Holder’s particular facts and circumstances, a U.S. Holder may be eligible, subject to a number of complex limitations, to claim a foreign tax credit in respect of any foreign withholding taxes imposed (at a rate not exceeding any applicable treaty rate) on dividends received on our Ordinary Shares. A U.S. Holder who does not elect to claim a foreign tax credit for foreign tax withheld may instead claim a deduction, for United States federal income tax purposes, in respect of such withholdings, but only for a year in which such U.S. Holder elects to do so for all creditable foreign income taxes. The rules governing the foreign tax credit are complex. U.S. Holders are advised to consult their tax advisors regarding the availability of the foreign tax credit under their particular circumstances.

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Dividends paid in non-U.S. currency will be included in the gross income of a U.S. Holder in a USD amount calculated by reference to a spot market exchange rate in effect on the date that the dividends are received by the U.S. Holder, regardless of whether such foreign currency is in fact converted into USD on such date. Such U.S. Holder will have a tax basis for United States federal income tax purposes in the foreign currency received equal to that USD value. If such dividends are converted into USD on the date of receipt, a U.S. Holder generally should not be required to recognize foreign currency gain or loss in respect thereof. If the foreign currency so received is not converted into USD on the date of receipt, such U.S. Holder will have a basis in the foreign currency equal to its USD value on the date of receipt. Any gain or loss on a subsequent conversion or other disposition of the foreign currency generally will be treated as ordinary income or loss to such U.S. Holder and generally will be income or loss from sources within the United States for foreign tax credit limitation purposes. U.S. Holders should consult their own tax advisors regarding the treatment of foreign currency gain or loss, if any, on any foreign currency received by a U.S. Holder that are converted into USD on a date subsequent to receipt.

Sale or Other Disposition of Ordinary Shares

A U.S. Holder will generally recognize capital gain or loss upon a sale or other disposition of Ordinary Shares, in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis, determined for federal income tax purposes, in such Ordinary Shares, each amount determined in USD. Any capital gain or loss will be long-term capital gain or loss if the Ordinary Shares have been held for more than one year and will generally be United States source gain or loss for United States foreign tax credit purposes. The deductibility of a capital loss may be subject to limitations, particularly with regard to shareholders who are individuals. Each U.S. Holder is advised to consult its tax advisor regarding the tax consequences if a foreign tax is imposed on a disposition of our Ordinary Shares, including the availability of the foreign tax credit under its particular circumstances.

A U.S. Holder that receives Singapore dollars or another currency other than USD on the disposition of our Ordinary Shares will realize an amount equal to the USD value of the non-U.S. currency received at the spot rate on the date of sale (or, if the Ordinary Shares are traded on a recognized exchange and in the case of cash basis and electing accrual basis U.S. Holders, the settlement date). An accrual basis U.S. Holder that does not elect to determine the amount realized using the spot rate on the settlement date will recognize foreign currency gain or loss equal to the difference between the USD value of the amount received based on the spot market exchange rates in effect on the date of sale or other disposition and the settlement date. A U.S. Holder will have a tax basis in the currency received equal to the USD value of the currency received on the settlement date. Any gain or loss on a subsequent disposition or conversion of the currency will be United States source ordinary income or loss.

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Passive Foreign Investment Company Considerations

For United States federal income tax purposes, a non-United States corporation, such as our Company, will be treated as a “passive foreign investment company,” or “PFIC” if, in the case of any particular taxable year, either (a) 75% or more of our gross income for such year consists of certain types of “passive” income or (b) 50% or more of the value of our assets (generally determined on the basis of a quarterly average) during such year produce or are held for the production of passive income. Based upon our current and expected income and assets (including goodwill and taking into account the expected proceeds from this offering) and the expected market price of our Ordinary Shares following this offering, we do not expect to be a PFIC for the current taxable year or the foreseeable future.

However, while we do not expect to be or become a PFIC, no assurance can be given in this regard because the determination of whether we are or will become a PFIC for any taxable year is a fact-intensive inquiry made annually that depends, in part, upon the composition and classification of our income and assets. Fluctuations in the market price of our Ordinary Shares may cause us to be or become a PFIC for the current or subsequent taxable years because the value of our assets for the purpose of the asset test, including the value of our goodwill and other unbooked intangibles, may be determined by reference to the market price of our Ordinary Shares (which may be volatile). The composition of our income and assets may also be affected by how, and how quickly, we use our liquid assets and the cash raised in this offering. It is also possible that the Internal Revenue Service may challenge our classification of certain income or assets for purposes of the analysis set forth in subparagraphs (a) and (b), above or the valuation of our goodwill and other unbooked intangibles, which may result in our company being or becoming a PFIC for the current or future taxable years.

If we are classified as a PFIC for any taxable year during which a U.S. Holder holds our Ordinary Shares, and unless the U.S. Holder makes a mark-to-market election (as described below), the U.S. Holder will generally be subject to special tax rules on (i) any excess distribution that we make to the U.S. Holder (which generally means any distribution paid during a taxable year to a U.S. Holder that is greater than 125% of the average annual distributions paid in the three preceding taxable years or, if shorter, the U.S. Holder’s holding period for the Ordinary Shares), and (ii) any gain realized on the sale or other disposition, including, under certain circumstances, a pledge, of Ordinary Shares. Under the PFIC rules:

●	such excess distribution and/or gain will be allocated ratably over the U.S. Holder’s holding period for the Ordinary Shares;
●	such amount allocated to the current taxable year and any taxable years in the U.S. Holder’s holding period prior to the first taxable year in which we are a PFIC, each a pre-PFIC year, will be taxable as ordinary income;
●	such amount allocated to each prior taxable year, other than a pre-PFIC year, will be subject to tax at the highest tax rate in effect applicable to the U.S. Holder for that year; and
●	an interest charge generally applicable to underpayments of tax will be imposed on the tax attributable to each prior taxable year, other than a pre-PFIC year.

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If we are a PFIC for any taxable year during which a U.S. Holder holds our Ordinary Shares and we own any equity in a non-United States entity that is also a PFIC, or a lower-tier PFIC, such U.S. Holder would be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC for purposes of the application of these rules. U.S. Holders are advised to consult their tax advisors regarding the application of the PFIC rules to any of the entities in which we may own equity.

As an alternative to the foregoing rules, a U.S. Holder of “marketable share” in a PFIC may make a mark-to-market election with respect to such share, provided that certain requirements are met. The mark-to-market election is available only for share that is regularly traded on a national securities exchange that is registered with the SEC, or on a foreign exchange or market that the IRS determines is a qualified exchange that has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. Although we intend to apply for the listing of our Ordinary Shares on the Nasdaq, we cannot guarantee that our listing will be approved or that we will be able to list our Ordinary Shares on another national securities exchange. Furthermore, we cannot guarantee that, once listed, our Ordinary Shares will continue to be listed and regularly traded on such exchange. U.S. Holders are advised to consult their tax advisors as to whether the Ordinary Shares are considered marketable for these purposes.

If an effective mark-to-market election is made with respect to our Ordinary Shares, the U.S. Holder will generally (i) include as ordinary income for each taxable year that we are a PFIC the excess, if any, of the fair market value of Ordinary Shares held at the end of the taxable year over its adjusted tax basis of such Ordinary Shares and (ii) deduct as an ordinary loss the excess, if any, of its adjusted tax basis of the Ordinary Shares held at the end of the taxable year over the fair market value of such Ordinary Shares held at the end of the taxable year, but only to the extent of the net amount previously included in income as a result of the mark-to-market election. The U.S. Holder’s adjusted tax basis in the Ordinary Shares would be adjusted to reflect any income or loss resulting from the mark-to-market election. If a U.S. Holder makes an effective mark-to-market election, in each year that we are a PFIC any gain recognized upon the sale or other disposition of the Ordinary Shares will be treated as ordinary income and loss will be treated as ordinary loss, but only to the extent of the net amount previously included in income as a result of the mark-to-market election.

If a U.S. Holder makes a mark-to-market election in respect of a PFIC and such corporation ceases to be a PFIC, the U.S. Holder will not be required to take into account the mark-to-market gain or loss described above during any period that such corporation is not a PFIC.

Because a mark-to-market election generally cannot be made for any lower-tier PFICs that a PFIC may own, a U.S. Holder who makes a mark-to-market election with respect to our Ordinary Shares may continue to be subject to the general PFIC rules with respect to such U.S. Holder’s indirect interest in any of our non-United States subsidiaries if any of them is a PFIC.

If a U.S. Holder owns our Ordinary Shares during any taxable year that we are a PFIC, such holder would generally be required to file an annual IRS Form 8621. Each U.S. Holder is advised to consult its tax advisor regarding the potential tax consequences to such holder if we are or become a PFIC, including the possibility of making a mark-to-market election.

THE DISCUSSION ABOVE IS A GENERAL SUMMARY. IT DOES NOT COVER ALL TAX MATTERS THAT MAY BE OF IMPORTANCE TO A PARTICULAR INVESTOR. EACH PROSPECTIVE INVESTOR IN THE OUR ORDINARY SHARES IS URGED TO CONSULT ITS OWN TAX ADVISER ABOUT THE TAX CONSEQUENCES TO IT OF OWNING AND DISPOSING OF OUR ORDINARY SHARES IN LIGHT OF SUCH PROSPECTIVE INVESTOR’S OWN CIRCUMSTANCES.

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UNDERWRITING

We and the Selling Shareholder have entered into an underwriting agreement dated [●], 2024 with Bancroft Capital, LLC (the “Representative” or “Bancroft”), acting as the lead managing underwriter and book-runner with respect to the Ordinary Shares subject to this offering. Subject to the terms and conditions of the underwriting agreement, we and the Selling Shareholder have agreed to sell to the underwriters, and the underwriters have agreed to purchase from us, on a firm commitment basis, the number of Ordinary Shares set forth opposite their name(s) below, at the public offering price, less the underwriting discount set forth on the cover page of this prospectus:

Name	Number of shares
Bancroft Capital, LLC
Total

The underwriters are offering the Ordinary Shares subject to their acceptance of the Ordinary Shares from us and subject to prior sale. The underwriting agreement provides that the obligations of the underwriter to pay for and accept delivery of the Ordinary Shares offered by this prospectus are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the Ordinary Shares offered by this prospectus if any such shares are taken.

The Representative has advised us that it proposes to offer the shares to the public at the public offering price set forth on the cover page of this prospectus and to certain dealers at that price less a concession not in excess of $[●] per share. The underwriter may allow, and certain dealers may re-allow, a discount from the concession not in excess of $[●] per share to certain brokers and dealers. After this offering, the public offering price, concession and reallowance to dealers may be reduced by the Representative. No such reduction shall change the amount of proceeds to be received by us as set forth on the cover page of this prospectus. The securities are offered by the underwriter as stated herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. The underwriter has informed us that they do not intend to confirm sales to any accounts over which they exercise discretionary authority.

Discounts, Commission and Expenses

The underwriting discount is equal to the initial public offering price per share, less the amount paid by the underwriters to us per share. The underwriting discount was determined through an arms’ length negotiation between us and the underwriters.

The following table shows the price per share and total public offering price, underwriting discounts and commissions, and proceeds before expenses to us.

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	Per Share	Total

Public offering price	$	$
Underwriting discounts and commissions paid by us(1)(2)	$	$
Proceeds to us, before expenses(2)	$	$
Proceeds to the Selling Shareholder before expenses(2)	$	$

(1)	Represents underwriting discount and commissions equal to (i) 7.5% per share, which is the underwriting discount we have agreed to pay on such shares sold to investors in this offering introduced by the underwriters; and (ii) 4.5% per share, which is the underwriting discount we have agreed to pay on such shares sold to investors in this offering which have been introduced to the underwriters by us.
(2)	We have agreed to pay the underwriters their actual and accountable out-of-pocket expenses related to this offering, including but not limited to, the fees and disbursements of underwriters’ legal counsel, roadshow expenses and cost of background checks, for which we have paid a $30,000 advance, which will be returned to us to the extent not offset by actual expenses in accordance with FINRA Rule 5110(g)(4)(A). We have also agreed that the maximum amount of legal fees, costs and expenses incurred by the underwriters’ counsel that we shall be responsible for shall not exceed $150,000. We have also agreed that the maximum amount of closing costs, which shall also include the reimbursement of the out-of-pocket cost of the escrow agent or clearing agent, as applicable, shall not exceed $12,900. We have also agreed to pay the underwriters a non-accountable expense allowance of 1.0% of the gross proceeds of the offering.

Lock-Up Agreements

We, our Directors and Executive Officers and our 5.0% or greater shareholders, have agreed with the underwriter, for a period of 180 days after the date of this prospectus, subject to certain exceptions not to (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares; (ii) file or caused to be filed any registration statement with the SEC relating to the offering of any Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares; (iii) complete any offering of debt securities of the Company, other than entering into a line of credit with a traditional bank or (iv) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Ordinary Shares or any such other securities , whether any such transaction described in clause (i), (ii), (iii) or (iv) above is to be settled by delivery of Ordinary Shares or such other securities, in cash or otherwise.

The Representative has no present intention to waive or shorten the lock-up period; however, the terms of the lock-up agreements may be waived at its discretion. In determining whether to waive the terms of the lock-up agreements, the Representative may base its decision on its assessment of the relative strengths of the securities markets and companies similar to ours in general, and the trading pattern of, and demand for, our securities in general.

Our Executive Officers, Directors and all of our existing shareholders have agreed to a 180 day “lock-up” period from the closing of this offering with respect to the Ordinary Shares that they beneficially own, including the issuance of shares upon the exercise of convertible securities and options that are currently outstanding or which may be issued. These lock-up restrictions, however, do not apply to the Ordinary Shares sold by the Selling Shareholder in this offering or the Ordinary Shares held by the Resale Shareholders that are being registered concurrently for resale in the Resale Prospectus without the prior written consent of the underwriter. We have also agreed, in the underwriting agreement, to similar restrictions on the issuance and sale of our securities for 180 days following the closing of this offering, subject to certain customary exceptions, without the prior written consent of the underwriter.

The underwriter has no present intention to waive or shorten the lock-up period; however, the terms of the lock-up agreements may be waived at its discretion. In determining whether to waive the terms of the lock-up agreements, the underwriter may base its decision on its assessment of the relative strengths of the securities markets and companies similar to ours in general, and the trading pattern of, and demand for, our securities in general.

Vibrant Epoch and the Estate of Mr. Tong, each being a Resale Shareholder, have separately agreed to a lock up period for their Resale Shares. This means that, for a period of 30 days following the effective date of this registration statement, Vibrant Epoch and the Estate of Mr. Tong may not offer, sell, pledge or otherwise dispose of any of their Ordinary Shares without the prior written consent of the underwriter.

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Right of First Refusal

We have also granted the Representative a right of first refusal for a period of twelve months after the date this offering is completed, if we or any of our subsidiaries decide to raise funds in the United States by means of a public offering (including at-the-market facility) or a private placement or any other capital-raising financing of equity, equity-linked or debt securities using an underwriter or placement agent, to act as sole underwriter, sole book-runner and/or sole placement agent during such twelve month period, of us or any successor to or any subsidiary of us, on terms customary terms to the Representative.

Tail Period

For a period of twelve months from the closing date of this offering, in the event that we receive any proceeds from any public or private offering or other financing or capital-raising transaction of any kind to the extent that such financing or capital is provided to us by investors whom the Representative had introduced to us, we have agreed to pay to Bancroft a cash fee equal to 7.5% of such gross proceeds.

The Nasdaq Listing

We have applied to have our Ordinary Shares approved for listing on the Nasdaq under the symbol “VTEK.” We make no representation that such application will be approved or that our Ordinary Shares will trade on such market either now or at any time in the future; notwithstanding the foregoing, we will not close this offering unless such Ordinary Shares will be listed on the Nasdaq at the completion of this offering.

Electronic Distribution

A prospectus in electronic format may be made available on websites or through other online services maintained by Representative or by its affiliates. Other than the prospectus in electronic format, the information on the Representative’s website and any information contained in any other website maintained by it is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the Representative in its capacity as an underwriter, and should not be relied upon by investors.

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Any underwriter who is a qualified market maker on the Nasdaq may engage in passive market making transactions on the Nasdaq in accordance with Rule 103 of Regulation M, during the Business Day prior to the pricing of the offering, before the commencement of offers or sales. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

No Prior Public Market

Prior to this offering, there has been no public market for our securities and the public offering price for our Ordinary Shares will be determined through negotiations between us and the Representative. Among the factors to be considered in these negotiations will be prevailing market conditions, our financial information, market valuations of other companies that we and the Representative believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant. The offering price for our Ordinary Shares in this offering has been arbitrarily determined by the Company in its negotiations with the underwriter and does not necessarily bear any direct relationship to the assets, operations, book or other established criteria of value of the Company.

Price Stabilization, Short Positions and Penalty Bids

Until the distribution of the Ordinary Shares offered by this prospectus is completed, rules of the SEC may limit the ability of the underwriter to bid for and to purchase our Ordinary Shares. As an exception to these rules, the underwriter may engage in transactions effected in accordance with Regulation M under the Exchange Act that are intended to stabilize, maintain or otherwise affect the price of our Ordinary Shares. The underwriter may engage in over-allotment sales, syndicate covering transactions, stabilizing transactions and penalty bids in accordance with Regulation M.

●	Stabilizing transactions consist of bids or purchases made by the managing underwriter for the purpose of preventing or slowing a decline in the market price of our securities while this offering is in progress.
●	Short sales and over-allotments occur when the managing underwriter, on behalf of the underwriting syndicate, sells more of our shares than they purchase from us in this offering. In order to cover the resulting short position, the managing underwriter may engage in syndicate covering transactions. There is no contractual limit on the size of any syndicate covering transaction. The underwriter will deliver a prospectus in connection with any such short sales. Purchasers of shares sold short by the underwriter are entitled to the same remedies under the federal securities laws as any other purchaser of units covered by the registration statement.

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●	Syndicate covering transactions are bids for or purchases of our securities on the open market by the managing underwriter on behalf of the underwriter in order to reduce a short position incurred by the managing underwriter on behalf of the underwriter.
●	A penalty bid is an arrangement permitting the managing underwriter to reclaim the selling concession that would otherwise accrue to an underwriter if the Ordinary Shares originally sold by the underwriter were later repurchased by the managing underwriter and therefore was not effectively sold to the public by such underwriter.

Stabilization, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our Ordinary Shares or preventing or retarding a decline in the market price of our Ordinary Shares. As a result, the price of our Ordinary Shares may be higher than the price that might otherwise exist in the open market.

Neither we nor the underwriter make any representation or prediction as to the effect that the transactions described above may have on the prices of our Ordinary Shares. These transactions may occur on the Nasdaq. If any of these transactions are commenced, they may be discontinued without notice at any time.

Other Relationships

The underwriter and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Some of the underwriter and certain of their affiliates may in the future engage in investment banking and other commercial dealings in the ordinary course of business with us and our affiliates, for which they may in the future receive customary fees, commissions and expenses. In addition, in the ordinary course of their business activities, the underwriter and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriter and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Offers outside the United States

Other than in the United States, no action has been taken by us or the underwriter that would permit a public offering of the Ordinary Shares offered by this prospectus in any jurisdiction where action for that purpose is required. The Ordinary Shares offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such shares be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any Ordinary Shares offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

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EXPENSES RELATED TO THIS OFFERING

Set forth below is an itemization of the total expenses, excluding underwriting discounts, which are expected to be incurred by us in connection with the offer and sale of the Ordinary Shares by us and the Selling Shareholder. With the exception of the SEC registration fee, the Financial Industry Regulatory Authority (“FINRA”) filing fee and the market entry and listing fee, all amounts are estimates.

SEC Registration Fee	$	[—]
FINRA Filing Fee		$2,750
Nasdaq Entry and Listing Fee	$	[—]
Printing expenses		$20,000
Legal fees and expenses		$540,000
Accounting fees and expenses		$295,000
Miscellaneous		$408,000
Total		$1,265,750

These expenses will be borne by us.

LEGAL MATTERS

The validity of the Ordinary Shares offered in this offering and certain legal matters as to Cayman Islands law will be passed upon for us by Travers Thorp Alberga.

We are being represented by Ortoli Rosenstadt LLP with respect to certain legal matters of U.S. federal securities.

Certain legal matters as to Singapore law will be passed upon for us by Opal Lawyers LLC.

Nelson Mullins Riley & Scarborough LLP, Raleigh, North Carolina, is acting as U.S. counsel for the underwriters.

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EXPERTS

The financial statements as of February 29, 2024 and February 28, 2023, and for each of the two years in the period ended February 29, 2024 and February 28, 2023 included in this prospectus have been audited by Onestop Assurance PAC, an independent registered public accounting firm, as stated in their report appearing herein. Such financial statements have been so included in reliance upon the report of such firm given upon the authority of such firm as experts in accounting and auditing. The office of Onestop Assurance PAC is located at 10 Anson Road, #06-15 International Plaza, Singapore 079903.

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WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement, including relevant exhibits, with the SEC on Form F-1 under the Securities Act with respect to the underlying Ordinary Shares to be sold in this offering. For the purposes of this section, the term “registration statement” means the original registration statement and any and all amendments thereto including the schedules and exhibits to the original registration statement or any amendment. This prospectus, which constitutes a part of the registration statement on Form F-1, does not contain all of the information contained in the registration statement. You should read our registration statements and their exhibits and schedules for further information with respect to us and our Ordinary Shares.

Immediately upon the effectiveness of the registration statement on Form F-1 of which this prospectus forms a part, we will become subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we will be required to file reports, including annual reports on Form 20-F, and other information with the SEC. All information filed with the SEC, including the registration statement, can be obtained over the Internet at the SEC’s website at www.sec.gov or inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of documents, upon payment of a duplicating fee, by writing to the SEC.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our Directors, Executive Officers and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. As we are a foreign private issuer, we will be required to file our annual report on Form 20-F within four months from the end of each year. However, we intend to furnish the depositary with our annual reports, which will include a review of operations and annual audited consolidated financial statements prepared in conformity with U.S. GAAP, and all notices of shareholders’ meetings and other reports and communications that are made generally available to our shareholders.

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INDEX TO VISTEK LIMITED AND SUBSIDIARIES UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

F-1

VISTEK LIMITED AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Currency expressed in United States Dollars (“US$”))

	As of August 31, 2024	As of February 29, 2024
	$’000	$’000
ASSETS
Current assets:
Cash and cash equivalents	520	1,015
Restricted cash	1,185	1,128
Accounts receivable, net	1,639	1,707
Contract assets	4,928	3,799
Deposits, prepayments and other receivables	1,598	973

Total current assets	9,870	8,622

Non-current assets:
Property and equipment, net	1,351	1,191

Total non-current assets	1,351	1,191

TOTAL ASSETS	11,221	9,813

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	3,442	3,233
Amounts due to related parties	3,457	3,519
Bank borrowings	868	695
Lease liabilities	290	320
Income tax payable	597	479

Total current liabilities	8,654	8,246

Long-term liabilities:
Bank borrowings	513	488
Lease liabilities	281	267
Deferred tax liabilities	67	64

Total long-term liabilities	861	819

TOTAL LIABILITIES	9,515	9,065

Commitments and contingencies

Shareholders’ equity
Ordinary share, par value $0.0000004, 1,250,000,000,000 shares authorized, 20,250,000 Ordinary Shares issued and outstanding**	*	*
Additional paid-in capital	757	757
Accumulated other comprehensive income	59	(14)
Retained earnings	890	5

Total shareholders’ equity	1,706	748

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	11,221	9,813

*	Denotes amount less than $1,000.
**	Retrospectively restated for effect of 1:2,500 forward stock split and share surrender on December 9, 2024 (see Note 1 and 10).

See accompanying notes to consolidated financial statements.

F-2

VISTEK LIMITED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

(Currency expressed in United States Dollars (“US$”))

	Six Months Ended August 31,
	2024	2023
	$’000	$’000

Revenue, net	8,194	8,239

Cost of revenue (excluded depreciation and amortization expenses)	(5,698)	(6,340)
Selling and distribution expenses	(8)	(10)
General and administrative expenses	(1,540)	(1,284)

	(7,246)	(7,634)

Profit from operations	948	605

Other income (expense):
Interest income	*	*
Interest expense	(46)	(33)
Government grant	37	16
(Loss) Gain on foreign exchange	(1)	*
Loss on disposal on property and equipment	-	(30)
Other income	110	-

Total other (expenses) income, net	100	(47)

Income before income taxes	1,048	558

Income tax expense	(163)	(75)

NET INCOME	885	483

Other comprehensive loss:
Foreign currency translation adjustment	73	(6)

COMPREHENSIVE INCOME	958	477

Net income per share
Basic and Diluted**	0.04	0.02

Weighted average number of Ordinary Shares outstanding
Basic and Diluted (’000)	20,250	20,250

*	Denotes amount less than $1,000.
**	Retrospectively restated for effect of 1:2,500 forward stock split and share surrender on December 9, 2024 (see Note 1 and 10).

See accompanying notes to consolidated financial statements.

F-3

VISTEK LIMITED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

(Currency expressed in United States Dollars (“US$”), except for number of shares)

	Ordinary Shares**		Additional	Accumulated other comprehensive		Total
	No. of Shares	Amount	paid-in capital	(loss) income	Retained earnings	shareholders’ equity
	’000	$’000	$’000	$’000	$’000	$’000

Balance as of March 1, 2023	20,250	*	757	(15)	12	754
	-
Foreign currency translation adjustment	-	-	-	(6)	-	(6)
Net income for the year	-	-	-	-	483	483

Balance as of August 31, 2023	20,250	*	757	(21)	495	1,231

	Ordinary Shares**		Additional	Accumulated other comprehensive		Total
	No. of shares	Amount	paid-in capital	(loss) income	Retained earnings	shareholders’ equity
	’000	$’000	$’000	$’000	$’000	$’000

Balance as of March 1, 2024	20,250	*	757	(14)	5	748
	-
Foreign currency translation adjustment	-	-	-	73	-	73
Net income for the year	-	-	-	-	885	885

Balance as of August 31, 2024	20,250	*	757	59	890	1,706

*	Denotes amount less than $1,000.
**	Retrospectively restated for effect of 1:2,500 forward stock split and share surrender on December 9, 2024 (see Note 1 and 10).

See accompanying notes to consolidated financial statements.

F-4

VISTEK LIMITED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Currency expressed in United States Dollars (“US$”))

	Six Months Ended August 31,
	2024	2023
	$’000	$’000

Cash flows from operating activities:	1,048	558
Net income
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation of property and equipment	104	113

Change in operating assets and liabilities:
Accounts receivable	(421)	(916)
Accounts payable and accrued liabilities	45	467
Contract assets	(936)	300
Amounts due to related parties	(241)	-
Income tax payable	(78)	-

Net cash (used in) provided by operating activities	(479)	522

Cash flows from investing activities:
Purchase of property and equipment	(208)	(119)

Net cash used in investing activities	(208)	(119)

Cash flows from financing activities:
Proceed/Repayment of bank borrowings	138	(335)
Repayment of lease liabilities	(46)	(72)

Net cash Provided by (used in) financing activities	92	(407)

Effect on exchange rate change on cash, cash equivalents and restricted cash	100	(6)

Net change in cash, cash equivalent and restricted cash	(495)	(10)

BEGINNING OF PERIOD	1,015	511

END OF PERIOD	520	501

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for tax	78	-
Cash paid for interest	46	33

SUPPLEMENTAL NON-CASH ITEMS INFORMATION:
Unpaid dividend*	1,134	-

*	The Group declared dividends of approximately $1.1 million and $2.5 million for the years ended February 29, 2024, and February 28, 2023, respectively.

See accompanying notes to consolidated financial statements.

F-5

NOTE－1 BUSINESS OVERVIEW AND BASIS OF PRESENTATION

Vistek is incorporated in the Cayman Islands on November 8, 2023 under the Companies Act as an exempted company with limited liability. The authorized share capital is US$500,000 divided into 500,000,000 Ordinary Shares, par value US$0.001 each. On December 9, 2024 on the basis of 2,500 ordinary shares for every one share, our authorized share capital was changed to $500,000 divided into 1,250,000,0000,000 shares with a par value of $0.0000004 each

Vistek, through its subsidiaries (collectively referred to as the “Company”) are mainly engaged in the business of the provision of cabling services specializing in telecommunication and power infrastructure works in Singapore.

Description of subsidiaries incorporated and controlled by the Company

Name	Background	Effective ownership

Vistek Group	● British Virgin Islands company ● Incorporated on November 20, 2023 ● Issued and outstanding 1 ordinary share for US$1 ● Investment holding ● Provision of investment holding	100% owned by Vistek

Vistek SG

● Singaporean company

● Incorporated on January 21, 2003

● Issued and outstanding 1,000,000 ordinary shares for S$1,000,000

● Provision of cabling services specializing in telecommunication and power infrastructure works

100% owned by Vistek Group

Reorganization

The Company is in the process of completing several transactions for the purposes of an internal reorganization, as detailed below.

On November 8, 2023, the Company was incorporated in the Cayman Islands and on November 20, 2023, the initial 2 shares were issued as to 1 share to Mr. Ho and 1 share to Mr. Teo.

On August 8, 2024, Mr. Ho and Mr. Teo each subscribed for 83 and 13 shares, respectively at par. Following such issue, the Company was held as to 84 shares by Mr. Ho and 14 shares by Mr. Teo.

On August 22, 2024, Mr. Ho and Mr. Teo transferred their 84 and 14 shares in the Company respectively to their nominee, Vistek Alliance in consideration of the allotment and issue of 85 and 15 shares to Mr. Ho and Mr. Teo respectively, credited as fully paid.

F-6

On August 26, 2024, Vistek Alliance, Diamond Stream and Vibrant Epoch subscribed for 9,000, 450 and 450 shares in the Company for cash at par resulting in the share capital of the Company held as to approximately 91.0%, 4.5% and 4.5% by Vistek Alliance, Diamond Stream and Vibrant Epoch respectively.

On September 19, 2024, Vistek Alliance transferred 490 shares to Mega Optimal for $0.5 million representing 4.9% of the issued share capital of the Company.

On September 19, 2024, Vistek Alliance transferred 490 shares to Mr. Tong for $0.5 million representing 4.9% of the issued share capital of the Company.

On September 27, 2024, Mr. Ho, Mr. Teo and the Company entered into a share swap agreement, pursuant to which Mr. Ho, and Mr. Teo transferred their respective shares in Vistek SG to Vistek Group, in consideration of the Company allotting and issuing 2 shares to Mr. Ho and Mr. Teo’s nominee, Vistek Alliance, credited as fully paid.

On December 9, 2024, following the Forward Split and Surrender, our total issued shares are held as to 81.2% (16,443,000 shares), 4.5% (911,250 shares), 4.5% (911,250 shares), 4.9% (992,250 shares) and 4.9% (992,250 shares) by Vistek Alliance, Diamond Stream, Vibrant Epoch, Mega Optimal and Mr. Tong respectively.

Prior to the group reorganization, Vistek SG was held as to 85.0% and 15.0% by Mr. Ho and Mr. Teo, respectively. Upon completion of the reorganization, Vistek Group and Vistek SG are our wholly-owned subsidiaries.

During the years presented in these consolidated financial statements, the control of the entities has remained under the control of Mr. Ho and Mr. Teo. Accordingly, the combination has been treated as a corporate restructuring (“Reorganization”) of entities under common control and thus the current capital structure has been retroactively presented in prior periods as if such structure existed at that time and in accordance with ASC 805-50-45-5, the entities under common control are presented on a combined basis for all periods to which such entities were under common control. The consolidation of Vistek and its subsidiaries has been accounted for at historical cost and prepared on the basis as if the aforementioned transactions had become effective as of the beginning of the first period presented in the accompanying consolidated financial statements.

F-7

NOTE－2 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

These accompanying consolidated financial statements reflect the application of certain significant accounting policies as described in this note and elsewhere in the accompanying consolidated financial statements and notes.

●	Basis of presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in U.S. GAAP.

●	Use of Estimates and Assumptions

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the consolidated financial statements and the reported amounts of revenues and expenses during the years presented. Significant accounting estimates in the period include the allowance for doubtful accounts on accounts and other receivables, assumptions used in assessing right of use assets and impairment of long-lived assets, and deferred tax valuation allowance.

The inputs into the management’s judgments and estimates consider the economic implications of COVID-19 on the Company’s critical and significant accounting estimates. Actual results could differ from these estimates.

●	Basis of Consolidation

The consolidated financial statements include the financial statements of the Company and its subsidiaries. All significant inter-company balances and transactions within the Company have been eliminated upon consolidation.

●	Foreign Currency Translation and Transaction

Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates at the balance sheet dates. The resulting exchange differences are recorded in the statement of operations.

The reporting currency of the Company is US$ and the accompanying consolidated financial statements have been expressed in US$. In addition, the Company and subsidiaries are operating in Singapore, maintain their books and record in their local currency is S$, which is a functional currency as being the primary currency of the economic environment in which their operations are conducted. In general, for consolidation purposes, assets and liabilities of its subsidiaries whose functional currency is not US$ are translated into US$, in accordance with ASC Topic 830-30, Translation of Financial Statement, using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the financial year. The gains and losses resulting from translation of financial statements of foreign subsidiaries are recorded as a separate component of accumulated other comprehensive income within the statements of changes in shareholders’ equity.

F-8

Translation of amounts from S$ into US$ has been made at the following exchange rates for the financial years ended August 31, 2024 and 2023:

	August 31, 2024		August 31, 2023

Year-end S$:US$ exchange rate	S$	1.3482	S$	1.3406

Translation gains and losses that arise from exchange rate fluctuations from transactions denominated in a currency other than the functional currency are translated, as the case February be, at the rate on the date of the transaction and included in the results of operations as incurred.

●	Cash and Cash Equivalents

Cash and cash equivalents consist primarily of cash in readily available checking and saving accounts. Cash equivalents consist of highly liquid investments that are readily convertible to cash and that mature within three months or less from the date of purchase. The carrying amounts approximate fair value due to the short maturities of these instruments. The Company maintains most of its bank accounts in Singapore.

●	Restricted Cash

Restricted cash held related to fixed deposits within or more than twelve months that also serve as security deposits and guarantees under the banking facilities and insurance companies.

●	Accounts Receivable, net

Accounts receivables, net includes amounts billed under the contract terms. Depending on the established process between each individual client and the Company, payment terms are set forth in either the purchase orders, the Letter of Award (the “LOA”), or the contract; the typical payment terms require settlement between 30 to 90 days after the work has been certified. The Company maintains an allowance for doubtful accounts to provide for the estimated number of receivables that will not be collected. The Company considers several factors in its estimate of the allowance, including knowledge of a client’s financial condition, its historical collection experience, the age of the accounts receivable balances, current economic conditions, and other factors relevant to assessing the collectability of such receivables. In applying the foregoing accounting policy for receivables, management regularly assesses gross outstanding receivables and the related allowance for bad debt by first considering certain qualitative factors, such as seeing how much is owed by the client, whether the balance is overdue or delinquent. In the event that the balance is overdue, management will conduct a root cause analysis to determine why it is overdue. Potential causes may dispute regarding the amount due because of agreed upon deliverables or product quality (amounts that are carried in contracts receivable should not be subject to dispute over quality or amount because all such amounts accounted for as contract receivable are only accrued if they are reasonably expected to be collected). Further in the management’s assessment is consideration if the client is still an ongoing client, which means that he is either regularly making payment in entirety or material partial payments against his balance, or the Company is still performing working on a project and that clients has historically made payment(s); management typically considers these type of clients and their related receivables as collectable and in good standing.

F-9

●	Contract assets

Contracts with performance obligations recognized over time that have revenue recognized to date in excess of cumulative billings are reported on consolidated balance sheets as “Contract assets”. Contract retentions, included in contract assets, represent amounts withheld by clients, in accordance with underlying contract terms, until certain conditions are met or the project is completed. Provisions for estimated losses of contract assets on uncompleted contracts are made in the period in which such losses are determined.

Contract assets are recognized when progress towards completion of revenue earning activities on contracts exceeds amounts billed under the contract.

●	Expected credit loss

ASU No. 2016-13, Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments requires entities to use a current lifetime expected credit loss methodology to measure impairments of certain financial assets. Using this methodology will result in earlier recognition of losses than under the current incurred loss approach, which requires waiting to recognize a loss until it is probable of having been incurred. There are other provisions within the standard that affect how impairments of other financial assets may be recorded and presented, and that expand disclosures. The Company adopted the new standard effective January 1, 2019, the first day of the Company’s financial year and applied to contracts receivables, contract assets, retention receivable and other financial instruments.

F-10

●	Property and Equipment, net

Property and equipment are stated at cost less accumulated depreciation and accumulated impairment losses, if any. Depreciation is calculated on the straight-line basis over the following expected useful lives from the date on which they become fully operational and after taking into account their estimated residual values:

Expected useful life

Computer	3 – 5 years
Motor vehicles	5 – 10 years
Tools, plant and equipment	5 years
Office equipment	5 years
Furniture and fixtures	5 years
Leasehold property	Over remaining lease period 23 years

Expenditure for repairs and maintenance is expensed as incurred. When assets have retired or sold, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the results of operations.

●	Contract liabilities

Contract liabilities on uncompleted contracts represent the amounts of cash collected from clients, billings to clients on contracts in advance of work performed and revenue recognized and provisions for losses. The majority of these amounts are expected to be earned within twelve months and are classified as current liabilities.

●	Impairment of Long-Lived Assets

In accordance with the provisions of ASC Topic 360, Impairment or Disposal of Long-Lived Assets, all long-lived assets such as property and equipment owned and held by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is evaluated by a comparison of the carrying amount of an asset to its estimated future undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amounts of the assets exceed the fair value of the assets.

●	Revenue Recognition

The Company adopted the revenue standard ASC 606, Revenue from Contracts with Customers, starting January 1, 2020 using the modified retrospective method for contracts that were not completed as of the date of adoption. The adoption of this ASC 606 did not have a material impact on the Company’s consolidated financial statements. As discussed in Note 1, the Company provides civil engineering services to clients in numerous public utility contracts, including but not limited to electrical and telecommunication cable laying projects, water pipeline works and sewer rehabilitation works. The Company enters into agreements with clients that create enforceable rights and obligations and for which it is probable that the Company will collect the consideration to which it will be entitled as goods and services transfer to the clients. It is customary practice for the Company to have written agreements with its clients and revenue on oral or implied arrangements is generally not recognized.

F-11

The core principle of the revenue standard is that a company should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods or services. The following five steps are applied to achieve that core principle:

1.	Identify the contract(s) with a client;
2.	Identify the performance obligations in the contract;
3.	Determine the transaction price;
4.	Allocate the transaction price to the performance obligations in the contract; and
5.	Recognize revenue when (or as) the entity satisfies a performance obligation.

Revenue from contracts

The Company enters into agreements with customers that create enforceable rights and obligations and for which it is probable that the Company will collect the consideration to which it will be entitled as services transfer to the customer. It is customary practice for the Company to have the agreements with its customers in writing. The Company recognizes revenue based on the consideration specified in the applicable agreement.

Contracts with performance obligations recognized over time that have revenue recognized to date in excess of cumulative billings are reported on the Company’s consolidated balance sheets as “Contract assets”. Contract retentions, included in contract assets, represent amounts withheld by clients, in accordance with underlying contract terms, until certain conditions are met or the project is completed.

Revenue from rendering of service and others is recognized when the entity satisfied the performance obligation at a point in time generally as the services are provided.

The contracts which the Company enters into with the clients are fixed price and provide for milestone billings based upon the attainment of specific project objectives to ensure the Company meets its contractual requirements. Additionally, contracts may include retentions or holdbacks paid at the end of a project to ensure that Company meets the contract requirements. The Company does not assess whether a contract contains a significant financing component if the Company expects, at contract inception, that the period between payment by the customers and the transfer of promised services to the customers will be less than one year.

Since the Company has concluded that the promises to be delivered on the contract would be one single performance obligation, no allocation of the transaction price is required and expected. As a civil engineering service provider, the Company recognizes revenue based on the Company’s effort or inputs to the satisfaction of a performance obligation over time as work progresses because of the continuous transfer of control to the customer and the Company’s right to bill the customer as costs are incurred.

The Company’s contract with the customer has payment terms specified based upon certain conditions completed. The Company will submit progress claim to the customer when the stage of the project is completed, and after the Company received the certificate from customer, the Company will issue a tax invoice to the customer. The final tax invoice is generally issued after the project completion and agreed by customer and the Company. As the Company’s customers are required to pay the Company at different billing stages over the contract period, as such, the Company believes the progress payments limit the Company’s exposure to credit risk and that the Company would be able to collect substantially all of the consideration gradually at different stages. The timing of the satisfaction of the Company’s performance obligations is based upon the cost-to-cost measure of progress method, which is generally different than the timing of unconditional right of payment, and is based upon certain conditions completed as specified in the contract. The timing between the satisfaction of the Company’s performance obligations and the unconditional right of payment would contribute to contract assets and contract liabilities.

F-12

The Company uses the ratio of the total actual work days incurred to total estimated work completion days since costs incurred (an input method) represent a reasonable measure of progress towards the satisfaction of a performance obligation in order to estimate the portion of revenue earned. This method faithfully depicts the transfer of value to the customer when the Company is satisfying a performance obligation that entails a number of interrelated tasks or activities for a combined output that requires the Company to coordinate the work of employees and subcontractors. Contract costs typically include direct labor, subcontract and consultant costs, materials and indirect costs related to contract performance. Changes in estimated costs to complete these obligations result in adjustments to revenue on a cumulative catch-up basis, which causes the effect of revised estimates to be recognized in the current period. Changes in estimates can routinely occur over the contract term for a variety of reasons including, changes in scope, unanticipated costs, delays or favorable or unfavorable progress than original expectations. When the outcome of the contract cannot be reasonably measured, revenue is recognized only to the extent of contract costs incurred that are expected to be recovered.

When the current estimates of the total amount of consideration expected to be received in exchange for transferring promised goods or services to the customer, and contract cost indicate a loss, a provision for the entire loss on the contract is made as soon as the loss become evident. An adjustment is also made to reflect the effects of the customer’s credit risk. The loss on a contract is reported as an additional contract cost (an operating expense), and not as a reduction of revenue or a non-operating expense.

The Company’s contracts may contain variable consideration in the form of unpriced or pending change orders or claims that either increase or decrease the contract price. Variable consideration is generally estimated using the expected value method but may from time to time be estimated using the most likely amount method depending on the circumstance. Estimated amounts are included in the transaction price to the extent it is probable that a significant reversal of cumulative revenue recognized will not occur or when the uncertainty associated with the variable consideration is resolved. Estimates of variable consideration are based upon historical experience and known trends.

The Company generally provides limited warranties for work that it has performed under its contracts; these warranty periods are known as the defect liabilities period (the “DLP”). The DLP typically extends for a duration ranging from 12 months to 18 months from the substantial completion of the project for the client. Historically, warranty claims have not resulted in significant costs. Contracts will include a provision whereby the client will typically withhold approximately 5.0% of the total contract value until the end of the DLP at which point the client will release the retention amounts to the Company.

F-13

Revenue from services and others

Revenue is recognized to depict the transfer of promised services to its customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those services. The Company considers the terms of the contract and all relevant facts and circumstances when applying this guidance. The Company’s revenue recognition policies are in compliance with ASC 606, as follows:

Revenue from maintenance projects and services and others is comprised of revenue from service fee, labor cost charged, rental of machinery and equipment, transportation costs incurred and maintenance projects charged, among other things. Such revenue is recognized when the entity has satisfied the performance obligation at a point in time as the services are typically provided for a duration of less than one month. The Company typically receives purchase orders or emails from its customers which will establish the terms and conditions of service, including the transaction price, works or services to be performed, terms of performance, and terms of payment. The terms and conditions serve as the basis of the performance obligations that the Company must fulfill in order to recognize revenue. The key performance obligation is the completion of the contracted services to the customer according to the terms and conditions. The maintenance work and services and others consist of a single performance obligation that the Company satisfies at a point in time. The Company recognizes the revenue when the following events have occurred: (a) the Company has performed the contracted services; (b) the Company has a present right to payment; (c) the customer has legal rights to the services upon completion of works done, and (d) the customer bears significant risks and rewards of ownership of the services. The completion of this revenue process is evidenced by the customer acceptance on our document for the maintenance projects and services and others.

●	Cost of revenue

Cost of revenue consist of direct payroll costs, sub-contract costs, material costs and other indirect costs. Direct payroll costs represent the portion of salaries and wages incurred in connection with the production of deliverables under client assignments and contracts. Direct payroll costs include allocated fringe costs (i.e. health benefits, employer payroll taxes, and retirement plan contributions), paid leave and incentive compensation. Sub-contract comprises job outside to third parties. Material costs are raw materials used for the contracts. Other indirect costs will be professional and miscellaneous costs associated to the contracts excluded significant machinery or other long term depreciable assets and our cost of revenue presented are excluded of depreciation and amortization.

Contract costs

Contract costs consist of direct payroll costs, sub-consultant costs, material costs and other indirect costs which might include professional and miscellaneous costs associated to the contracts and allocated overheads. Direct payroll costs represent the portion of salaries and wages incurred in connection with the production of deliverables under client assignments and contracts. Direct payroll costs include allocated fringe costs (i.e. health benefits, employer payroll taxes, and retirement plan contributions), paid leave and incentive compensation. Sub-contract and direct expenses include both sub-con-contract and other outside costs associated with performance under our contracts. Performance under our contracts does not involve significant machinery or other long term depreciable assets. We present direct costs exclusive of depreciation and amortization and as such we do not present gross profit on our combined financial statements.

F-14

●	Sales and Marketing

Sales and marketing expenses include related expenses associated with sales and marketing personnel, and the costs of advertising, promotions, seminars, and other programs. Advertising costs are expensed as incurred. Advertising expense was immaterial for the six months ended August 31, 2024 and 2023.

●	Government Grant

A government grant or subsidy is not recognized until there is reasonable assurance that: (a) the enterprise will comply with the conditions attached to the grant; and (b) the grant will be received. When the Company receives government grant or subsidies but the conditions attached to the grants have not been fulfilled, such government subsidies are deferred and recorded under other payables and accrued expenses, and other long-term liability. The classification of short-term or long-term liabilities is depended on the management’s expectation of when the conditions attached to the grant can be fulfilled. For the six months ended August 31, 2024 and 2023, the Company received government subsidies approximately $0.04 million and approximately $0.02 million, respectively, which are recognized as government grant in the consolidated statements of operations.

●	Comprehensive Income (Loss)

ASC Topic 220, Comprehensive Income, establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income as defined includes all changes in equity during a period from non-owner sources. Accumulated other comprehensive income, as presented in the accompanying statement of shareholder’s equity, consists of changes in unrealized gains and losses on foreign currency translation. This comprehensive income is not included in the computation of income tax expense or benefit.

●	Income Taxes

Income taxes are determined in accordance with the provisions of ASC Topic 740, Income Taxes (“ASC 740”). Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted income tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Any effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

ASC 740 prescribes a comprehensive model for how companies should recognize, measure, present, and disclose in their financial statements uncertain tax positions taken or expected to be taken on a tax return. Under ASC 740, tax positions must initially be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. Such tax positions must initially and subsequently be measured as the largest amount of tax benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the tax authority assuming full knowledge of the position and relevant facts.

F-15

For the six months ended August 31, 2024 and 2023, the Company did not have any interest and penalties associated with tax positions. As of August 31, 2024 and February 29, 2024, the Company did not have any significant unrecognized uncertain tax positions.

The Company is subject to tax in local and foreign jurisdiction. As a result of its business activities, the Company files tax returns that are subject to examination by the relevant tax authorities.

●	Leases

Effective from January 1, 2020, the Company adopted the guidance of ASC 842, Leases, which requires an entity to recognize a right-of-use asset and a lease liability for virtually all leases. On February 25, 2016, the FASB issued Accounting Standards Update No. 2016-02, Leases (Topic 842), to increase transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing transactions. ASC 842 requires that lessees recognize right of use assets and lease liabilities calculated based on the present value of lease payments for all lease agreements with terms that are greater than twelve months. It requires for leases longer than one year, a lessee to recognize in the statement of financial condition a right-of-use asset, representing the right to use the underlying asset for the lease term, and a lease liability, representing the liability to make lease payments. ASC 842 distinguishes leases as either a finance lease or an operating lease that affects how the leases are measured and presented in the statement of operations and statement of cash flows. ASC 842 supersedes nearly all existing lease accounting guidance under U.S. GAAP issued by the FASB including ASC Topic 840, Leases.

The accounting update also requires that for finance leases, a lessee recognize interest expense on the lease liability, separately from the amortization of the right-of-use asset in the statements of earnings, while for operating leases, such amounts should be recognized as a combined expense. In addition, this accounting update requires expanded disclosures about the nature and terms of lease agreements.

●	Retirement Plan Costs

Contributions to retirement plans (which are defined contribution plans) are charged to general and administrative expenses in the accompanying statements of operation as the related employee service are provided. The Company is required to make contribution to their employees under a government-mandated multi-employer defined contribution pension scheme for its eligible full-times employees in Singapore. The Company is required to contribute a specified percentage of the participants’ relevant income based on their ages and wages level. During the six months ended August 31, 2024 and 2023, approximately $0.08 million and approximately $0.04 million, contributions were made accordingly.

●	Segment Reporting

ASC 280, Segment Reporting, establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organizational structure as well as information about geographical areas, business segments and major customers in financial statements for details on the Company’s business segments. For the six months ended August 31, 2024 and 2023, the Company has one reporting business segment.

F-16

●	Related Parties

The Company follows the ASC 850-10, Related Party for the identification of related parties and disclosure of related party transactions.

Pursuant to section 850-10-20 the related parties include: (a) affiliates of the Company; (b) entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of section 825-10-15, to be accounted for by the equity method by the investing entity; (c) trusts for the benefit of employees, such as pension and Income-sharing trusts that are managed by or under the trusteeship of management; (d) principal owners of the Company; (e) management of the Company; (f) other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and (g) other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated or combined financial statements is not required in those statements. The disclosures shall include: (a) the nature of the relationship(s) involved; (b) a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; (c) the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and d) amount due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

●	Commitments And Contingencies

The Company follows the ASC 450-20, Commitments to report accounting for contingencies. Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or un-asserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or un-asserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

F-17

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates that a potentially material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed. Management does not believe, based upon information available at this time that these matters will have a material adverse effect on the Company’s financial position, results of operations or cash flows. However, there is no assurance that such matters will not materially and adversely affect the Company’s business, financial position, and results of operations or cash flows.

●	Concentration of Credit Risk

Financial instruments that potentially subject the Company to credit risk consist of cash equivalents, restricted cash and accounts receivable. Cash equivalents are maintained with high credit quality institutions, the composition and maturities of which are regularly monitored by management. The Singapore Deposit Protection Board pays compensation up to a limit of S$100,000 (approximately US$74,444) if the bank with which an individual/a company hold its eligible deposit fails. As of August 31, 2024, bank and cash balance approximately $0.5 million and restricted cash approximately $1.2 million were maintained at financial institutions in Singapore, of which approximately $1.6 million was subject to credit risk. While management believes that these financial institutions are of high credit quality, it also continually monitors their credit worthiness.

For accounts receivable, the Company determines, on a continuing basis, the allowance for doubtful accounts are based on the estimated realizable value. The Company identifies credit risk on a customer by customer basis. The information is monitored regularly by management. Concentration of credit risk arises when a group of customers having similar characteristics such that their ability to meet their obligations is expected to be affected similarly by changes in economic conditions.

●	Exchange rate Risk

The reporting currency of the Company is US$, to date the majority of the revenues and costs are denominated in S$ and a significant portion of the assets and liabilities are denominated in S$. As a result, the Company is exposed to foreign exchange risk as its revenues and results of operations be affected by fluctuations in the exchange rate between US$ and S$. If S$ depreciates against US$, the value of S$ revenues and assets as expressed in US$ financial statements will decline. The Company does not hold any derivative or other financial instruments that expose to substantial market risk.

●	Liquidity Risk

Liquidity risk is the risk that the Company will not be able to meet its financial obligations as they become due. The Company’s policy is to ensure that it has sufficient cash to meet its liabilities when they become due, under both normal and stressed conditions, without incurring unacceptable losses or risking damage to the Company’s reputation. A key risk in managing liquidity is the degree of uncertainty in the cash flow projections. If future cash flows are fairly uncertain, the liquidity risk increases.

F-18

●	Fair Value Measurement

The Company follows the guidance of the ASC Topic 820-10, Fair Value Measurements and Disclosures (“ASC 820-10”), with respect to financial assets and liabilities that are measured at fair value. ASC 820-10 establishes a three-tier fair value hierarchy that prioritizes the inputs used in measuring fair value as follows:

●	Level 1 : Inputs are based upon unadjusted quoted prices for identical instruments traded in active markets;
●	Level 2 : Inputs are based upon quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, and model-based valuation techniques (e.g. Black-Scholes Option-Pricing model) for which all significant inputs are observable in the market or can be corroborated by observable market data for substantially the full term of the assets or liabilities. Where applicable, these models project future cash flows and discount the future amounts to a present value using market-based observable inputs; and
●	Level 3 : Inputs are generally unobservable and typically reflect management’s estimates of assumptions that market participants would use in pricing the asset or liability. The fair values are therefore determined using model-based techniques, including option pricing models and discounted cash flow models.

The carrying value of the Company’s financial instruments: cash and cash equivalents, restricted cash, accounts receivable, loans receivable, amount due to a related party, accounts payable, escrow liabilities, income tax payable, amount due to a related party, other payables and accrued liabilities approximate at their fair values because of the short-term nature of these financial instruments.

Management believes, based on the current market prices or interest rates for similar debt instruments, the fair value of note payable approximate the carrying amount. The Company accounts for loans receivable at cost, subject to impairment testing. The Company obtains a third-party valuation based upon loan level data including note rate, type and term of the underlying loans.

The Company’s non-marketable equity securities are investments in privately held companies, which are without readily determinable market values and are classified as Level 3, due to the absence of quoted market prices, the inherent lack of liquidity and the fact that inputs used to measure fair value are unobservable and require management’s judgment.

Fair value estimates are made at a specific point in time based on relevant market information about the financial instrument. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

●	Recent Issued Accounting Pronouncements

The Company is an “emerging growth company” (the “EGC”) as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). Under the JOBS Act, the EGC can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act until such time as those standards apply to private companies.

On October 28, 2021, the FASB issued ASU 2021-08, which amends ASC 805 to require acquiring entities to apply Topic 606 to recognize and measure contract assets and contract liabilities in a business combination. Under current GAAP, an acquirer generally recognizes such items at fair value on the acquisition date. According to the FASB, this Update is intended to improve the accounting for acquired revenue contracts with customers in a business combination by addressing diversity in practice and inconsistency related to the following: (1) recognition of an acquired contract liability, and (2) payment terms and their effect on subsequent revenue recognized by the acquirer. The ASU’s amendments are effective in fiscal years beginning after December 15, 2022, including interim periods within those fiscal years for public business entities, and are effective in fiscal years beginning after December 15, 2023, including interim periods within those fiscal years for all other entities. The Company does not expect that the adoption of this guidance will have a material impact on the financial position, results of operations and cash flows.

In June 2022, the FASB issued ASU 2022-03, “Fair Value Measurement (Topic 820): Fair Value Measurement of Equity Securities Subject to Contractual Sale Restrictions”, which clarifies that a contractual restriction on the sale of an equity security is not considered part of the unit of account of the equity security and, therefore, is not considered in measuring fair value. The amendments also clarify that an entity cannot, as a separate unit of account, recognize and measure a contractual sale restriction. This guidance also requires certain disclosures for equity securities subject to contractual sale restrictions. The new guidance is required to be applied prospectively with any adjustments from the adoption of the amendments recognized in earnings and disclosed on the date of adoption. This guidance is effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years. Early adoption is permitted. The Company does not expect that the adoption of this guidance will have a material impact on the financial position, results of operations and cash flows.

F-19

In December 2023, the FASB issued ASU 2023-09, Improvements to Income Tax Disclosures (Topic 740). The ASU requires specific disaggregated information about a reporting entity’s effective tax rate reconciliation as well as additional information on income taxes paid. The ASU is effective on a prospective basis for annual periods beginning after December 15, 2024. Early adoption is also permitted for annual financial statements that have not yet been issued or made available for issuance. This ASU will result in the required additional disclosures being included in the consolidated financial statements, once adopted. The Company is in the process of evaluating the impact of the new guidance and does not expect it to have a significant impact on its consolidated financial statements.

Other accounting standards that have been issued by the FASB that do not require adoption until a future date are not expected to have a material impact on the consolidated financial statements upon adoption. The Company does not discuss recent standards that are not anticipated to have an impact on or are unrelated to its consolidated financial condition, results of operations, cash flows or disclosures.

Except as mentioned above, we do not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on our consolidated balance sheets, statements of income and comprehensive income and statements of cash flows.

NOTE – 3 DISAGGREGATION OF REVENUE

The following tables present the Company’s revenue disaggregated by business segment, based on management’s assessment of available data:

	Six Months Ended August 31
	2024	2023
	$’000	$’000

Revenue from contracts	8,200	7,848
Revenue from services and others	(6)	391

	8,194	8,239

- Over time	8,200	7,848
- At a point in time	(6)	391

	8,194	8,239

F-20

The Company recognizes revenue from contracts based on the Company’s effort or inputs to the satisfaction of a performance obligation over time as work progresses because of the continuous transfer of control to the customer and the Company’s right to bill the customer as costs are incurred. Revenue from rendering of service and others is recognized when the entity satisfied the performance obligation at a point in time generally as the services are provided.

In accordance with ASC 280, Segment Reporting, we have one reportable geographic segment. Sales are based on the countries in which the customer is located. Summarized financial information concerning our geographic segments is shown in the following tables:

	Six Months Ended August 31,
	2024	2023
	$’000	$’000

Singapore	8,194	8,239

	8,194	8,239

NOTE－4 ACCOUNTS RECEIVABLE, NET

Accounts receivable, net consisted of the following:

	As of August 31, 2024	As of February 29, 2024
	$’000	$’000

Accounts receivable
– third parties	1,634	1,682
– related parties	5	25

	1,639	1,707

For the six months ended August 31, 2024 and 2023, the Company made no allowance for doubtful accounts and charged to the consolidated statements of operations. The Company has not experienced any significant bad debt write-offs of accounts receivable in the past.

The Company generally conducts its business with creditworthy third parties. The Company determines, on a continuing basis, the probable losses and an allowance for doubtful accounts, based on several factors including internal risk ratings, customer credit quality, payment history, historical bad debt/write-off experience and forecasted economic and market conditions. Accounts receivable are written off after exhaustive collection efforts occur and the receivable is deemed uncollectible. In addition, receivable balances are monitored on an ongoing basis and its exposure to bad debts is not significant.

As of August 31, 2024 and February 29, 2024, no outstanding accounts are 90 days past due.

F-21

NOTE－5 CONTRACT ASSETS AND CONTRACT LIABILITIES

Contract assets, consisted of the following:

	As of August 31, 2024	As of February 29, 2024
	$’000	$’000

Revenue recognized to date	12,618	21,199
Less: Progress billings to date	(7,690)	(17,400)

Contract assets	4,928	3,799

Contract assets, current	4,928	3,799

Contract liabilities, consisted of the following:

	As of August 31, 2024	As of February 29, 2024
	$’000	$’000

Billings in advance of performance obligation under contracts	-	-

Contract liabilities related to contracts are balances due to customers under contracts. These arise if a particular milestone payment exceeds the revenue recognized to date under the cost-to-cost method.

F-22

The movement in contract liabilities is as follows:

	As of August 31, 2024	As of February 29, 2024
	$’000	$’000

Balance at beginning of the year	-	-
Decrease in contract liabilities as a result of recognizing revenue during the year was included in the contract liabilities at the beginning of the year	-	-
Increase in contract liabilities as a result of billings in advance of performance obligation under contracts	-	-

Balance at end of the year	-	-

The Company does not have contract liabilities during the financial years due to there is no billings in advance of performance obligation under contracts to the customers.

NOTE－6 PROPERTY AND EQUIPMENT, NET

Property and equipment consisted of the following:

	As of August 31, 2024	As of February 29, 2024
	$’000	$’000
At cost:
Computer	79	64
Motor vehicles	743	703
Tools, plant and equipment	672	618
Office equipment	17	13
Furniture and fixtures	151	44
Leasehold property	360	343
Renovation	46
Right-of-use assets	503	478

	2,571	2,263
Less: accumulated depreciation	(1,220)	(1,072)

Property and equipment, net	1,351	1,191

Right-use-of assets related to operating lease assets.

Depreciation expense for the six months ended August 31, 2024 and 2023 were approximately $0.1 million and approximately $0.1 million, respectively.

F-23

NOTE－7 AMOUNTS DUE TO RELATED PARTIES

Amounts due to related parties consisted of the following:

	As of August 31, 2024	As of February 29, 2024
	$’000	$’000

Dividend payables due to the shareholders(1)	2,323	2,385
Amounts due to the shareholders(2)	134	134
Loan from the shareholder(3)	1,000	1,000
	3,457	3,519

Note:

(1)

As of August 31, 2024, the amounts due to related parties (dividend payables due to shareholders) of approximately $2.3 million (approximately S$2.9 million) are unsecured, interest-free and repayable on demand and related to the approved total amount of the declaration of interim dividend of approximately $1.1 million (approximately S$1.5 million) to Mr. Ho and Mr. Teo on February 29, 2024 and the remaining balance of the unpaid dividend of approximately $1.2 million (approximately S$1.4 million) to Mr. Ho and Mr. Teo from the dividend declared on February 28, 2023 by Vistek SG.

As of February 29, 2024, the amounts due to related parties (dividend payables due to shareholders) of approximately $2.4 million (approximately S$3.2 million) are unsecured, interest-free and repayable on demand and related to the approved total amount of the declaration of interim dividend of approximately $1.1 million (approximately S$1.5 million) to Mr. Ho and Mr. Teo on February 29, 2024 and the remaining balance of the unpaid dividend of approximately $1.3 million (approximately S$1.7 million) to Mr. Ho and Mr. Teo from the dividend declared on February 28, 2023 by Vistek SG.

(2)	The amounts due to the shareholders, Mr. Ho and Mr. Teo, of approximately $0.1 million and are unsecured, interest-free and repayable on demand.

(3)	On November 1, 2023, Vistek SG entered into an interest-free shareholder loan agreement with Mr. Ho in order to fund the expenses and costs of this offering. The shareholder loan from the controlling shareholder was $1.0 million, and we intend to repay the shareholder loan in full using proceeds from this offering, in accordance with the terms of the loan agreement.

NOTE－8 BANK BORROWINGS

Bank borrowings consisted of the following:

	Term of repayments	Annual interest rate	As of August 31, 2024	As of February 29, 2024
			$’000	$’000

Invoice factoring	Within 12 months	-	521	-
Term loans	5 years	2.0% - 2.5%	860	1,183

			1,381	1,183

Representing :-
Within 12 months			868	695
Over 1 year			513	488

			1,381	1,183

As of August 31, 2024 and February 29, 2024, bank borrowings were obtained from financial institution in Singapore, which bear annual interest at a fixed rate from 2.0% to 2.5% and becomes repayable in 5 years.

Interest related to the bank borrowings was at approximately $0.05 million and approximately $0.03 million for the six months ended August 31, 2024 and 2023, respectively.

F-24

NOTE－9 RIGHT-OF-USE ASSETS

The Company adopted ASU No. 2016-02, Leases, on January 1, 2019, the beginning of the fiscal 2019, using the modified retrospective approach. The Company determines whether an arrangement is a lease at inception. This determination generally depends on whether the arrangement conveys the right to control the use of an identified fixed asset explicitly or implicitly for a period of time in exchange for consideration. Control of an underlying asset is conveyed if we obtain the rights to direct the use of and to obtain substantially all of the economic benefit from the use of the underlying asset. Some of our leases include both lease and non-lease components which are accounted for as a single lease component as the Company has elected the practical expedient. Some of the operating lease agreements include variable lease costs, primarily taxes, insurance, common area maintenance or increases in rental costs related to inflation. Substantially all of our equipment leases and some of our real estate leases have terms of less than one year and, as such, are accounted for as short-term leases as we have elected the practical expedient.

Operating leases are included in the right-of-use lease assets, other current liabilities and long-term lease liabilities on the Consolidated Balance Sheet. Right-of-use assets and lease liabilities are recognized at each lease’s commencement date based on the present values of its lease payments over its respective lease term. When a borrowing rate is not explicitly available for a lease, the incremental borrowing rate is used based on information available at the lease’s commencement date to determine the present value of its lease payments. Operating lease payments are recognized on a straight-line basis over the lease term.

The Company excludes short-term leases (those with lease terms of less than one year at inception) from the measurement of lease liabilities or right-of-use assets. The following tables summarize the lease expense for the years.

	Six Months Ended August 31,
	2024	2023
	$’000	$’000

Operating lease expense (per ASC 842)	104	59

Total lease expense	104	59

Components of Lease Expense

We recognize lease expense on a straight-line basis over the term of the operating leases, as reported within “general and administrative, and cost of revenue” expense on the accompanying consolidated statement of operations.

Future Contractual Lease Payments as of August 31, 2024

The Company adopts 3.23% as weighted average incremental borrowing rate to determine the present value of the lease payments. The weighted average remaining life of the lease was 2-3 years.

The below table summarizes our (i) minimum lease payments over the next five years, (ii) lease arrangement implied interest, and (iii) present value of future lease payments for the next three years ending August 31:

Financial Years ending August 31,	Operating lease amount
$’000

2025	299
2026	300
Less: interest	(28)

Present value of lease liabilities	571

Representing:-
Current liabilities	290
Non-current liabilities	281

571

F-25

NOTE－10 SHAREHOLDERS’ EQUITY

Ordinary Shares

The Company was established under the laws of Cayman Islands on November 8, 2023 with authorized share of 500,000,000 ordinary shares of par value $0.001 each. On December 9, 2024, the Company effected a forward share split of its shares at a ratio of 1 to 2,500. As a result of the forward split, the Company now have 20,250,000 ordinary shares issued and outstanding as of the date hereof. The Company believed it is appropriate to reflect the above transactions on a retroactive basis similar to share split or dividend pursuant to ASC 260. All references made to share or per share amounts in the accompanying consolidated financial statements and applicable disclosures have been retroactively adjusted to reflect the 2,500 for 1 share split. The shares retain a par value of US$0.0000004 per share.

After the completion of a forward split on December 9, 2024 on the basis of 2,500 ordinary shares for every one share, our authorized share capital was changed to $500,000 divided into 1,250,000,0000,000 ordinary shares with a par value of $0.0000004 each (the “Forward Split”).

The Company is authorized to issue one class of ordinary share.

The holders of the Company’s ordinary share are entitled to the following rights:

Voting Rights: Each share of the Company’s ordinary share entitles its holder to one vote per share on all matters to be voted or consented upon by the shareholders. Holders of the Company’s ordinary shares are not entitled to cumulative voting rights with respect to the election of directors.

Dividend Right: Subject to limitations under Cayman law and preferences that may apply to any shares of preferred shares that the Company may decide to issue in the future, holders of the Company’s ordinary share are entitled to receive ratably such dividends or other distributions, if any, as may be declared by our Board of the Company out of funds legally available therefor.

Liquidation Right: In the event of the liquidation, dissolution or winding up of our business, the holders of the Company’s ordinary share are entitled to share ratably in the assets available for distribution after the payment of all of the debts and other liabilities of the Company, subject to the prior rights of the holders of the Company’s preferred shares.

Other Matters: The holders of the Company’s ordinary share have no subscription, redemption or conversion privileges. The Company’s ordinary share does not entitle its holders to pre-emptive rights. All of the outstanding shares of the Company’s ordinary share are fully paid and non-assessable. The rights, preferences and privileges of the holders of the Company’s ordinary share are subject to the rights of the holders of shares of any series of preferred shares which the Company may issue in the future.

Dividend declaration

On February 29, 2024, Vistek SG approved the total amount of the declaration of interim dividend of approximately $1.1 million (approximately S$1.5 million) to Mr. Ho and Mr. Teo.

F-26

NOTE－11 INCOME TAXES

The provision for income taxes consisted of the following:

	Six Months Ended August 31,
	2024	2023
	$’000	$’000

Current tax	163	75

Income tax expense	163	75

The effective tax rate in the years presented is the result of the mix of income earned in various tax jurisdictions that apply a broad range of income tax rate. The Company’s subsidiaries mainly operate in Singapore that are subject to taxes in the jurisdictions in which they operate, as follows:

BVI

Vistek Group is considered to be an exempted British Virgin Islands Company and are presently not subject to income taxes or income tax filing requirements in the British Virgin Islands or the United States.

Singapore

Vistek SG operating in Singapore and are subject to the Singapore tax law at the corporate tax rate at 17.0% on the assessable income arising in Singapore during its tax year.

The reconciliation of income tax rate to the effective income tax rate based on income before income taxes for the six months ended August 31, 2024 and 2023 are as follows:

	Six Months Ended August 31,
	2024	2023
	$’000	$’000

Income before income taxes	1,048	558
Statutory income tax rate	17%	17%
Income tax expense at statutory rate	178	95
Tax effect of non-deductible items	25	(7)
Tax effect of capital allowance	(28)	(13)
Tax holiday	(12)	-

Income tax expense	163	75

F-27

Uncertain tax positions

The Company evaluates the uncertain tax position (including the potential application of interest and penalties) based on the technical merits, and measure the unrecognized benefits associated with the tax positions. As of August 31, 2024 and February 29, 2024, the Company did not have any significant unrecognized uncertain tax positions. The Company did not incur any interest and penalties related to potential underpaid income tax expenses for the six months ended August 31, 2024 and 2023 and also did not anticipate any significant increases or decreases in unrecognized tax benefits in the next 12 months from August 31, 2024.

NOTE－12 RELATED PARTY TRANSACTIONS

In the ordinary course of business, during the six months ended August 31, 2024 and 2023, the Company had involved with any transactions, either at cost or current market prices, and on the normal commercial terms among related parties.

Nature of transactions	Six Months Ended August 31,
	2024	2023
	$’000	$’000

Sale
- Geenet Pte Ltd(1)	23	14
- Eastern Green Power Pte Ltd(2)	19	3
- EGP Smart Energy Pte Ltd(5)	*	-

Expenses
- Vistek Sdn Bhd(3)	-	46

Note:

Geenet Pte Ltd(1)	Mr. Ho is the director and shareholder holding 20.0% stake in the company.
Eastern Green Power Pte Ltd(2)	Mr. Ho is the director and shareholder holding 10.2% stake in the company.
Vistek Sdn Bhd(3)	Mr. Ho and Mr. Teo, with each holding 65.5% and 15.0% respectively. Mr. Ho and Mr. Teo had disposed the company to third independent parties and ceased as the directors on November 29, 2023.
EGP Smart Energy Pte Ltd(4)	Mr. Ho is the director and shareholder holding 10.2% stake in the company.

NOTE－13 CONCENTRATIONS OF RISK

The Company is exposed to the following concentrations of risk:

(a)	Major customers

For the six months ended August 31, 2024, there was one single customer who accounted for approximately 55.4% of the Company’s revenues.

For the six months ended August 31, 2023, there was one single customer who accounted for approximately 54.0% of the Company’s revenues.

F-28

(a)	Major vendors

For the six months ended August 31, 2024 and 2023, the vendor who accounted for approximately 19.6% and 24.5% or more of the Company’s purchases and its outstanding payable balances as at year end date, respectively, is presented as follows:

	2024		2023
	Percentage of purchases	Accounts payable	Percentage of purchases	Accounts payable
	%	$’000%		$’000

Vendor A	-	-	24.5	280
Vendor B	19.6	220	-	-

(b)	Credit risk

Financial instruments that potentially subject the Company to credit risk consist of cash equivalents, restricted cash, accounts and loans receivable. Cash equivalents are maintained with high credit quality institutions, the composition and maturities of which are regularly monitored by management. The Singapore Deposit Protection Board pays compensation up to a limit of S$100,000 (approximately US$74,444) if the bank with which an individual/a company hold its eligible deposit fails. As of August 31, 2024, bank and cash balance approximately $0.5 million and restricted cash approximately $1.2 million were maintained at financial institutions in Singapore, of which approximately $1.6 million was subject to credit risk. While management believes that these financial institutions are of high credit quality, it also continually monitors their credit worthiness.

For accounts receivable, the Company determines, on a continuing basis, the probable losses and sets up an allowance for doubtful accounts based on the estimated realizable value.

The Company has adopted a policy of only dealing with creditworthy counterparties. The Company performs ongoing credit evaluation of its counterparties’ financial condition and generally do not require a collateral. The Company also considers the probability of default upon initial recognition of asset and whether there has been a significant increase in credit risk on an ongoing basis throughout each reporting period.

The Company has determined the default event on a financial asset to be when internal and/or external information indicates that the financial asset is unlikely to be received, which could include default of contractual payments due for more than 90 days, default of interest due for more than 365 days or there is significant difficulty of the counterparty.

F-29

To minimize credit risk, the Company has developed and maintained its credit risk grading to categorize exposures according to their degree of risk of default. The credit rating information is supplied by publicly available financial information and the Company’s own trading records to rate its major customers and other debtors. The Company considers available reasonable and supportive forward-looking information which includes the following indicators:

●	Actual or expected significant adverse changes in business, financial or economic conditions that are expected to cause a significant change to the debtor’s ability to meet its obligations
●	Internal credit rating
●	External credit rating and when necessary

Regardless of the analysis above, a significant increase in credit risk is presumed if a debtor is more than 30 days past due in making contractual payment.

As of August 31, 2024, there was an amount approximately $1.3 million outstanding from a single customer as the top sales during the six months ended August 31, 2024, whose account receivable balances of total consolidated amounts.

As of February 29, 2024, there was an amount approximately $0.2 million outstanding from a single customer as the top sales during the financial year ended February 29, 2024, whose account receivable balances of total consolidated amounts.

(c)	Interest rate risk

As the Company has no significant interest-bearing assets, the Company’s income and operating cash flows are substantially independent of changes in market interest rates.

The Company’s interest-rate risk arises from bank borrowings. The Company manages interest rate risk by varying the issuance and maturity dates variable rate debt, limiting the amount of variable rate debt, and continually monitoring the effects of market changes in interest rates. As of August 31, 2024 and February 29, 2024, the borrowings were at fixed interest rates.

(d)	Economic and political risk

The Company’s major operations are conducted in Singapore. Accordingly, the political, economic, and legal environments in Singapore, as well as the general state of Singapore’s economy may influence the Company’s business, financial condition, and results of operations.

(e)	Exchange rate risk

The Company cannot guarantee that the current exchange rate will remain steady and therefore there is a possibility that the Company could post the same amount of profit for two comparable periods and because of the fluctuating exchange rate actually post higher or lower profit depending on exchange rate of S$ converted to US$ on that date. The exchange rate could fluctuate depending on changes in political and economic environments without notice.

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(f)	Liquidity risk

Liquidity risk is the risk that the Company will not be able to meet its financial obligations as they become due. The Company’s policy is to ensure that it has sufficient cash to meet its liabilities when they become due, under both normal and stressed conditions, without incurring unacceptable losses or risking damage to the Company’s reputation. A key risk in managing liquidity is the degree of uncertainty in the cash flow projections. If future cash flows are fairly uncertain, the liquidity risk increases.

Potential impact to the Company’s results of operations for 2025 will also depend on economic impact due to the pandemic and if any future resurgence of the virus globally, which are beyond the Company’s control. There is no guarantee that the Company’s revenues will grow or remain at a similar level year over year in 2025.

NOTE－14 COMMITMENTS AND CONTINGENCIES

Litigation — From time to time, the Company is involved in various legal proceedings and claims in the ordinary course of business. The Company currently is not aware of any legal proceedings or claims that it believes will have, individually or in the aggregate, a material adverse effect on its business, financial condition, operating results, or cash flows.

As of August 31, 2024 and February 29, 2024, the Company had pledged deposits of approximately $1.3 million (approximately S$1.8 million) to secure performance bonds with an aggregate value of approximately $1.3 million (approximately S$1.8 million) and the performance bonds backed by cash or other collateral and/or guarantees in favor of our customers for an amount equal to 5.0% of the estimated contract sum specified in the contracts.

NOTE－15 SUBSEQUENT EVENTS

In accordance with ASC Topic 855, Subsequent Events, which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before condensed consolidated financial statements are issued, the Company has evaluated all events or transactions that occurred after August 31, 2024, up through the date the Company issued the audited consolidated financial statements. During the period, the Company did not have any material subsequent events other than disclosed above.

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INDEX TO VISTEK LIMITED AND SUBSIDIARIES AUDITED CONSOLIDATED FINANCIAL STATEMENTS

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REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To The Shareholders and Board of Directors of

VISTEK LIMITED AND SUBSIDIARIES

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Vistek Limited and Subsidiaries (collectively referred to as the “Company”) as of February 29, 2024 and February 28, 2023, the related consolidated statements of operations and comprehensive income, changes in shareholders’ equity and cash flows for each of the years in the two-year period ended February 29, 2024, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial positions of the Company as of February 29, 2024 and February 28, 2023, and the results of its operations, and its cash flows for each of the years in the two-year period ended February 29, 2024, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the SEC and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Onestop Assurance PAC

PCAOB ID 6732

We have served as the Company’s auditor since 2023.

Singapore

September 5, 2024, with the exception of Notes 1 and 11 and the effects of the resulting retrospective adjustments, as to which the dates are October 16, 2024 and March 4, 2025, respectively

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VISTEK LIMITED AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Currency expressed in United States Dollars (“US$”))

	As of February 29, 2024	As of February 28, 2023
	$’000	$’000
ASSETS
Current assets:
Cash and cash equivalents	1,015	511
Restricted cash	1,128	-
Accounts receivable, net	1,707	924
Amounts due from related party	-	37
Contract assets	3,799	4,972
Deposits, prepayments and other receivables	973	786

Total current assets	8,622	7,230

Non-current assets:
Restricted cash	-	1,122
Property and equipment, net	1,191	888

Total non-current assets	1,191	2,010

TOTAL ASSETS	9,813	9,240

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	3,233	3,180
Amounts due to related parties	3,519	2,395
Bank borrowings	695	1,247
Lease liabilities	320	86
Income tax payable	479	352

Total current liabilities	8,246	7,260

Long-term liabilities:
Bank borrowings	488	1,143
Lease liabilities	267	20
Deferred tax liabilities	64	63

Total long-term liabilities	819	1,226

TOTAL LIABILITIES	9,065	8,486

Commitments and contingencies

Shareholders’ equity
Ordinary share, par value $0.0000004, 1,250,000,000,000 shares authorized, 20,250,000 Ordinary Shares issued and outstanding	*	*
Additional paid-in capital	757	757
Accumulated other comprehensive income	(14)	(15)
Retained earnings	5	12

Total shareholders’ equity	748	754

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	9,813	9,240

*	Denotes amount less than $1,000.
**	Retrospectively restated for effect of 1:2,500 forward stock split and share surrender on December 9, 2024 (see Notes 1 and 11).

See accompanying notes to consolidated financial statements.

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VISTEK LIMITED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

(Currency expressed in United States Dollars (“US$”))

	Financial Years Ended
	February 29, 2024	February 28, 2023
	$’000	$’000

Revenue, net	16,752	11,845

Cost of revenue (excluded depreciation and amortization expenses)	(11,986)	(8,330)
Selling and distribution expenses	(23)	(16)
General and administrative expenses	(3,334)	(2,539)

	(15,343)	(10,885)

Profit from operations	1,409	960

Other income (expense):
Interest income	4	4
Interest expense	(88)	(122)
Government grant	58	135
Gain on foreign exchange	1	1
Loss on disposal on property and equipment	(42)	-
Other income	40	114

Total other (expenses) income, net	(27)	132

Income before income taxes	1,382	1,092

Income tax expense	(253)	(218)

NET INCOME	1,129	874

Other comprehensive loss:
Foreign currency translation adjustment	1	11

COMPREHENSIVE INCOME	1,130	885

Net income per share
Basic and Diluted**	0.06	0.04

Weighted average number of Ordinary Shares outstanding
Basic and Diluted (’000)	20,250	20,250

*	Denotes amount less than $1,000.
**	Retrospectively restated for effect of 1:2,500 forward stock split and share surrender on December 9, 2024 (see Notes 1 and 11).

See accompanying notes to consolidated financial statements.

F-35

VISTEK LIMITED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

(Currency expressed in United States Dollars (“US$”), except for number of shares)

	Ordinary Shares**		Additional	Accumulated other comprehensive		Total
	No. of shares	Amount	paid-in capital	(loss) income	Retained earnings	shareholders’ equity
	’000	$’000	$’000	$’000	$’000	$’000

Balance as of March 1, 2022	20,250	*	757	(26)	1,593	2,324
	-
Dividends declared to the shareholders	-	-	-	-	(2,455)	(2,455)
Foreign currency translation adjustment	-	-	-	11	-	11
Net income for the year	-	-	-	-	874	874

Balance as of February 28, 2023	20,250	*	757	(15)	12	754

Dividends declared to the shareholders	-	-	-	-	(1,136)	(1,136)
Foreign currency translation adjustment	-	-	-	1	-	1
Net income for the year	-	-	-	-	1,129	1,129

Balance as of February 29, 2024	20,250	*	757	(14)	5	748

*	Denotes amount less than $1,000.
**	Retrospectively restated for effect of 1:2,500 forward stock split and share surrender on December 9, 2024 (see Notes 1 and 11).

See accompanying notes to consolidated financial statements.

F-36

VISTEK LIMITED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Currency expressed in United States Dollars (“US$”))

	Financial Years Ended
	February 29, 2024	February 28, 2023
	$’000	$’000

Cash flows from operating activities:
Net income before tax	1,382	1,092
Adjustments to reconcile net income before tax to net cash provided by operating activities
Depreciation of property and equipment	469	261
Loss on disposal of property and equipment	42	-

Change in operating assets and liabilities:
Accounts receivable	(967)	(684)
Accounts payable and accrued liabilities	46	407
Contract assets	1,183	(858)
Amounts due to related parties	172	(33)
Income tax payable	(126)	(92)

Net cash provided by operating activities	2,201	93

Cash flows from investing activities:
Purchase of property and equipment	(149)	(84)
Proceed from disposal of property and equipment	55	-

Net cash used in investing activities	(94)	(84)

Cash flows from financing activities:
Repayment of bank borrowings	(1,211)	(161)
Repayment of lease liabilities	(237)	(93)
Payment of dividend	(149)	(74)

Net cash used in financing activities	(1,597)	(328)

Effect on exchange rate change on cash, cash equivalents and restricted cash	(6)	26

Net change in cash, cash equivalent and restricted cash	504	(293)

BEGINNING OF YEAR	511	804

END OF YEAR	1,015	511

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for income taxes	126	92
Cash paid for interest	88	122

SUPPLEMENTAL NON-CASH ITEMS INFORMATION:
Payment of dividends*	(1,000)	-
Loan from shareholder**	1,000	-
Unpaid dividend***	1,134	2,395

*	The payment of dividend to Mr. Ho is for the purpose of the shareholder loan to the Company to fund the expenses and costs of the initial public offering in a non-cash flow item.
**	The loan from shareholder from Mr. Ho is through the transfer from the dividend payable amount due to him as a non-cash flow item.
***	The Group declared dividends of approximately $1.1 million and $2.5 million for the years ended February 29, 2024, and February 28, 2023, respectively.

See accompanying notes to consolidated financial statements.

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NOTE－1 BUSINESS OVERVIEW AND BASIS OF PRESENTATION

Vistek is incorporated in the Cayman Islands on November 8, 2023 under the Companies Act as an exempted company with limited liability. The authorized share capital is US$500,000 divided into 500,000,000 Ordinary Shares, par value US$0.001 each. On December 9, 2024 on the basis of 2,500 ordinary shares for every one share, our authorized share capital was changed to $500,000 divided into 1,250,000,0000,000 shares with a par value of $0.0000004 each

Vistek, through its subsidiaries (collectively referred to as the “Company”) are mainly engaged in the business of the provision of cabling services specializing in telecommunication and power infrastructure works in Singapore.

Description of subsidiaries incorporated and controlled by the Company

Name	Background	Effective ownership

Vistek Group	● British Virgin Islands company ● Incorporated on November 20, 2023 ● Issued and outstanding 1 ordinary share for US$1 ● Investment holding ● Provision of investment holding	100% owned by Vistek

Vistek SG

● Singaporean company

● Incorporated on January 21, 2003

● Issued and outstanding 1,000,000 ordinary shares for S$1,000,000

● Provision of cabling services specializing in telecommunication and power infrastructure works

100% owned by Vistek Group

Reorganization

The Company is in the process of completing several transactions for the purposes of an internal reorganization, as detailed below.

On November 8, 2023, the Company was incorporated in the Cayman Islands and on November 20, 2023, the initial 2 shares were issued as to 1 share to Mr. Ho and 1 share to Mr. Teo.

On August 8, 2024, Mr. Ho and Mr. Teo each subscribed for 83 and 13 shares, respectively at par. Following such issue, the Company was held as to 84 shares by Mr. Ho and 14 shares by Mr. Teo.

On August 22, 2024, Mr. Ho and Mr. Teo transferred their 84 and 14 shares in the Company respectively to their nominee, Vistek Alliance in consideration of the allotment and issue of 85 and 15 shares to Mr. Ho and Mr. Teo respectively, credited as fully paid.

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On August 26, 2024, Vistek Alliance, Diamond Stream and Vibrant Epoch subscribed for 9,000, 450 and 450 shares in the Company for cash at par resulting in the share capital of the Company held as to approximately 91.0%, 4.5% and 4.5% by Vistek Alliance, Diamond Stream and Vibrant Epoch respectively.

On September 19, 2024, Vistek Alliance transferred 490 shares to Mega Optimal for $0.5 million representing 4.9% of the issued share capital of the Company.

On September 19, 2024, Vistek Alliance transferred 490 shares to Mr. Tong for $0.5 million representing 4.9% of the issued share capital of the Company.

On September 27, 2024, Mr. Ho, Mr. Teo and the Company entered into a share swap agreement, pursuant to which Mr. Ho, and Mr. Teo transferred their respective shares in Vistek SG to Vistek Group, in consideration of the Company allotting and issuing 2 shares to Mr. Ho and Mr. Teo’s nominee, Vistek Alliance, credited as fully paid.

On December 9, 2024, following the Forward Split and Surrender, our total issued shares are held as to 81.2% (16,443,000 shares), 4.5% (911,250 shares), 4.5% (911,250 shares), 4.9% (992,250 shares) and 4.9% (992,250 shares) by Vistek Alliance, Diamond Stream, Vibrant Epoch, Mega Optimal and Mr. Tong respectively.

Prior to the group reorganization, Vistek SG was held as to 85.0% and 15.0% by Mr. Ho and Mr. Teo, respectively. Upon completion of the reorganization, Vistek Group and Vistek SG are our wholly-owned subsidiaries.

During the years presented in these consolidated financial statements, the control of the entities has remained under the control of Mr. Ho and Mr. Teo. Accordingly, the combination has been treated as a corporate restructuring (“Reorganization”) of entities under common control and thus the current capital structure has been retroactively presented in prior periods as if such structure existed at that time and in accordance with ASC 805-50-45-5, the entities under common control are presented on a combined basis for all periods to which such entities were under common control. The consolidation of Vistek and its subsidiaries has been accounted for at historical cost and prepared on the basis as if the aforementioned transactions had become effective as of the beginning of the first period presented in the accompanying consolidated financial statements.

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NOTE－2 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

These accompanying consolidated financial statements reflect the application of certain significant accounting policies as described in this note and elsewhere in the accompanying consolidated financial statements and notes.

●	Basis of presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in U.S. GAAP.

●	Use of Estimates and Assumptions

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the consolidated financial statements and the reported amounts of revenues and expenses during the years presented. Significant accounting estimates in the period include the allowance for doubtful accounts on accounts and other receivables, assumptions used in assessing right of use assets and impairment of long-lived assets, and deferred tax valuation allowance.

The inputs into the management’s judgments and estimates consider the economic implications of COVID-19 on the Company’s critical and significant accounting estimates. Actual results could differ from these estimates.

●	Basis of Consolidation

The consolidated financial statements include the financial statements of the Company and its subsidiaries. All significant inter-company balances and transactions within the Company have been eliminated upon consolidation.

●	Foreign Currency Translation and Transaction

Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates at the balance sheet dates. The resulting exchange differences are recorded in the statement of operations.

The reporting currency of the Company is US$ and the accompanying consolidated financial statements have been expressed in US$. In addition, the Company and subsidiaries are operating in Singapore, maintain their books and record in their local currency is S$, which is a functional currency as being the primary currency of the economic environment in which their operations are conducted. In general, for consolidation purposes, assets and liabilities of its subsidiaries whose functional currency is not US$ are translated into US$, in accordance with ASC Topic 830-30, Translation of Financial Statement, using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the financial year. The gains and losses resulting from translation of financial statements of foreign subsidiaries are recorded as a separate component of accumulated other comprehensive income within the statements of changes in shareholders’ equity.

F-40

Translation of amounts from S$ into US$ has been made at the following exchange rates for the financial years ended February 29, 2024 and February 28, 2023:

	February 29, 2024		February 28, 2023

Year-end S$:US$ exchange rate	S$	1.3457	S$	1.3485

Translation gains and losses that arise from exchange rate fluctuations from transactions denominated in a currency other than the functional currency are translated, as the case February be, at the rate on the date of the transaction and included in the results of operations as incurred.

●	Cash and Cash Equivalents

Cash and cash equivalents consist primarily of cash in readily available checking and saving accounts. Cash equivalents consist of highly liquid investments that are readily convertible to cash and that mature within three months or less from the date of purchase. The carrying amounts approximate fair value due to the short maturities of these instruments. The Company maintains most of its bank accounts in Singapore.

●	Restricted Cash

Restricted cash held related to fixed deposits within or more than twelve months that also serve as security deposits and guarantees under the banking facilities and insurance companies.

●	Accounts Receivable, net

Accounts receivables, net includes amounts billed under the contract terms. Depending on the established process between each individual client and the Company, payment terms are set forth in either the purchase orders, the Letter of Award (the “LOA”), or the contract; the typical payment terms require settlement between 30 to 90 days after the work has been certified. The Company maintains an allowance for doubtful accounts to provide for the estimated number of receivables that will not be collected. The Company considers several factors in its estimate of the allowance, including knowledge of a client’s financial condition, its historical collection experience, the age of the accounts receivable balances, current economic conditions, and other factors relevant to assessing the collectability of such receivables. In applying the foregoing accounting policy for receivables, management regularly assesses gross outstanding receivables and the related allowance for bad debt by first considering certain qualitative factors, such as seeing how much is owed by the client, whether the balance is overdue or delinquent. In the event that the balance is overdue, management will conduct a root cause analysis to determine why it is overdue. Potential causes may dispute regarding the amount due because of agreed upon deliverables or product quality (amounts that are carried in contracts receivable should not be subject to dispute over quality or amount because all such amounts accounted for as contract receivable are only accrued if they are reasonably expected to be collected). Further in the management’s assessment is consideration if the client is still an ongoing client, which means that he is either regularly making payment in entirety or material partial payments against his balance, or the Company is still performing working on a project and that clients has historically made payment(s); management typically considers these type of clients and their related receivables as collectable and in good standing.

F-41

●	Contract assets

Contracts with performance obligations recognized over time that have revenue recognized to date in excess of cumulative billings are reported on consolidated balance sheets as “Contract assets”. Contract retentions, included in contract assets, represent amounts withheld by clients, in accordance with underlying contract terms, until certain conditions are met or the project is completed. Provisions for estimated losses of contract assets on uncompleted contracts are made in the period in which such losses are determined.

Contract assets are recognized when progress towards completion of revenue earning activities on contracts exceeds amounts billed under the contract.

●	Expected credit loss

ASU No. 2016-13, Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments requires entities to use a current lifetime expected credit loss methodology to measure impairments of certain financial assets. Using this methodology will result in earlier recognition of losses than under the current incurred loss approach, which requires waiting to recognize a loss until it is probable of having been incurred. There are other provisions within the standard that affect how impairments of other financial assets may be recorded and presented, and that expand disclosures. The Company adopted the new standard effective January 1, 2019, the first day of the Company’s financial year and applied to contracts receivables, contract assets, retention receivable and other financial instruments.

F-42

●	Property and Equipment, net

Property and equipment are stated at cost less accumulated depreciation and accumulated impairment losses, if any. Depreciation is calculated on the straight-line basis over the following expected useful lives from the date on which they become fully operational and after taking into account their estimated residual values:

Expected useful life

Computer	3 – 5 years
Motor vehicles	5 – 10 years
Tools, plant and equipment	5 years
Office equipment	5 years
Furniture and fixtures	5 years
Leasehold property	Over remaining lease period 23 years

Expenditure for repairs and maintenance is expensed as incurred. When assets have retired or sold, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the results of operations.

●	Contract liabilities

Contract liabilities on uncompleted contracts represent the amounts of cash collected from clients, billings to clients on contracts in advance of work performed and revenue recognized and provisions for losses. The majority of these amounts are expected to be earned within twelve months and are classified as current liabilities.

●	Impairment of Long-Lived Assets

In accordance with the provisions of ASC Topic 360, Impairment or Disposal of Long-Lived Assets, all long-lived assets such as property and equipment owned and held by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is evaluated by a comparison of the carrying amount of an asset to its estimated future undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amounts of the assets exceed the fair value of the assets.

●	Revenue Recognition

The Company adopted the revenue standard ASC 606, Revenue from Contracts with Customers, starting January 1, 2020 using the modified retrospective method for contracts that were not completed as of the date of adoption. The adoption of this ASC 606 did not have a material impact on the Company’s consolidated financial statements. As discussed in Note 1, the Company provides civil engineering services to clients in numerous public utility contracts, including but not limited to electrical and telecommunication cable laying projects, water pipeline works and sewer rehabilitation works. The Company enters into agreements with clients that create enforceable rights and obligations and for which it is probable that the Company will collect the consideration to which it will be entitled as goods and services transfer to the clients. It is customary practice for the Company to have written agreements with its clients and revenue on oral or implied arrangements is generally not recognized.

F-43

The core principle of the revenue standard is that a company should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods or services. The following five steps are applied to achieve that core principle:

1.	Identify the contract(s) with a client;
2.	Identify the performance obligations in the contract;
3.	Determine the transaction price;
4.	Allocate the transaction price to the performance obligations in the contract; and
5.	Recognize revenue when (or as) the entity satisfies a performance obligation.

Revenue from contracts

The Company enters into agreements with customers that create enforceable rights and obligations and for which it is probable that the Company will collect the consideration to which it will be entitled as services transfer to the customer. It is customary practice for the Company to have the agreements with its customers in writing. The Company recognizes revenue based on the consideration specified in the applicable agreement.

Contracts with performance obligations recognized over time that have revenue recognized to date in excess of cumulative billings are reported on the Company’s consolidated balance sheets as “Contract assets”. Contract retentions, included in contract assets, represent amounts withheld by clients, in accordance with underlying contract terms, until certain conditions are met or the project is completed.

Revenue from rendering of service and others is recognized when the entity satisfied the performance obligation at a point in time generally as the services are provided.

The contracts which the Company enters into with the clients are fixed price and provide for milestone billings based upon the attainment of specific project objectives to ensure the Company meets its contractual requirements. Additionally, contracts may include retentions or holdbacks paid at the end of a project to ensure that Company meets the contract requirements. The Company does not assess whether a contract contains a significant financing component if the Company expects, at contract inception, that the period between payment by the customers and the transfer of promised services to the customers will be less than one year.

Since the Company has concluded that the promises to be delivered on the contract would be one single performance obligation, no allocation of the transaction price is required and expected. As a civil engineering service provider, the Company recognizes revenue based on the Company’s effort or inputs to the satisfaction of a performance obligation over time as work progresses because of the continuous transfer of control to the customer and the Company’s right to bill the customer as costs are incurred.

The Company’s contract with the customer has payment terms specified based upon certain conditions completed. The Company will submit progress claim to the customer when the stage of the project is completed, and after the Company received the certificate from customer, the Company will issue a tax invoice to the customer. The final tax invoice is generally issued after the project completion and agreed by customer and the Company. As the Company’s customers are required to pay the Company at different billing stages over the contract period, as such, the Company believes the progress payments limit the Company’s exposure to credit risk and that the Company would be able to collect substantially all of the consideration gradually at different stages. The timing of the satisfaction of the Company’s performance obligations is based upon the cost-to-cost measure of progress method, which is generally different than the timing of unconditional right of payment, and is based upon certain conditions completed as specified in the contract. The timing between the satisfaction of the Company’s performance obligations and the unconditional right of payment would contribute to contract assets and contract liabilities.

F-44

The Company uses the ratio of the total actual work days incurred to total estimated work completion days since costs incurred (an input method) represent a reasonable measure of progress towards the satisfaction of a performance obligation in order to estimate the portion of revenue earned. This method faithfully depicts the transfer of value to the customer when the Company is satisfying a performance obligation that entails a number of interrelated tasks or activities for a combined output that requires the Company to coordinate the work of employees and subcontractors. Contract costs typically include direct labor, subcontract and consultant costs, materials and indirect costs related to contract performance. Changes in estimated costs to complete these obligations result in adjustments to revenue on a cumulative catch-up basis, which causes the effect of revised estimates to be recognized in the current period. Changes in estimates can routinely occur over the contract term for a variety of reasons including, changes in scope, unanticipated costs, delays or favorable or unfavorable progress than original expectations. When the outcome of the contract cannot be reasonably measured, revenue is recognized only to the extent of contract costs incurred that are expected to be recovered.

When the current estimates of the total amount of consideration expected to be received in exchange for transferring promised goods or services to the customer, and contract cost indicate a loss, a provision for the entire loss on the contract is made as soon as the loss become evident. An adjustment is also made to reflect the effects of the customer’s credit risk. The loss on a contract is reported as an additional contract cost (an operating expense), and not as a reduction of revenue or a non-operating expense.

The Company’s contracts may contain variable consideration in the form of unpriced or pending change orders or claims that either increase or decrease the contract price. Variable consideration is generally estimated using the expected value method but may from time to time be estimated using the most likely amount method depending on the circumstance. Estimated amounts are included in the transaction price to the extent it is probable that a significant reversal of cumulative revenue recognized will not occur or when the uncertainty associated with the variable consideration is resolved. Estimates of variable consideration are based upon historical experience and known trends.

The Company generally provides limited warranties for work that it has performed under its contracts; these warranty periods are known as the defect liabilities period (the “DLP”). The DLP typically extends for a duration ranging from 12 months to 18 months from the substantial completion of the project for the client. Historically, warranty claims have not resulted in significant costs. Contracts will include a provision whereby the client will typically withhold approximately 5.0% of the total contract value until the end of the DLP at which point the client will release the retention amounts to the Company.

F-45

Revenue from services and others

Revenue is recognized to depict the transfer of promised services to its customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those services. The Company considers the terms of the contract and all relevant facts and circumstances when applying this guidance. The Company’s revenue recognition policies are in compliance with ASC 606, as follows:

Revenue from maintenance projects and services and others is comprised of revenue from service fee, labor cost charged, rental of machinery and equipment, transportation costs incurred and maintenance projects charged, among other things. Such revenue is recognized when the entity has satisfied the performance obligation at a point in time as the services are typically provided for a duration of less than one month. The Company typically receives purchase orders or emails from its customers which will establish the terms and conditions of service, including the transaction price, works or services to be performed, terms of performance, and terms of payment. The terms and conditions serve as the basis of the performance obligations that the Company must fulfill in order to recognize revenue. The key performance obligation is the completion of the contracted services to the customer according to the terms and conditions. The maintenance work and services and others consist of a single performance obligation that the Company satisfies at a point in time. The Company recognizes the revenue when the following events have occurred: (a) the Company has performed the contracted services; (b) the Company has a present right to payment; (c) the customer has legal rights to the services upon completion of works done, and (d) the customer bears significant risks and rewards of ownership of the services. The completion of this revenue process is evidenced by the customer acceptance on our document for the maintenance projects and services and others.

●	Cost of revenue

Cost of revenue consist of direct payroll costs, sub-contract costs, material costs and other indirect costs. Direct payroll costs represent the portion of salaries and wages incurred in connection with the production of deliverables under client assignments and contracts. Direct payroll costs include allocated fringe costs (i.e. health benefits, employer payroll taxes, and retirement plan contributions), paid leave and incentive compensation. Sub-contract comprises job outside to third parties. Material costs are raw materials used for the contracts. Other indirect costs will be professional and miscellaneous costs associated to the contracts excluded significant machinery or other long term depreciable assets and our cost of revenue presented are excluded of depreciation and amortization.

Contract costs

Contract costs consist of direct payroll costs, sub-consultant costs, material costs and other indirect costs which might include professional and miscellaneous costs associated to the contracts and allocated overheads. Direct payroll costs represent the portion of salaries and wages incurred in connection with the production of deliverables under client assignments and contracts. Direct payroll costs include allocated fringe costs (i.e. health benefits, employer payroll taxes, and retirement plan contributions), paid leave and incentive compensation. Sub-contract and direct expenses include both sub-con-contract and other outside costs associated with performance under our contracts. Performance under our contracts does not involve significant machinery or other long term depreciable assets. We present direct costs exclusive of depreciation and amortization and as such we do not present gross profit on our combined financial statements.

F-46

●	Sales and Marketing

Sales and marketing expenses include related expenses associated with sales and marketing personnel, and the costs of advertising, promotions, seminars, and other programs. Advertising costs are expensed as incurred. Advertising expense was immaterial for the financial years ended February 29, 2024 and February 28, 2023.

●	Government Grant

A government grant or subsidy is not recognized until there is reasonable assurance that: (a) the enterprise will comply with the conditions attached to the grant; and (b) the grant will be received. When the Company receives government grant or subsidies but the conditions attached to the grants have not been fulfilled, such government subsidies are deferred and recorded under other payables and accrued expenses, and other long-term liability. The classification of short-term or long-term liabilities is depended on the management’s expectation of when the conditions attached to the grant can be fulfilled. For the financial years ended February 29, 2024 and February 28, 2023, the Company received government subsidies approximately $0.1 million and approximately $0.1 million, respectively, which are recognized as government grant in the consolidated statements of operations.

●	Comprehensive Income (Loss)

ASC Topic 220, Comprehensive Income, establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income as defined includes all changes in equity during a period from non-owner sources. Accumulated other comprehensive income, as presented in the accompanying statement of shareholder’s equity, consists of changes in unrealized gains and losses on foreign currency translation. This comprehensive income is not included in the computation of income tax expense or benefit.

●	Income Taxes

Income taxes are determined in accordance with the provisions of ASC Topic 740, Income Taxes (“ASC 740”). Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted income tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Any effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

ASC 740 prescribes a comprehensive model for how companies should recognize, measure, present, and disclose in their financial statements uncertain tax positions taken or expected to be taken on a tax return. Under ASC 740, tax positions must initially be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. Such tax positions must initially and subsequently be measured as the largest amount of tax benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the tax authority assuming full knowledge of the position and relevant facts.

F-47

For the financial years ended February 29, 2024 and February 28, 2023, the Company did not have any interest and penalties associated with tax positions. As of February 29, 2024 and February 28, 2023, the Company did not have any significant unrecognized uncertain tax positions.

The Company is subject to tax in local and foreign jurisdiction. As a result of its business activities, the Company files tax returns that are subject to examination by the relevant tax authorities.

●	Leases

Effective from January 1, 2020, the Company adopted the guidance of ASC 842, Leases, which requires an entity to recognize a right-of-use asset and a lease liability for virtually all leases. On February 25, 2016, the FASB issued Accounting Standards Update No. 2016-02, Leases (Topic 842), to increase transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing transactions. ASC 842 requires that lessees recognize right of use assets and lease liabilities calculated based on the present value of lease payments for all lease agreements with terms that are greater than twelve months. It requires for leases longer than one year, a lessee to recognize in the statement of financial condition a right-of-use asset, representing the right to use the underlying asset for the lease term, and a lease liability, representing the liability to make lease payments. ASC 842 distinguishes leases as either a finance lease or an operating lease that affects how the leases are measured and presented in the statement of operations and statement of cash flows. ASC 842 supersedes nearly all existing lease accounting guidance under U.S. GAAP issued by the FASB including ASC Topic 840, Leases.

The accounting update also requires that for finance leases, a lessee recognize interest expense on the lease liability, separately from the amortization of the right-of-use asset in the statements of earnings, while for operating leases, such amounts should be recognized as a combined expense. In addition, this accounting update requires expanded disclosures about the nature and terms of lease agreements.

●	Retirement Plan Costs

Contributions to retirement plans (which are defined contribution plans) are charged to general and administrative expenses in the accompanying statements of operation as the related employee service are provided. The Company is required to make contribution to their employees under a government-mandated multi-employer defined contribution pension scheme for its eligible full-times employees in Singapore. The Company is required to contribute a specified percentage of the participants’ relevant income based on their ages and wages level. During the financial years ended February 29, 2024 and February 28, 2023, approximately $0.1 million and approximately $0.1 million, contributions were made accordingly.

●	Segment Reporting

ASC 280, Segment Reporting, establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organizational structure as well as information about geographical areas, business segments and major customers in financial statements for details on the Company’s business segments. For the financial years ended February 29, 2024 and February 28, 2023, the Company has one reporting business segment.

F-48

●	Related Parties

The Company follows the ASC 850-10, Related Party for the identification of related parties and disclosure of related party transactions.

Pursuant to section 850-10-20 the related parties include: (a) affiliates of the Company; (b) entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of section 825-10-15, to be accounted for by the equity method by the investing entity; (c) trusts for the benefit of employees, such as pension and Income-sharing trusts that are managed by or under the trusteeship of management; (d) principal owners of the Company; (e) management of the Company; (f) other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and (g) other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated or combined financial statements is not required in those statements. The disclosures shall include: (a) the nature of the relationship(s) involved; (b) a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; (c) the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and d) amount due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

●	Commitments And Contingencies

The Company follows the ASC 450-20, Commitments to report accounting for contingencies. Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or un-asserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or un-asserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

F-49

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates that a potentially material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed. Management does not believe, based upon information available at this time that these matters will have a material adverse effect on the Company’s financial position, results of operations or cash flows. However, there is no assurance that such matters will not materially and adversely affect the Company’s business, financial position, and results of operations or cash flows.

●	Concentration of Credit Risk

Financial instruments that potentially subject the Company to credit risk consist of cash equivalents, restricted cash and accounts receivable. Cash equivalents are maintained with high credit quality institutions, the composition and maturities of which are regularly monitored by management. The Singapore Deposit Protection Board pays compensation up to a limit of S$100,000 (approximately US$74,444) if the bank with which an individual/a company hold its eligible deposit fails. As of February 29, 2024, bank and cash balance approximately $1.0 million and restricted cash approximately $1.1 million were maintained at financial institutions in Singapore, of which approximately $2.0 million was subject to credit risk. While management believes that these financial institutions are of high credit quality, it also continually monitors their credit worthiness.

For accounts receivable, the Company determines, on a continuing basis, the allowance for doubtful accounts are based on the estimated realizable value. The Company identifies credit risk on a customer by customer basis. The information is monitored regularly by management. Concentration of credit risk arises when a group of customers having similar characteristics such that their ability to meet their obligations is expected to be affected similarly by changes in economic conditions.

●	Exchange rate Risk

The reporting currency of the Company is US$, to date the majority of the revenues and costs are denominated in S$ and a significant portion of the assets and liabilities are denominated in S$. As a result, the Company is exposed to foreign exchange risk as its revenues and results of operations be affected by fluctuations in the exchange rate between US$ and S$. If S$ depreciates against US$, the value of S$ revenues and assets as expressed in US$ financial statements will decline. The Company does not hold any derivative or other financial instruments that expose to substantial market risk.

●	Liquidity Risk

Liquidity risk is the risk that the Company will not be able to meet its financial obligations as they become due. The Company’s policy is to ensure that it has sufficient cash to meet its liabilities when they become due, under both normal and stressed conditions, without incurring unacceptable losses or risking damage to the Company’s reputation. A key risk in managing liquidity is the degree of uncertainty in the cash flow projections. If future cash flows are fairly uncertain, the liquidity risk increases.

F-50

●	Fair Value Measurement

The Company follows the guidance of the ASC Topic 820-10, Fair Value Measurements and Disclosures (“ASC 820-10”), with respect to financial assets and liabilities that are measured at fair value. ASC 820-10 establishes a three-tier fair value hierarchy that prioritizes the inputs used in measuring fair value as follows:

●	Level 1 : Inputs are based upon unadjusted quoted prices for identical instruments traded in active markets;
●	Level 2 : Inputs are based upon quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, and model-based valuation techniques (e.g. Black-Scholes Option-Pricing model) for which all significant inputs are observable in the market or can be corroborated by observable market data for substantially the full term of the assets or liabilities. Where applicable, these models project future cash flows and discount the future amounts to a present value using market-based observable inputs; and
●	Level 3 : Inputs are generally unobservable and typically reflect management’s estimates of assumptions that market participants would use in pricing the asset or liability. The fair values are therefore determined using model-based techniques, including option pricing models and discounted cash flow models.

The carrying value of the Company’s financial instruments: cash and cash equivalents, restricted cash, accounts receivable, loans receivable, amount due to a related party, accounts payable, escrow liabilities, income tax payable, amount due to a related party, other payables and accrued liabilities approximate at their fair values because of the short-term nature of these financial instruments.

Management believes, based on the current market prices or interest rates for similar debt instruments, the fair value of note payable approximate the carrying amount. The Company accounts for loans receivable at cost, subject to impairment testing. The Company obtains a third-party valuation based upon loan level data including note rate, type and term of the underlying loans.

The Company’s non-marketable equity securities are investments in privately held companies, which are without readily determinable market values and are classified as Level 3, due to the absence of quoted market prices, the inherent lack of liquidity and the fact that inputs used to measure fair value are unobservable and require management’s judgment.

Fair value estimates are made at a specific point in time based on relevant market information about the financial instrument. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

●	Recent Issued Accounting Pronouncements

The Company is an “emerging growth company” (the “EGC”) as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). Under the JOBS Act, the EGC can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act until such time as those standards apply to private companies.

On October 28, 2021, the FASB issued ASU 2021-08, which amends ASC 805 to require acquiring entities to apply Topic 606 to recognize and measure contract assets and contract liabilities in a business combination. Under current GAAP, an acquirer generally recognizes such items at fair value on the acquisition date. According to the FASB, this Update is intended to improve the accounting for acquired revenue contracts with customers in a business combination by addressing diversity in practice and inconsistency related to the following: (1) recognition of an acquired contract liability, and (2) payment terms and their effect on subsequent revenue recognized by the acquirer. The ASU’s amendments are effective in fiscal years beginning after December 15, 2022, including interim periods within those fiscal years for public business entities, and are effective in fiscal years beginning after December 15, 2023, including interim periods within those fiscal years for all other entities. The Company does not expect that the adoption of this guidance will have a material impact on the financial position, results of operations and cash flows.

In June 2022, the FASB issued ASU 2022-03, “Fair Value Measurement (Topic 820): Fair Value Measurement of Equity Securities Subject to Contractual Sale Restrictions”, which clarifies that a contractual restriction on the sale of an equity security is not considered part of the unit of account of the equity security and, therefore, is not considered in measuring fair value. The amendments also clarify that an entity cannot, as a separate unit of account, recognize and measure a contractual sale restriction. This guidance also requires certain disclosures for equity securities subject to contractual sale restrictions. The new guidance is required to be applied prospectively with any adjustments from the adoption of the amendments recognized in earnings and disclosed on the date of adoption. This guidance is effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years. Early adoption is permitted. The Company does not expect that the adoption of this guidance will have a material impact on the financial position, results of operations and cash flows.

F-51

In December 2023, the FASB issued ASU 2023-09, Improvements to Income Tax Disclosures (Topic 740). The ASU requires specific disaggregated information about a reporting entity’s effective tax rate reconciliation as well as additional information on income taxes paid. The ASU is effective on a prospective basis for annual periods beginning after December 15, 2024. Early adoption is also permitted for annual financial statements that have not yet been issued or made available for issuance. This ASU will result in the required additional disclosures being included in the consolidated financial statements, once adopted. The Company is in the process of evaluating the impact of the new guidance and does not expect it to have a significant impact on its consolidated financial statements.

Other accounting standards that have been issued by the FASB that do not require adoption until a future date are not expected to have a material impact on the consolidated financial statements upon adoption. The Company does not discuss recent standards that are not anticipated to have an impact on or are unrelated to its consolidated financial condition, results of operations, cash flows or disclosures.

Except as mentioned above, we do not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on our consolidated balance sheets, statements of income and comprehensive income and statements of cash flows.

NOTE – 3 DISAGGREGATION OF REVENUE

The following tables present the Company’s revenue disaggregated by business segment, based on management’s assessment of available data:

	Financial Years Ended
	February 29, 2024	February 28, 2023
	$’000	$’000

Revenue from contracts	16,473	11,823
Revenue from services and others	279	22

	16,752	11,845

- Over time	16,473	11,823
- At a point in time	279	22

	16,752	11,845

F-52

The Company recognizes revenue from contracts based on the Company’s effort or inputs to the satisfaction of a performance obligation over time as work progresses because of the continuous transfer of control to the customer and the Company’s right to bill the customer as costs are incurred. Revenue from rendering of service and others is recognized when the entity satisfied the performance obligation at a point in time generally as the services are provided.

In accordance with ASC 280, Segment Reporting, we have one reportable geographic segment. Sales are based on the countries in which the customer is located. Summarized financial information concerning our geographic segments is shown in the following tables:

	Financial Years Ended
	February 29, 2024	February 28, 2023
	$’000	$’000

Singapore	16,752	11,845

	16,752	11,845

NOTE－4 ACCOUNTS RECEIVABLE, NET

Accounts receivable, net consisted of the following:

	As of February 29, 2024	As of February 28, 2023
	$’000	$’000

Accounts receivable
– third parties	1,682	924
– related parties	25	-

	1,707	924

For the financial years ended February 29, 2024 and February 28, 2023, the Company made no allowance for doubtful accounts and charged to the consolidated statements of operations. The Company has not experienced any significant bad debt write-offs of accounts receivable in the past.

The Company generally conducts its business with creditworthy third parties. The Company determines, on a continuing basis, the probable losses and an allowance for doubtful accounts, based on several factors including internal risk ratings, customer credit quality, payment history, historical bad debt/write-off experience and forecasted economic and market conditions. Accounts receivable are written off after exhaustive collection efforts occur and the receivable is deemed uncollectible. In addition, receivable balances are monitored on an ongoing basis and its exposure to bad debts is not significant.

As of February 29, 2024 and February 28, 2023, no outstanding accounts are 90 days past due.

F-53

NOTE－5 AMOUNTS DUE FROM RELATED PARTY

Amounts due from related party consisted of the following:-

	As of February 29, 2024	As of February 28, 2023
	$’000	$’000

Due from related party
Vistek Sdn Bhd(1)	-	37

	-	37

Note:

(1)	The company was owned by Mr. Ho and Mr. Teo, with each holding 65.5% and 15.0% respectively. Mr. Ho and Mr. Teo had disposed the company to third independent parties and ceased as the directors on November 29, 2023.

NOTE－6 CONTRACT ASSETS AND CONTRACT LIABILITIES

Contract assets, consisted of the following:

	As of February 29, 2024	As of February 28, 2023
	$’000	$’000

Revenue recognized to date	21,199	15,943
Less: Progress billings to date	(17,400)	(10,971)

Contract assets	3,799	4,972

Contract assets, current	3,799	4,972

Contract liabilities, consisted of the following:

	As of February 29, 2024	As of February 28, 2023
	$’000	$’000

Billings in advance of performance obligation under contracts	-	-

Contract liabilities related to contracts are balances due to customers under contracts. These arise if a particular milestone payment exceeds the revenue recognized to date under the cost-to-cost method.

F-54

The movement in contract liabilities is as follows:

	As of February 29, 2024	As of February 28, 2023
	$’000	$’000

Balance at beginning of the year	-	-
Decrease in contract liabilities as a result of recognizing revenue during the year was included in the contract liabilities at the beginning of the year	-	-
Increase in contract liabilities as a result of billings in advance of performance obligation under contracts	-	-

Balance at end of the year	-	-

The Company does not have contract liabilities during the financial years due to there is no billings in advance of performance obligation under contracts to the customers.

NOTE－7 PROPERTY AND EQUIPMENT, NET

Property and equipment consisted of the following:

	As of February 29, 2024	As of February 28, 2023
	$’000	$’000
At cost:
Computer	64	62
Motor vehicles	703	414
Tools, plant and equipment	618	591
Office equipment	13	2
Furniture and fixtures	44	44
Leasehold property	343	341
Right-of-use assets	478	165

	2,263	1,619
Less: accumulated depreciation	(1,072)	(731)

Property and equipment, net	1,191	888

Right-use-of assets related to operating lease assets.

Depreciation expense for the financial years ended February 29, 2024 and February 28, 2023 were approximately $0.5 million and approximately $0.3 million, respectively.

F-55

NOTE－8 AMOUNTS DUE TO RELATED PARTIES

Amounts due to related parties consisted of the following:

	As of February 29, 2024	As of February 28, 2023
	$’000	$’000

Dividend payables due to the shareholders(1)	2,385	2,395
Amounts due to the shareholders(2)	134	-
Loan from the shareholder(3)	1,000	-
	3,519	2,395

Note:

(1)

As of February 29, 2024, the amounts due to related parties (dividend payables due to shareholders) of approximately $2.4 million (approximately S$3.2 million) are unsecured, interest-free and repayable on demand and related to the approved total amount of the declaration of interim dividend of approximately $1.1 million (approximately S$1.5 million) to Mr. Ho and Mr. Teo on February 29, 2024 and the remaining balance of the unpaid dividend of approximately $1.3 million (approximately S$1.7 million) to Mr. Ho and Mr. Teo from the dividend declared on February 28, 2023 by Vistek SG.

As of February 28, 2023, dividends payable amounting to $2.4 (approximately S$3.2 million) are outstanding to Mr. Ho and Mr. Teo, amounting to $2.1 million (approximately S$2.7 million) and $0.3 million (approximately S$0.5 million), respectively by Vistek SG.

(2)	The amounts due to the shareholders, Mr. Ho and Mr. Teo, of approximately $0.1 million and are unsecured, interest-free and repayable on demand.

(3)	On November 1, 2023, Vistek SG entered into an interest-free shareholder loan agreement with Mr. Ho in order to fund the expenses and costs of this offering. The shareholder loan from the controlling shareholder was $1.0 million, and we intend to repay the shareholder loan in full using proceeds from this offering, in accordance with the terms of the loan agreement.

NOTE－9 BANK BORROWINGS

Bank borrowings consisted of the following:

	Term of repayments	Annual interest rate	As of February 29, 2024	As of February 28, 2023
			$’000	$’000

Invoice factoring	Within 12 months	-	-	607
Term loans	5 years	2.0% - 2.5%	1,183	1,783

			1,183	2,390

Representing :-
Within 12 months			695	1,247
Over 1 year			488	1,143

			1,183	2,390

As of February 29, 2024 and February 28, 2023, bank borrowings were obtained from financial institution in Singapore, which bear annual interest at a fixed rate from 2.0% to 2.5% and becomes repayable in 5 years.

Interest related to the bank borrowings was at approximately $0.1 million and approximately $0.1 million for the financial years ended February 29, 2024 and February 28, 2023, respectively.

F-56

NOTE－10 RIGHT-OF-USE ASSETS

The Company adopted ASU No. 2016-02, Leases, on January 1, 2019, the beginning of the fiscal 2019, using the modified retrospective approach. The Company determines whether an arrangement is a lease at inception. This determination generally depends on whether the arrangement conveys the right to control the use of an identified fixed asset explicitly or implicitly for a period of time in exchange for consideration. Control of an underlying asset is conveyed if we obtain the rights to direct the use of and to obtain substantially all of the economic benefit from the use of the underlying asset. Some of our leases include both lease and non-lease components which are accounted for as a single lease component as the Company has elected the practical expedient. Some of the operating lease agreements include variable lease costs, primarily taxes, insurance, common area maintenance or increases in rental costs related to inflation. Substantially all of our equipment leases and some of our real estate leases have terms of less than one year and, as such, are accounted for as short-term leases as we have elected the practical expedient.

Operating leases are included in the right-of-use lease assets, other current liabilities and long-term lease liabilities on the Consolidated Balance Sheet. Right-of-use assets and lease liabilities are recognized at each lease’s commencement date based on the present values of its lease payments over its respective lease term. When a borrowing rate is not explicitly available for a lease, the incremental borrowing rate is used based on information available at the lease’s commencement date to determine the present value of its lease payments. Operating lease payments are recognized on a straight-line basis over the lease term.

The Company excludes short-term leases (those with lease terms of less than one year at inception) from the measurement of lease liabilities or right-of-use assets. The following tables summarize the lease expense for the years.

	Financial Years Ended
	February 29, 2024	February 28, 2023
	$’000	$’000

Operating lease expense (per ASC 842)	494	448

Total lease expense	494	448

Components of Lease Expense

We recognize lease expense on a straight-line basis over the term of the operating leases, as reported within “general and administrative, and cost of revenue” expense on the accompanying consolidated statement of operations.

Future Contractual Lease Payments as of February 29, 2024

The Company adopts 3.23% as weighted average incremental borrowing rate to determine the present value of the lease payments. The weighted average remaining life of the lease was 2-3 years.

The below table summarizes our (i) minimum lease payments over the next five years, (ii) lease arrangement implied interest, and (iii) present value of future lease payments for the next three years ending February 28:

Financial Years ending February 28,	Operating lease amount
$’000

2025	338
2026	285
Less: interest	(36)

Present value of lease liabilities	587

Representing:-
Current liabilities	320
Non-current liabilities	267

587

F-57

NOTE－11 SHAREHOLDERS’ EQUITY

Ordinary Shares

The Company was established under the laws of Cayman Islands on November 8, 2023 with authorized share of 500,000,000 ordinary shares of par value $0.001 each. On December 9, 2024, the Company effected a forward share split of its shares at a ratio of 1 to 2,500. As a result of the forward split, the Company now have 20,250,000 ordinary shares issued and outstanding as of the date hereof. The Company believed it is appropriate to reflect the above transactions on a retroactive basis similar to share split or dividend pursuant to ASC 260. All references made to share or per share amounts in the accompanying consolidated financial statements and applicable disclosures have been retroactively adjusted to reflect the 2,500 for 1 share split. The shares retain a par value of US$0.0000004 per share.

After the completion of a forward split on December 9, 2024 on the basis of 2,500 ordinary shares for every one share, our authorized share capital was changed to $500,000 divided into 1,250,000,0000,000 ordinary shares with a par value of $0.0000004 each (the “Forward Split”).

The Company is authorized to issue one class of ordinary share.

The holders of the Company’s ordinary share are entitled to the following rights:

Voting Rights: Each share of the Company’s ordinary share entitles its holder to one vote per share on all matters to be voted or consented upon by the shareholders. Holders of the Company’s ordinary shares are not entitled to cumulative voting rights with respect to the election of directors.

Dividend Right: Subject to limitations under Cayman law and preferences that may apply to any shares of preferred shares that the Company may decide to issue in the future, holders of the Company’s ordinary share are entitled to receive ratably such dividends or other distributions, if any, as may be declared by our Board of the Company out of funds legally available therefor.

Liquidation Right: In the event of the liquidation, dissolution or winding up of our business, the holders of the Company’s ordinary share are entitled to share ratably in the assets available for distribution after the payment of all of the debts and other liabilities of the Company, subject to the prior rights of the holders of the Company’s preferred shares.

Other Matters: The holders of the Company’s ordinary share have no subscription, redemption or conversion privileges. The Company’s ordinary share does not entitle its holders to pre-emptive rights. All of the outstanding shares of the Company’s ordinary share are fully paid and non-assessable. The rights, preferences and privileges of the holders of the Company’s ordinary share are subject to the rights of the holders of shares of any series of preferred shares which the Company may issue in the future.

Dividend declaration

On February 29, 2024, Vistek SG approved the total amount of the declaration of interim dividend of approximately $1.1 million (approximately S$1.5 million) to Mr. Ho and Mr. Teo.

On February 28, 2023, Vistek SG approved the total amount of the declaration of interim dividend of approximately $2.5 million (approximately S$3.3 million) to Mr. Ho and Mr. Teo.

F-58

NOTE－12 INCOME TAXES

The provision for income taxes consisted of the following:

	Financial Years Ended
	February 29, 2024	February 28, 2023
	$’000	$’000

Current tax	254	218
Over provision for prior years	(1)	-

Income tax expense	253	218

The effective tax rate in the years presented is the result of the mix of income earned in various tax jurisdictions that apply a broad range of income tax rate. The Company’s subsidiaries mainly operate in Singapore that are subject to taxes in the jurisdictions in which they operate, as follows:

BVI

Vistek Group is considered to be an exempted British Virgin Islands Company and are presently not subject to income taxes or income tax filing requirements in the British Virgin Islands or the United States.

Singapore

Vistek SG operating in Singapore and are subject to the Singapore tax law at the corporate tax rate at 17.0% on the assessable income arising in Singapore during its tax year.

The reconciliation of income tax rate to the effective income tax rate based on income before income taxes for the financial years ended February 29, 2024 and February 28, 2023 are as follows:

	Financial Years Ended
	February 29, 2024	February 28, 2023
	$’000	$’000

Income before income taxes	1,382	1,092
Statutory income tax rate	17%	17%
Income tax expense at statutory rate	235	186
Tax effect of non-deductible items	69	53
Tax effect of capital allowance	(37)	(43)
Over provision for prior years	(1)	(1)
Tax holiday	(13)	(13)
Tax different on accounting difference	-	36

Income tax expense	253	218

F-59

Uncertain tax positions

The Company evaluates the uncertain tax position (including the potential application of interest and penalties) based on the technical merits, and measure the unrecognized benefits associated with the tax positions. As of February 29, 2024 and February 28, 2023, the Company did not have any significant unrecognized uncertain tax positions. The Company did not incur any interest and penalties related to potential underpaid income tax expenses for the financial years ended February 29, 2024 and February 28, 2023 and also did not anticipate any significant increases or decreases in unrecognized tax benefits in the next 12 months from February 29, 2024.

NOTE－13 RELATED PARTY TRANSACTIONS

In the ordinary course of business, during the financial years ended February 29, 2024 and February 28, 2023, the Company had involved with any transactions, either at cost or current market prices, and on the normal commercial terms among related parties.

Nature of transactions	Financial Years Ended
	February 29, 2024	February 28, 2023
	$’000	$’000

Sale
- Geenet Pte Ltd(1)	38	1
- Eastern Green Power Pte Ltd(2)	91	5
- EGP Venture Pte Ltd(4)	-	1
- EGP Smart Energy Pte Ltd(5)	13	-

Expenses
- Geenet Pte Ltd(1)	4	-
- EGP Venture Pte Ltd(4)	-	4
- Vistek Sdn Bhd(3)	-	79

Shareholder’s loan
- Mr. Ho(6)	1,000	-

Note:

Geenet Pte Ltd(1)	Mr. Ho is the director and shareholder holding 20.0% stake in the company.
Eastern Green Power Pte Ltd(2)	Mr. Ho is the director and shareholder holding 10.2% stake in the company.
Vistek Sdn Bhd(3)	Mr. Ho and Mr. Teo, with each holding 65.5% and 15.0% respectively. Mr. Ho and Mr. Teo had disposed the company to third independent parties and ceased as the directors on November 29, 2023.
EGP Venture Pte Ltd(4)	Mr. Ho held 10.2% stake in the company and disposed to third independent party on November 20, 2023.
EGP Smart Energy Pte Ltd(5)	Mr. Ho is the director and shareholder holding 10.2% stake in the company.
Shareholder’s loan – Mr. Ho(6)	On November 1, 2023, Vistek SG entered into an interest-free shareholder loan agreement with Mr. Ho, our Executive Director, our Chairman and Chief Executive Officer.

NOTE－14 CONCENTRATIONS OF RISK

The Company is exposed to the following concentrations of risk:

(a)	Major customers

For the financial year ended February 29, 2024, there was one single customer who accounted for approximately 53.8% of the Company’s revenues.

For the financial year ended February 28, 2023, there was one single customer who accounted for approximately 50.0% of the Company’s revenues.

F-60

(a)	Major vendors

For the financial years ended February 29, 2024 and February 28, 2023, the vendor who accounted for approximately 25.4% and 17.7% or more of the Company’s purchases and its outstanding payable balances as at year end date, respectively, is presented as follows:

	2024		2023
	Percentage of purchases	Accounts payable	Percentage of purchases	Accounts payable
	%	$’000%		$’000

Vendor A	7.8	130	17.7	152
Vendor B	25.4	103	3.5	66

(b)	Credit risk

Financial instruments that potentially subject the Company to credit risk consist of cash equivalents, restricted cash, accounts and loans receivable. Cash equivalents are maintained with high credit quality institutions, the composition and maturities of which are regularly monitored by management. The Singapore Deposit Protection Board pays compensation up to a limit of S$100,000 (approximately US$74,444) if the bank with which an individual/a company hold its eligible deposit fails. As of February 29, 2024, bank and cash balance approximately $1.0 million and restricted cash approximately $1.1 million were maintained at financial institutions in Singapore, of which approximately $2.0 million was subject to credit risk. While management believes that these financial institutions are of high credit quality, it also continually monitors their credit worthiness.

For accounts receivable, the Company determines, on a continuing basis, the probable losses and sets up an allowance for doubtful accounts based on the estimated realizable value.

The Company has adopted a policy of only dealing with creditworthy counterparties. The Company performs ongoing credit evaluation of its counterparties’ financial condition and generally do not require a collateral. The Company also considers the probability of default upon initial recognition of asset and whether there has been a significant increase in credit risk on an ongoing basis throughout each reporting period.

The Company has determined the default event on a financial asset to be when internal and/or external information indicates that the financial asset is unlikely to be received, which could include default of contractual payments due for more than 90 days, default of interest due for more than 365 days or there is significant difficulty of the counterparty.

F-61

To minimize credit risk, the Company has developed and maintained its credit risk grading to categorize exposures according to their degree of risk of default. The credit rating information is supplied by publicly available financial information and the Company’s own trading records to rate its major customers and other debtors. The Company considers available reasonable and supportive forward-looking information which includes the following indicators:

●	Actual or expected significant adverse changes in business, financial or economic conditions that are expected to cause a significant change to the debtor’s ability to meet its obligations
●	Internal credit rating
●	External credit rating and when necessary

Regardless of the analysis above, a significant increase in credit risk is presumed if a debtor is more than 30 days past due in making contractual payment.

As of February 29, 2024, there was an amount approximately $0.2 million outstanding from a single customer as the top sales during the financial year ended February 29, 2024, whose account receivable balances of total consolidated amounts.

As of February 28, 2023, there was an amount approximately $0.3 million outstanding from a single customer as the top sales during the financial year ended February 28, 2023, whose account receivable balances of total consolidated amounts.

(c)	Interest rate risk

As the Company has no significant interest-bearing assets, the Company’s income and operating cash flows are substantially independent of changes in market interest rates.

The Company’s interest-rate risk arises from bank borrowings. The Company manages interest rate risk by varying the issuance and maturity dates variable rate debt, limiting the amount of variable rate debt, and continually monitoring the effects of market changes in interest rates. As of February 29, 2024 and February 28, 2023, the borrowings were at fixed interest rates.

(d)	Economic and political risk

The Company’s major operations are conducted in Singapore. Accordingly, the political, economic, and legal environments in Singapore, as well as the general state of Singapore’s economy may influence the Company’s business, financial condition, and results of operations.

(e)	Exchange rate risk

The Company cannot guarantee that the current exchange rate will remain steady and therefore there is a possibility that the Company could post the same amount of profit for two comparable periods and because of the fluctuating exchange rate actually post higher or lower profit depending on exchange rate of S$ converted to US$ on that date. The exchange rate could fluctuate depending on changes in political and economic environments without notice.

F-62

(f)	Liquidity risk

Liquidity risk is the risk that the Company will not be able to meet its financial obligations as they become due. The Company’s policy is to ensure that it has sufficient cash to meet its liabilities when they become due, under both normal and stressed conditions, without incurring unacceptable losses or risking damage to the Company’s reputation. A key risk in managing liquidity is the degree of uncertainty in the cash flow projections. If future cash flows are fairly uncertain, the liquidity risk increases.

Potential impact to the Company’s results of operations for 2024 will also depend on economic impact due to the pandemic and if any future resurgence of the virus globally, which are beyond the Company’s control. There is no guarantee that the Company’s revenues will grow or remain at a similar level year over year in 2025.

NOTE－15 COMMITMENTS AND CONTINGENCIES

Litigation — From time to time, the Company is involved in various legal proceedings and claims in the ordinary course of business. The Company currently is not aware of any legal proceedings or claims that it believes will have, individually or in the aggregate, a material adverse effect on its business, financial condition, operating results, or cash flows.

As of February 29, 2024 and February 28, 2023, the Company had pledged deposits of approximately $1.3 million (approximately S$1.8 million) to secure performance bonds with an aggregate value of approximately $1.8 million (approximately S$2.4 million) and the performance bonds backed by cash or other collateral and/or guarantees in favor of our customers for an amount equal to 5.0% of the estimated contract sum specified in the contracts.

NOTE－16 SUBSEQUENT EVENTS

In accordance with ASC Topic 855, Subsequent Events, which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before condensed consolidated financial statements are issued, the Company has evaluated all events or transactions that occurred after February 29, 2024, up through the date the Company issued the audited consolidated financial statements. During the period, the Company did not have any material subsequent events other than disclosed above.

F-63

Vistek Limited

1,575,000 Ordinary Shares being offered by the Company

675,000 Ordinary Shares being offered by the Selling Shareholder

Prospectus dated [●], 2025

Bancroft Capital, LLC

RESALE PROSPECTUS ALTERNATE PAGE

The information in this prospectus is not complete and may be changed or supplemented. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

PRELIMINARY PROSPECTUS

Subject to Completion, dated [●], 2025

Vistek Limited

3,807,000 Ordinary Shares

This prospectus relates to the potential offer and resale of up to 3,807,000 Ordinary Shares held by Diamond Stream, Vibrant Epoch, Mega Optimal and the Estate of Mr. Tong (collectively the “Resale Shareholders”). We will not receive any of the proceeds from the sale of Ordinary Shares by the Resale Shareholders.

The Resale Shareholders will not make any sales until the Ordinary Shares are listed on Nasdaq, and thereafter, the Resale Shareholders will sell their shares at market prices once trading of the Ordinary Shares begins. Resale by the Resale Shareholders pursuant to this prospectus is contingent upon (i) the completion of the initial public offering of Ordinary Shares, and (ii) the listing of our Ordinary Shares on the Nasdaq and that the resale offering will not begin until such listing occurs. The distribution of securities offered hereby may be effected in one or more transactions that may take place in ordinary brokers’ transactions, privately negotiated transactions or through sales to one or more dealers for resale of such securities as principals. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Resale Shareholders. No sales of the shares covered by this prospectus shall occur until the Ordinary Shares sold in our initial public offering begin trading on the Nasdaq. However, there is no assurance that such application will be approved, and if our application is not approved by the Nasdaq, we will not proceed with this offering.

On [●], 2025, a registration statement under the Securities Act with respect to our initial public offering of Ordinary Shares was declared effective by the SEC and trading began on [●], 2025. We received approximately $5.3 million in net proceeds from the initial public offering of Ordinary Shares after payment of underwriting discounts and commissions and estimated expenses of the offering.

Concurrent with our initial public offering, our Ordinary Shares were listed on the Nasdaq under the symbol “VTEK.”

We are an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended, and we have elected to comply with certain reduced public company reporting requirements.

An investment in our Ordinary Shares involves significant risks. You should carefully consider the risk factors beginning on page 16 of this prospectus before you make your decision to invest in our Ordinary Shares.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is [●], 2025

RESALE PROSPECTUS ALTERNATE PAGE

TABLE OF CONTENTS

Page
ABOUT THIS PROSPECTUS
PRESENTATION OF FINANCIAL INFORMATION
MARKET AND INDUSTRY DATA
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
CONVENTIONS THAT APPLY TO THIS PROSPECTUS
PROSPECTUS SUMMARY
RISK FACTORS
ENFORCEABILITY OF CIVIL LIABILITIES
USE OF PROCEEDS	A-2
RESALE SHAREHOLDERS	A-2
CAPITALIZATION
DILUTION
DIVIDENDS AND DIVIDEND POLICY
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
HISTORY AND CORPORATE STRUCTURE
INDUSTRY OVERVIEW
BUSINESS
REGULATORY ENVIRONMENT
MANAGEMENT
PRINCIPAL AND SELLING SHAREHOLDERS
RELATED PARTY TRANSACTIONS
DESCRIPTION OF SHARE CAPITAL
CERTAIN CAYMAN ISLANDS COMPANY CONSIDERATIONS
SHARES ELIGIBLE FOR FUTURE SALE
MATERIAL TAX CONSIDERATIONS
PLAN OF DISTRIBUTION	A-3
LEGAL MATTERS	A-5
EXPERTS
WHERE YOU CAN FIND ADDITIONAL INFORMATION
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Until [●], 2025 (the 25th day after the date of this prospectus), all dealers that effect transactions in these Ordinary Shares, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as an underwriter and with respect to their unsold allotments or subscriptions.

A-1

THE OFFERING

Ordinary Shares being offered	In aggregate 3,807,000 Ordinary Shares (as to 911,250 Ordinary Shares by Diamond Stream, 911,250 Ordinary Shares by Vibrant Epoch, 992,250 Ordinary Shares by Mega Optimal and 992,250 Ordinary Shares by the Estate of Mr. Tong)

Ordinary Shares outstanding after this offering	21,825,000 Ordinary Shares, assuming the issuance and sale of 3,807,000 Ordinary Shares pursuant to the Public Offering Prospectus filed contemporaneously herewith.

Use of proceeds	We will not receive any proceeds from the sale of Ordinary Shares held by the Resale Shareholders being registered in this prospectus.

Proposed Trading Symbol	VTEK

Risk factors	An investment in our securities involves a high degree of risk. See “Risk Factors” beginning on page 16 of this prospectus and other information included in this prospectus for a discussion of factors you should carefully consider before deciding to invest in our Ordinary Shares.

USE OF PROCEEDS

The Resale Shareholders will receive all of the proceeds from any sales of the Ordinary Shares offered hereby. However, we will incur expenses in connection with the registration of our Ordinary Shares offered hereby.

RESALE SHAREHOLDERS

The Ordinary Shares being offered by Diamond Stream were issued to it on August 26, 2024 pursuant to which it subscribed for 450 Ordinary Shares for cash at par value. We are registering 911,250 Ordinary Shares for Diamond Stream so Diamond Stream may offer the Ordinary Shares for resale from time to time.

The Ordinary Shares being offered by Vibrant Epoch were issued to it on August 26, 2024 pursuant to which it subscribed for 450 Ordinary Shares for cash at par value. We are registering 911,250 Ordinary Shares for Vibrant Epoch so Vibrant Epoch may offer the Ordinary Shares for resale from time to time.

The Ordinary Shares being offered by Mega Optimal were transferred to it on September 19, 2024 by Vistek Alliance whereby Mega Optimal acquired 490 Ordinary Shares for cash at a consideration of $0.5 million. We are registering 992,250 Ordinary Shares for Mega Optimal so Mega Optimal may offer the Ordinary Shares for resale from time to time.

A-2

The Ordinary Shares being offered by the Estate of Mr. Tong were acquired on September 19, 2024 whereby Mr. Tong had acquired 490 Ordinary Shares from Vistek Alliance in cash for a consideration of $0.5 million. We are registering 992,250 Ordinary Shares for the Estate of Mr. Tong so the Estate of Mr. Tong may offer the Ordinary Shares for resale from time to time.

This prospectus and any prospectus supplement will only permit the Resale Shareholders to sell the number of Ordinary Shares identified in the column “Number of Resale Shares to be Sold via the Resale Prospectus” The Ordinary Shares issued to the Resale Shareholders are “restricted” securities under applicable U.S. federal and state securities laws and are being registered to provide the Resale Shareholders the opportunity to sell those Ordinary Shares. None of the Resale Shareholders have held any position, office or other material relationship with any of the company’s predecessors or affiliates within the past three years.

The following table sets forth information with respect to the names of the Resale Shareholders who are offering the Ordinary Shares for resale by this prospectus, the number and percentage of Ordinary Shares beneficially owned by them, the number of Ordinary Shares that may be offered for resale by this prospectus and the number and percentage of Ordinary Shares they will own after the offering. The information appearing in the table below is based on information provided by or on behalf of the Resale Shareholders. We will not receive any proceeds from the resale of the Ordinary Shares by the Resale Shareholders. The Resale Shareholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

Name of Resale Shareholder	Number of Ordinary Shares Owned After the Initial Public Offering but Before the Sale of the Resale Shares (1)	Percentage Ownership After the Initial Public Offering but Before the Sale of the Resale Shares (1)	Number of Resale Shares to be Sold via the Resale Prospectus	Ordinary Shares Beneficially Owned After the Sale of the Resale Shares(2)

Diamond Stream(3)	911,250	4.18%	911,250	-%
Vibrant Epoch(4)	911,250	4.18%	911,250	-%
Mega Optimal(5)	992,250	4.55%	992,250	-%
The Estate of Mr. Tong	992,250	4.55%	992,250	-%

(1)	Since we do not have the ability to control how many, if any, of the Resale Shares the Resale Shareholders will sell, we have assumed that they will sell all of the Resale Shares offered herein for purposes of determining how many Ordinary Shares they will own after the offering and their percentage of ownership following the completion of the Company’s initial public offering.
(2)	Based on 21,825,000 Ordinary Shares issued and outstanding after completion of the Company’s initial public offering and sale of the Resale Shares.
(3)	Ms. Ker Sin Tan, an Independent Third Party has sole voting and dispositive power over the shares held by Diamond Stream Group Limited, a company incorporated in the BVI with the registered address of Vistra Corporate Services Centre, Wickhams Cay II, Road Town Tortola, VG1110, British Virgin Islands, which in turn held 4.50% of the Ordinary Shares of the Company prior to the completion of the initial public offering.
(4)	Mr. Wee Siong Chng, an Independent Third Party, has sole voting and dispositive power over the shares held by Vibrant Epoch Limited, which in turn held 4.50% of the Ordinary Shares of the Company prior to the completion of the initial public offering. The registered address of Vibrant Epoch Limited is Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, British Virgin Islands.
(5)	Mr. Ho Tong Ho, an Independent Third Party has sole voting and dispositive power over the shares held by Mega Optimal Limited, a company incorporated in the BVI with the registered address of OMC Chambers, Wickhams Cay 1, Road Town, Tortola, British Virgin Islands, which in turn held 4.55% of the Ordinary Shares of the Company prior to the completion of the initial public offering.

PLAN OF DISTRIBUTION

Diamond Stream, Vibrant Epoch and Mega Optimal and any of their pledgees, assignees and successors-in-interest, and the executor and beneficiaries of the Estate of Mr. Tong may, from time to time subject to any lock up provisions, if any, sell any or all of their Ordinary Shares covered hereby on the Nasdaq on which the Ordinary Shares are traded or in private transactions. These sales may be at fixed or negotiated prices. They may use any one or more of the following methods when selling its Ordinary Shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

A-3

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
●	an exchange distribution in accordance with the rules of the applicable exchange;
●	privately negotiated transactions;
●	settlement of short sales;
●	in transactions through broker-dealers that agree with the Resale Shareholders to sell a specified number of such securities at a stipulated price per security;
●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
●	a combination of any such methods of sale; or
●	any other method permitted pursuant to applicable law.

The Resale Shareholders may also sell its Ordinary Shares under Rule 144 or any other exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the Resale Shareholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Resale Shareholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the Ordinary Shares or interests therein, The Resale Shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Ordinary Shares in the course of hedging the positions they assume. The Resale Shareholders may also sell Ordinary Shares short and deliver these shares to close out their short positions, or loan or pledge the shares to broker-dealers that in turn may sell these shares. The Resale Shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of Ordinary Shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Resale Shareholders and any broker-dealers or agents that are involved in selling the Ordinary Shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the Ordinary Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The Resale Shareholders have informed the Company that none of them have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Ordinary Shares.

Upon our notification by a Resale Shareholder that that any material arrangement has been entered into with an underwriter or broker-dealer for the sale of shares through a block trade, special offering, exchange distribution, secondary distribution or a purchase by an underwriter, dealer or agent, we will file a post-effective amendment and supplement to this prospectus, as appropriate and required, pursuant to the Securities Act, disclosing certain material information, including the number of shares being offered, the name or names of any underwriters, dealers or agents, any public offering price, any underwriting discounts and other items constituting compensation to underwriters, dealers or agents. A post-effective amendment to this prospectus disclosing such an agreement would require the suspension of sales by the Resale Shareholders until the post-effective amendment was declared effective.

A-4

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the Ordinary Shares.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the Ordinary Shares may be resold by The Resale Shareholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect; or (ii) all of the Ordinary Shares held by The Resale Shareholders have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The Ordinary Shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the Ordinary Shares covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the Ordinary Shares may not simultaneously engage in market making activities with respect to the Ordinary Shares for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, The Resale Shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Ordinary Shares by The Resale Shareholders or any other person. We will make copies of this prospectus available to The Resale Shareholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

The validity of the Ordinary Shares being offered by this prospectus will be passed upon for us by Travers Throp Alberga.

We are being represented by Ortoli Rosenstadt LLP with respect to certain legal matters of U.S. federal securities.

Certain legal matters as to Singapore law will be passed upon for us by Opal Lawyers LLC.

A-5

[RESALE PROSPECTUS ALTERNATE PAGE]

Vistek Limited

3,807,000 Ordinary Shares

PROSPECTUS

Dated [●], 2025

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 6. INDEMNIFICATION OF DIRECTORS AND EXECUTIVE OFFICERS

Cayman Islands’ laws do not prohibit or restrict a company from indemnifying its Directors and Executive Officers against personal liability for any loss they may incur arising out of the Company’s business, except to the extent such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. The indemnity extends only to liability for their own negligence and breach of duty other than breaches of fiduciary duty and not where there is evidence of dishonesty, willful default or fraud.

Our Amended and Restated Memorandum and Articles of Association permits, to the fullest extent permissible under Cayman Islands law, indemnification of our Directors and Executive Officers against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by them, other than by reason of their own dishonesty, willful default or fraud, in connection with the execution or discharge of their duties, powers, authorities or discretion as Directors or Executive Officers of our Company, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by them in defending (whether successfully or otherwise) any civil proceedings concerning our Company or its affairs in any court whether in the Cayman Islands or elsewhere.

We intend to enter into indemnification agreements with each of our Directors and Executive Officers. These agreements will require us to indemnify these individuals to the fullest extent permitted under Cayman Islands law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified, subject to our Company reserving its rights to recover the full amount of such advances in the event that he or she is subsequently found to have been negligent or otherwise have breached his or her trust or fiduciary duties to our Company or to be in default thereof, or where the Cayman Islands courts have declined to grant relief.

The form of underwriting agreement to be filed as Exhibit 1.1 to this registration statement will also provide for indemnification of us and our Directors and Executive Officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to Directors, Executive Officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7. RECENT SALES OF UNREGISTERED SECURITIES

During the past three years, we have issued and sold the following securities without registering such securities under the Securities Act. We believe that each of the following issuances was exempt from registration under the Securities Act pursuant to Section 4(a)(2) of the Securities Act regarding transactions not involving a public offering or in reliance on Regulation S under the Securities Act regarding sales by an issuer in offshore transactions. No underwriters were involved in these issuances of securities.

II-1

On November 20, 2023, the Company issued 2 shares comprised of 1 share to Mr. Ho and 1 share to Mr. Teo. On August 8, 2024, Mr. Ho and Mr. Teo each subscribed for and the Company issued each 83 and 13 shares, respectively at par value. Following such issue, the Company was held as to 84 shares by Mr. Ho and 14 shares by Mr. Teo. On August 22, 2024, Mr. Ho and Mr. Teo transferred their shareholding in the Company to Vistek Alliance.

As part of the internal reorganization of the Company, on August 26, 2024, the Company issued 9,000 shares to Vistek Alliance, 450 shares to Diamond Stream, and 450 shares to Vibrant Epoch. Diamond Stream acquired their shares for cash at par as a result of Ms. Tan Ker Sin (its beneficial owner), having introduced business associates to Vistek SG over the years. Vibrant Epoch acquired their shares for cash at par as a result of Mr. Chng Wee Siong (its beneficial owner), who is a long-term business associate of Vistek SG and had introduced other business associates to Vistek SG. Vistek Alliance acquired its shares for cash at par value because of one of its indirect beneficial owner, Mr. Ho., being a long-term business associate of Vistek SG over the years.

As part of an agreement entered into on September 19, 2024, both Mr. Tong and Mega Optimal entered into agreements with Mr. Ho, where each party was entitled to acquire in aggregate 49,000 shares each in Vistek SG from Mr. Ho and Mr. Teo. It was a term of those agreements that Mega Optimal and Mr. Tong could in lieu of holding shares in Vistek SG, elect to take Ordinary Shares in the Company in the same percentage as they would have held in Vistek SG. On September 19, 2024, Mr. Tong and Mega Optimal elected to acquire in aggregate 4.9% (490 shares) and 4.9% (490 shares) of the Company for $0.5 million each in lieu of holding shares in Vistek SG. To complete the internal reorganization of the Company, on September 27, 2024, the Company issued a further 2 shares to Vistek Alliance.

ITEM 8. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a)	Exhibits

See “Exhibit Index” beginning on page 159 of this registration statement.

(b)	Financial Statement Schedules

All supplement schedules are omitted because of the absence of conditions under which they are required or because the data is shown in the financial statements or notes thereto.

ITEM 9. UNDERTAKINGS

(a) The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement, unless the information required to be included in a post-effective amendment by paragraphs (i), (ii) and (iii) below is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of a prospectus filed pursuant to Rule 424(b) that is part of the registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

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(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933, as amended, need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

5. That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser;

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

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6. That, for the purpose of determining liability of a registrant under the Securities Act of 1933, as amended, to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of an undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned registrant or used or referred to by an undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about an undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by an undersigned registrant to the purchaser.

7. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to Directors, Executive Officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a Director, Executive Officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, Executive Officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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EXHIBIT INDEX

Exhibit No.	Description of document
1.1	Form of Underwriting Agreement
3.1**	Memorandum and Articles of Association, as currently in effect
5.1**	Opinion of Travers Thorp Alberga regarding the validity of Ordinary Shares being registered
5.2**	Opinion of Opal Lawyers LLP regarding Singapore legal matters
8.1**	Opinion of Traver Thorp Alberga regarding certain Cayman Islands tax matters (included in Exhibit 5.1)
10.1+	Employment Agreement between Vistek Limited and Mr. Teck Hong Ho
10.2+	Employment Agreement between Vistek Limited and Mr. Jer Neng Teo, Vivian
10.3+	Employment Agreement between Vistek Limited and Ms. Chin Fun Wang
10.4+	Directors’ Agreement between Vistek Limited and Mr. Kian San Lum
10.5+	Directors’ Agreement between Vistek Limited and Ms. Siew Khim Ng
10.6+	Directors’ Agreement between Vistek Limited and Mr. Kok Chuah Tan
10.7	Loan Agreement with shareholder
10.8*+	2025 Equity Incentive Plan
10.9	Maybank Term Loan for a facility of S$2,500,000 dated 15 December 2020
10.10	Maybank Factoring Loan for a facility of S$1,300,000 dated 5 January 2022
10.11	Maybank Factoring Loan for a facility of S$3,000,000 dated 9 December 2020
21.1*	List of Subsidiaries of the registrant
23.1	Consent of OneStop Assurance PAC
23.2**	Consent of Travers Thorp Alberga (included in Exhibit 5.1)
23.3**	Consent of Opal Lawyers LLC (included in Exhibit 5.2)
23.4*	Consent of Frost & Sullivan
24.1	Power of Attorney (included on signature pages)
99.1*	Consent of Mr. Kian San Lum as an independent director nominee
99.2*	Consent of Ms. Siew Khim Ng as an independent director nominee
99.3*	Consent of Mr. Kok Chuah Tan as an independent director nominee
99.4*	Code of Ethics of the registrant
99.5*	Insider Trading Policy of the Registrant
99.6*	Executive Compensation Recovery Policy of the Registrant
99.7*	Audit Committee Charter
99.8*	Compensation Committee Charter
99.9*	Nomination Committee Charter
99.10	Request for Waiver and Representation Under Item 8.A.4 of Form 20-F
107	Filing Fee Table

* Previously field

** To be filed by amendment

+ Management contract or compensatory plan

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SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Singapore, on March 4, 2025.

VISTEK LIMITED

By:	/s/ Teck Hong Ho
Name:	Teck Hong Ho
Title:	Executive Director, Chairman and Chief Executive Officer

By:	/s/ Chin Fu Wang
Name:	Chin Fun Wang
Title:	Chief Financial Officer

By:	/s/ Jer Neng Teo, Vivian
Name:	Jer Neng Teo, Vivian
Title:	Executive Director and Chief Operating Officer

POWER OF ATTORNEY

We, the undersigned Executive Directors and Executive Officers of Vistek Limited and its subsidiaries hereby severally constitute and appoint Teck Hong Ho, singly (with full power to act alone), our true and lawful attorney-in-fact and agent with full power of substitution and resubstitution in him for him and in his name, place and stead, and in any and all capacities, to sign this Registration Statement on Form F-1 and any and all amendments (including post-effective amendments) to this Registration Statement (or any other Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and him, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
Teck Hong Ho
/s/ Teck Hong Ho	Executive Director, Chairman and Chief Executive Officer (Principal Executive Officer)	March 4, 2025

Jer Neng Teo, Vivian
/s/ Jer Neng Teo, Vivian	Executive Director and Chief Operating Officer	March 4, 2025

Chin Fun Wang
/s/ Chin Fu Wang	Principal Financial and Accounting Officer (Chief Financial Officer)	March 4, 2025

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act, the undersigned, the duly authorized representative in the United States of America, has signed this registration statement or amendment thereto in New York, NY, United States of America on March 4, 2025.

AUTHORIZED U.S. REPRESENTATIVE

By:	/s/ Colleen A. De Vries
Name:	Colleen A.De Vries
Title:	Senior Vice-President on behalf of Cogency Global Inc.

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